EXHIBIT 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                              Master Servicer No. 1

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                              Master Servicer No. 2

                                       and

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                              Trustee and Custodian

                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2007

                            -----------------------

                          $2,435,364,704 (approximate)

                     ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates

                                  Series 2007-8

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01    Defined Terms.................................................
Section 1.02    Certain Adjustments to the Principal
                Distributions on the Certificates.............................


                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01    Conveyance of Trust Mortgage Loans............................
Section 2.02    Acceptance of the Trust Fund by Trustee;
                Receipt of the Mortgage Files by the Custodian................
Section 2.03    Mortgage Loan Seller's Repurchase or
                Substitution of Trust Mortgage Loans for
                      Document Defects and Breaches of
                Representations and Warranties................................
Section 2.04    Representations and Warranties of Depositor...................
Section 2.05    Acceptance of REMIC I, Grantor Trust Y and
                Grantor Trust Z by Trustee....................................
Section 2.06    Execution, Authentication and Delivery of Class
                R-I Certificates; Issuance of REMIC I Regular
                Interests.....................................................
Section 2.07    Conveyance of REMIC I Regular Interests;
                Acceptance of REMIC II by Trustee.............................
Section 2.08    Execution, Authentication and Delivery of REMIC
                II Regular Certificates and Class R-II
                Certificates..................................................
Section 2.09    Execution, Authentication and Delivery of Class
                Y Certificates................................................
Section 2.10    Execution, Authentication and Delivery of Class
                Z Certificates................................................


                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01    Administration of the Mortgage Loans..........................
Section 3.02    Collection of Mortgage Loan Payments..........................
Section 3.03    Collection of Taxes, Assessments and Similar
                Items; Servicing Accounts; Reserve Accounts...................
Section 3.04    Collection Accounts, Interest Reserve Account,
                Additional Interest Accounts, Distribution
                Account, Gain-on-Sale Reserve Account and Loan
                Combination Custodial Accounts................................
Section 3.05    Permitted Withdrawals From the Collection
                Accounts, the Interest Reserve Account, the
                Additional Interest Accounts, the Gain-on-Sale
                Reserve Account, the Distribution Account and
                the Loan Combination Custodial Accounts.......................
Section 3.06    Investment of Funds in the Servicing Accounts,
                the Reserve Accounts, the Collection Accounts,
                the Distribution Account, the Loan Combination
                Custodial Accounts, the Additional Interest
                Accounts, the Gain-on-Sale Reserve Account and
                the REO Accounts..............................................
Section 3.07    Maintenance of Insurance Policies; Errors and
                Omissions and Fidelity Coverage...............................
Section 3.08    Enforcement of Alienation Clauses.............................
Section 3.09    Realization Upon Defaulted Mortgage Loans;
                Required Appraisals...........................................
Section 3.10    Trustee and Custodian to Cooperate; Release of
                Mortgage Files................................................
Section 3.11    Servicing Compensation........................................
Section 3.12    Property Inspections; Collection of Financial
                Statements; Delivery of Certain Reports.......................
Section 3.13    Annual Statement as to Compliance.............................
Section 3.14    Reports on Assessment of Compliance with
                Servicing Criteria; Registered Public
                Accounting Firm Attestation Reports...........................
Section 3.15    Access to Certain Information.................................
Section 3.16    Title to REO Property; REO Accounts...........................
Section 3.17    Management of REO Property....................................
Section 3.18    Resolution of Defaulted Mortgage Loans and REO
                Properties....................................................
Section 3.19    Additional Obligations of the Master Servicers................
Section 3.20    Modifications, Waivers, Amendments and Consents...............
Section 3.21    Transfer of Servicing Between the Master
                Servicers and the Special Servicer; Record
                Keeping.......................................................
Section 3.22    Sub-Servicing Agreements......................................
Section 3.23    Representations and Warranties of the Master
                Servicers and the Special Servicer............................
Section 3.24    Sub-Servicing Agreement Representation and
                Warranty......................................................
Section 3.25    Designation of Controlling Class Representative...............
Section 3.26    Application of Default Charges................................
Section 3.27    Controlling Class Representative Contact with
                Servicer......................................................
Section 3.28    Certain Matters Regarding the Loan Combinations...............
Section 3.29    Matters Relating to Certain Mortgage Loans....................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01    Distributions.................................................
Section 4.02    Statements to Certificateholders..............................
Section 4.03    P&I Advances; Reimbursement of P&I Advances and
                Servicing Advances............................................
Section 4.04    Allocation of Realized Losses and Additional
                Trust Fund Expenses...........................................
Section 4.05    Calculations..................................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01    The Certificates..............................................
Section 5.02    Registration of Transfer and Exchange of
                Certificates..................................................
Section 5.03    Book-Entry Certificates.......................................
Section 5.04    Mutilated, Destroyed, Lost or Stolen
                Certificates..................................................
Section 5.05    Persons Deemed Owners.........................................


                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

Section 6.01    Liability of Depositor, Master Servicers and
                Special Servicer..............................................
Section 6.02    Merger, Consolidation or Conversion of
                Depositor or Master Servicers or Special
                Servicer......................................................
Section 6.03    Limitation on Liability of the Depositor, the
                Master Servicers, the Special Servicer and
                Others........................................................
Section 6.04    Resignation of Master Servicers and the Special
                Servicer......................................................
Section 6.05    Rights of Depositor and Trustee in Respect of
                Master Servicers and the Special Servicer.....................
Section 6.06    Depositor, Master Servicers and Special
                Servicer to Cooperate with Trustee............................
Section 6.07    Depositor, Special Servicer and Trustee to
                Cooperate with Master Servicer................................
Section 6.08    Depositor, Master Servicers and Trustee to
                Cooperate with Special Servicer...............................
Section 6.09    Designation of Special Servicer by the
                Controlling Class.............................................
Section 6.10    Either Master Servicer or Special Servicer as
                Owner of a Certificate........................................
Section 6.11    The Controlling Class Representative..........................
Section 6.12    Certain Matters with Respect to the MezzCap
                Loan Combination..............................................
Section 6.13    Certain Matters with Respect to the Farallon
                Portfolio Loan Combination....................................
Section 6.14    Certain Matters with Respect to the
                Georgia-Alabama Retail Portfolio Loan
                Combination...................................................
Section 6.15    Certain Matters with Respect to the
                Securitization of any Non-Trust Loan..........................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01    Events of Default.............................................
Section 7.02    Trustee to Act; Appointment of Successor......................
Section 7.03    Notification to Certificateholders............................
Section 7.04    Waiver of Events of Default...................................
Section 7.05    Additional Remedies of Trustee Upon Event of
                Default.......................................................


                                  ARTICLE VIII

           CONCERNING THE TRUSTEE, THE CUSTODIAN AND THE FISCAL AGENT

Section 8.01    Duties of Trustee and Custodian...............................
Section 8.02    Certain Matters Affecting Trustee and Custodian...............
Section 8.03    Trustee, Custodian and Fiscal Agent Not Liable
                for Validity or Sufficiency of Certificates or
                Mortgage Loans................................................
Section 8.04    Trustee, Custodian and Fiscal Agent May Own
                Certificates..................................................
Section 8.05    Fees and Expenses of Trustee and Custodian;
                Indemnification of and by the Trustee and
                Custodian.....................................................
Section 8.06    Eligibility Requirements for Trustee and
                Custodian.....................................................
Section 8.07    Resignation and Removal of Trustee and
                Custodian.....................................................
Section 8.08    Successor Trustee and Custodian...............................
Section 8.09    Merger or Consolidation of Trustee or Custodian...............
Section 8.10    Appointment of Co-Trustee or Separate Trustee.................
Section 8.11    [RESERVED]....................................................
Section 8.12    Appointment of Authenticating Agents..........................
Section 8.13    Access to Certain Information.................................
Section 8.14    Appointment of REMIC Administrators...........................
Section 8.15    Representations, Warranties and Covenants of
                the Trustee and the Custodian.................................
Section 8.16    Reports to the Commission.....................................
Section 8.17    Maintenance of Mortgage File..................................
Section 8.18    Appointment of Fiscal Agent...................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01    Termination Upon Repurchase or Liquidation of
                All Trust Mortgage Loans......................................
Section 9.02    Additional Termination Requirements...........................
Section 9.03    Non-Trust Loans...............................................

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

Section 10.01   REMIC Administration..........................................
Section 10.02   Grantor Trust Administration..................................


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01   Amendment.....................................................
Section 11.02   Recordation of Agreement; Counterparts........................
Section 11.03   Limitation on Rights of Certificateholders....................
Section 11.04   Governing Law; Waiver of Trial By Jury........................
Section 11.05   Notices.......................................................
Section 11.06   Severability of Provisions....................................
Section 11.07   Grant of a Security Interest..................................
Section 11.08   Streit Act....................................................
Section 11.09   Successors and Assigns; Beneficiaries.........................
Section 11.10   Article and Section Headings..................................
Section 11.11   Notices to Rating Agencies....................................
Section 11.12   Complete Agreement............................................

                             SCHEDULES AND EXHIBITS

Schedule No.                           Schedule Description
-------------    ---------------------------------------------------------------
Schedule I       Mortgage Loan Schedule
Schedule II      List of Mortgage Loans with Secured Creditor Environmental
                   Insurance Policies
Schedule III     [RESERVED]
Schedule IV      Class A-SB Planned Principal Balances
Schedule V       Sub-Servicers as to Which Sub-Servicing Agreements Are In
                   Effect on the Closing Date
Schedule VI      List of Mortgage Loans Requiring Operations and Maintenance
                   Plans
Schedule VII     List of Merrill Trust Mortgage Loans With Late Payment Charges
                   Due Prior to Expiration of Their Payment Date Grace Periods


  Exhibit No.                           Exhibit Description
-------------    ---------------------------------------------------------------
A-1              Form of Class A-1, A-2, A-SB, A-3 and A-1A Certificates
A-2              [RESERVED]
A-3              Form of Class X Certificate
A-4              Form of Class AM, AJ, AM-A, AJ-A, B, C, D, E and F Certificates
A-5              Form of Class G, H, J and K Certificates
A-6              Form of Class L, M, N, P, Q, S and T Certificates
A-7              Form of Class R-I and R-II Certificates
A-8              Form of Class Y and Z Certificates
B                Form of Distribution Date Statement
C                Form of Custodial Certification
D-1              Form of Master Servicer Request for Release
D-2              Form of Special Servicer Request for Release
E-1              Form of Transferor Certificate for Transfers of Definitive
                   Non-Registered Certificates
                   (Pursuant to Section 5.02(b))
E-2A             Form I of Transferee Certificate for Transfers of Definitive
                   Non-Registered Certificates
                   (Pursuant to Section 5.02(b))
E-2B             Form II of Transferee Certificate for Transfers of Definitive
                   Non-Registered Certificates
                   (Pursuant to Section 5.02(b))
E-2C             Form of Transferee Certificate for Transfers of Interests in
                   Rule 144A Global Certificates
                   (Pursuant to Section 5.02(b))
E-2D             Form of Transferee Certificate for Transfers of Interests in
                   Regulation S Global Certificates
                   (Pursuant to Section 5.02(b))
F-1              Form I of Transferee Certificate Regarding ERISA Matters
                   (Definitive Non-Registered Certificates) (Pursuant to Section 5.02(c))
F-2              Form II of Transferee Certificate Regarding ERISA Matters
                   (Book-Entry Non-Registered Certificates) (Pursuant to Section 5.02(c))
G-1              Form of Transfer Affidavit and Agreement Regarding Residual
                   Certificates
                   (Pursuant to Section 5.02(d)(i)(4))
G-2              Form of Transferor Certificate for Transfers of Residual
                   Certificates
                   (Pursuant to Section 5.02(d)(i)(4))
H-1              Form of Notice and Acknowledgment (Regarding Proposed Special
                   Servicer)
H-2              Form of Acknowledgment of Proposed Special Servicer
I-1              Form of Information Request from Certificateholder or
                   Certificate Owner
I-2              Form of Information Request from Prospective Investor
J                Form of Exchange Act Reportable Event Notification
K                Form of S&P Defeasance Certification
L                Relevant Servicing Criteria
M-1              Form of Purchase Option Notice
M-2              Form of Purchase Option Assignment by the Special Servicer
M-3              Form of Purchase Option Assignment by Plurality Subordinate
                   Certificateholder or Controlling Class Representative
N                [RESERVED]
O                Form of Sarbanes-Oxley Certification by the Depositor
P-1              Form of Certification to be Provided by the Master Servicers to
                   the Depositor
P-2              Form of Certification to be Provided by the Trustee to the
                   Depositor
P-3              Form of Certification to be Provided by the Special Servicer to
                   the Depositor
Q                Broker Strip Loans

                         POOLING AND SERVICING AGREEMENT

            This Pooling and Servicing Agreement is dated and effective as of August 1, 2007, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer No. 1, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer No. 2, MIDLAND LOAN SERVICES, INC., as Special Servicer, and LASALLE BANK NATIONAL ASSOCIATION, as Trustee and Custodian.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Trust Mortgage Loans (exclusive of the Excess Servicing Strip and that portion of the interest payments on the Trust Mortgage Loans that constitutes Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each REMIC I Regular Interest will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the REMIC II Regular Certificates will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth: (i) the class designation of each Class of Sequential Pay Certificates; (ii) the Original Class Principal Balance or Original Notional Amount for each Class of Sequential Pay Certificates; (iii) the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest") for each Class of REMIC II Regular Certificates; and (iv) the initial REMIC I Principal Balance of each such Corresponding REMIC I Regular Interest.


                        Original Class
     Class           Principal Balance or      Corresponding REMIC I    Initial REMIC I
  Designation      Original Notional Amount       Regular Interest     Principal Balance
---------------    ------------------------    ---------------------   -----------------
Class A-1                $37,260,000                   LA-1               $37,260,000
Class A-2               $122,485,000                   LA-2              $122,485,000
Class A-SB               $72,676,000                  LA-SB               $72,676,000
Class A-3               $655,815,000                   LA-3              $655,815,000
Class AM                $126,891,000                   LAM               $126,891,000
Class AJ                $109,443,000                   LAJ               $109,443,000
Class A-1A              $816,519,000                  LA-1A              $816,519,000
Class AM-A              $116,645,000                  LAM-A              $116,645,000
Class AJ-A              $100,607,000                  LAJ-A              $100,607,000
Class B                  $12,177,000                    LB                $12,177,000
Class C                  $39,575,000                    LC                $39,575,000
Class D                  $27,398,000                    LD                $27,398,000
Class E                   $9,132,000                    LE                 $9,132,000
Class F                  $18,266,000                    LF                $18,266,000
Class G                  $21,309,000                    LG                $21,309,000
Class H                  $33,486,000                    LH                $33,486,000
Class J                  $24,354,000                    LJ                $24,354,000
Class K                  $15,221,000                    LK                $15,221,000
Class L                  $15,221,000                    LL                $15,221,000
Class M                   $9,133,000                    LM                 $9,133,000
Class N                   $3,044,000                    LN                 $3,044,000
Class P                   $3,044,000                    LP                 $3,044,000
Class Q                   $6,089,000                    LQ                 $6,089,000
Class S                   $3,044,000                    LS                 $3,044,000
Class T                  $36,530,703                    LT                $36,530,703
Class X               $2,435,364,703(1)                N/A             $2,435,364,703(1)

------


(1) Original Notional Amount.

            The Farallon Portfolio Trust Mortgage Loan is part of a group of loans comprised of that Farallon Portfolio Trust Mortgage Loan and various other mortgage loans, namely the Farallon Portfolio Non-Trust Loans, that are secured by the same Mortgage encumbering the Farallon Portfolio Mortgaged Property. The Farallon Portfolio Trust Mortgage Loan and the Farallon Portfolio Non-Trust Loans collectively constitute a Loan Combination. The Farallon Portfolio A-Note Trust Loan and the Farallon Portfolio A-Note Non-Trust Loans are collectively referred to herein as the Farallon Portfolio Senior Loans. The Farallon Portfolio B-Note Trust Loan and the Farallon Portfolio B-Note Non-Trust Loans are collectively referred to herein as the Farallon Portfolio Junior Loans. The relative rights of the holders of the Farallon Portfolio Trust Mortgage Loan and the holders of the Farallon Portfolio Non-Trust Loans are set forth in the Farallon Portfolio Intercreditor Agreement. As and to the extent provided in the Farallon Portfolio Intercreditor Agreement, the Farallon Portfolio A-Note Non-Trust Loans are equal in priority in respect of payment with the Farallon Portfolio A-Note Trust Loans and the Farallon Portfolio B-Note Non-Trust Loans are junior in priority in respect of payment to the Farallon Portfolio Senior Loans and equal in priority in respect of payment to the Farallon Portfolio B-Note Trust Loans.

            The Georgia-Alabama Retail Portfolio Trust Mortgage Loan is part of a group of loans comprised of that Georgia-Alabama Retail Portfolio Trust Mortgage Loan and two other mortgage loans, namely the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan and the Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan, that are secured by the same Mortgage encumbering the Georgia-Alabama Retail Portfolio Mortgaged Property. The Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan and the Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan collectively constitute a Loan Combination. The Georgia-Alabama Retail Portfolio A-Note Trust Mortgage Loan and the Georgia-Alabama A-Note Non-Trust Loan are collectively referred to herein as the Georgia-Alabama Retail Portfolio Senior Loans. The Georgia-Alabama Retail Portfolio B-Note Trust Mortgage Loan and the Georgia-Alabama B-Note Non-Trust Loan are collectively referred to herein as the Georgia-Alabama Retail Portfolio Junior Loans. The relative rights of the holder of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the holder of the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan and the holder of the Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan are set forth in the Georgia-Alabama Retail Portfolio Intercreditor Agreement. As and to the extent provided in the Georgia-Alabama Retail Portfolio Intercreditor Agreement, the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan is equal in priority in respect of payment with the Georgia-Alabama Retail Portfolio A-Note Trust Loan and the Georgia-Alabama Retail Portfolio B-Note Non-Trust Mortgage Loan is junior in priority in respect of payment with the Georgia-Alabama Retail Portfolio Senior Loans.

            The Executive Hills Portfolio A-Note Trust Mortgage Loan is a part of a group of loans comprised of that A-Note Trust Mortgage Loan and another mortgage loan, namely the related B-Note Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. The above Executive Hills Portfolio A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan collectively constitute a Loan Combination. The relative rights of the holders of the Executive Hills Portfolio A-Note Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan are set forth in the related Loan Combination Intercreditor Agreement. As and to the extent provided in the related Loan Combination Intercreditor Agreement, the related B-Note Non-Trust Loan is subordinate in right of payment and in other respects to the Executive Hills Portfolio A-Note Trust Mortgage Loan.

            The Peninsula Beverly Hills A-Note Trust Mortgage Loan is a part of a group of loans comprised of that A-Note Trust Mortgage Loan and another mortgage loan, namely the related B-Note Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. The above Peninsula Beverly Hills A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan collectively constitute a Loan Combination. The relative rights of the holders of the Peninsula Beverly Hills A-Note Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan are set forth in the related Loan Combination Intercreditor Agreement. As and to the extent provided in the related Loan Combination Intercreditor Agreement, the related B-Note Non-Trust Loan is subordinate in right of payment and in other respects to the Peninsula Beverly Hills A-Note Trust Mortgage Loan.

            The Timbercreek Apartments Trust Mortgage Loan is a part of a group of loans comprised of that A-Note Trust Mortgage Loan and another mortgage loan, namely the related B-Note Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. The above Timbercreek Apartments Trust Mortgage Loan and the related B-Note Non-Trust Loan collectively constitute a Loan Combination. The relative rights of the holders of the Timbercreek Apartments Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan are set forth in the related Loan Combination Intercreditor Agreement. As and to the extent provided in the related Loan Combination Intercreditor Agreement, the related B-Note Non-Trust Loan is subordinate in right of payment and in other respects to the Timbercreek Apartments Trust Mortgage Loan.

            As and to the extent provided herein, the Non-Trust Loans (other than the Georgia-Alabama Retail Portfolio Non-Trust Loans), although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement by the applicable Master Servicer and by the Special Servicer. The Georgia-Alabama Retail Portfolio Loan Combination will not be serviced and administered in accordance with this Agreement but rather, serviced and administered pursuant to the Other Pooling and Servicing Agreement.

            The portion of the Trust Fund consisting of (i) the Additional Interest on any Trust Converting Loan and related amounts held from time to time in the Collection Accounts and/or the Trust Converting Loan Additional Interest Account that represent Additional Interest on any Trust Converting Loan shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust Y" and (ii) the Additional Interest on any ARD Loan and related amounts held from time to time in the Collection Accounts, the Trust ARD Loan Additional Interest Account that represent Additional Interest on any ARD Loan and related amounts held from time to time in the Collection Accounts shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust Z." As provided herein, the Trustee shall take all actions reasonably necessary to ensure that each of the respective portions of the Trust Fund consisting of Grantor Trust Y and Grantor Trust Z maintains its status as a "grantor trust" under federal income tax law and is not treated as part of REMIC I or REMIC II.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Custodian agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "A-Note Non-Trust Mortgage Loan": The Farallon Portfolio A-Note Non-Trust Loan and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan.

            "A-Note Trust Mortgage Loan": Each of the Trust Mortgage Loans as to which the related Mortgage, which encumbers the related Mortgaged Property, also secures an A-Note Non-Trust Loan and/or B-Note Non-Trust Loan, which A-Note Non-Trust Loan and/or B-Note Non-Trust Loan will not be included in the Trust Fund. The Timbercreek Apartments Trust Mortgage Loan, the Farallon Portfolio A-Note Trust Mortgage Loan, the Georgia-Alabama Retail Portfolio A-Note Trust Mortgage Loan, the Executive Hills Portfolio A-Note Trust Mortgage Loan and the Peninsula Beverly Hills Mortgage Loan are the only A-Note Trust Mortgage Loans.

            "Acceptable Insurance Default": With respect to any Serviced Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related Mortgaged Property and (ii) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

            "Accountant's Consent" As defined in Section 3.14.

            "Accrued Certificate Interest": With respect to any Class of Sequential Pay Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and with respect to the Class X Certificates for any Distribution Date, the aggregate of all Accrued Component Interest with respect to the Class X Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis.

            "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one month's interest at the Class X Strip Rate, with respect to such Class X Component for such Distribution Date, accrued on the Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Exclusions": Exclusions relating to terrorism or acts of war.

            "Additional Interest": (i) With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest; and (ii) with respect to any Trust Converting Loan after the related conversion date, the additional interest rate that may accrue with respect to any such Mortgage Loan at the related Additional Interest Rate as a result of the conversion of such Mortgage Loan from bearing interest at a fixed rate to bearing interest at a floating rate.

            "Additional Interest Accounts": Each of (i) the Trust Converting Loan Additional Interest Account and (ii) the Trust ARD Loan Additional Interest Account.

            "Additional Interest Rate": (i) With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents; (ii) with respect to any Trust Converting Loan, the excess, if any, in the per annum rate at which such Mortgage Loan accrues interest over the initial fixed rate for such Mortgage Loan, as a result of the conversion of the Mortgage Loan from bearing interest at a fixed rate to bearing interest at a floating rate.

            "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB with respect to the Subject Securitization Transaction.

            "Additional Servicer": Any Servicer, other than the Master Servicers, the Special Servicer or the Trustee.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to either Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent on Advances (to the extent not offset by Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of
Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii),
(xv) and (xix) of Section 3.05(a) out of collections on the related Trust Mortgage Loans or REO Properties or out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Collection Accounts as indicated in such clauses of Section 3.05(a), (y) pursuant to any of clauses
(ix), (xi), (xii), (xiii) and (xvi) of Section 3.05(e) out of collections on any Loan Combination or any related Loan Combination REO Property on deposit in the related Loan Combination Custodial Account as indicated in such clauses of
Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the applicable Collection Account with respect to the related Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), or (z) pursuant to clause (ii) or any of clauses (iv) through (vi) of
Section 3.05(b) out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the applicable Collection Account, the related Loan Combination Custodial Account or the Distribution Account, as the case may be.

            "Additional Yield and Prepayment Amount": With respect to any Class of Sequential Pay Certificates for any Distribution Date on which distributions of principal are being made with respect to that Class of Certificates pursuant to Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected during the related Collection Period on a Trust Mortgage Loan or a Trust REO Loan (for purposes of this definition, the "Prepaid Loan") in the Loan Group as to which the Holders of such Class of Certificates are/is receiving payments of principal on such Distribution Date, the product of
(a) such Yield Maintenance Charge and/or Prepayment Premium, net of Workout Fees and Principal Recovery Fees payable therefrom and net of any portion of such Yield Maintenance Charges and/or Prepayment Premiums applied pursuant to Section 4.01(k) to reimburse one or more Classes of REMIC II Regular Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Class(es), multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of REMIC II Regular Certificates over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of REMIC II Regular Certificates on such Distribution Date (or, for so long as any of the Class AJ and the Class AJ-A Certificates are outstanding, principal distributable on the subject Class of REMIC II Regular Certificates on that Distribution Date from collections on the applicable Loan Group that includes the Prepaid Loan), pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount (or, for so long as any of the Class AJ and the Class AJ-A Certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable, based on which Loan Group includes the Prepaid Loan) for such Distribution Date.

            "Administered REO Property": With respect to any Serviced Mortgage Loan, any related REO Property.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event": As defined in Section 10.02(e).

            "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch" status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": As defined in Section 10.01(h).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Annual Assessment Report": As defined in Section 3.14.

            "Annual Attestation Report": As defined in Section 3.14.

            "Annual Statement of Compliance": As defined in Section 3.13.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

            "Appraisal": With respect to any Serviced Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the applicable Master Servicer, as the case may be, prepared in accordance with 12 C.F.R. ss. 225.64 and conducted in accordance with the standards of the Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The applicable Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent may conclusively rely on any Appraisal obtained in accordance with this Agreement and, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, any appraisal obtained in accordance with the Other Pooling and Servicing Agreement.

            "Appraisal Reduction Amount": With respect to any Required Appraisal Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the Special Servicer in consultation with the Controlling Class Representative, as of the first Determination Date immediately succeeding the date on which the Special Servicer obtains knowledge of the subject Mortgage Loan becoming a Required Appraisal Mortgage Loan, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i) the Stated Principal Balance of such Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, all unpaid interest accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid (from related collections) Master Servicing Fees and Special Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional Trust Fund Expenses with respect to such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent with respect to such Required Appraisal Mortgage Loan, together with (A) interest on those Advances and (B) any related Unliquidated Advances and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged Property; over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the Stated Principal Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

            Notwithstanding anything herein to the contrary, each Loan Combination shall be treated as a single Required Appraisal Mortgage Loan for purposes of calculating an Appraisal Reduction Amount. Any "Appraisal Reduction Amount" (as defined under the Other Pooling and Servicing Agreement) with respect to the Georgia-Alabama Retail Portfolio Loan Combination shall be calculated and allocated between the Mortgage Loans comprising the related Loan Combination by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement. Any Appraisal Reduction Amount with respect to the Farallon Portfolio Loan Combination shall be allocated first to the Farallon Portfolio Junior Loans on a pro rata basis, and then, to the Farallon Portfolio Senior Loans on a pro rata basis. Any Appraisal Reduction Amount with respect to each Loan Combination other than the Georgia-Alabama Retail Portfolio Loan Combination and the Farallon Portfolio Loan Combination shall be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

            "Appraised Value": With respect to each Mortgaged Property and REO Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the applicable Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent may conclusively rely; provided, that the term "Appraised Value" shall include any value determined by the Georgia-Alabama Retail Portfolio Servicer with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan in accordance with the Other Pooling and Servicing Agreement (upon which Master Servicer No. 2, the Special Servicer and the Trustee may conclusively rely).

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Periodic Payment": With respect to any Balloon Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any related Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund), the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated Maturity Date. With respect to any REO Loan, for any related Due Date as of which the related REO Property or any interest therein remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, equal to the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum, without duplication, of (i) the aggregate of the amounts on deposit in the Collection Accounts and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicers as of the close of business on such Determination Date and required to be deposited in the Collection Accounts (ii) the aggregate amount of any P&I Advances made by the Master Servicers, the Trustee or any Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the Pool REO Account (if established) and/or any Loan Combination Custodial Account to the applicable Collection Account after the Determination Date in the month of such Distribution Date, but on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c) and/or
Section 3.05(e), as applicable, (iv) the aggregate amounts deposited by the Master Servicers in their respective Collection Accounts for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls, (iv) the Interest Deposit Amount for the first Distribution Date and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) a Collection Account pursuant to clauses (ii)-(xvi), (xix) and
(xxi) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses
(ii)-(vi) and (ix) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest (which is separately distributed to the holders of the Class X and Class Y Certificates, as applicable), (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution, pursuant to Section 3.04(c), and (vi) any amounts deposited in a Master Servicer's Collection Account or the Distribution Account in error.

            "B-Note Loan Holder": The holder of (i) the Mortgage Note for a B-Note Non-Trust Loan and (ii) the corresponding rights under the related Loan Combination Intercreditor Agreement.

            "B-Note Non-Trust Loan": With respect to each A-Note Trust Mortgage Loan, any other Mortgage Loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment and in other respects to such A-Note Trust Mortgage Loan to the extent set forth in the related Loan Combination Intercreditor Agreement and (iii) is secured by the same Mortgage(s) on the same Mortgaged Property(ies) as such A-Note Trust Mortgage Loan.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

                  "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate that is a Non-Registered Certificate.

            "Breach": As defined in Section 2.03(a).

            "Broker Strip Interest": With respect to each Broker Strip Loan, interest accrued on the principal balance of such Mortgage Loan at the Broker Strip Rate for such Mortgage Loan.

            "Broker Strip Loans": The Mortgage Loans listed on Exhibit Q hereto.

            "Broker Strip Payee": With respect to any Broker Strip Loan, the "Broker Strip Payee" specified on Exhibit Q hereto with respect to such Mortgage Loan.

            "Broker Strip Rate": With respect to each Broker Strip Loan, the "Broker Strip Rate" specified on Exhibit Q hereto with respect to such Mortgage Loan.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago, Illinois), or the offices of either Master Servicer or the Special Servicer (which as of the Closing Date is Cleveland, Ohio and Kansas City, Missouri with respect to Master Servicer No. 1, San Francisco, California with respect to Master Servicer No. 2 and Overland Park, Kansas with respect to the Special Servicer), are located, are authorized or obligated by law or executive order to remain closed.

            "Casualty/Condemnation Interest Shortfall": With respect to any Trust Mortgage Loan as to which a Casualty/Condemnation Principal Prepayment was received during any Collection Period and was applied to such Mortgage Loan as an unscheduled payment of principal prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trust Administration Fee Rate) on the amount of such Casualty/Condemnation Principal Prepayment during the period commencing on the date as of which such Casualty/Condemnation Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of such interest that would have constituted Penalty Interest and/or Additional Interest, if applicable).

            "Casualty/Condemnation Principal Prepayment": With respect to any Trust Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this Pooling and Servicing Agreement, in reduction of the principal balance of such Mortgage Loan.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Factor": With respect to any Class of REMIC II Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal Balance or Original Notional Amount, as applicable, of such Class of REMIC II Regular Certificates and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of such Class of REMIC II Regular Certificates.

            "Certificate Notional Amount": With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Trustee, either Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 8.16(b).

            "Certifying Person": As defined in Section 8.16(b).

            "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

            "Class A Senior Certificates": The Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Certificate": Any one of the Certificates with a "Class A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Planned Principal Balance": With respect to any Distribution Date, the targeted Class Principal Balance of the Class A-SB Certificates for such date set forth on Schedule IV attached hereto.

            "Class AJ Certificate": Any one of the Certificates with a "Class AJ" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class AJ-A Certificate": Any one of the Certificates with a "Class AJ-A" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class AM Certificate": Any one of the Certificates with a "Class AM" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class AM-A Certificate": Any one of the Certificates with a "Class AM-A" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each of the respective Classes of the Sequential Pay Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(a). The respective Class Principal Balances of the various Classes of Sequential Pay Certificates shall be increased, as and to the extent and in the order provided in the second paragraph of Section 4.04(a), in connection with any recoveries of Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Principal Distribution Amount for the current Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Class S Certificate": Any one of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class T Certificate": Any one of the Certificates with a "Class T" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class X Component": Any of the components of the Class X Certificates listed in the following table.

                                           Class Designation
                        Class X            of Corresponding
                       Component             Certificates
                       ---------           ----------------
                         X-A-1                   A-1
                         X-A-2                   A-2
                        X-A-SB                   A-SB
                         X-A-3                   A-3
                         X-AM                     AM
                         X-AJ                     AJ
                        X-A-1A                   A-1A
                        X-AM-A                   AM-A
                        X-AJ-A                   AJ-A
                          X-B                     B
                          X-C                     C
                          X-D                     D
                          X-E                     E
                          X-F                     F
                          X-G                     G
                          X-H                     H
                          X-J                     J
                          X-K                     K
                          X-L                     L
                          X-M                     M
                          X-N                     N
                          X-P                     P
                          X-Q                     Q
                          X-S                     S
                          X-T                     T

            "Class X Notional Amount": With respect to the Class X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

            "Class X Strip Rate": With respect to any Class X Component for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates for such Distribution Date. In no event, however, shall any Class X Strip Rate be less than zero.

            "Class Y Certificate": Any one of the Certificates with a "Class Y" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a proportionate interest in Grantor Trust Y.

            "Class Z Certificate": Any one of the Certificates with a "Class Z" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a proportionate interest in Grantor Trust Z.

            "Clearstream": Clearstream Banking, Luxembourg or any successor.

            "Closing Date": August 28, 2007.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other existing association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" will be deemed to refer to such other association or organization as shall be selected by the Master Servicers (or, in the event of a failure of both Master Servicers to agree on an association or organization, as shall be selected by the Trustee) and reasonably acceptable to the Trustee (if the Master Servicers make the determination), the Special Servicer and the Controlling Class Representative.

            "CMSA Advance Recovery Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Bond Level File": The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Collateral Summary File": The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Comparative Financial Status Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Delinquent Loan Status Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Financial File": The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Investor Reporting Package": The collection of data files and reports specified by the CMSA from time to time as the "CMSA Investor Reporting Package" available on the CMSA Website. As of the Closing Date, the CMSA Investor Reporting Package contains seven electronic files ((1) CMSA Loan Setup File, (2) CMSA Loan Periodic Update File, (3) CMSA Property File, (4) CMSA Bond Level File, (5) CMSA Collateral Summary File, (6) CMSA Financial File and (7) CMSA Special Servicer Loan File) and eight supplemental reports ((1) CMSA Servicer Watch List, (2) CMSA Delinquent Loan Status Report, (3) CMSA REO Status Report, (4) CMSA Comparative Financial Status Report, (5) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (6) CMSA Loan Level Reserve/LOC Report, (7) CMSA Total Loan Report and (8) CMSA Advance Recovery Report). In addition, the CMSA Investor Reporting Package shall include the CMSA Operating Statement Analysis Report and the CMSA NOI Adjustment Worksheet. The CMSA Investor Reporting Package shall, after the Closing Date, include such changes to the data files, supplemental reports, and operating statement reports as may from time to time be recommended by the CMSA for commercial mortgage backed securities transaction generally. Which party deems what is acceptable is different by file or report as defined within each individual data file or report definition. For purposes of the applicable Master Servicer's production of the CMSA Loan Setup File, CMSA Property File, CMSA Operating Statement Analysis Report, Comparative Financial Status Report or any other data file or report that is required to state at contribution, at securitization, or allocation information for any period prior to the Cut-off Date, the applicable Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Sellers, Underwriters or by the Mortgagors or (x) in the case of such a data file or report produced by the Master Servicer, by the Special Servicer (if other than the applicable Master Servicer or an Affiliate thereof) and (y) in the case of such a data file or report produced by the Special Servicer, by the applicable Master Servicer (if other than the Special Servicer or an Affiliate thereof).

            "CMSA Loan Level Reserve/LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File": The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally. Each CMSA Loan Periodic Update File prepared by a Master Servicer shall be accompanied by a CMSA Advance Recovery Report and all references herein to "CMSA Loan Periodic Update File" shall be construed accordingly.

            "CMSA Loan Setup File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage backed securities transactions.

            "CMSA Property File": The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions.

            "CMSA REO Status Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Special Servicer Loan File": The monthly data file substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Total Loan Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Total Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website": The CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its data file and report forms.

            "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

            "Collection Account": One or more segregated accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: in the case of KeyCorp, "KeyCorp Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8," and in the case of Wells, "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8."

            "Collection Period": Individually and collectively, as the context may require: with respect to each Mortgage Loan and any successor REO Loan with respect thereto, for any Distribution Date, the period commencing on the day immediately following the related Determination Date for such Mortgage Loan for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date for such Mortgage Loan for the subject Distribution Date. For the purposes of this Agreement, with respect to any Distribution Date, the Collection Period that corresponds to that Distribution Date (including, for example, but without limitation, references to "the related Collection Period") shall mean the Collection Periods (determined in accordance with the preceding sentence) ending in the month in which such Distribution Date occurs that are applicable to the Countrywide Trust Mortgage Loans, the KeyBank Mortgage Loans and/or the Merrill Trust Mortgage Loans, as applicable.

            "Commission": The United States Securities and Exchange Commission or any successor agency.

            "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reduction Amounts); provided, however, that if no Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the Controlling Class, the Class A Senior Certificates shall collectively be deemed to be a single Class of Certificates.

            "Controlling Class Representative": As defined in Section 3.25(a).

            "Converting Loan": The Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Action Apartments, 360 Franklin Ave, 1607 Greenfield Apts and 174 Russell Street that have (a) a maturity date that is 30 years after the Mortgage Loan origination (except Action Apartments, which has a maturity date that is 25 years after the Mortgage Loan origination); (b) a fixed interest rate for the first 10 years of the Mortgage Loan term, followed by an adjustable interest rate period, during which period, the interest rate will adjust, based on a specified index, every six months, provided that during the adjustable interest rate period, the interest may adjust to a rate that is lower than the initial fixed interest rate, without any floor; (c) voluntary prepayment (with respect to certain Mortgage Loans, after a lockout period, as specified in the related mortgage loan documents) with a Yield Maintenance Charge (except with respect to 360 Franklin Ave and 1607 Greenfield Apts, for which voluntary prepayment may occur with a prepayment premium that reduces over the Prepayment Premium Period); and (d) open prepayment following the fixed interest rate period.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 S. LaSalle St., Chicago, IL 60603, Attn: Global Securities and Trust Services - ML-CFC 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8.

            "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan."

            "Corresponding Certificates": With respect to any REMIC I Regular Interest, the Class of Sequential Pay Certificates for which such REMIC I Regular Interest is the Corresponding REMIC I Regular Interest. With respect to any Class X Component, the Class of Sequential Pay Certificates designated as the "Corresponding Certificates" for such Class X Component in the definition of "Class X Component."

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Class of Sequential Pay Certificates. With respect to any Class X Component, the REMIC I Regular Interest that, with the replacement of "L" with "X" at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Class X Component.

            "Countrywide": Countrywide Commercial Real Estate Finance, Inc., a California corporation, or its successor in interest.

            "Countrywide Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of August 28, 2007, between the Depositor and Countrywide and relating to the transfer of the Countrywide Trust Mortgage Loans to the Depositor.

            "Countrywide Securities": Countrywide Securities Corporation, a California corporation, or its successor in interest.

            "Countrywide Trust Mortgage Loans": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the Countrywide Mortgage Loan Purchase Agreement.

            "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising a Loan Combination shall not be deemed to be Crossed Loans for purposes of this Agreement.

            "Crossed Loan Group": As defined in Section 2.03(a).

            "Custodian": LaSalle Bank National Association or its successor in interest, or any successor custodian appointed as herein provided.

            "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan, the related Due Date of such Mortgage Loan in August 2007; or, with respect to any Mortgage Loan that has its first Due Date in October 2007, August 1, 2007.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan (other than any B-Note Non-Trust Loan), as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan (other than any B-Note Non-Trust Loan)) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date or, in the case of a Qualified Substitute Mortgage Loan, prior to the relevant date of determination) or the applicable Master Servicer or the Special Servicer (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the Georgia-Alabama Retail Portfolio Servicer) (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan (other than any B-Note Non-Trust Loan) as of such date of determination.

            "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

            "Defaulted Mortgage Loan": A Serviced Mortgage Loan: (i) that is (A) delinquent 60 days or more in respect of a Periodic Payment (not including the Balloon Payment) or (B) delinquent in respect of its Balloon Payment unless (x) the related Mortgagor makes an Assumed Periodic Payment on each Due Date (commencing with the Due Date of such Balloon Payment) during the period contemplated in clause (y), and (y) the applicable Master Servicer receives, within 60 days after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the Due Date of such Balloon Payment and either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially Serviced Mortgage Loan" that the refinancing could not reasonably be expected to occur, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": With respect to any Defeasance Loan, the United States government securities within the meaning of Treasury Regulations
Section 1.860G-2(a)(8)(i) required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than (i) in the case of a Trust Mortgage Loan, the then outstanding principal balance of such Mortgage Loan, and (ii) in the case of any Non-Trust Loan, the then-aggregate outstanding principal balance of such Mortgage Loan and all other Mortgage Loans in the related Loan Combination that are senior to, or pari passu with, such Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates": As defined in Section 5.03(a).

            "Definitive Non-Registered Certificate": Any Definitive Certificate that is a Non-Registered Certificate.

            "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Designated Sub-Servicer": As defined in Section 3.22(a).

            "Determination Date": The eighth day of each month, or if such eighth day is not a Business Day, the Business Day immediately succeeding, commencing in September 2007.

            "Determination Information": As defined in Section 3.18(b).

            "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

            "Discount Rate": With respect to any prepaid Trust Mortgage Loan or Trust REO Loan for purposes of allocating any Prepayment Premium or Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person": With respect to any Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations Section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization": (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners (directly or indirectly, other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-United States Tax Persons.

            "Distributable Certificate Interest": With respect to any Class of REMIC II Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class X Certificates) (to not less than zero) by the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of the subject Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Sequential Pay Certificates for such Distribution Date; provided that, if the aggregate Class Principal Balance of the Sequential Pay Certificates is reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse Nonrecoverable Advances and/or pay interest thereon as contemplated by Section 1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class Principal Balance of any one or more Classes of Sequential Pay Certificates as provided in the definition of "Class Principal Balance" and the second paragraph of Section 4.04(a), then the amount of Distributable Certificate Interest with respect to each Class of REMIC II Regular Certificates for the next succeeding Distribution Date shall be increased by the amount of any and all additional Distributable Certificate Interest that would have been payable with respect to the subject Class of REMIC II Regular Certificates if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated balances) had not occurred.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8."

            "Distribution Date": With respect to any Determination Date, the fourth Business Day following such Determination Date.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by Fitch and S&P (or "A-" by Fitch or S&P, respectively, provided the short-term unsecured debt obligations of such institution or trust company are rated at least "F-1" by Fitch or "A-1" by S&P, respectively) (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "F-1" by Fitch and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating Event) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with PNC so long as PNC has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "F-1" by Fitch and "A-1" from S&P, (iii) an account or accounts maintained with Wells so long as Wells Fargo & Company has ratings meeting the criteria set forth in clause (i) above and subject to the provision in such clause (i) (provided that, following a downgrade, withdrawal or suspension of each Rating Agency's rating set forth above, the subject account(s) shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution or to an account at another institution that complies with the above requirements), (iv) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (v) any other account the use of which would not, in and of itself, cause an Adverse Rating Event, as confirmed in writing by each Rating Agency, or (vi) an account or accounts maintained with KeyBank National Association so long as KeyBank National Association has a long-term unsecured debt rating of at least "A-" from Fitch and "A" from S&P and a short-term rating of at least "F-1" from Fitch and "A-1" from S&P.

            "Empirian Portfolio Pool Two Trust Mortgage Loan": The Trust Mortgage Loan securing the related Mortgaged Property identified on the Mortgage Loan Schedule as Empirian Portfolio Pool Two.

            "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the Trust Fund or any one or more Classes of Certificates.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527-05 or a review conducted in accordance with the All Appropriate Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005 (40 C.F.R. Part 312), or any successor to either.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by either Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

            "Euroclear": The Euroclear System or any successor.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Servicing Strip": With respect to each Trust Mortgage Loan and Trust REO Loan, that portion of the Master Servicing Fee for such Mortgage Loan or REO Loan that represents interest accrued at the related Excess Servicing Strip Rate.

            "Excess Servicing Strip Rate": With respect to each Mortgage Loan and REO Loan, the excess of (x) the Master Servicing Fee Rate for such Mortgage Loan or REO Loan over (y) the sum of (i) 0.01% (one basis point) per annum, and
(ii) with respect to any Mortgage Loan and REO Loan that is not primary serviced by the applicable Master Servicer, the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan; provided that the Excess Servicing Strip Rate with respect to each Mortgage Loan and REO Loan shall be subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee Appointee, any Trustee Reportable Event, (b) either Master Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of a Master Servicer, any Servicing Representative of such Master Servicer, any Master Servicer Reportable Event, and (c) the Special Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special Servicer, any Servicing Representative of the Special Servicer, any Special Servicer Reportable Event.

            "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year 2007, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust, the Registered Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive Certificates, and/or (ii) in the case of Registered Certificates held in book-entry form through the Depository, Depository Participants having accounts with the Depository).

            "Exchange Act Reports": As defined in Section 8.16(a).

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

            "Executive Hills Portfolio A-Note Trust Mortgage Loan": The loan that is (a) part of the Trust Fund, (b) has been designated as "Note A" with an unpaid principal balance of $99,000,000 as of the Cut-off Date and (c) is secured by the same mortgage encumbering the Executive Hills Portfolio Mortgaged Property.

            "Executive Hills Portfolio B-Note Non-Trust Loan": The loan that is
(a) not part of the Trust Fund, (b) has been designated as "Note B" with an unpaid principal balance of $11,100,000 as of the Cut-off Date and (c) is secured by the same mortgage encumbering the Executive Hills Portfolio Mortgaged Property.

            "Executive Hills Portfolio Controlling Party": (A)The holder of the Executive Hills Portfolio B-Note Non-Trust Loan, but only if and for so long as
(i) it has an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the Executive Hills Portfolio Loan Combination allocable to the Executive Hills Portfolio B-Note Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount) or (ii) not more than 50% of the principal balance of the Executive Hills Portfolio B-Note Non-Trust Loan is held by the related Mortgagor of its affiliates; or

            (B) the Controlling Class Representative if (i) the unpaid principal balance of the Executive Hills Portfolio B-Note Non-Trust Loan, net of the portion of any Appraisal Reduction Amount with respect to the Executive Hills Portfolio Loan Combination allocable to the Executive Hills Portfolio B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount), or (ii) more than 50% of the principal balance of the Executive Hills Portfolio B-Note Non-Trust Loan is held by the related Mortgagor or its affiliates.

            "Executive Hills Portfolio Intercreditor Agreement": The intercreditor and servicing agreement by and between the holders of the Executive Hills Portfolio A-Note Trust Mortgage Loan and the Executive Hills Portfolio B-Note Non-Trust Loan. Following the inclusion of the Executive Hills Portfolio A-Note Trust Mortgage Loan in the Trust Fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Executive Hills Portfolio Intercreditor Agreement.

            "Executive Hills Portfolio Loan Combination": Collectively, the Executive Hills Portfolio A-Note Trust Mortgage Loan and the Executive Hills Portfolio B-Note Non-Trust Loan.

            "Executive Hills Portfolio Mortgaged Property": The Mortgaged Property identified on Schedule I to this Agreement as Executive Hills Portfolio.

            "Exemption": Department of Labor Prohibited Transaction Exemption ("PTE") 90-29 (as amended by PTE 97-2007-5), as it may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

            "Exemption-Favored Party": Any of (i) MLPF&S, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with MLPF&S, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses
(i) and (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

            "Farallon Portfolio A-Note Non-Trust Loan": The loans that are (a) not part of the Trust Fund, (b) has been designated in Exhibit D to the Farallon Portfolio Intercreditor Agreement as a "Fixed Rate Five Year Note A" and "Fixed Rate Ten Year Note A" with an aggregate unpaid principal balance of $883,775,000 as of the Cut-off Date and (c) are secured by the same mortgage encumbering the Farallon Portfolio Mortgaged Property.

            "Farallon Portfolio A-Note Trust Loan": The loans that are (a) part of the Trust Fund, (b) has been designated in Exhibit D to the Farallon Portfolio Intercreditor Agreement as a "Fixed Rate Seven Year Note A" and "Fixed Rate Ten Year Note A" with an aggregate unpaid principal balance of $116,225,000 as of the Cut-off Date and (c) are secured by the same mortgage encumbering the Farallon Portfolio Mortgaged Property.

            "Farallon Portfolio B-Note Non-Trust Loan": The loans that are (a) not part of the Trust Fund, (b) has been designated in Exhibit D to the Farallon Portfolio Intercreditor Agreement as a "Fixed Rate Five Year Note B" and "Fixed Rate Ten Year Note B" with an aggregate unpaid principal balance of $441,725,000 as of the Cut-off Date and (c) are secured by the same mortgage encumbering the Farallon Portfolio Mortgaged Property.

            "Farallon Portfolio B-Note Trust Loan": The loans that are (a) part of the Trust Fund, (b) has been designated in Exhibit D to the Farallon Portfolio Intercreditor Agreement as a "Fixed Rate Seven Year Note B" and "Fixed Rate Ten Year Note B" with an aggregate unpaid principal balance of $133,775,000 as of the Cut-off Date and (c) are secured by the same mortgage encumbering the Farallon Portfolio Mortgaged Property.

            "Farallon Portfolio Controlling Party": The "Controlling Holder" as defined in the Farallon Portfolio Intercreditor Agreement.

            "Farallon Portfolio Intercreditor Agreement": The intercreditor and servicing agreement by and between the holders of the Farallon Portfolio Trust Mortgage Loan and the Farallon Portfolio Non-Trust Loans. Following the inclusion of the Farallon Portfolio Trust Mortgage Loan in the Trust Fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Farallon Portfolio Intercreditor Agreement.

            "Farallon Portfolio Junior Loans": Collectively, the Farallon Portfolio B-Note Trust Loans and the Farallon Portfolio B-Note Non-Trust Loans.

            "Farallon Portfolio Loan Combination": Collectively, the Farallon Portfolio Trust Mortgage Loan and the Farallon Portfolio Non-Trust Loans.

            "Farallon Portfolio Major Action": Any "Major Action" set forth in the Farallon Portfolio Intercreditor Agreement.

            "Farallon Portfolio Mortgaged Property": The Mortgaged Property identified on Schedule I to this Agreement as Farallon Portfolio.

            "Farallon Portfolio Non-Trust Loan Servicer": Any servicer under a pooling and servicing (or similar) agreement that governs a securitization containing any Farallon Portfolio Non-Trust Loan.

            "Farallon Portfolio Non-Trust Loans": Collectively, the Farallon Portfolio A-Note Non-Trust Loans and the Farallon Portfolio B-Note Non Trust Loans.

            "Farallon Portfolio Senior Loans": Collectively, the Farallon Portfolio A-Note Trust Loans and the Farallon Portfolio A-Note Non-Trust Loans.

            "Farallon Portfolio Trust Mortgage Loan": Collectively, the Farallon Portfolio A-Note Trust Loans and the Farallon Portfolio B-Note Trust Loans.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan, Corrected Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement, or that was purchased by the Plurality Subordinate Certificateholder or the Special Servicer or any assignee of the foregoing pursuant to Section 3.18, or by the related Non-Trust Noteholder (in the case of an A-Note Trust Mortgage Loan) pursuant to the related Loan Combination Intercreditor Agreement, or by the applicable Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term "Final Recovery Determination" shall, include any comparable determination made by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any related REO Property.

            "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.18 to act as fiscal agent.

            "Fitch": Fitch, Inc.

            "FNMA": Federal National Mortgage Association or any successor.

            "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17 C.F.R. 243.100 and 243.101). For purposes of this Agreement, "Form 8-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 8-K Current Report": A current report on Form 8-K.

            "Form 8-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

            "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section 13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17. For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-D Distribution Report": A distribution report on Form 10-D.

            "Form 10-D Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

            "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section 13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-K Annual Report": An annual report on Form 10-K.

            "Form 10-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

            "Gain-on-Sale Proceeds": With respect to any Trust Mortgage Loan or Trust REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees, Special Servicing Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related Non-Trust Noteholder(s) (if any) and, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any related REO Property, to the Georgia-Alabama Retail Portfolio Servicer, over (ii) the Purchase Price for such Trust Mortgage Loan or Trust REO Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A segregated custodial account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Gain-on-Sale Reserve Account."

            "Georgia-Alabama Retail Portfolio A-1/A-2 Intercreditor Agreement":
The co-lender agreement by and between the holder of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and the holder of the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan. Following the inclusion of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan in the Trust Fund, the Trust, acting through the Trustee, will be the holder of that Mortgage Loan and bound by the Georgia-Alabama Retail Portfolio A-1/A-2 Intercreditor Agreement.

            "Georgia Alabama Retail Portfolio A/B Intercreditor Agreement": The co-lender agreement by and between the holder of the Georgia Alabama Retail Portfolio Senior Loans, the holder of the Georgia-Alabama Retail Portfolio B-Note Trust Mortgage Loan and the holder of the Georgia Alabama Retail Portfolio B-Note Non Trust Loan. Following the inclusion of the Georgia Alabama Retail Portfolio Trust Mortgage Loan in the Trust Fund, the Trust, acting through the Trustee will be the holder of that Mortgage Loan and bound by the Georgia Alabama Retail Portfolio A/B Intercreditor Agreement.

             "Georgia-Alabama Retail Portfolio A-Note Trust Loan": The loan that is (a) a part of the Trust Fund, (b) has been designated under the Georgia-Alabama Retail Portfolio Intercreditor Agreement as "Note A-2," with an aggregate unpaid principal balance of $32,939,772.15 as of the Cut-off Date and
(c) is secured by the same mortgages encumbering the Georgia-Alabama Retail Portfolio Mortgaged Properties.

            "Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan": The loan that is (a) not part of the Trust Fund, (b) has been designated under the Georgia-Alabama Retail Portfolio Intercreditor Agreement as "Note A-1," with an aggregate unpaid principal balance of $32,939,772.15 as of the Cut-off Date and
(c) is secured by the same mortgages encumbering the Georgia-Alabama Retail Portfolio Mortgaged Properties.

            "Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan": The loan that is (a) not part of the Trust Fund, (b) has been designated under the Georgia-Alabama Retail Portfolio Intercreditor Agreement as "Note B-1," with an aggregate unpaid principal balance of $6,987,224.40 as of the Cut-off Date, (c) is secured by the same mortgages encumbering the Georgia-Alabama Retail Portfolio Mortgaged Properties and (d) is subordinate in right of payment and other respects to the Georgia-Alabama Retail Portfolio Senior Loans and pari passu in right of payment and other respects to the Georgia-Alabama Retail Portfolio B-Note Trust Mortgage Loan to the extent set forth in the Georgia-Alabama Retail Portfolio A/B Intercreditor Agreement.

            "Georgia-Alabama Retail Portfolio B-Note Trust Mortgage Loan": The loan that is (a) part of the Trust Fund, (b) has been designated under the Georgia-Alabama Retail Portfolio Intercreditor Agreement as "Note B-2," with an aggregate unpaid principal balance of $6,987,224.40 as of the Cut-off Date, (c) is secured by the same mortgages encumbering the Georgia-Alabama Retail Portfolio Mortgaged Properties and (d) is subordinate in right of payment and other respects to the Georgia-Alabama Retail Portfolio Senior Loans and pari passu in right of payment and other respects to the Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan to the extent set forth in the Georgia-Alabama Retail Portfolio A/B Intercreditor Agreement.

             "Georgia-Alabama Retail Portfolio Companion Loans": The Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan and the Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan.

            "Georgia-Alabama Retail Portfolio Controlling Party": With respect to the Georgia-Alabama Retail Portfolio Loan Combination:

            (i) the holder of more than 50% of the principal balance of the Georgia-Alabama Retail Portfolio B-Note Trust Mortgage Loan and the holder of more than 50% of the principal balance of the Georgia-Alabama Retail Portfolio B-Note Non-Trust Mortgage Loan, collectively (and excluding any principal balance held by the related borrower or certain borrower related parties), but only if and for so long as the Georgia-Alabama Retail Portfolio Junior Loans together have an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the Georgia-Alabama Retail Portfolio Loan Combination allocable to the Georgia-Alabama Retail Portfolio Junior Loans, equal to or greater than 25% of their total unpaid principal balance (without taking into account any Appraisal Reduction Amount); or

            (ii) if the unpaid principal balance of the Georgia-Alabama Retail Portfolio Junior Loans, net of the portion of any Appraisal Reduction Amount with respect to the Georgia-Alabama Retail Portfolio Loan Combination allocable to the Georgia-Alabama Retail Portfolio Junior Loans, is less than 25% of their total unpaid principal balance (without taking into account any Appraisal Reduction Amount), the Controlling Class Representative.

            "Georgia Alabama Retail Portfolio Intercreditor
Agreements": Collectively, the Georgia Alabama Retail Portfolio A-1/A-2 Intercreditor Agreement and the Georgia Alabama Retail Portfolio A/B Intercreditor Agreement.

            "Georgia-Alabama Retail Portfolio Junior Loans":
Collectively, the Georgia-Alabama Retail Portfolio B-Note Trust
Mortgage Loan and the Georgia-Alabama Retail Portfolio B-Note Non-Trust
Loan.

             "Georgia-Alabama Retail Portfolio Loan Combination": Collectively, the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan and the Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan.

            "Georgia-Alabama Retail Portfolio Mortgaged Properties": The Mortgaged Properties identified on Schedule I to this Agreement as Georgia-Alabama Retail Portfolio.

            "Georgia-Alabama Retail Portfolio Non-Trust Loans": Collectively, the Georgia-Alabama A-Note Non-Trust Loan and the Georgia-Alabama Retail Portfolio B-Note Non-Trust Loan.

            "Georgia-Alabama Retail Portfolio Senior Loans": Collectively, the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan.

            "Georgia-Alabama Retail Portfolio Servicer": The master servicer under the Other Pooling and Servicing Agreement.

            "Georgia-Alabama Retail Portfolio Servicing Fee Rate": The primary servicing fee rate payable to the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement, which for the avoidance of doubt, shall equal 0.01% per annum with respect to such Trust Mortgage Loan.

            "Georgia-Alabama Retail Portfolio Trust Mortgage Loan":
Collectively, the Georgia-Alabama Retail Portfolio A-Note Trust Mortgage Loan and the Georgia Alabama Retail Portfolio B-Note Trust Mortgage Loan.

            "Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the related Regulation S Global Certificate.

            "Grantor Trust": Any of Grantor Trust Y and Grantor Trust Z.

            "Grantor Trust Provisions": Subpart E of Part I of Subchapter J of the Code (including Treasury Regulations thereunder) and Treasury Regulations
Section 301.7701-4(c).

            "Grantor Trust Y": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional Interest with respect to the Trust Converting Loan and any successor Trust REO Loans accruing during its adjustable interest rate period and amounts held from time to time in the Collection Accounts and/or the Trust Converting Loan Additional Interest Account.

            "Grantor Trust Y Assets": The segregated pool of assets comprising Grantor Trust Y.

            "Grantor Trust Z": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional Interest with respect to the Trust ARD Loans and any successor Trust REO Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Collection Accounts and/or the Trust ARD Loan Additional Interest Account.

            "Grantor Trust Z Assets": The segregated pool of assets comprising Grantor Trust Z.

            "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Holder": A Certificateholder.

            "Impound Reserve": As defined in Section 3.16(c).

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Custodian, any Fiscal Agent and any and all Affiliates thereof (and, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) and any and all Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Custodian, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), and (iii) is not connected with the Depositor, any Mortgage Loan Seller, either Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Custodian, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, either Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Custodian, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Custodian, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to either Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Trust Fund, delivered to the Trustee (and, if a Loan Combination is involved, to the related Non-Trust Noteholder(s)), provided that (i) such REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the Trustee (and, if a Loan Combination is involved, by the related Non-Trust Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to either Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Form 8-K Current Report": As defined in Section 8.16.

            "Initial Purchaser": Each of MLPF&S, Countrywide Securities Corporation and KeyBanc Capital Markets Inc.

            "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event": As defined in Section 3.07(d).

            "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

            "Interest Deposit Amount": With respect to the Mortgage Loan known as Townsgate Shopping Center, shall be $12,504.04, which represents the aggregate amount of interest that would have accrued at the related Mortgage Rate on the Stated Principal Balance as of the Cut-off Date of such Mortgage Loan had such Mortgage Loan been originated on August 1, 2007, from and including August 1, 2007 through but excluding September 1, 2007.

            "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8."

            "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year subsequent to 2007 and in January of each year subsequent to 2007 that is not a leap year (unless the related Distribution Date is the final Distribution Date), an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date, in the case of a Periodic Payment, or as of the related Distribution Date, in the case of a P&I Advance.

            "Interest Reserve Loan": Each Trust Mortgage Loan that is an Actual/360 Mortgage Loan and each Trust REO Loan that relates to an Actual/360 Mortgage Loan.

            "Interested Person": The Depositor, each Mortgage Loan Seller, each Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any related Non-Trust Noteholder, any Holder of a Certificate or any Affiliate of any such Person.

            "Internet Website": Either the Internet website maintained by the Trustee (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by either Master Servicer, as the case may be.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Grade Certificate": As of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "Investment Period": With respect to any Distribution Date and (i) each of the Collection Accounts, any Servicing Account, any Reserve Account, any REO Account and any Loan Combination Custodial Account, the related Collection Period and (ii) each of the Distribution Account, the Interest Reserve Account, the Additional Interest Accounts and the Gain-on-Sale Reserve Account, the related Trustee Investment Period.

            "KeyBank": KeyBank National Association, a national banking association, or its successor in interest.

            "KeyBank Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of August 28, 2007, between the Depositor and KeyBank and relating to the transfer of the KeyBank Trust Mortgage Loans to the Depositor.

            "KeyBank Trust Mortgage Loans": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the KeyBank Mortgage Loan Purchase Agreement.

            "KeyCorp": KeyCorp Real Estate Capital Markets, Inc.

            "LaSalle": LaSalle Bank National Association, or its successor in interest.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, other than Penalty Interest, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Plurality Subordinate Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18 or by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01; (v) in the case of the any Mortgage Loan that is part of a Loan Combination is purchased by the related B-Note Loan Holder pursuant to the related Loan Combination Intercreditor Agreement; (vi) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (vii) such Mortgage Loan is removed from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section
9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iii) such REO Property is purchased by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to Section 9.01; or (iv) such REO Property is removed from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by either Master Servicer or the Special Servicer (or in the case of a Serviced Loan Combination or related REO Property, collected on behalf of the Trust and/or related Non-Trust Noteholder) in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Trust Defaulted Mortgage Loan by the Plurality Subordinate Certificateholder, the Special Servicer or any assignee thereof pursuant to
Section 3.18; (v) the repurchase or substitution of a Trust Mortgage Loan or REO Property by a Mortgage Loan Seller, pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or REO Property by either Master Servicer, the Special Servicer, or the Plurality Subordinate Certificateholder pursuant to Section 9.01; (vii) the purchase of any Mortgage Loan that is part of a Loan Combination by the related Non-Trust Noteholder or other party pursuant to the related Loan Combination Intercreditor Agreement or securitization servicing agreement; (viii) the purchase of a Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or
(ix) the removal of a Mortgage Loan or REO Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

            "Loan Combination": Collectively, each A-Note Trust Mortgage Loan, B-Note Trust Loan and the related A-Note Non-Trust Loan and/or the related B-Note Non-Trust Loan. The term "Loan Combination" shall include any successor REO Loan with respect to the applicable Mortgage Loans comprising such Loan Combination.

            "Loan Combination Controlling Party": With respect to the related Loan Combination, the Farallon Portfolio Controlling Party, the Georgia-Alabama Retail Portfolio Controlling Party, the Peninsula Beverly Hills Controlling Party, the Timbercreek Apartments Controlling Party and the Executive Hills Portfolio Controlling Party.

            "Loan Combination Custodial Account": With respect to any Serviced Loan Combination, the separate account (which may be a sub-account of the applicable Collection Account) created and maintained by the applicable Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related Non-Trust Noteholder, which shall be entitled substantially as follows: in the case of the KeyCorp, "Keycorp Real Estate Capital Markets, Inc., as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, and [name of the related Non-Trust Noteholder(s)], as their interests may appear," and in the case of Wells, "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, and [name of the related Non-Trust Noteholder(s)], as their interests may appear." Any such account shall be an Eligible Account or a sub-account of an Eligible Account.

            "Loan Combination Intercreditor Agreement": With respect to each Loan Combination, each intercreditor agreement in effect between (i) the Trust Fund as holder of the related Trust Mortgage Loan and (ii) the Non-Trust Noteholder(s).

            "Loan Combination Mortgaged Property": The Mortgaged Property securing a Loan Combination.

            "Loan Combination REO Account": With respect to each Serviced Loan Combination, a segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the Certificateholders, and the related Non-Trust Noteholder, which shall be entitled "Midland Loan Services, Inc., as Special Servicer for LaSalle Bank National Association, as Trustee in trust for registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, and [name of the related Non-Trust Noteholder(s)], as their interests may appear."

            "Loan Combination REO Property": With respect to each Serviced Loan Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related Non-Trust Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Serviced Loan Combination.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan Group 1, taking into account adjustments in accordance with Section 1.02.

            "Loan Group 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan Group 2, taking into account adjustments in accordance with Section 1.02.

            "Master Servicer": With respect to the Merrill Trust Mortgage Loans and the KeyBank Trust Mortgage Loans, Master Servicer No. 1 and with respect to the Countrywide Trust Mortgage Loans, Master Servicer No. 2.

            "Master Servicer Indemnification Agreement": With respect to the initial Master Servicer No. 1, that certain Master Servicer Indemnification Agreement, dated as of August 17, 2007, between such Master Servicer, the Depositor, the Underwriters and the Initial Purchasers; and with respect to the initial Master Servicer No. 2, that certain Master Servicer Indemnification Agreement, dated as of August 17, 2007, between such Master Servicer, the Depositor, the Underwriters and the Initial Purchasers.

            "Master Servicer No. 1": KeyCorp or any successor Master Servicer thereto appointed as herein provided.

            "Master Servicer No. 2": Wells or any successor Master Servicer thereto appointed as herein provided.

            "Master Servicer Reportable Event": With respect to either Master Servicer, any of the following events, conditions, circumstances and/or matters:

            (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of Regulation AB, but only if such Master Servicer or any Servicing Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii) the termination of a definitive agreement that is material to the Subject Securitization Transaction (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if such Master Servicer or any Servicing Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A) such Master Servicer, (B) any Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Performing Mortgage Loan [ITEM 1.03(a) ON FORM 8-K];

            (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject Material Debtor is (A) such Master Servicer, (B) any Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Performing Mortgage Loan [ITEM 1.03(b) ON FORM 8-K];

            (v) any resignation, removal, replacement or substitution of (A) such Master Servicer or (B) any Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vi) any appointment of (A) a new Master Servicer or (B) any new Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vii) any nonpublic disclosure, by such Master Servicer or any Servicing Representative of such Master Servicer, with respect to the Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (viii) any other information of importance to Certificateholders (determined by such Master Servicer in accordance with the Servicing Standard) that (A) is not otherwise required to be included in the Distribution Date Statement, the CMSA Special Servicer Loan File or any other report to be delivered or otherwise made available to Certificateholders hereunder, and (B) such Master Servicer has determined, in accordance with the Servicing Standard, could have a material adverse effect on the value of a Mortgaged Property as collateral for a Performing Mortgage Loan or the ability of a Mortgaged Property to generate sufficient cash flow for the related Mortgagor to meet its debt service obligations under the related Performing Mortgage Loan [ITEM 8.01 ON FORM 8-K];

            (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if such Master Servicer is controlling the subject litigation or if the subject Material Litigant is (A) such Master Servicer, (B) any Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Performing Mortgage Loan [ITEM 2 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (x) the receipt by or on behalf of such Master Servicer or any Servicing Representative of such Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing Mortgage Loan that is required to be provided under Item 1112(b) of Regulation AB [ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xi) to the extent not otherwise disclosed in the Prospectus Supplement, whether such Master Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the Custodian, (F) the Special Servicer, (G) any Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (H) any Significant Obligor [GENERAL INSTRUCTION J TO FORM 10-K]; and

            (xii) to the extent not otherwise disclosed in the Prospectus Supplement, any specific relationship involving or relating to the Subject Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and such Master Servicer or any Servicing Representative of such Master Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K];

            provided that, in the case of clauses (ii), (iv), (ix) and (xii) above, if a Servicing Representative is a Designated Sub-Servicer, the subject event, condition, circumstance and/or matter shall constitute a Master Servicer Reportable Event with respect to such Servicing Representative only if the applicable Master Servicer has knowledge thereof.

            "Master Servicing Fee": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the fee payable to the applicable Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Serviced Trust Mortgage Loan, the per annum rate equal to the sum of the rates set forth under the columns "Master Servicing Fee Rate", "Primary Servicing Fee Rate" and "Sub-Servicing Fee Rate" on the Mortgage Loan Schedule, and with respect to each Non-Trust Loan, or any successor REO Loan with respect thereto, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the related Loan Combination Intercreditor Agreement. With respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the "Master Servicing Fee Rate" for such Trust Mortgage Loan shall equal 0.01% per annum. With respect to each Non-Trust Loan related to any Countrywide Trust Mortgage Loan, the "Master Servicing Fee Rate" for Master Servicer No. 2 for such Mortgage Loans shall equal 0.01% per annum.

            "Material Debtor": Any of the following:

            (i) the Trust;

            (ii) each of the Mortgage Loan Sellers;

            (iii) each of the parties to this Agreement;

            (iv) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

            (v) any Significant Obligor;

            (vi) any Enhancement/Support Provider; and

            (vii) any other material party contemplated by Item 1100(d)(1) of Regulation AB relating to the relating to the Subject Securitization Transaction.

            "Material Litigant": Any of the following:

            (i) the Trust;

            (ii) each of the Mortgage Loan Sellers;

            (iii) the Depositor;

            (iv) the Trustee;

            (v) each Master Servicer;

            (vi) the Special Servicer; (vii) the Custodian;

            (viii) any Servicing Representative that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB;

            (ix) any originator of Trust Mortgage Loans contemplated by Item 1110(b) of Regulation AB; and

            (x) any other party contemplated by Item 1100(d)(1) of Regulation AB relating to the Subject Securitization Transaction.

            "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of August 28, 2007, between the Depositor and MLMLI and relating to the transfer of the Merrill Trust Mortgage Loans to the Depositor.

            "Merrill Trust Mortgage Loan": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan Purchase Agreement.

            "MERS": Mortgage Electronic Registration Systems, Inc. or any successor thereto.

            "MERS Mortgage Loan": Any Mortgage Loan registered with MERS on the MERS(R) System, as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            "MERS(R) System": The system of recording transfers of mortgages electronically maintained by MERS.

            "MezzCap B-Note Non-Trust Mortgage Loan" means the Timbercreek Apartments B-Note Non-Trust Loan.

            "MezzCap Intercreditor Agreement" means the Timbercreek Apartments Intercreditor Agreement.

            "MezzCap Loan Combination" means the Timbercreek Apartments Loan Combination.

            "MezzCap Trust Mortgage Loan" means the Timbercreek Apartments Trust Mortgage Loan.

            "Midland": Midland Loan Services, Inc., a Delaware corporation, or its successor in interest.

            "MIN": The mortgage identification number for any MERS Mortgage
Loan.

            "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

            "MLPF&S": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, or its successor in interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

            "Mortgage File": With respect to (a) any Serviced Trust Mortgage Loan and, in the case of any Trust Mortgage Loan that is part of a Serviced Loan Combination, also with respect to the related Non-Trust Loan(s), collectively the following documents (which, in the case of a Serviced Loan Combination, except for the Mortgage Notes referred to in clause (a)(i) of this definition and any modifications thereof referred to in clause (a)(vi) of this definition, relate to the entire Serviced Loan Combination):

            (i) (A) the original executed Mortgage Note for such Serviced Trust Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, or in blank, and (B) in the case of a Serviced Loan Combination, a copy of the executed Mortgage Note for each related Non-Trust Loan;

            (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

            (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office or, in the case of a MERS Mortgage Loan, an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon or certified by the applicable recording office, with language noting the presence of the MIN of such Mortgage Loan and language indicating that such Mortgage Loan is a MERS Mortgage Loan;

            (iv) an original executed assignment, in recordable form (except for completion of the assignee's name, if the assignment is delivered in blank, and any missing recording information) or a certified copy of that assignment as sent for recording, of (A) the Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to such Trust Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (or, in the case of a Serviced Loan Combination, in favor of LaSalle Bank National Association, as Trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank; provided that, if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Mortgage, Assignment of Leases or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (v) an original assignment of all unrecorded documents relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (or, in the case of a Serviced Loan Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Trust Mortgage Loan has been assumed;

            (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (viii) any filed copies or other evidence of filing of any prior UCC Financing Statements in favor of the originator of such Serviced Trust Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing Statement assignment, in form suitable for filing in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, as assignee (or, in the case of a Serviced Loan Combination, in favor of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank; provided, if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and shall deliver evidence of any such transfers to the Master Servicers and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the secured party on the related UCC Financing Statements on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (ix) an original or a copy of any Ground Lease and any related ground lessor estoppel or any guaranty;

            (x) an original or copy of any intercreditor agreement relating to permitted debt of the Mortgagor (including, in the case of a Trust Mortgage Loan that is part of a Loan Combination, any related Loan Combination Intercreditor Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

            (xi) an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Custodian but rather to the applicable Master Servicer), in each case relating to such Serviced Trust Mortgage Loan;

            (xii) with respect to a Serviced Trust Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter; and

            (b) with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the following documents collectively:

            (i) the original executed Mortgage Note for such Trust Mortgage Loan including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, or in blank;

            (ii) an executed copy of the Georgia-Alabama Retail Portfolio Intercreditor Agreements; and

            (iii) an executed copy of the Other Pooling and Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Custodian, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Custodian for documents described in clause (a)(vi) of this definition, shall be deemed to include only such documents to the extent the Custodian has actual knowledge of their existence.

            To the extent that the custodian with respect to the Georgia-Alabama Retail Portfolio Loan Combination is also acting as Custodian under this Agreement, the Custodian shall be obligated to provide any Person entitled to copies of "Mortgage Files" under this Agreement with copies of the documents composing the "mortgage file" under the Other Pooling and Servicing Agreement upon request as if the Custodian were maintaining such documents as a "Mortgage File" under this Agreement.

            "Mortgage Loan": Any Trust Mortgage Loan or any Non-Trust Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any Non-Trust Noteholder, as applicable.

            "Mortgage Loan Purchase Agreement": Each of the Countrywide Mortgage Loan Purchase Agreement, the Merrill Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

            (i) the loan identification number (as specified in Annex A-1 to the Prospectus);

            (ii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

            (iii) the Cut-off Date Balance;

            (iv) (A) the amount of the Periodic Payment due on the first Due Date following the Closing Date and (B) the monthly Due Date;

            (v) the Net Mortgage Rate as of the Cut-off Date and the original Mortgage Rate;

            (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

            (vii) the original and remaining amortization term;

            (viii) whether the Trust Mortgage Loan is secured by a Ground Lease;

            (ix) the Master Servicing Fee Rate;

            (x) whether such Trust Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

            (xi) the related Mortgage Loan Seller and, if different, the related originator;

            (xii) whether such Trust Mortgage Loan is insured by an environmental policy;

            (xiii) whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

            (xiv) whether such Trust Mortgage Loan is a Defeasance Loan;

            (xv) whether the Trust Mortgage Loan is secured by a letter of credit;

            (xvi) whether payments on such Trust Mortgage Loan are made to a lock-box;

            (xvii) the amount of any Reserve Funds escrowed in respect of each Trust Mortgage Loan;

            (xviii) the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

            (xix) the property type of the related Mortgaged Property as reported in the rent roll;

            (xx) the original principal balance of such Trust Mortgage Loan;

            (xxi) the interest accrual basis of such Trust Mortgage Loan;

            (xxii) the primary servicing fee rate, if any, for such Trust Mortgage Loan; and

            (xxiii) the applicable Loan Group to which the Trust Mortgage Loan belongs.

            "Mortgage Loan Seller": Each of Countrywide, MLMLI and KeyBank.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and any Trust REO Loans. The Non-Trust Loans shall not constitute part of the Mortgage Pool.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, any modification thereof pursuant to the Other Pooling and Servicing Agreement; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related Mortgaged Property.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Trust Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the applicable Master Servicer in its Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Trust Mortgage Loans.

            "Net Investment Earnings": With respect to each of the Collection Accounts, the Interest Reserve Account, any Servicing Account, any Reserve Account, any REO Account, the Distribution Account, any Loan Combination Custodial Account, the Additional Interest Accounts and the Gain-on-Sale Reserve Account, for any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

            "Net Investment Loss": With respect to each of the Collection Accounts, any Servicing Account, any Reserve Account, any REO Account, the Distribution Account, any Loan Combination Custodial Account, the Interest Reserve Account, the Additional Interest Accounts and the Gain-on-Sale Reserve Account, for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

            "Net Mortgage Pass-Through Rate":

            (a) With respect to any Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

            (b) With respect to any Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

                  (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which such Distribution Date occurs, multiplied by
                        (b) the Stated Principal Balance of such Trust Mortgage Loan (or such Trust REO Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

                  (2) the denominator of which fraction is the Stated Principal Balance of such Trust Mortgage Loan (or such Trust REO Loan) immediately preceding that Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2007 (unless, in either case, the related Distribution Date is the final Distribution Date), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2007 (or February, if the related Distribution Date is the final Distribution Date), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trust Administration Fee Rate, and the applicable Master Servicing Fee Rate (and Broker Strip Rate, if any) and, with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the Georgia-Alabama Retail Portfolio Servicing Fee Rate; and, with respect to any Non-Trust Loan or any successor REO Loan with respect thereto, the related Mortgage Rate minus the applicable Master Servicing Fee Rate.

            "Net Operating Income" or "NOI": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s).

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable Servicing Advance).

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or Trust REO Loan by the applicable Master Servicer, the Trustee or any Fiscal Agent, as the case may be, that, as determined by the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, in accordance with the Servicing Standard (in the case of the applicable Master Servicer or the Special Servicer) or its good faith judgment (in the case of the Trustee or any Fiscal Agent) with respect to such P&I Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or with respect to such Trust Mortgage Loan or Trust REO Loan (or, in the case of a Trust Mortgage Loan that is a part of a Loan Combination, on or with respect to the related Loan Combination); provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master Servicer, the Trustee and any Fiscal Agent) in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the applicable Master Servicer, the Trustee or any Fiscal Agent is a Nonrecoverable P&I Advance and shall deliver notice of such determination to the applicable Master Servicer, the Trustee and any Fiscal Agent. In making a recoverability determination, the applicable Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such Person's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to
Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the applicable Master Servicer's, the Special Servicer's, the Trustee's or any Fiscal Agent's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the applicable Master Servicer and the applicable Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with any determination that any P&I Advance constitutes a Nonrecoverable P&I Advance; provided that, no party may reverse any determination by another party hereto that a P&I Advance is a Nonrecoverable Advance.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a Mortgage Loan or REO Loan by the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, that, as determined by the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in accordance with the Servicing Standard (in the case of the applicable Master Servicer or the Special Servicer) or its good faith judgment (in the case of the Trustee or any Fiscal Agent) with respect to such Servicing Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or the related REO Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master Servicer, the Trustee and any Fiscal Agent) in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the applicable Master Servicer, the Trustee or any Fiscal Agent is a Nonrecoverable Servicing Advance and shall deliver notice of such determination to the applicable Master Servicer, the Trustee and any Fiscal Agent. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to
Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. The applicable Master Servicer's, the Special Servicer's, the Trustee's or any Fiscal Agent's determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the applicable Master Servicer and the applicable Master Servicer, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with any determination that any Servicing Advance constitutes a Nonrecoverable P&I Advance; provided that, no party may reverse any determination by another party hereto that a Servicing Advance is a Nonrecoverable Advance.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class Y, Class Z, Class R-I or Class R-II Certificate.

            "Non-Trust Loan" Any Farallon Portfolio Non-Trust Loan, Georgia-Alabama Retail Portfolio Non-Trust Loan or any B-Note Non-Trust Loan.

            "Non-Trust Noteholder": The holder of a Non-Trust Loan.

            "Non-United States Securities Person": Any Person other than a United States Securities Person.

            "Non-United States Tax Person": Any Person other than a United States Tax Person.

            "Officer's Certificate": A certificate signed by a Servicing Officer of either Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

            "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the applicable Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee or the applicable Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of Grantor Trust Y or Grantor Trust Z as a grantor trust; (c) compliance with REMIC Provisions; or (d) the resignation of either Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the applicable Master Servicer, the Special Servicer or the Depositor, as applicable.

            "Option Holder": As defined in Section 3.18(c).

            "Option Price": As defined in Section 3.18(c).

            "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": $2,435,364,703, the total original notional amount of the Class X Certificates.

            "Other Pooling and Servicing Agreement": That certain pooling and servicing agreement establishing the trust fund into which the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan has been deposited, dated as of June 1, 2007 among the Depositor, Midland Loan Services, Inc., as master servicer no. 1 and special servicer, Wachovia Bank, National Association, as master servicer no. 2, and LaSalle Bank National Association, as trustee and custodian.

            "Other Securitization": A securitization of the Georgia-Alabama Retail Portfolio A-Note Non-Trust Loan or any other Non-Trust Loan.

            "Other Securitization Pooling and Servicing Agreement": The pooling and servicing agreement for any Other Securitization.

            "Other Trustee": Any trustee under any Other Securitization.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to:

            (i) the Class A-1 Certificates for any Distribution Date, a per annum rate equal to 4.622%;

            (ii) the Class A-2 Certificates for any Distribution Date, a per annum rate equal to (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date less (b) 0.037%;

            (iii) the Class A-SB Certificates for any Distribution Date, a per annum rate equal to (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date less (b) 0.067%;

            (iv) the Class A-3 Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (v) the Class AM Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (vi) the Class AJ Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (vii) the Class A-1A Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (viii) the Class AM-A Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (ix) with respect to the Class AJ-A Certificates, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (x) the Class B Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xi) the Class C Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xii) the Class D Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xiii) the Class E Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xiv) the Class F Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xv) the Class G Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xvi) the Class H Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xvii) the Class J Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xviii) the Class K Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xix) the Class L Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.169% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xx) the Class M Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.169% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xxi) the Class N Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.169% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xxii) the Class P Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.169% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xxiii) the Class Q Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.169% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xxiv) the Class S Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.169% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

            (xxv) the Class T Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.169% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date; and

            (xxvi) With respect to the Class X Certificates, for any Distribution Date, a rate equal to the weighted average of the Class X Strip Rates for the Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of the Class X Components outstanding immediately prior to such Distribution
      Date).

            "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any advance made by the applicable Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

            "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on such Mortgage Loan (or such successor REO Loan) accrued at the related Mortgage Rate.

            "Peninsula Beverly Hills A-Note Trust Mortgage Loan": The loan that is (a) part of the Trust Fund, (b) has been designated as "Note A" with an unpaid principal balance of $79,300,000 as of the Cut-off Date and (c) is secured by the same mortgage encumbering the Peninsula Beverly Hills Mortgaged Property.

            "Peninsula Beverly Hills B-Note Non-Trust Loan": The loan that is
(a) not part of the Trust Fund, (b) has been designated as "Note B" with an unpaid principal balance of $60,700,000 as of the Cut-off Date and (c) is secured by the same mortgage encumbering the Peninsula Beverly Hills Mortgaged Property.

            "Peninsula Beverly Hills Borrower": The Mortgagor under the Peninsula Beverly Hills Loan Combination.

            "Peninsula Beverly Hills Controlling Party": (A) The holder of more than 50% of the principal balance of the Peninsula Beverly Hills B-Note Non-Trust Loan (excluding any principal balance held by the related borrower or certain borrower related parties), but only if and for so long as it has an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the Peninsula Beverly Hills Loan Combination allocable to the Peninsula Beverly Hills B-Note Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount); or

            (B) if the unpaid principal balance of the Peninsula Beverly Hills B-Note Non-Trust Loan, net of the portion of any Appraisal Reduction Amount with respect to the Peninsula Beverly Hills Loan Combination allocable to the Peninsula Beverly Hills B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount), the Controlling Class Representative.

            "Peninsula Beverly Hills Intercreditor Agreement": The intercreditor and servicing agreement by and between the holders of the Peninsula Beverly Hills Trust Mortgage Loan and the Peninsula Beverly Hills B-Note Non-Trust Loan. Following the inclusion of the Peninsula Beverly Hills A-Note Trust Mortgage Loan in the Trust Fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Peninsula Beverly Hills Intercreditor Agreement.

            "Peninsula Beverly Hills Loan Combination": Collectively, the Peninsula Beverly Hills A-Note Trust Mortgage Loan and the Peninsula Beverly Hills B-Note Non-Trust Loan.

            "Peninsula Beverly Hills Mortgaged Property": The Mortgaged Property identified on Schedule I to this Agreement as Peninsula Beverly Hills.

            "Percentage Interest": With respect to any REMIC II Regular Certificate or the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, Class Y Certificate or Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 8.16(b).

            "Performing Mortgage Loan": Any Corrected Mortgage Loan and any Mortgage Loan as to which a Servicing Transfer Event has never occurred.

            "Performing Party": As defined in Section 8.16(b).

            "Periodic Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20) or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement.

            "Permitted Investments": U.S. government securities and AAA rated obligations, including:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

            (ii) repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that (a) the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are rated F1+ by Fitch and A-1+ by S&P, and (b) if it is a long term deposit or debt obligation (which in the case of S&P means in excess of three months), the long-term debt obligations of which are rated AA+ by Fitch and AAA by S&P;

            (iii) federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), (a) the short-term obligations of which are rated F1+ by Fitch and A-1+ by S&P, and (b) if it is a long term obligation (which in the case of S&P means in excess of three months), the long-term debt obligations of which are rated AA+ by Fitch and AAA by S&P;

            (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper (a) is rated F1+ by Fitch and A-1+ by S&P, and (b) if it is a long term obligation (which in the case of S&P means in excess of three months), the long-term debt obligations of which are rated AA+ by Fitch and AAA by S&P;

            (v) money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization (AA+ by Fitch and AAAm or AAAm-G by S&P); and

            (vi) any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those Rating Agencies to, among others, the Trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity. In addition, "Permitted Investments" (i) shall exclude any security with the S&P's "r" symbol attached to the rating; and (ii) must be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change. All investments must mature or be redeemable upon the option of the holder thereof on or prior to the Business Day preceding the day before the date such amounts are required to be remitted out of the applicable account.

      "Permitted Transferee": Any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of any Residual Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

            "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class (or, if the Controlling Class consists of Book-Entry Certificates, any single Certificate Owner) (other than any Holder (or Certificate Owner, as the case may be) which is an Affiliate of the Depositor or a Mortgage Loan Seller) with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Plurality Subordinate Certificateholder, the Class A Senior Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates (or Certificate Owners) of such Classes of Class A Senior Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "PNC": PNC Bank, National Association, a national banking association, or its successor in interest.

            "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Special Servicer, for LaSalle Bank National Association, as Trustee in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8."

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, (i) each Trust ARD Loan is repaid on its Anticipated Repayment Date, (ii) the Trust Converting Loan is paid in full on the first payment date when no prepayment charge is due, (iii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iv) there will be no extension of maturity for any Trust Mortgage Loan.

            "Prepayment Interest Excess": With respect to: (a) any Serviced Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any Additional Interest and Penalty Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (without regard to any related Prepayment Premium or Yield Maintenance Charge actually collected); and (b) the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, if it was subject to a voluntary Principal Prepayment in full or in part, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in the applicable Collection Period, the amount of interest (net of the related Master Servicing Fee, the Georgia-Alabama Retail Portfolio Servicing Fee Rate and, if applicable, any Additional Interest and Penalty Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected by, and to the extent received from, the Georgia-Alabama Retail Portfolio Servicer.

            "Prepayment Interest Shortfall": With respect to: (a) any Serviced Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trust Administration Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest and/or Additional Interest, if applicable); and (b) the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, if the Georgia-Alabama Retail Portfolio Trust Mortgage Loan was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor by, and received from, the Georgia-Alabama Retail Portfolio Servicer (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trust Administration Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest and/or Additional Interest, if applicable).

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Prepayment Premium Period": The time period over which the prepayment premium percentage of any Converting Loan is reduced with respect to voluntary prepayment.

            "Primary Collateral": The Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicers (or, if the Master Servicers fail to agree, the Trustee) shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicers (or, if the Master Servicers fail to agree, the Trustee) shall agree on and select a comparable interest rate index. Any such selection shall be made in the sole discretion of the party(ies) making the selection, which party(ies) shall notify the Trustee and the Special Servicer in writing of its (their) selection.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following (without duplication):

            (a) the aggregate of the principal portions of all Periodic Payments (other than Balloon Payments) and any Assumed Periodic Payments due or deemed due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced with respect to such Distribution Date;

            (b) the aggregate of all Principal Prepayments received on the Trust Mortgage Loans during the related Collection Period;

            (c) with respect to any Trust Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

            (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicers and/or Special Servicer (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, by the Georgia-Alabama Retail Portfolio Servicer) as recoveries of principal of the Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

            (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

            (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicers and/or Special Servicer (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, by the Georgia-Alabama Retail Portfolio Servicer) as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust REO Loan or the predecessor Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or (e) above; and

            (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01; provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the Principal Distribution Amount for the subject Distribution Date shall be reduced (to not less than zero) as and to the extent provided in Section 1.02(b); and provided, further, that if any Recovered Amounts are received during the related Collection Period, then the Principal Distribution Amount for the subject Distribution Date shall be increased as and to the extent provided in Section 1.02(c).

            Any allocation of the Principal Distribution Amount between Loan Group 1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Distribution Amount shall take into account Section 1.02.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

            "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

            "Privileged Person": Any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Non-Trust Noteholder, any Underwriter or any party hereto; provided that no Certificateholder, Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 unless such Person has delivered to the Trustee or the applicable Master Servicer, as the case may be, a certification in the form of Exhibit I-1 or Exhibit I-2 (or such other form as may be reasonably acceptable to the Trustee or the applicable Master Servicer, as the case may be), as applicable.

            "Proposed Plan": As defined in Section 3.17(a)(iii).

            "Prospectus": The prospectus dated May 10, 2007, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The final prospectus supplement dated August 17, 2007 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Option Notice": As defined in Section 3.18(e).

            "Purchase Price": With respect to any Trust Mortgage Loan (or Trust REO Loan), a cash price equal to the outstanding principal balance of such Trust Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan) at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase (or, in the case of any Trust Mortgage Loan for which the Due Date occurs on a day other than the first calendar day of the month, the Due Date occurring in the month in which such Collection Period ends), (b) any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan), (c) all related and unreimbursed (from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is part of a Loan Combination, any related Non-Trust Loan (or Trust REO Loan and, if such Trust REO Loan is a successor to a Trust Mortgage Loan that is part of a Loan Combination, any related REO Loan that is a successor to a related Non-Trust Loan)) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees), incurred by the applicable Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above) and Principal Recovery Fees payable (to the extent payable pursuant to Section 3.11(c)) with respect to such Trust Mortgage Loan (or Trust REO Loan), and (e) any other Additional Trust Fund Expenses in respect of such Trust Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund Expenses (which includes Special Servicing Fees and Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from related Insurance Proceeds or Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A" by Fitch and S&P (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to
Section 3.07(c), that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses (in the case of Fitch or S&P) or numerical designations) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by Fitch (if rated by Fitch, or if not rated by Fitch, "A:1X" by A.M. Best) and S&P (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than the deleted Trust Mortgage Loan;
(iv) accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Trust Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt Service Coverage Ratio of not less than the greater of the original Debt Service Coverage Ratio of the deleted Trust Mortgage Loan and the current Debt Service Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in an Adverse Rating Event (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense); (xvi) have comparable prepayment restrictions; and (xvii) become a part of the same Loan Group as the deleted Trust Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the proposed Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in August
2049.

            "Rating Agency": Any of Fitch or S&P.

            "Realized Loss": With respect to: (1) each Specially Serviced Mortgage Loan or Corrected Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property and with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, if a Final Recovery Determination has been made in respect thereof by the Georgia-Alabama Retail Portfolio Servicer, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Penalty Interest, Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unpaid servicing expenses, any related Servicing Advances (together with Unliquidated Advances in respect of prior related Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as the case may be, and any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of a Mortgage Loan or REO Loan that is part of a Serviced Loan Combination, net of any portion of such payments and/or proceeds that represent Liquidation Proceeds payable to the holder(s) of the other Mortgage Loan(s) in that Serviced Loan Combination; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement), the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); (4) each Trust Mortgage Loan or Trust REO Loan as to which there were any Nonrecoverable Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the Certificates; and (5) each Trust Mortgage Loan purchased from the Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recording/Filing Agent": As defined in Section 2.01(d).

            "Recovered Amount": As defined in Section 1.02(c).

            "Registered Certificate": Any Class A-1, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E or Class F Certificate.

            "Regular Certificate": Any REMIC II Regular Certificate.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or collectively more Global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S CUSIP number.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "Relevant Servicing Criteria" means the Servicing Criteria applicable to the various parties, as set forth on Exhibit L attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Sub-Servicing Function Participant engaged by the Trustee, either Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such Master Servicer, the Special Servicer or the Trustee.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the Closing Date (excluding the Excess Servicing Strip and all Additional Interest on such Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts (exclusive of the Excess Servicing Strip, all Additional Interest) held from time to time in the Collection Accounts, the Interest Reserve Account, any Pool REO Account, the Gain-on-Sale Reserve Account, any Loan Combination Custodial Account and the Distribution Account;
(iii) any REO Property acquired in respect of a Trust Mortgage Loan (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the rights of the holder thereof with respect to any related Georgia-Alabama Retail Portfolio REO Property under the Other Pooling and Servicing Agreement); (iv) the rights of the Depositor under Sections 2, 3, 8, 10, 11, 12, 13, 14, 15, 17, 18, 20 and
21 of each of the Mortgage Loan Purchase Agreements with respect to the Trust Mortgage Loans; (v) the rights of the mortgagee under all Insurance Policies with respect to the Trust Mortgage Loans and (vi) the Interest Deposit Amount; provided that REMIC I shall not include any Non-Trust Loan or any successor REO Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on a Non-Trust Loan or any successor REO Loan with respect thereto.

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(b). The REMIC I Principal Balance of a REMIC I Regular Interest shall be increased, pursuant to the second paragraph of Section 4.04(b), in connection with increases in the Class Principal Balance of the Corresponding Certificates as contemplated by the second paragraph of Section 4.04(a).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

            "REMIC II Regular Certificate": Any Class A-1, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T or Class X Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account or any Loan Combination REO Account, as applicable.

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 or, in the case of the Georgia-Alabama Retail Portfolio Mortgaged Property, pursuant to the Other Pooling and Servicing Agreement.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18 or, in the case of the Georgia-Alabama Retail Portfolio Mortgaged Property, pursuant to the Other Pooling and Servicing Agreement.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan (or, if a Serviced Loan Combination is involved, any of the multiple Mortgage Loans comprising the subject Serviced Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or an interest therein) remains part of REMIC I and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any Loan Combination REO Property, on behalf of the Trust and the related Non-Trust Noteholder(s)). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to, the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related Additional Trust Fund Expenses) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate (in the case of the Trust REO Loan that relates to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, net of the Georgia-Alabama Retail Portfolio Servicing Fee Rate) to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order; provided, however, that if the Mortgage Loans comprising a Serviced Loan Combination become REO Loans, then amounts received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Loan Combination Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," shall be deemed outstanding until recovered.

            "REO Property": With respect to any Mortgage Loan (other than a Mortgage Loan constituting part of a Loan Combination), a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; and with respect to a Serviced Loan Combination, the related Loan Combination REO Property; provided that the Georgia-Alabama Retail Portfolio Mortgaged Property shall constitute an REO Property if acquired under the Other Pooling and Servicing Agreement for the benefit of all the related Non-Trust Noteholders and the Trust, as their interests may appear, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the Georgia-Alabama Retail Portfolio Loan Combination.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a)(i).

            "Representing Party": As defined in Section 8.15.

            "Request for Release": A request signed by a Servicing Officer, as applicable, of either Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 C.F.R. ss. 225.64 and conducted in accordance with the standards of the Appraisal Institute.

            "Required Appraisal Mortgage Loan": Each Trust Mortgage Loan (or, in the case of clause (ii) below, any successor Trust REO Loan with respect thereto) (i) that is 60 days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer in a manner that affects the amount or timing of any Periodic Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) delinquent in respect of any Balloon Payment unless (x) the related Mortgagor makes an Assumed Periodic Payment on each Due Date (commencing with the Due Date of such Balloon Payment) during the period contemplated in clause (y), and (y) the applicable Master Servicer receives, within 60 days after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Trust Mortgage Loan within 120 days after the Due Date of such Balloon Payment and either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially Serviced Mortgage Loan" that the refinancing could not reasonably be expected to occur; provided, however, that a Required Appraisal Mortgage Loan shall cease to be a Required Appraisal Mortgage
Loan:

            (a) with respect to the circumstances described in clauses (i) and
(iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Trust Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to
Section 3.20); and

            (b) with respect to the circumstances described in clauses (iv), (v) and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan. For purposes of the foregoing, each Loan Combination shall be treated as a single Mortgage Loan.

            "Required Appraisal Value": With respect to any Mortgaged Property or REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such Required Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended no less often than annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal or internal valuation, if applicable conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

            "Residual Certificate": A Class R-I or Class R-II Certificate.

            "Responsible Officer": When used with respect to (i) the initial Trustee, any officer in the Global Securities and Trust Services group of the initial Trustee, (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers, to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject, (iii) the Custodian, any officer thereof, and (iv) any Fiscal Agent, any officer thereof.

            "Restricted Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File, the CMSA Comparative Financial Status Report, the CMSA Loan Level Reserve/LOC Report and the CMSA Reconciliation of Funds Report.

            "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

            "S&P": Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers, the Special Servicer and any Fiscal Agent, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification": As defined in Section 8.16(a)(iii).

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement) or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for a Loan Combination provide for a single monthly debt service payment for such Loan Combination, then the Scheduled Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Loan Combination Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Mortgage Loan comprising the subject Loan Combination.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-SB, Class A-3, Class A-1A or Class X Certificate.

            "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class S, Class T or Class Q Certificate.

            "Serviced Loan Combination": Each Loan Combination other than the Georgia-Alabama Retail Portfolio Loan Combination.

            "Serviced Mortgage Loan": Each Mortgage Loan (including a Specially Serviced Mortgage Loan, but excluding an REO Loan) other than any Mortgage Loan constituting part of the Georgia-Alabama Retail Portfolio Loan Combination.

            "Serviced Mortgaged Property": The Mortgaged Property securing a Serviced Mortgage Loan.

            "Serviced REO Loan": An REO Loan deemed to be outstanding in respect of a Serviced Mortgaged Property.

            "Serviced Trust Defaulted Mortgage Loan": A Defaulted Mortgage Loan that is a Trust Mortgage Loan and a Serviced Mortgage Loan.

            "Serviced Trust Mortgage Loan": Any Trust Mortgage Loan that is a Serviced Mortgage Loan.

            "Servicer": Any Person that constitutes a "servicer," as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization Transaction.

            "Servicer Notice": As defined in Section 3.14.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in connection with the servicing of a Serviced Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any Administered REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the applicable Master Servicer and the Special Servicer, if any, set forth in
Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iii), (v), (vii) and (viii) of the definition of "Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the applicable Master Servicer or the Trustee set forth in
Section 2.03(a) or (b) and (k) any other expenditure expressly designated as a Servicing Advance under this Agreement. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the applicable Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs, and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the applicable Master Servicer or the Special Servicer without reimbursement pursuant to the terms of this Agreement.

            "Servicing Criteria": The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

            "Servicing Fees": With respect to each Serviced Mortgage Loan and any successor REO Loan with respect thereto, the Master Servicing Fee and the Special Servicing Fee. With respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the Master Servicing Fee and the Georgia-Alabama Retail Portfolio Servicing Fee Rate.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

            "Servicing Function Participant": Any of: (i) Master Servicer No. 1 or Master Servicer No. 2; (ii) the Special Servicer; (iii) the Trustee; (iv) the Custodian and (v) any other party hereto, in addition to the Master Servicers, the Special Servicer, the Trustee and the Custodian, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund.

            "Servicing Officer": Any officer or employee of either Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing Representative": With respect to either Master Servicer, the Special Servicer or the Trustee, any other Person (including any Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a Sub-Servicing Function Participant.

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standard": With respect to either Master Servicer or the Special Servicer, as applicable, the servicing and administration of the Serviced Mortgage Loans (including any Non-Trust Loans) for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, such Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the timely recovery of all Scheduled Payments of principal and interest under the Serviced Mortgage Loans, (ii) in the case of the Special Servicer, if a Serviced Mortgage Loan comes into and continues in default, the maximization of the recovery on that Mortgage Loan to the Certificateholders or, in the case of any Loan Combination, to the Certificateholders and the related Non-Trust Noteholder(s) (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage
Rate) and (iii) the best interests (as determined by the applicable Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment) of the Certificateholders and the Trust Fund (or, in the case of any Loan Combination, the Certificateholders, the Trust Fund and the related Non-Trust Noteholder(s), taking into account, if applicable and to the extent consistent with the related Loan Combination Intercreditor Agreement and the related Mortgage Loan documents, the subordinate nature, if applicable, of the related Non-Trust Loan(s)) and (c) without regard to (i) any relationship that such Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor (or any Affiliate thereof), the Depositor, any Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any Certificate by such Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of such Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of such Master Servicer or the Special Servicer, as the case may be, to make Advances; (v) the ownership, servicing or management by such Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the Mortgage Pool; (vi) any obligation of such Master Servicer or any Affiliate of such Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of such Master Servicer or any Affiliate of such Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt such Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate thereof.

            "Servicing Transfer Event": With respect to any Serviced Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan."

            "Significant Mortgage Loan": At any time of determination, any Mortgage Loan that (1) has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a Crossed Loan Group or (c) as part of a group of Mortgage Loans made to affiliated Mortgagors, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (2) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

            "Significant Obligor": (a) Any obligor (as defined in Item 1101(k) of Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance). The Mortgagor with respect to the Farallon Portfolio Trust Mortgage Loan and the Empirian Portfolio Pool Two Trust Mortgage Loan are Significant Obligors with respect to the Mortgage Pool.

            "Similar Law": As defined in Section 5.02(c).

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

            "Sole Certificate Owner": As defined in Section 9.01.

            "Special Servicer": Midland Loan Services, Inc., or any successor in interest thereto, or any successor special servicer appointed as herein provided.

            "Special Servicer Indemnification Agreement": With respect to the initial Special Servicer, that certain Master Servicer and Special Servicer Indemnification Agreement, dated as of August 17, 2007, between the initial Special Servicer, the Depositor, the Underwriters and the Initial Purchasers.

            "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of Regulation AB, but only if the Special Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii) the termination of a definitive agreement that is material to the Subject Securitization Transaction (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Special Servicer or any Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A) the Special Servicer, (B) any Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 1.03(a) ON FORM 8-K];

            (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject Material Debtor is (A) the Special Servicer, (B) any Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 1.03(b) ON FORM 8-K];

            (v) any resignation, removal, replacement or substitution of (A) the Special Servicer or (B) any Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vi) any appointment of (A) a new Special Servicer or (B) any new Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vii) any nonpublic disclosure, by the Special Servicer or any Servicing Representative of the Special Servicer, with respect to the Subject Securitization Transaction (other than disclosure required by this Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
      243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (viii) any other information of importance to Certificateholders (determined by the Special Servicer in accordance with the Servicing Standard) that (A) is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, and (B) the Special Servicer has determined, in accordance with the Servicing Standard, could have a material adverse effect on the value of a Mortgaged Property as collateral for a Specially Serviced Mortgage Loan or the ability of a Mortgaged Property to generate sufficient cash flow for the related Mortgagor to meet its debt service obligations under the related Specially Serviced Mortgage Loan [ITEM 8.01 ON FORM 8-K];

            (ix) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Special Servicer is controlling the subject litigation or if the subject Material Litigant is (A) the Special Servicer, (B) any Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 2 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (x) the receipt by the Special Servicer or by any Servicing Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any Significant Obligor (that has been identified to the Special Servicer in writing) with respect to a Specially Serviced Mortgage Loan that is required to be provided under Item 1112(b) of Regulation AB [ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xi) to the extent not otherwise disclosed in the Prospectus Supplement or previously included in a report delivered by the Special Servicer to the Trustee and the Depositor in accordance with Section 8.16(c), whether the Special Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) either Master Servicer, (F) any Servicing Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or
      (G) any Significant Obligor [GENERAL INSTRUCTION J TO FORM 10-K];

            (xii) to the extent not otherwise disclosed in the Prospectus Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and the Special Servicer or any Servicing Representative of the Special Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K]; and

            (xiii) to the extent not otherwise disclosed in the Prospectus Supplement, any specific relationship involving or relating to the Subject Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and the Special Servicer or any Servicing Representative of the Special Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K].

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Designated Mortgage Loan Documents": With respect to any Trust Mortgage Loan, the following documents collectively:

            (i) the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

            (ii) an original or a copy of the Mortgage (with or without recording information);

            (iii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (iv) an original or a copy of any Ground Lease and any related ground lessor estoppel; and

            (v) an original of any letter of credit relating to the Trust Mortgage Loan (which letter of credit shall not be delivered in original form to the Custodian but rather to the applicable Master Servicer);

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Custodian, such term, with respect to any receipt or certification by the Custodian for documents described in clauses (iv) and (v) of this definition, shall be deemed to include such documents only to the extent the Custodian has actual knowledge of their existence; and provided, further, that the only Specially Designated Mortgage Loan Document with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan shall be the document described in clause (i) of this definition.

            "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to which any of the following events have occurred:

            (a) the related Mortgagor shall have failed to make when due any Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

            (i) except in the case of a Balloon Payment, for 60 days; or

            (ii) solely in the case of a delinquent Balloon Payment, beyond the day such Balloon Payment was due or (if longer) beyond the applicable grace period for a Balloon Payment unless (x) the related Mortgagor (A) makes in respect of each Due Date (commencing with the Due Date of such Balloon Payment) during the period contemplated in (B) below, without omission, Assumed Periodic Payments and (B) delivers a refinancing commitment within 60 days after such Mortgage Loan's maturity date, then for such period (not to exceed 120 days) beyond such Mortgage Loan's maturity date ending on the earlier of the date on which the related Mortgagor fails to make an Assumed Periodic Payment or the date on which it is determined that the refinancing could not reasonably be expected to occur; or

            (b) the applicable Master Servicer or, with the consent of the Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

            (c) the applicable Master Servicer or, with the consent of the Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees shall be payable); or

            (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

            (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (ii) with respect to the circumstances described in clauses (b),
      (d), (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

            (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            During any time an entire Serviced Loan Combination is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such Loan Combination, it will also be considered to exist for the other Mortgage Loan(s) in such Loan Combination; provided that, if a B-Note Loan Holder prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the related B-Note Non-Trust Loan shall not, in and of itself, result in the existence of a Servicing Transfer Event with respect to such A-Note Trust Mortgage Loan or cause the servicing of the subject Loan Combination to be transferred to the Special Servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

            The Georgia-Alabama Retail Portfolio Loan Combination will be considered a "specially serviced mortgage loan" under and in accordance with the related Other Pooling and Servicing Agreement.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by the states of New York, Massachusetts, Illinois, Delaware and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the Trust Fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of a Mortgage Loan constituting part of the Georgia-Alabama Retail Portfolio Loan Combination, by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement) and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

            (i) all payments and other collections of principal, if any, with respect to such Trust Mortgage Loan that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause(s) (a), (b), (c) and/or (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";

            (ii) any other amount received with respect to such Trust Mortgage Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

            (iii) any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

            (iv) any related Realized Loss (other than any such loss resulting from a Deficient Valuation) incurred during the related Collection Period that represents a loss of principal with respect to that Trust Mortgage Loan.

            With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

            (a) all amounts, if any, collected with respect to the related REO Property that are allocable as principal of the subject Trust REO Loan and that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the provisos to, the definition of "Principal Distribution Amount"; and

            (b) any related Realized Losses incurred during the related Collection Period that represents a loss of principal with respect to the subject Trust REO Loan.

            A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            The Stated Principal Balance with respect to each A-Note Non-Trust Loan and B-Note Non-Trust Loan shall be (1) the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each monthly remittance date under the related Loan Combination Intercreditor Agreement to not less than zero, by (2) the sum of (A) any amounts received during the related Collection Period that are allocable as principal of such Non-Trust Loan or any successor REO Loan with respect thereto and (B) any Realized Losses incurred with respect to such Non-Trust Loan or any successor REO Loan during the related Collection Period that represent a loss of principal with respect thereto (including as a result of a Deficient Valuation).

            "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

            "Subordinated Certificate": Any Class AM, Class AM-A, Class AJ, Class AJ-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S, Class T, Class R-I or Class R-II Certificate.

            "Sub-Servicer": Any Person that either Master Servicer or the Special Servicer has retained or engaged for the performance (whether directly or through Sub-Servicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by such Master Servicer or the Special Servicer under this Agreement, with respect to one or more of the Mortgage Loans, which servicing functions either (a) are identified in Item 1122(d) of Regulation AB or (b) would cause such Person to be a Servicer.

            "Sub-Servicing Agreement": The written contract between either Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Sub-Servicing Function Participant": Any Sub-Servicer, sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund (i.e., any entity that is performing activities that address the criteria in Item 1122(d) of Regulation AB, unless either (x) such entity's activities relate only to 5% or less of the Mortgage Loans, by balance or (y) the applicable party hereto takes responsibility for the activities of such Sub-Servicer, sub-contractor, vendor, agent or other Person as permitted under Regulation AB).

            "Subsequent Exchange Act Reports": As defined in Section 8.16(a).

            "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced, calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balance of the related Qualified Substitute Mortgage Loan or Qualified Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01(c).

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust Y and Grantor Trust Z due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Timbercreek Apartments B-Note Non-Trust Loan": The Mortgage Loan, other than the Timbercreek Apartments Trust Mortgage Loan, that is secured by the same Mortgage encumbering the Timbercreek Apartments Mortgaged Property as the Timbercreek Apartments Trust Mortgage Loan, and that is subordinate, to the extent set forth in the related Loan Combination Intercreditor Agreement, in right of payment and in other respects to the Timbercreek Apartments Trust Mortgage Loan.

            "Timbercreek Apartments Controlling Party" means the Controlling Class Representative.

            "Timbercreek Apartments Intercreditor Agreement": The Intercreditor and Servicing Agreement, dated June 6, 2007, between the Trust as holder of the Timbercreek Apartments Trust Mortgage Loan and the holder of the Timbercreek Apartments B-Note Non-Trust Loan.

            "Timbercreek Apartments Loan Combination": Collectively, the Timbercreek Apartments Trust Mortgage Loan and the Timbercreek Apartments B-Note Non-Trust Loan. The term "Timbercreek Apartments Loan Combination" shall include any successor REO Loans with respect to the Timbercreek Apartments Trust Mortgage Loan and the Timbercreek Apartments B-Note Non-Trust Loan.

            "Timbercreek Apartments Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as Timbercreek Apartments.

            "Timbercreek Apartments Trust Mortgage Loan": The Trust Mortgage Loan that is secured by the Timbercreek Apartments Mortgaged Property and included in the Trust Fund.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created hereunder.

            "Trust Administration Fee": With respect to each Trust Mortgage Loan and each Trust REO Loan for any Distribution Date an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trust Administration Fee Rate on the Stated Principal Balance of such Trust Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

            "Trust Administration Fee Rate": .00085% per annum.

            "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

            "Trust ARD Loan Additional Interest Account": The segregated account or accounts (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(d)(ii) with respect to the Trust ARD Loans, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Trust ARD Loan Additional Interest Account." The Trust ARD Loan Additional Interest Account shall not be an asset of either REMIC I or REMIC II.

            "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon
Loan.

            "Trust Converting Loan": The Trust Mortgage Loan that is a Converting Loan.

            "Trust Converting Loan Additional Interest Account": The segregated account or accounts (which may be a sub-account of the Distribution Account) created and maintained by the Trustee pursuant to Section 3.04(d)(i) with respect to the Trust Converting Loan, which shall be entitled "Trustee, in trust for the registered holders of ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Trust Converting Loan Additional Interest Account." The Trust Converting Loan Additional Interest Account shall not be an asset of either REMIC I or REMIC II.

            "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a Corrected Mortgage Loan.

            "Trust Defaulted Mortgage Loan": Any Trust Mortgage Loan that is a Defaulted Mortgage Loan.

            "Trust Defeasance Mortgage Loan": Any Trust Mortgage Loan that is a Defeasance Loan.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I and REMIC II, (ii) the Grantor Trust Y Assets and (iii) the Grantor Trust Z Assets.

            "Trust Mortgage Loan": Each Mortgage Loan, including the Farallon Portfolio Trust Mortgage Loan, the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the Executive Hills Trust Mortgage Loan, the Peninsula Beverly Hills Trust Mortgage Loan and the Timbercreek Apartments Trust Mortgage Loan transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

            "Trust REO Loan": Any REO Loan that succeeded a Trust Mortgage Loan.

            "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or Trust REO Loan that is a Required Appraisal Mortgage Loan.

            "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

            "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Appointee": Any Fiscal Agent, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

            "Trustee Indemnification Agreement": With respect to the initial Trustee, that certain Trustee Indemnification Agreement, dated as of August 17, 2007, between the initial Trustee, the Depositor, the Underwriters and the Initial Purchasers.

            "Trustee Investment Period": With respect to any Distribution Date, the period commencing on the day immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing on the Closing Date) and ending on and including the subject Distribution Date.

            "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i) the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item 1108(a)(3) of Regulation AB, but only if the Trustee, any Servicing Representative of the Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii) the termination of a definitive agreement that is material to the Subject Securitization Transaction (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the Trustee, any Servicing Representative of the Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii) the appointment of a receiver, fiscal agent or similar officer for any Material Debtor in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject Material Debtor is (A) the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB,
      (C) any Trustee Appointee, (D) any Enhancement/Support Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM 1.03(a) ON FORM 8-K];

            (iv) the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject Material Debtor is (A) the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM 1.03(b) ON FORM 8-K];

            (v) any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the Certificates [ITEM 2.04 ON FORM 8-K];

            (vi) any material modification to the rights of the Holders of any Class of Certificates, including by reason of a modification to this Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument [ITEM 3.03(a) ON FORM 8-K];

            (vii) any material limitation or qualification of the rights evidenced by any Class of Certificates by reason of the modification of any other Class of Certificates [ITEM 3.03(b) ON FORM 8-K];

            (viii) any amendment to this Agreement pursuant to Section 11.01 [ITEM 5.03 ON FORM 8-K];

            (ix) any resignation, removal, replacement or substitution of (A) the Trustee, either Master Servicer or the Special Servicer or (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM ON 6.02 ON FORM 8-K];

            (x) any appointment of (A) a new Trustee, new Master Servicer or new Special Servicer or (B) any new Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON FORM 8-K];

            (xi) any termination of a material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more Classes of the Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement [ITEM 6.03(a) ON FORM 8-K];

            (xii) any addition of a material enhancement or support specified in
      Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates [ITEM 6.03(b) ON FORM 8-K];

            (xiii) any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more Classes of the Certificates [ITEM 6.03(c) ON FORM 8-K];

            (xiv) any material failure on the part of the Trustee to make on the applicable Distribution Date any required monthly distributions to the Holders of any Class of Certificates [ITEM 6.04 ON FORM 8-K];

            (xv) any nonpublic disclosure, by the Trustee, any Servicing Representative of the Trustee or any Trustee Appointee, with respect to the Subject Securitization Transaction that is required to be disclosed by Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (xvi) any other information of importance to Certificateholders that is not otherwise required to be included in the Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder [ITEM 8.01 ON FORM 8-K];

            (xvii) the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the Trustee is controlling the subject litigation or if the subject Material Litigant is (A) the Trustee, (B) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM 2 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of Certificates [ITEM 4 ON FORM 10-D];

            (xix) the submission of any matter to a vote by Certificateholders [ITEM 5 ON FORM 10-D];

            (xx) the receipt by the Trustee or by any Servicing Representative or other agent of the Trustee of any updated information regarding an Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b) of Regulation AB [ITEM 7 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xxi) to the extent not otherwise disclosed in the Prospectus Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee as described in Item 1119(a) of Regulation AB has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a Mortgage Loan Seller, (D) either Master Servicer, (E) the Special Servicer, (F) any Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (G) any Trustee Appointee or (H) any Significant Obligor [GENERAL INSTRUCTION J TO FORM 10-K]; and

            (xxii) to the extent not otherwise disclosed in the Prospectus Supplement, any specific relationship involving or relating to the Subject Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the one hand, and the Trustee, any Trustee Appointee (but only if such Trustee Appointee is a material party to the Subject Securitization Transaction contemplated by Item 1100(d)(1) of Regulation
      AB) or any Servicing Representative (but only if such Servicing Representative is a Servicer contemplated by Item 1108(a)(3) of Regulation AB or a material party related to the Subject Securitization Transaction contemplated by Item 1100(d)(1) of Regulation AB) of the Trustee, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K].

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement filed pursuant to the UCC.

            "Underwriter": Each of MLPF&S, Countrywide Securities, Banc of America Securities LLC, Bear, Stearns & Co. Inc. and KeyBanc Capital Markets Inc., or in each case, its respective successor in interest.

            "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person": Any "United States person" within the meaning of Section 7701(a)(30) of the Code.

            "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii) out of principal collections on other Trust Mortgage Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related Trust Mortgage Loan or any related REO Property (and provided that no Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

            "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Advance Recovery Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates. Ninety-eight percent (98%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class S, Class T and Class Q Certificates in proportion to the respective Class Principal Balances of their Certificates. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates. The Class Y, Class Z and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either Master Servicer is the holder of any Certificates, such Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting such Master Servicer.

            "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any Trust REO Loans for such Distribution Date (without regard to the Additional Interest distributable to, and excluding amounts payable to, the Class Y or Class Z Certificates), weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

            "Wells": Wells Fargo Bank, National Association.

            "WHFIT": A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            "WHFIT Regulations": Treasury Regulations Section 1.671-5, as amended.

            "WHMT": A "Widely Held Mortgage Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(23).

            "Workout-Delayed Reimbursement Amounts": With respect to any Trust Mortgage Loan, the amount of any Advance made with respect to such Trust Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances accruing before, on and after such date, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage Loan becomes a Trust Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.00%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the applicable Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the applicable Master Servicer or the Special Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the applicable Master Servicer or the Special Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X ({(1+ ..055/2)^0.16667}-1) where .055 is the decimal version of the percentage 5.5% and
0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            Section 1.02 Certain Adjustments to the Principal Distributions on the Certificates.

            (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in a Collection Account for (i) any unreimbursed Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any Workout-Delayed Reimbursement Amount, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

            first, out of any amounts then on deposit in the Collection Accounts that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or Trust REO Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

            second, out of any amounts then on deposit in the Collection Accounts that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

            third, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Accounts that represent any other payments or other collections received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

            fourth, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Accounts that represent any other payments or other collections received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

            fifth, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Accounts that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

            (i) the Principal Distribution Amount for the related Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section 1.02(b), would constitute part of such Principal Distribution Amount; and

            (ii) depending on whether such payment or other collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable, for the related Distribution Date.

            (c) If and to the extent that any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount is reimbursed or interest on any Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal Distribution Amount, and to either or both of the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount, for the relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan or Trust REO Loan (such item, upon collection, a "Recovered Amount"), then (without duplication of amounts already included therein):

            (i) the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

            (ii) the Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance (and/or pay interest thereon) or to reimburse the subject Workout-Delayed Reimbursement Amount, as the case may be.

            (d) For purposes of making the adjustments to the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, for any Distribution Date, as contemplated by this Section 1.02, that amount shall be calculated in accordance with the definition thereof (without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

            (e) Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

            (f) For purposes of this Section 1.02, notwithstanding any other provision of this Agreement, the terms "Nonrecoverable Advance" and "Workout Delayed Reimbursement Amount" shall, with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, include any amounts paid by the applicable Master Servicer pursuant to Section 3.05(a)(xviii) in reimbursement of "Nonrecoverable Advances" and "Workout Delayed Reimbursement Amounts" (in each case within the meaning of the Other Pooling and Servicing Agreement) in respect of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, any successor Trust REO Loan with respect thereto or the Georgia-Alabama Retail Portfolio Mortgaged Property.

                                   ARTICLE II

       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Trust Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of New York, designated as "ML-CFC Commercial Mortgage Trust 2007-8" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 10, 11, 12, 13, 14, 15, 17, 18, 20 and 21 of each Mortgage Loan Purchase Agreement, (iii) the rights of the Depositor under each Loan Combination Intercreditor Agreement, (iv) the Interest Deposit Amount and (v) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Loan Combination Intercreditor Agreement. The Trustee, on behalf of the Trust, assumes the obligations of the related "A Note Holder," "Note A Holder" or "Lead Lender," (or similar term) as the case may be, under the related Loan Combination Intercreditor Agreement; provided that the applicable Master Servicer shall, as further set forth in
Article III, perform the servicing obligations and exercise the related rights of the related "A Note Holder" or "Lead Lender" (or similar term) as the case may be, under each Loan Combination Intercreditor Agreement for each Serviced Loan Combination. With respect to the Georgia-Alabama Retail Portfolio Loan Combination, the Georgia-Alabama Retail Portfolio Servicer shall service such Georgia-Alabama Retail Portfolio Loan Combination under and in accordance with the Other Pooling and Servicing Agreement. The applicable Master Servicer shall therefore, have limited duties with respect to the servicing of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan as further specified herein. The transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with the Custodian (with a copy to the applicable Master Servicer and the Special Servicer), before the Closing Date, the Mortgage File for each Trust Mortgage Loan so assigned. The Special Servicer may request the applicable Master Servicer to deliver a copy of the Servicing File for any Trust Mortgage Loan (other than a Specially Serviced Mortgage Loan) if such Master Servicer shall not have granted the Special Servicer electronic access to such Servicing Files. Notwithstanding the foregoing sentence, the delivery of a Servicing File by either Master Servicer to the Special Servicer may be made by such other means agreed to by such Master Servicer and the Special Servicer. None of the Custodian, the Trustee, any Fiscal Agent, the Master Servicers or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b).

            (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording thereon (except with respect to any Mortgage File document recorded in the name of MERS or its designee), solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording or filing as applicable, thereon (except with respect to any Mortgage File document recorded in the name of MERS or its designee), for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (ii) of the definition of "Mortgage File," certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Custodian on or before the Closing Date.

            If, on the Closing Date as to any Serviced Trust Mortgage Loan (other than any Mortgage Loan that has been recorded on the MERS(R) System), the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (a)(iv) or (a)(v) of the definition of "Mortgage File" (in the case of clause (a)(iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Serviced Trust Mortgage Loan on the Closing Date an omnibus assignment of such Serviced Trust Mortgage Loan; provided that all required original assignments with respect to such Serviced Trust Mortgage Loan in fully complete and recordable form shall be delivered to the Custodian within 120 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

            If, on the Closing Date as to any MERS Mortgage Loan, the applicable Mortgage Loan Seller does not deliver written evidence of the Trustee's ownership of such Mortgage Loan on the MERS(R) System showing the Trustee as a beneficiary of the assignment referred to in each of clause (a)(iv) and (a)(v) of the definition of "Mortgage File" or the UCC Financing Statements referred to in clause (a)(viii) of the definition of "Mortgage File", the applicable Mortgage Loan Seller may satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering such evidence of ownership within 45 days following the Closing Date; provided that, during such time, the applicable Mortgage Loan Seller shall execute any documents requested by the applicable Master Servicer or the Special Servicer with respect to such MERS Mortgage Loan that, in the reasonable discretion of the applicable Master Servicer or the Special Servicer (exercised in accordance with the Servicing Standard), are necessary to evidence the Trustee's ownership of, or are otherwise required for an immediate servicing need with respect to, such Mortgage Loan.

            (d) The Depositor hereby represents and warrants that with respect to the Countrywide Trust Mortgage Loans, the KeyBank Trust Mortgage Loans and the Merrill Trust Mortgage Loans, the related Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such Person, the "Recording/Filing Agent") that shall, as to each such Serviced Trust Mortgage Loan (other than any Mortgage Loan with respect to which the Mortgage File documents were recorded in the name of MERS or its designee), promptly (and in any event within 180 days following the later of the Closing Date or the delivery of each assignment and UCC Financing Statement to the Recording/Filing Agent) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each such assignment of Mortgage, each such assignment of Assignment of Leases and any other recordable documents relating to each such Trust Mortgage Loan in favor of the Trustee that is referred to in clause (a)(iv) of the definition of "Mortgage File" and each such UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (a)(viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the related Mortgage Loan Purchase Agreement.

            (e) All documents and records in the Servicing File (except draft documents, privileged communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the Depositor or the Mortgage Loan Sellers that relate to the Serviced Trust Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the Mortgage File because the applicable Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the applicable Master Servicer or such other Person as may be directed by the applicable Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the applicable Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to such Master Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the applicable Master Servicer to draw on such letter of credit.

            (f) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian, the applicable Master Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect on the Closing Date.

            (g) The Depositor hereby consents to the filing of any UCC Financing Statements contemplated by this Agreement without its consent.

            (h) The Trust Fund shall constitute the sole assets of the Trust. Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

            Section 2.02 Acceptance of the Trust Fund by Trustee; Receipt of the Mortgage Files by the Custodian.

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by the Custodian, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that the Custodian holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for a Trust Mortgage Loan that is part of a Serviced Loan Combination relates to the corresponding Non-Trust Loan, the Custodian shall also hold such Mortgage File in trust for the use and benefit of the related Non-Trust Noteholder(s). The Custodian hereby certifies to each of the Depositor, the Trustee, the Master Servicers, the Special Servicer and each Mortgage Loan Seller that, without regard to the proviso in the definition of "Mortgage File," each of the Specially Designated Mortgage Loan Documents are in its possession. In addition, within 90 days after the Closing Date, the Custodian will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Trustee, the Master Servicers, the Special Servicer, each Mortgage Loan Seller (with copies to the Controlling Class Representative), that, with respect to each Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(A), (a)(v) and (a)(vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (a)(iii), (a)(iv)(B),
(a)(iv)(C), (a)(vi), (a)(viii) through (a)(xii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and
(vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (a)(viii) of the definition of Mortgage File, absent actual knowledge of a Responsible Officer to the contrary or copies of UCC Financing Statements delivered to the Custodian as part of the Mortgage File indicating otherwise, the Custodian may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). Amendments with respect to the UCC Financing Statements to be assigned to the Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided. If any exceptions are noted to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the Custodian shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Plurality Subordinate Certificateholder, distribute an updated exception report to such recipients; provided that, by delivery of each such updated exception report, the Custodian shall be deemed to have made the certifications provided for in Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of Exhibit C) in respect of a Mortgage Loan that, in each case, is not identified in such updated exception report.

            (b) None of the Trustee, any Fiscal Agent, either Master Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            (c) The Custodian shall: (i) provide for the safekeeping and preservation of the Mortgage Files with respect to the Trust Mortgage Loans;
(ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standard; (iv) maintain disaster recovery protocols to ensure the preservation of such Mortgage Files in the event of force majeure; and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

            Section 2.03 Mortgage Loan Seller's Repurchase or Substitution of Trust Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers (without implying any duty of such Person to make any inquiry or any duty of the Master Servicers or the Special Servicer to monitor the receipt of the Custodian's certification as contemplated by Section 2.02(a)) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Custodian, the Trustee, the Master Servicers or the Special Servicer to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Controlling Class Representative and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the applicable Master Servicer and, if the subject Trust Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the applicable Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement,
(ii) repurchase the affected Trust Mortgage Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Trust Mortgage Loan (which for purposes of this clause (iii) shall include a Trust REO Loan) and pay the applicable Master Servicer for deposit into the applicable Collection Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the related Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90 day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90 day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or (subject to clause (iii) above) replace the related Trust Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO Loan)); and provided, further, with respect to such additional 90 day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial 90 day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional 90 day period; and provided, further, that no Document Defect (other than with respect to a Specially Designated Mortgage Loan Document) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Trust Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Trust Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Trust Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Trust Mortgage Loan or for any immediate servicing obligations. In the event of a Document Defect or Breach as to a Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Loan Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan Group (without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average Debt Service Coverage Ratio for all such Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average Loan to-Value Ratio for the remaining related Crossed Loans, determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the weighted average Loan-to-Value Ratio for all such Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller; provided that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust Fund; provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause any Grantor Trust to fail to qualify as a grantor trust under Grantor Trust Provisions or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable Mortgage Loan Seller and, where required, with the consent of the applicable Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the related Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties an updated exception report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Trust Mortgage Loan is to be repurchased or substituted, the applicable Master Servicer shall designate its Collection Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Trust Mortgage Loan shall be on a whole loan, servicing released basis.

            Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a Crossed Loan thereunder while the Trustee continues to hold any other Crossed Loan(s) in the related Crossed Loan Group, the related Mortgage Loan Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s) held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage Loan Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            (b) In connection with any repurchase or substitution of one or more Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the applicable Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in its Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in its Collection Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the applicable Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the applicable Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it;
(iii) the applicable Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Trust Mortgage Loan and (iv) if the Mortgage related to the Mortgage Loan to be repurchased or substituted has been recorded in the name of MERS or its designee, the applicable Master Servicer shall use commercially reasonable efforts (and the Trustee shall cooperate with such efforts of such Master Servicer) to reflect the release of such Mortgage on the records of MERS; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the applicable Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, any Fiscal Agent, the Custodian, the applicable Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the applicable Master Servicer to permit the applicable Master Servicer to do so. The applicable Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the applicable Master Servicer of such powers of attorney. At the time a substitution is made, the applicable Mortgage Loan Purchase Agreement will provide that the applicable Mortgage Loan Seller shall be required to deliver the related Mortgage File to the Custodian and certify that the substitute Trust Mortgage Loan is a Qualified Substitute Mortgage Loan.

            (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute Mortgage Loan for a deleted Trust Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Trust Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Trust Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the applicable Master Servicer) be remitted by the applicable Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

            (d) The Mortgage Loan Purchase Agreements and Section 2.03(a) of this Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Trust Mortgage Loans purchased by the Depositor thereunder.

            (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

            Notwithstanding anything contained herein or the related Mortgage Loan Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement.

            If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor; provided, however, that such Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the applicable Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent and the Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, any Fiscal Agent, the Trust Fund, the applicable Master Servicer or the Special Servicer allocable to such Trust Mortgage Loan. The applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, at such Mortgage Loan Seller's expense, shall use commercially reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that such Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair such Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to such Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, and the Certificateholders pursuant to the terms of this Agreement.

            Section 2.04 Representations and Warranties of Depositor.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to each Master Servicer, the Special Servicer and any Fiscal Agent, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Trust Mortgage Loans to the Trust Fund pursuant to Section 2.01(a) of this Agreement (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

            (ix) The Depositor is transferring the Trust Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            Section 2.05 Acceptance of REMIC I, Grantor Trust Y and Grantor Trust Z by Trustee.

            The Trustee acknowledges the assignment to it of the Trust Mortgage Loans and the other property comprising REMIC I, the Additional Interest and the other property comprising Grantor Trust Y and Grantor Trust Z, as applicable, and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of REMIC I, all present and future Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests; in the case of Grantor Trust Y, all present and future holders of the Class Y Certificates; in the case of Grantor Trust Z, all present and future holders of the Class Z Certificates.

            Section 2.06 Execution, Authentication and Delivery of Class R-I Certificates; Issuance of REMIC I Regular Interests.

            In exchange for the assets included in REMIC I, REMIC I Regular Interests have been issued, and pursuant to the written request of the Depositor executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.

            Section 2.07 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

            Section 2.08 Execution, Authentication and Delivery of REMIC II Regular Certificates and Class R-II Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and pursuant to the written request of the Depositor, executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the REMIC II Regular Certificates and Class R-II Certificates in authorized denominations, evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Regular Certificates and Class R-II Certificates, to receive distributions from the proceeds of REMIC II in respect of their REMIC II Regular Certificates and Class R-II Certificates and all ownership interests evidenced or constituted by the respective Classes of REMIC II Regular Certificates and Class R-II Certificates in such distributions, shall be as set forth in this Agreement.

            Section 2.09 Execution, Authentication and Delivery of Class Y Certificates.

            Concurrently with the assignment to it of the related Additional Interest and the other assets of Grantor Trust Y and in exchange therefor, the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated, and delivered to or upon the order of the Depositor, the Class Y Certificates.

            Section 2.10 Execution, Authentication and Delivery of Class Z Certificates.

            Concurrently with the assignment to it of the related Additional Interest and the other assets of Grantor Trust Z and in exchange therefor, the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated, and delivered to or upon the order of the Depositor, the Class Z Certificates.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Mortgage Loans.

            (a) Master Servicer No. 1 shall service and administer the Merrill Trust Mortgage Loans and the KeyBank Trust Mortgage Loans (inclusive of the related Serviced Loan Combinations, the Trust Mortgage Loans of which are Merrill Trust Mortgage Loans or KeyBank Trust Mortgage Loans, respectively). Master Servicer No. 2 shall service and administer the Countrywide Trust Mortgage Loans (inclusive of the related Serviced Loan Combinations, the Trust Mortgage Loans of which are Countrywide Trust Mortgage Loans but exclusive of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan), in the case of each of Master Servicer No. 1 and Master Servicer No. 2, pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Serviced Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Noteholder(s)) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of a Serviced Loan Combination, the terms of the related Loan Combination Intercreditor Agreement (which, in the event of any conflict with this Agreement, shall control), to the extent consistent with the foregoing, in accordance with the Servicing Standard.

            Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicers shall service and administer all Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicers shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein, as prepared by the Special Servicer with respect to the Specially Serviced Mortgage Loans, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, that neither Master Servicer shall be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to such Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicers and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicers and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Loan Combination Intercreditor Agreement, by the related Non-Trust Noteholder(s), to execute and deliver, on behalf of the Certificateholders, the Trustee and each such Non-Trust Noteholder, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11 and Section 6.12, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the applicable Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by such Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by either Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicers nor the Special Servicer shall without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a Non-Trust Loan, solely under the related Non-Trust Noteholder's name) without indicating the applicable Master Servicer's or the Special Servicer's as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            (c) The relationship of each of the Master Servicers, the Special Servicer and the Custodian to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or, except as set forth herein, agent. No Person acting in any one or more of such capacities shall be responsible for the actions of or failure to act by another Person acting in any one or more of such capacities.

            (d) Notwithstanding anything herein to the contrary, in no event shall either Master Servicer, the Trustee or any Fiscal Agent make a Servicing Advance with respect to any Non-Trust Loan to the extent the related Trust Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (e) Neither the Master Servicers nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (f) The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Loan Combination Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the related Non-Trust Noteholder(s) under the related Loan Combination Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the applicable Loan Combination, and the making of payments, to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, (ii) the allocation of expenses and/or losses relating to the subject Loan Combination to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, and (iii) the right, if applicable, of a Non-Trust Noteholder or its designee to purchase the related Trust Mortgage Loan in accordance with the related Loan Combination Intercreditor Agreement.

            (g) With respect to any Serviced Loan Combination, in the event that either the related Trust Mortgage Loan or the related Loan Combination REO Property (or any interest therein) is no longer an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(g), in accordance with the related Loan Combination Intercreditor Agreement, the servicing and administration of such Serviced Loan Combination and any related Loan Combination REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Serviced Loan Combination or (ii) if expressly provided for in or pursuant to the related Loan Combination Intercreditor Agreement) the applicable Master Servicer and, if such Loan Combination is then being specially serviced hereunder or the related Loan Combination Mortgaged Property has become a Loan Combination REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the applicable Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Loan Combination and the related Loan Combination Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

            Further, with respect to any Serviced Loan Combination, if at any time neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Loan Combination or any related Loan Combination REO Property, as applicable, has not been entered into as contemplated by the related Loan Combination Intercreditor Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Loan Combination Intercreditor Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Serviced Loan Combination, the applicable Master Servicer and, if applicable, the Special Servicer shall continue to service and administer such Serviced Loan Combination and/or any related Loan Combination REO Property, for the benefit of the respective holders of such Serviced Loan Combination, under this Agreement as if such Serviced Loan Combination or any related Loan Combination REO Property were the sole assets subject hereto but shall not be required to make any Advances with respect thereto.

            (h) Nothing contained in this Agreement shall limit the ability of either Master Servicer to lend money to or accept deposits from or otherwise generally engage in any kind of business or dealings with any Mortgagor as though such Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that no such loan made by such Master Servicer may be secured, in whole or in part by any Mortgaged Property securing a Mortgage Loan or by ownership interests in a Mortgagor, and provided, further, that the foregoing provision shall not act to modify, qualify or limit a Master Servicer's obligation to act in accordance with the Servicing Standard.

            (i) In clarification of, and neither in addition to nor in deletion of the duties and obligations of the Master Servicers or the Special Servicer pursuant to this Agreement, no provision herein contained shall be construed as an express or implied guarantee by either Master Servicer or the Special Servicer of the collectibility or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to such Master Servicer or the Special Servicer (including with respect to Master Servicing Fees or the right to be reimbursed for Advances). Any provision in this Agreement for any Advance by a Master Servicer, the Special Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and, if applicable, the Non-Trust Noteholders, and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans. No provision hereof shall be construed to impose liability on either Master Servicer or the Special Servicer for the reason that any recovery to the Certificateholders (or, in the case of any Serviced Loan Combination, to the Certificateholders and the related Non-Trust Noteholder(s)) in respect of a Mortgage Loan at any time after a determination of present value recovery made in its reasonable and good faith judgment in accordance with the Servicing Standard by such Master Servicer or the Special Servicer hereunder at any time is less than the amount reflected in such determination.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicers or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Serviced Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicers and Special Servicer (including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, further, that either Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Either Master Servicer may, in its discretion, with respect to Serviced Mortgage Loans that have Anticipated Repayment Dates, waive any or all of the Additional Interest accrued on any such Serviced Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due under such Serviced Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Special Servicer and the Controlling Class Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the Special Servicer's receipt of the applicable Master Servicer's request for such consent), and neither of the Master Servicers nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The applicable Master Servicer, with regard to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan two (2) times during any period of 12 consecutive months and no more than four (4) times following the Closing Date, except that such limitations shall not apply with respect to the portion of any Default Charges that would otherwise be payable to such Master Servicer pursuant to Section 3.26. A waiver of Default Charges that is prohibited under the prior sentence shall nonetheless be permitted with the consent of the Controlling Class Representative, which consent shall be deemed granted if not denied in writing (which may be sent via facsimile transmission or electronic mail) within five Business Days of such request. Notwithstanding any of the foregoing, in the case of the Merrill Trust Mortgage Loans identified on Schedule VII, neither Master Servicer nor the Special Servicer shall take any enforcement action with respect to the failure of a Mortgagor to make any payment of a late payment charge or demand payment of a late payment charge from a Mortgagor, in each case prior to the expiration of the grace period for Periodic Payments, if any, set forth in the related Mortgage Loan documents.

            (b) All amounts collected in respect of any Serviced Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and Mortgage (and, with respect to any Serviced Loan Combination, the related Loan Combination Intercreditor Agreement and the documents evidencing and securing the related Non-Trust Loan(s)) except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or as determined by the applicable Master Servicer or the Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first, to the Trustee and any Fiscal Agent, and second, to the applicable Master Servicer or the Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance Proceeds as a recovery of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts with respect to such Mortgage Loan that were paid from principal collections on the Serviced Mortgage Pool (including Unliquidated Advances) and resulted in principal distributed to the Certificateholders being reduced; second, as a recovery of any other related and unreimbursed Advances plus unpaid interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such Serviced Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Serviced Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan following a default thereunder, to the extent such amounts have not been previously advanced; fifth, as a recovery of Default Charges due and owing on such Mortgage Loan; sixth, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts then due and owing under such Serviced Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums and Yield Maintenance Charges; seventh, as a recovery of any remaining principal of such Serviced Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD Loan after its Anticipated Repayment Date or any Converting Loan after the related date of conversion of the mortgage interest rate to a floating rate, as a recovery of any unpaid Additional Interest. All amounts collected on any Trust Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (ix) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to any Fiscal Agent, second to the Trustee and third to the applicable Master Servicer or the Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus unpaid interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan up to its entire unpaid principal balance, to the extent such amounts have not been previously advanced; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date or any Converting Loan after the related date of conversion of the mortgage interest rate to a floating rate, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of either Master Servicer, the Special Servicer or any other Person to receive payments from the Collection Accounts as set forth in Section 3.05(a) from amounts so applied.

            (c) To the extent consistent with the terms of the related Mortgage Loan and applicable law, the applicable Master Servicer shall apply all Insurance Proceeds and condemnation proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

            (d) In the event that a Master Servicer or the Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that it will be receiving Additional Interest in any Collection Period, such Master Servicer or the Special Servicer, as applicable, shall, to the extent not included in the related CMSA Loan Periodic Update File, promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicers, the Trustee, any Fiscal Agent or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

            (e) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the applicable Master Servicer with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent the Mortgage Loan documents provide for any discretion, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the Servicing Standard.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

            (a) Each Master Servicer shall, as to all Serviced Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents; provided that, in the case of a Serviced Loan Combination, if the related Servicing Account includes funds with respect to any Non-Trust Loan, then the applicable Master Servicer shall transfer such funds to the applicable Loan Combination Custodial Account. Each Servicing Account with respect to a Serviced Mortgage Loan shall be an Eligible Account unless not permitted by the terms of the applicable Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Serviced Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any such Servicing Advance (provided that any interest thereon may only be withdrawn from the applicable Collection Account), (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required by law or the related Mortgage Loan documents and as described below, to Mortgagors on balances in the respective Servicing Accounts;
(v) to pay the applicable Master Servicer interest and investment income on balances in the Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Serviced Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii) to clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; or (ix) only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. Each Master Servicer shall pay or cause to be paid to the applicable Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If either Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II or any Grantor Trust. If for any reason any Escrow Payments or Reserve Funds are received by the Special Servicer, then promptly after such receipt, and in any event within one Business Day of such receipt, the Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

            (b) Each Master Servicer, with respect to Serviced Mortgage Loans serviced thereby that are not Specially Serviced Mortgage Loans, or the Special Servicer with respect to Specially Serviced Mortgage Loans and Serviced REO Loans, shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage Loan required the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the applicable Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and Serviced REO Loans) as allowed under the terms of the related Serviced Mortgage Loan or, if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer shall, as to all Serviced Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) Each Master Servicer shall, as to all Serviced Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing Advances," provided that neither Master Servicer shall make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the applicable Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that neither Master Servicer shall be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a) and/or Section 3.05(e). No costs incurred by either Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Serviced Mortgage Loans so permit. The foregoing shall in no way limit the applicable Master Servicers' ability to charge and collect from the Mortgagor such costs together with interest thereon.

            The Special Servicer shall give the applicable Master Servicer, the Trustee and any Fiscal Agent, to the extent reasonably practicable, not less than 10 Business Days' and in any event not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or Administered REO Property, before the date on which the applicable Master Servicer is required to make any Servicing Advance with respect to a given Serviced Mortgage Loan or Administered REO Property; provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage Loan or Administered REO Property as may be required on an urgent or emergency basis, as determined by the Special Servicer. In addition, the Special Servicer shall provide the applicable Master Servicer, the Trustee and any Fiscal Agent with such information in its possession as the applicable Master Servicer, the Trustee or any Fiscal Agent, as applicable, may reasonably request to enable the applicable Master Servicer, the Trustee or any Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing Advance). The applicable Master Servicer to whom the Special Servicer has given timely notice (as contemplated above) regarding a Servicing Advance that is to be made, will have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days after such Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Specially Serviced Mortgage Loan or Administered REO Property (regardless of whether or not the applicable Master Servicer shall make such Servicing Advance). The applicable Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special Servicer that a Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the applicable Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the applicable Master Servicer the Special Servicer's determination that any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The applicable Master Servicer shall act in accordance with such determination and shall be entitled to rely conclusively on such determination. Notwithstanding the foregoing, the applicable Master Servicer shall have the right to make its own determination that any portion of any Servicing Advance is a Nonrecoverable Servicing Advance.

            No more frequently than once per calendar month, the Special Servicer may require an applicable Master Servicer to reimburse the Special Servicer for any Servicing Advance made by the Special Servicer, subject to the terms and provisions set forth below. The Special Servicer shall provide the applicable Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which such Master Servicer may conclusively rely in reimbursing the Special Servicer. The applicable Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the applicable Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first P&I Advance Date that is at least three (3) Business Days after the date on which such Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, the applicable Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, such Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(c), a Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such Master Servicer determines in accordance with the Servicing Standard that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The subject Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a) or 3.05(e).

            If a Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of such Master Servicer, give written notice of such failure to such Master Servicer. If such Servicing Advance is not made by the subject Master Servicer within five Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. If the Trustee does not make such Servicing Advance within such period, any Fiscal Agent shall make such Servicing Advance within such period. Any failure by a Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by such Master Servicer subject to and as provided in Section 7.01.

            (d) In connection with its recovery of any Servicing Advance from a Collection Account pursuant to Section 3.05(a) or from a Loan Combination Custodial Account pursuant to Section 3.05(e) or from a Servicing Account or Reserve Fund pursuant to Section 3.03(a), as applicable, each of the Master Servicers, the Special Servicer, the Trustee and any Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the applicable Collection Account as provided in Section 3.05(a) or in such Loan Combination Custodial Account as provided in Section 3.05(e), as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Serviced Mortgage Loans and Administered REO Properties during the Collection Period in which such reimbursement is made, and then, to the extent that such Default Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, from general collections on the Trust Mortgage Loans then on deposit in the applicable Collection Account or in such Loan Combination Custodial Account, as applicable; provided that interest on Servicing Advances with respect to a Serviced Loan Combination or any related Loan Combination Mortgaged Property shall, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, be payable out of amounts then on deposit in the related Loan Combination Custodial Account and otherwise payable to the related Non-Trust Noteholder and/or payments having then been received from the related Non-Trust Noteholder under the related Loan Combination Intercreditor Agreement for such purpose. Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section 4.03(f), the applicable Master Servicer shall reimburse itself, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the applicable Master Servicer on or prior to the date the related Servicing Advance was made.

            (e) The determination by a Master Servicer or the Special Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, any Fiscal Agent, the Depositor and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the applicable Collection Account pursuant to Section 3.05(a) or, in the case of a Serviced Loan Combination, out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) of the related Mortgaged Property or REO Property, as the case may be, which Appraisal shall be obtained pursuant to Section 3.09(a) by the applicable Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the applicable Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee and any Fiscal Agent shall act in accordance with any determination made by the applicable Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance and shall be entitled to rely, conclusively, on such determination by such Master Servicer or the Special Servicer; provided, however, that if such Master Servicer has failed to make a Servicing Advance for reasons other than a determination by such Master Servicer or the Special Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee or any Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee or any Fiscal Agent in good faith makes a determination that such Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a Servicing Advance.

            (f) Each Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Serviced Loan Combination, if the related Reserve Account includes funds with respect to any Non-Trust Loan, then the applicable Master Servicer shall transfer such funds to the applicable Loan Combination Custodial Account. Withdrawals of amounts so deposited may be made
(i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents, (ii) to pay the applicable Master Servicer interest and investment income earned on amounts in the Reserve Accounts if not prohibited under the related Mortgage Loan documents, (iii) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard and (iv) to withdraw funds deposited in error. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts unless not permitted by the related Mortgage Loan documents. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or any Grantor Trust. Consistent with the Servicing Standard, either Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

            (g) Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, a Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an Administered REO Property is involved, shall) pay directly out of its Collection Account or, with respect to a servicing expense relating to a Non-Trust Loan or related to a Loan Combination Mortgaged Property, out of the related Loan Combination Custodial Account any servicing expense that, if paid by a Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Serviced Mortgage Loan or Administered REO Property; provided that the applicable Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or, with respect to a Serviced Loan Combination, if paid out of the related Loan Combination Custodial Account, in the best interests of the Certificateholders and the related Non-Trust Noteholder(s), as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The applicable Master Servicer and the Special Servicer shall deliver a copy of any such Officer's Certificate (and accompanying information) promptly to the other such Person.

            (h) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Mortgage Loan (each of which Mortgage Loans is listed on Schedule VI hereto), the applicable Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Mortgage Loan, the applicable Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the applicable Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective Mortgage Loan and, to the extent such failure materially and adversely affects the Mortgage Loan, report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 Collection Accounts, Interest Reserve Account, Additional Interest Accounts, Distribution Account, Gain-on-Sale Reserve Account and Loan Combination Custodial Accounts.

            (a) Each Master Servicer shall establish and maintain one or more accounts (collectively, as to each Master Servicer, a "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each Collection Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in its Collection Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by such Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase Defeasance Collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Trust Mortgage Loans including Principal Prepayments;

            (ii) all payments on account of interest on the Trust Mortgage Loans including Additional Interest and Penalty Interest;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Trust Mortgage Loans;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Trust Mortgage Loan, and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts and/or Nonrecoverable Advances in respect of the related Trust Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

            (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in its Collection Account;

            (vi) any amounts required to be deposited by such Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

            (viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

            (ix) any amount required to be deposited by such Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls;

            (x) any amount paid by or on behalf of a Mortgagor to cover items for which a Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances;

            (xi) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from a Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement;

            (xii) any amounts required to be transferred from any Loan Combination Custodial Account pursuant to Section 3.05(e); and

            (xiii) all remittances to the Trust under the Other Pooling and Servicing Agreement and/or the Georgia-Alabama Retail Portfolio Intercreditor Agreements with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any Georgia-Alabama Retail Portfolio REO Property.

provided that, in the case of a Trust Mortgage Loan that is part of a Serviced Loan Combination, any amounts required to be deposited in the related Loan Combination Custodial Account, pursuant to Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the applicable Collection Account only to the extent provided in Section 3.05(e).

            Notwithstanding the foregoing requirements, neither Master Servicer shall be obligated to deposit into the related Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from such Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the applicable Master Servicer and the Special Servicer are entitled to retain as servicing compensation pursuant to Section 3.11, need not be deposited by such Master Servicer in its Collection Account. If either Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection Account, any provision herein to the contrary notwithstanding. Each Master Servicer shall promptly deliver to the Special Servicer as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d),
3.12 and 4.03(d) or otherwise applied pursuant to Section 3.26) and other transaction fees or other expenses received by such Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11 upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount, upon which the Master Servicers may conclusively rely. The Collection Accounts shall be maintained as segregated accounts, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicers.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (x) and (xi) of the second preceding paragraph with respect to any Serviced Trust Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the applicable Master Servicer for deposit into its Collection Account in accordance with the second preceding paragraph or any related Loan Combination Custodial Account pursuant to Section 3.04(h), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an Administered REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the applicable Master Servicer for deposit into its Collection Account or any applicable Loan Combination Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the applicable Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at its Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. Each Master Servicer shall deliver to the Trustee each month on or before 3:00 p.m. (or 4:00 p.m. with respect to any unscheduled principal payment on an KeyBank Trust Mortgage Loan received on the related Due Date) (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related Distribution Date then on deposit in such Master Servicer's Collection Account, together with (i) any Prepayment Premiums and/or Yield Maintenance Charges received on the related Trust Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01.

            In addition, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

            (i) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03(a); and

            (ii) the aggregate purchase price paid in connection with the purchase by such Master Servicer of all of the Trust Mortgage Loans and any REO Properties (net of any portion of such aggregate purchase price to be paid to any Non-Trust Noteholder(s)) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in such Master Servicer's Collection Account pursuant to Section 9.01.

            If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on information reported to it by each Master Servicer pursuant to Section 3.12, and the funds (including, but not limited to, unscheduled payments, late payments, Principal Prepayments or Balloon Payments) remitted to it by a Master Servicer differ in amount from what was reported to the Trustee by such Master Servicer, the Trustee shall use commercially reasonable efforts to cause the Depository to revise the related distribution and make such revised distribution on a timely basis on such Distribution Date, but there can be no assurance that the Depository can do so. The Trustee, the Master Servicers, the Special Servicer and any Fiscal Agent shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such revised distribution to the Certificateholders. In addition, if the Trustee incurs out-of-pocket expenses, despite reasonable efforts to avoid and mitigate such expenses, as a consequence of attempting to revise such distribution to the Depository, the Trustee shall be entitled to reimbursement from the Trust Fund, payable from amounts on deposit in the Distribution Account.

            (c) The Trustee shall establish and maintain one or more accounts (which may be sub-accounts of the Distribution Account) (collectively, the "Interest Reserve Account"), in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related P&I Advance that was deposited in the Distribution Account). The Trustee shall also deposit into the Interest Reserve Account any amounts required to be deposited pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (d) Additional Interest Accounts.

            (i) The Trust Converting Loan Additional Interest Account. Prior to any Collection Period during which Additional Interest is received on the Trust Converting Loan, and upon notification from either Master Servicer or the Special Servicer pursuant to Section 3.02(d), the Trustee shall establish and maintain the Trust Converting Loan Additional Interest Account in trust for the benefit of the Class Y Certificateholders. The Trust Converting Loan Additional Interest Account shall be established and maintained as an Eligible Account. Prior to each Distribution Date, each Master Servicer shall remit to the Trustee for deposit in the Trust Converting Loan Additional Interest Account an amount equal to any Additional Interest received on the Trust Converting Loan serviced thereby and any successor Trust REO Loans with respect thereto during the applicable Collection Period. The Trustee shall also deposit into the Trust Converting Loan Additional Interest Account any amounts required to be deposited pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Trust Converting Loan Additional Interest Account.

            Following the distribution of Additional Interest on the Trust Converting Loan to Holders of Class Y Certificates on the first Distribution Date after which the Trust Converting Loan is no longer outstanding or any successor Trust REO Loans with respect thereto, the Trustee shall terminate the Trust Converting Loan Additional Interest Account.

            (ii) The Trust ARD Loan Additional Interest Account. Prior to any Collection Period during which Additional Interest is received on the Trust ARD Loans, and upon notification from either Master Servicer or the Special Servicer pursuant to Section 3.02(d), the Trustee shall establish and maintain the Trust ARD Loan Additional Interest Account in trust for the benefit of the Class Z Certificateholders, as applicable. The Trust ARD Loan Additional Interest Account shall be established and maintained as an Eligible Account. Prior to each Distribution Date, each Master Servicer shall remit to the Trustee for deposit in the Trust ARD Loan Additional Interest Account an amount equal to any Additional Interest received on the Trust ARD Loans serviced thereby and any successor Trust REO Loans with respect thereto during the applicable Collection Period. The Trustee shall also deposit into the Trust ARD Loan Additional Interest Account any amounts required to be deposited pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Trust ARD Loan Additional Interest Account.

            Following the distribution of Additional Interest on the ARD Loans to Holders of Class Z Certificates on the first Distribution Date after which there are no longer any Trust ARD Loans outstanding which pursuant to their terms could pay Additional Interest or any successor Trust REO Loans with respect thereto, the Trustee shall terminate the Trust ARD Loan Additional Interest Account.

            (e) The Trustee shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be an Eligible Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee.

            Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any REO Property in accordance with Section 3.09 or Section
3.18 or the liquidation of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or the disposition of any Georgia-Alabama Retail Portfolio REO Property in accordance with the Other Pooling and Servicing Agreement and/or the Georgia-Alabama Retail Portfolio Intercreditor Agreements, the Special Servicer (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any Georgia-Alabama Retail Portfolio REO Property, the Georgia-Alabama Retail Portfolio Servicer), shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account. The Trustee shall deposit into the Gain-on-Sale Reserve Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Gain-on-Sale Reserve Account.

            (f) [Reserved.]

            (g) Notwithstanding that any of the Interest Reserve Account, the Additional Interest Accounts or the Gain-on-Sale Reserve Account may be a sub-account of the Distribution Account for reasons of administrative convenience, each of the Interest Reserve Account, the Additional Interest Accounts, the Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (h) The applicable Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each Serviced Loan Combination (collectively, as to each Serviced Loan Combination, the related "Loan Combination Custodial Account") (which may be a sub-account of such Master Servicer's Collection Account), into which, subject to the related Loan Combination Intercreditor Agreement, such Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

            (i) all payments on account of principal, including Principal Prepayments, on such Serviced Loan Combination;

            (ii) all payments on account of interest, including Penalty Interest, on such Serviced Loan Combination;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges on such Serviced Loan Combination;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds, and, insofar as they relate to the purchase or other acquisition of the related Trust Mortgage Loan that is part of such Serviced Loan Combination, other than Liquidation Proceeds described in clauses (iv) - (ix) of the definition of "Liquidation Proceeds," which amounts shall be required to be deposited in such Master Servicer's Collection Account) received in respect of such Serviced Loan Combination and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of such Serviced Loan Combination, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

            (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Loan Combination Custodial Account;

            (vi) any amounts required to be deposited by such Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred to such Loan Combination Custodial Account from the related REO Account pursuant to
      Section 3.16(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by or on behalf of the related Mortgagor with respect to such Serviced Loan Combination specifically to cover items for which a Servicing Advance has been made; and

            (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement and any amounts representing a cure payment made by a related Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement.

            Notwithstanding the foregoing requirements, the applicable Master Servicer need not deposit into the applicable Loan Combination Custodial Account any amount that such Master Servicer would be authorized to withdraw immediately from such Loan Combination Custodial Account in accordance with the terms of
Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto.

            The foregoing requirements for deposit by the applicable Master Servicer in a Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Mortgagor(s) in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that such Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to
Section 3.11 need not be deposited by such Master Servicer in a Loan Combination Custodial Account. If the applicable Master Servicer shall deposit in a Loan Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial Account. The applicable Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by such Master Servicer with respect to any Loan Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount, upon which the Master Servicers may conclusively rely. Each Loan Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the applicable Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to a Serviced Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Loan Combination REO Property shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the applicable Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.16(c).

            (i) Notwithstanding that any Loan Combination Custodial Account may be a sub-account of the applicable Master Servicer's Collection Account for reasons of administrative convenience, each Loan Combination Custodial Account and such Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the applicable Master Servicer hereunder), be considered to be separate and distinct accounts. The applicable Master Servicer shall indemnify and hold harmless the Trust Fund and each Non-Trust Noteholder against any losses arising out of the failure by such Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the applicable Master Servicer and appointment of a successor Master Servicer.

            (j) Funds in the Collection Accounts, the Distribution Account, any Loan Combination Custodial Account, the Gain-on-Sale Reserve Account, the Interest Reserve Accounts and the Additional Interest Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Each Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Collection Accounts and any Loan Combination Custodial Account as of the Closing Date and of the new location of each such account prior to any change thereof. The Trustee shall give written notice to the Trustee, the Master Servicers, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

            Section 3.05 Permitted Withdrawals From the Collection Accounts, the Interest Reserve Account, the Additional Interest Accounts, the Gain-on-Sale Reserve Account, the Distribution Account and the Loan Combination Custodial Accounts.

            (a) Each Master Servicer may, from time to time, make withdrawals from their respective Collection Accounts for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
      Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Trust Mortgage Loan or Trust REO Loan (exclusive of any Serviced Trust Mortgage Loan that is part of a Serviced Loan Combination and any successor Trust REO Loan with respect thereto), any Fiscal Agent's, the Trustee's and such Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees and, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, net of servicing fees accrued at the related Georgia-Alabama Retail Portfolio Servicing Fee Rate) and principal (net of any related Workout Fee or Principal Recovery Fee) received in respect of the particular Trust Mortgage Loan or Trust REO Loan (exclusive of any Serviced Trust Mortgage Loan that is part of a Serviced Loan Combination or any successor Trust REO Loan with respect thereto) as to which such P&I Advance was made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in such Master Servicer's Collection Account from time to time that represent principal to the extent provided in clause
      (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

            (iii) to pay to itself and/or the holder of the Excess Servicing Strip earned and unpaid Master Servicing Fees, as allocable between such Master Servicer and such holder (if different from such Master Servicer), in respect of each Trust Mortgage Loan and Trust REO Loan (other than a Serviced Trust Mortgage Loan that is part of a Serviced Loan Combination and any successor Trust REO Loan with respect thereto), and to pay the Broker Strip Interest to the Broker Strip Payees, such Master Servicer's, Excess Servicing Strip holder's and Broker Strip Payee's right to payment pursuant to this clause (iii) with respect to any such Trust Mortgage Loan or Trust REO Loan being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such Trust REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Trust Specially Serviced Mortgage Loan and Trust REO Loan;

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Trust Specially Serviced Mortgage Loan, Trust Corrected Mortgage Loan and/or Trust REO Loan (in each case other than a Serviced Trust Mortgage Loan that is part of a Serviced Loan Combination or any successor Trust REO Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

            (vi) to reimburse any Fiscal Agent, the Trustee, the Special Servicer, or itself, in that order (with reimbursements to the Special Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of any Serviced Trust Mortgage Loan, Serviced Trust REO Loan or related Administered REO Property (other than a Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto or any related REO Property), any Fiscal Agent's, the Trustee's, the Special Servicer's and such Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than a Nonrecoverable Servicing Advance, which is reimbursable pursuant to clause (vii) below) being limited first to payments made by or on behalf of the related Mortgagor that are allocable to such Servicing Advance, and then to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Serviced Mortgage Loan or Administered REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in such Master Servicer's Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

            (vii) (A) to reimburse any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order (except that reimbursements to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Trust Mortgage Loan or any related REO Property and the portion of any P&I Advance that would have been reimbursable from a Late Collection of principal under clause (ii) above but for the application of a Workout Fee or Principal Recovery Fee to such Late Collection, first, out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Trust Mortgage Loan, then (including with respect to any Nonrecoverable Advance with respect to a Loan Combination as contemplated in Section 3.05(e) (viii)(C)), out of the principal portion of general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Trust Mortgage Loans and related REO Properties, and/or (2) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with, in the case of a Nonrecoverable Advance (including with respect to any Nonrecoverable Advance with respect to a Loan Combination as contemplated in Section 3.05(e) (viii)(C)), interest thereon being paid pursuant to clause (viii) below, or (B) to pay itself, with respect to any Trust Mortgage Loan or related REO Property (other than a Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan or REO Property), any related earned Master Servicing Fee that remained unpaid in accordance with clause
      (iii) above following a Final Recovery Determination made with respect to such Trust Mortgage Loan or related REO Property and the deposit into such Master Servicer's Collection Account of all amounts received in connection therewith;

            (viii) at such time as it reimburses any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section 3.03(c), 3.03(d) or 4.03(d), as applicable; such Master Servicer's, the Special Servicer's, the Trustee's and/or any Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) in the case of interest on an Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable Advance, (1) out of Default Charges collected on or in respect of the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and (2) to the extent that the Default Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust Mortgage Loans and any related REO Properties on deposit in such Master Servicer's Collection Account;

            (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a);

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Master Servicer's Collection Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Collection Account for any Investment Period; and (2) any Prepayment Interest Excesses (after deduction of the amounts required to be deposited by such Master Servicer in such Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively, Default Charges to the extent provided in clause seventh of Section 3.26(a);

            (xi) to pay for the cost of an Independent Appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c), to the extent such cost is not required to be advanced hereunder;

            (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

            (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a), 11.01(b) or 11.01(c) in connection with any amendment to this Agreement requested by such Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and
      (D) the cost of recording this Agreement in accordance with Section 11.02(a);

            (xiv) to pay itself, the Special Servicer, any of the Mortgage Loan Sellers, the Plurality Subordinate Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement and/or a related Loan Combination Intercreditor Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) to pay, out of general collections on the Mortgage Pool on deposit in such Master Servicer's Collection Account, to a Non-Trust Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan that is a part of the related Loan Combination or any successor REO Loan with respect thereto, pursuant to the terms of the related Loan Combination Intercreditor Agreement;

            (xvi) to reimburse any Fiscal Agent, the Trustee, such Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only to the extent that such items relate to a Trust Mortgage Loan that is part of a Serviced Loan Combination or any successor Trust REO Loan, each such party's respective rights to reimbursement pursuant to this clause (xvi) being limited to amounts on deposit in such Master Servicer's Collection Account that represent Liquidation Proceeds described in clauses (iv) through (ix) of the definition thereof; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e); and provided, further, that the amount of any unpaid Master Servicing Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xvi) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Trust Mortgage Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Loan Combination Intercreditor Agreement and/or any successor servicing agreement with respect to the related Loan Combination to such Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder) if such Master Servicer and/or the Special Servicer has agreed to continue acting as a master servicer or special servicer, as the case may be, of the related Serviced Loan Combination following the removal of the related Trust Mortgage Loan from the Trust Fund;

            (xvii) to remit to the Trustee for deposit into the Additional Interest Accounts the amounts required to be deposited pursuant to Section 3.04(d);

            (xviii) to pay, out of general collections on the Mortgage Pool as are then on deposit in the Collection Account, to the Georgia-Alabama Retail Portfolio Servicer or any other party under the Other Pooling and Servicing Agreement, any amount payable by the Trust, in its capacity as holder of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, pursuant to the terms of the Georgia-Alabama Retail Portfolio Intercreditor Agreements;

            (xix) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

            (xx) to withdraw any amounts deposited in error;

            (xxi) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from such Master Servicer's Collection Account; and

            (xxii) to clear and terminate such Master Servicer's Collection Account at the termination of this Agreement pursuant to Section 9.01.

            Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to clauses (ii)-(xxii) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

            Each Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent, on each P&I Advance Date from its Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or any Fiscal Agent therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent, received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The Master Servicers may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Accounts. With respect to each Mortgage Loan for which it makes an Advance, the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Accounts for reimbursements of Advances or interest thereon.

            In addition, but subject to the preceding provisions of this Section 3.05(a), if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, and the payment, reimbursement or remittance can be made from funds on deposit in such Collection Account without any requirement that they be paid, reimbursed or remitted from funds that relate to a particular Mortgage Loan and the amounts on deposit in such Collection Account that are available to make such payment, reimbursement or remittance are insufficient and the amounts on deposit in the other Master Servicer's Collection Account are sufficient to make up any shortfall in the requesting Master Servicer's Collection Account, then such other Master Servicer shall withdraw such funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefore from the requesting Master Servicer, which request shall be accompanied by an Officer's Certificate (1) either (x) stating that the requesting Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any Officer's Certificate or other information provided by the Special Servicer, the Trustee or any Fiscal Agent or any comparable certification from another particular Person, as the case may be, that states that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and (2) stating that the requesting Master Servicer does not then have on deposit in its Collection Account funds sufficient for such payment, reimbursement or remittance; provided, however, that prior to determining whether there are sufficient funds available to make, and prior to making such requested payment, reimbursement or remittance to the requesting Master Servicer, such other Master Servicer shall be entitled to apply the amounts on deposit in its Collection Account to make any payment, remittance or reimbursement permitted to be made by such other Master Servicer pursuant to clauses (ii)-(xxii) above. Each Master Servicer may conclusively rely on such Officer's Certificate.

            In connection with any payments required to be made to a Non-Trust Noteholder in accordance with Section 3.05(a)(xv), the applicable Master Servicer may request a written statement from such Non-Trust Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Loan Combination Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that such Master Servicer may not condition payments required to be made to a Non-Trust Noteholder in accordance with
Section 3.05(a)(xv) upon receipt of such a written statement (unless not prohibited from doing so under the related Loan Combination Intercreditor Agreement); and provided, further, that to the extent such a written statement from a Non-Trust Noteholder is received by such Master Servicer, such Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought. In connection with any payments required to be made to the Georgia-Alabama Retail Portfolio Servicer or any other party under the Other Pooling and Servicing Agreement in accordance with Section 3.05(a)(xviii), Master Servicer No. 2 may request a written statement from a responsible officer of the Georgia-Alabama Retail Portfolio Servicer and/or any other party under the Other Pooling and Servicing Agreement, as applicable, describing the nature and amount of the item for which such party is seeking reimbursement and setting forth the provision(s) of the Georgia-Alabama Retail Portfolio Intercreditor Agreements pursuant to which such party believes it is entitled to reimbursement; provided that Master Servicer No. 2 may not condition payments required to be made to such party in accordance with Section 3.05(a)(xviii) upon receipt of such a written statement (other than as permitted under the Georgia-Alabama Retail Portfolio Intercreditor Agreements); and provided, further, that to the extent such a written statement from the Georgia-Alabama Retail Portfolio Servicer or any other party under the Other Pooling and Servicing Agreement is received by Master Servicer No. 2; Master Servicer No. 2 (unless it also acting as the Georgia-Alabama Retail Portfolio Servicer) may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

            (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

            (i) to make deemed distributions to the Trustee as holder of the REMIC I Regular Interests, and to make distributions to Certificateholders on each Distribution Date, pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

            (iii) to pay itself and the Custodian respective portions of the Trust Administration Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (iv) to pay for the cost of the Opinions of Counsel sought by it (A) as provided in clause (iv) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(b), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, either Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

            (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (vii) to pay to the applicable Master Servicer any amounts deposited by such Master Servicer in the Distribution Account not required to be deposited therein;

            (viii) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
      Section 3.04(c);

            (ix) to pay itself interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

            (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee shall on each Distribution Date to occur in March of each year (or February, if such Distribution Date is the final Distribution
Date), prior to any distributions required to be made to Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

            (d) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Accounts to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

            (e) The applicable Master Servicer may, from time to time, make withdrawals from each Loan Combination Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make remittances on each P&I Advance Date (or, with respect to a Non-Trust Noteholder, on such earlier or later date as provided for in the related Loan Combination Intercreditor Agreement) to the related Non-Trust Noteholder(s) and to the Trust in accordance with the related Loan Combination Intercreditor Agreements, such remittances to the Trust to be made to such Master Servicer's Collection Account;

            (ii) to reimburse any Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related Trust Mortgage Loan that is part of the related Serviced Loan Combination or any successor Trust REO Loan, any Fiscal Agent's, the Trustee's and such Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee) received in respect of the related Trust Mortgage Loan that is part of the related Serviced Loan Combination or any successor Trust REO Loan; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

            (iii) to pay to itself and/or the holder of the Excess Servicing Strip earned and unpaid Master Servicing Fees (as allocable between such Master Servicer and such holder (if different from such Master Servicer)) in respect of the related Serviced Loan Combination (including, without limitation, any successor REO Loans comprising such), such Master Servicer's right to payment pursuant to this clause (iii) with respect to the related Loan Combination (including, without limitation, any successor REO Loans comprising such) being limited to amounts received on or in respect of such Mortgage Loans (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loans (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) [RESERVED];

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Special Servicing Fees, Workout Fees and/or Principal Recovery Fees in respect of the related Serviced Loan Combination in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable Loan Combination Intercreditor Agreement;

            (vi) to reimburse any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order (with reimbursements to the Special Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO Property, any Fiscal Agent's, the Trustee's, the Special Servicer's and such Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor and cure payments that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Loan Combination or any related Loan Combination REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

            (vii) to reimburse any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order (except that reimbursements to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO Property that have been or are determined to be Nonrecoverable Advances out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on such Loan Combination or any related Loan Combination REO Property; provided that if REO Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Loan Combination or any related Loan Combination REO Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

            (viii) at such time as it reimburses any Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; such Master Servicer's, Special Servicer's, Trustee's and/or Fiscal Agent's right to payment pursuant to this clause
      (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related Loan Combination, during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Loan Combination and any related Loan Combination REO Property on deposit in such Loan Combination Custodial Account, and (C) if general collections on the related Loan Combination and any related Loan Combination REO Property on deposit in such Loan Combination Custodial Account are insufficient and such Advance has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in Section 3.05(a)(vii);

            (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a), to the extent such costs and expenses relate to the related Loan Combination Mortgaged Property;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Loan Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Loan Combination Custodial Account for any Investment Period; and (2) any Prepayment Interest Excess with respect to the Trust Mortgage Loan that is part of the related Serviced Loan Combination (after deduction of the amounts required to be deposited by such Master Servicer in its Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively, Default Charges with respect to such Serviced Loan Combination to the extent provided in clause seventh of Section 3.26(a);

            (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such Serviced Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to such Serviced Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and
      (C) the cost of recording the related Loan Combination Intercreditor Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such Serviced Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xiv) to pay itself, the Special Servicer, the related Mortgage Loan Seller, the Plurality Subordinate Certificateholder or any other Person, as the case may be, with respect to the related Trust Mortgage Loan in such Serviced Loan Combination, if previously purchased by such Person pursuant to this Agreement and/or a related Loan Combination Intercreditor Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) [RESERVED];

            (xvi) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such Serviced Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xvii) to withdraw any amounts deposited in error;

            (xviii) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from such Loan Combination Custodial Account; and

            (xix) to clear and terminate such Loan Combination Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The applicable Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from a Loan Combination Custodial Account pursuant to clauses
(ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

            The applicable Master Servicer shall, on or before 3:00 p.m. (New York City time) on each P&I Advance Date (or, if a different date and/or time is provided under or pursuant to the related Loan Combination Intercreditor Agreement with respect to remittances to be made to a Non-Trust Noteholder, such other date and/or time), remit to the Trust and the related Non-Trust Noteholder(s), such amounts as are distributable in respect of each Mortgage Loan that is part of a Serviced Loan Combination (or any successor REO Loan with respect thereto) pursuant to the corresponding Loan Combination Intercreditor Agreement, such remittances to the Trust to be made to its Collection Account and such remittances to the related Non-Trust Noteholder(s) to be made by wire transfer to the respective accounts designated by such Non-Trust Noteholder(s) pursuant to the related Loan Combination Intercreditor Agreements.

            The applicable Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent on each P&I Advance Date from any Loan Combination Custodial Accounts amounts permitted to be paid to the Special Servicer, the Trustee or any Fiscal Agent therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account for reimbursements of Advances or interest thereon.

            If and to the fullest extent that it is permitted to do so pursuant to the related Loan Combination Intercreditor Agreement, the applicable Master Servicer shall, consistent with the Servicing Standard, use commercially reasonable efforts to seek payment from the related Non-Trust Noteholder to cover (or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to such Serviced Loan Combination or any related REO Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such Non-Trust Noteholder.

            (f) In addition, the Trustee may from time to time, make withdrawals from the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account, respectively, as provided in
Section 3.06(b), but in each case only to the extent of the Net Investment Earnings with respect to the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account, respectively, for any Investment Period.

            Section 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Collection Accounts, the Distribution Account, the Loan Combination Custodial Accounts, the Additional Interest Accounts, the Gain-on-Sale Reserve Account and the REO Accounts.

            (a) Each Master Servicer may direct in writing (pursuant to a standing instruction or otherwise) any depository institution maintaining a Servicing Account, a Reserve Account, its Collection Account or a Loan Combination Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct in writing (pursuant to a standing instruction or otherwise) any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may direct in writing (pursuant to a standing instruction or otherwise) any depository institution maintaining the Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account (each also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicers (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Collection Accounts or the Loan Combination Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account) (and in the case of the Master Servicers and the Special Servicer, the Trustee hereby designates each Master Servicer and the Special Servicer, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by either Master Servicer, the Special Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicers (in the case of the Collection Accounts, the Loan Combination Custodial Accounts, the Servicing Accounts and the Reserve Accounts), the Special Servicer (in the case of the REO Accounts) or the Trustee (in the case of the Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the applicable Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, its Collection Account or the Loan Combination Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Investment Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or 3.05(f), as applicable. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the applicable Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, its Collection Account and the Loan Combination Custodial Accounts, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the Trustee (in the case of the Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest Accounts and the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period (except to the extent that (i) the loss amounts represent amounts that were invested for the benefit of, and payable, to a Mortgagor under the terms of a Mortgage Loan or applicable law or (ii) the loss results from the bankruptcy or insolvency of the depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfies the qualifications set forth in the definition of Eligible Account and is not the party or an affiliate of the party maintaining the account).

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the applicable Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Master Servicers, with respect to each of the Serviced Mortgage Loans, including Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Administered REO Properties, shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicers shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further that, if and to the extent that a Mortgage so permits, the applicable Master Servicer shall use reasonable efforts (but shall not be required to institute any enforcement proceeding) to cause the related Mortgagor to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicers shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the applicable Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan documents, the Special Servicer may require that earthquake insurance be secured for one or more Serviced Mortgaged Properties at the expense of the Trust Fund (including the Special Servicer's costs and expenses incurred in obtaining such insurance). Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each Administered REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by either Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to (or naming as an additional insured) the Trustee or the applicable Master Servicer on behalf of the Trustee (and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)) (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party or with respect to non-payment shall be non-cancelable without the insurer providing 10 days' prior notice; (iv) in the case of a hazard insurance policy, shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Serviced Mortgaged Property or Administered REO Property, as applicable, or (y) the outstanding principal balance owing on the related Serviced Mortgage Loan or Administered REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an Acceptable Insurance Default (upon which determination the applicable Master Servicer may conclusively rely); and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Notwithstanding the foregoing, the Master Servicers and the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, (A) any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate; (b) such insurance is not available from a Qualified Insurer (provided that either Master Servicer or the Special Servicer, as applicable, shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); (c) subject to the prior approval of the Controlling Class Representative (which approval is in any such case deemed granted if not denied within 10 Business Days after its receipt of the applicable Master Servicer's or the Special Servicer's request for such approval), such insurance is not available at commercially reasonable rates and, as determined by the applicable Master Servicer or the Special Servicer following due inquiry conducted in a manner consistent with the Servicing Standard, the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates); or (d) the Trustee does not have an insurable interest in the related Mortgaged Property or Administered REO Property or (B) any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related Mortgage Loan or on the Closing Date pursuant to the terms of the related Mortgage Loan documents and is available at commercially reasonable rates, which determination shall be subject to the approval of the Controlling Class Representative, such approval to be deemed granted if not rejected within 10 Business Days after its receipt of the applicable Master Servicer's or the Special Servicer's request for such approval and all reasonably requested information. In determining whether any insurance coverage is available or is available at reasonable rates, the applicable Master Servicer shall be entitled to rely, at its own expense, on insurance consultants in making such determination and any such determinations by the applicable Master Servicer must be made not less frequently (but need not be made more frequently) than annually (or such other lesser period as may be required by the Servicing Standard) but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage. Any amounts collected by either Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Serviced Mortgaged Property or Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the applicable Master Servicer's Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Serviced Mortgage Loan (other than a Serviced Loan Combination), or in the related Loan Combination Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of a Serviced Loan Combination, or in the applicable REO Account, subject to withdrawal pursuant to
Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by either Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Serviced Mortgage Loan reasonably requires from time to time in order to protect its interests, the applicable Master Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any Mortgagor fails to purchase the insurance requested to be purchased by such Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the applicable Master Servicer and such Master Servicer shall cause such insurance to be maintained subject to and in accordance with the requirements otherwise set forth in the prior paragraph. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Serviced Mortgage Loans that (i) have one of the 10 highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust Fund (and, if a Serviced Loan Combination satisfies clause
(i) and/or clause (ii), the Special Servicer shall also inform the related Non-Trust Noteholder(s) as to such conclusion). During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and such Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            (b) If either Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties relating to Serviced Mortgage Loans that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Serviced Mortgaged Properties and/or Administered REO Properties. In the event that the Special Servicer causes any Administered REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such Administered REO Property (other than any minimum or standby premium payable for such policy whether or not any Administered REO Property is covered thereby) shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section
3.03. Such blanket policy or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Serviced Mortgaged Property or Administered REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into its Collection Account (or, in the case of a Loan Combination Mortgaged Property or any Loan Combination REO Property, into the related Loan Combination Custodial Account) from its own funds the amount not otherwise payable under the blanket policy or master force-placed policy because of such deductible clause to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage Loan documents (or if the related Mortgage Loan documents are silent regarding a permitted deductible, a deductible for an individual policy that is consistent with the Servicing Standard). The applicable Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders (and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)), claims under any such blanket policy or master force-placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or Administered REO Properties are part of the Trust
Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be commercially reasonable in the mortgage servicing industry and in an amount not less than the greater of (X) $20,000,000 and (Y) an amount (determined by reference to the size of its servicing portfolio of commercial mortgage loans) as would either permit it to be a qualified FNMA or FHLMC (whichever is greater) seller-servicer of multifamily mortgage loans. Each of the Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the subject Master Servicer or the Special Servicer, as the case may be.

            Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or Administered REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be commercially reasonable in the mortgage servicing industry and in an amount not less than the greater of (X) $20,000,000 and (Y) an amount (determined by reference to the size of its servicing portfolio of commercial mortgage loans) as would either permit it to be a qualified FNMA or FHLMC (whichever is greater) seller-servicer of multifamily mortgage loans. Each of the Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the subject Master Servicer or the Special Servicer, as the case may be.

            For so long as the long-term debt obligations of either Master Servicer or the Special Servicer (or in the case of each initial Master Servicer and Special Servicer, their respective direct parent) are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this Section 3.07.

            (d) Within 90 days of the Closing Date, with respect to each of the Serviced Mortgage Loans identified on Schedule II as being covered by an environmental insurance policy, the applicable Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)), to be an insured (and for such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan), on behalf of the Trust Fund (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the applicable Master Servicer, in the case of a non-Specially Serviced Mortgage Loan, or the Special Servicer, in the case of a Specially Serviced Mortgage Loan, has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Mortgage Loan covered thereby, such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Serviced Mortgage Loans, the applicable Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)) in the event such Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the applicable Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Serviced Mortgage Loans, such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies, the Trustee and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s) of such termination in writing. Upon receipt of such notice, the applicable Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

            Section 3.08 Enforcement of Alienation Clauses.

            (a) The Master Servicers (with respect to Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless either Master Servicer or the Special Servicer, as the case may be, has
(i) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard and which, for the avoidance of doubt, would include a determination that any required conditions to a transfer have been met), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 6.11 and
Section 6.12; provided that:

            (i) subject to the related Mortgage Loan documents and applicable law, neither of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Serviced Trust Mortgage Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property (including any related Non-Trust Loan(s)) and the proposed additional debt as if such total debt were a single mortgage loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event; provided that, with respect to a waiver of a due-on-sale provision, in the event that such Serviced Mortgage Loan is not a Significant Mortgage Loan, and the Mortgage Loan documents contain a requirement for Rating Agency approval, either Master Servicer or the Special Servicer, subject to Section 6.11 and Section 6.12 may waive such requirement without Rating Agency approval in accordance with the Servicing Standard; if the affected Serviced Trust Mortgage Loan is a Significant Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, neither of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Trust Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event;

            (ii) subject to the related Mortgage Loan documents and applicable law, neither Master Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Serviced Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has delivered to the Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 6.11 and Section 6.12, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, (which 15 Business Days shall be subject to the limitation to five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after receipt by the Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the Controlling Class Representative);

            (iii) subject to the related Mortgage Loan documents and applicable law, neither Master Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Serviced Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 6.11 and Section 6.12 (as applicable), which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, (which 15 Business Days shall be subject to the limitation to five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the Controlling Class Representative);

            (iv) subject to the related Mortgage Loan documents and applicable law, neither of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Serviced Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither of the Master Servicers nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

            (v) neither of the Master Servicers nor the Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Serviced Mortgaged Property that secures a Crossed Loan Group unless (i) all of the Serviced Mortgaged Properties securing such Crossed Loan Group are transferred simultaneously by the respective Mortgagor or (ii) it obtains the consent of the Controlling Class Representative, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable, 15 Business Days) of receipt of written notice).

            If, in connection with an assumption of any Serviced Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the applicable Master Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by such Master Servicer to the applicable Mortgage Loan Seller.

            In the case of any Serviced Mortgage Loan, the applicable Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this Section.

            In connection with any permitted assumption of any Serviced Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the applicable Master Servicer, with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, or the Special Servicer, with respect to the Specially Serviced Mortgage Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

            If either Master Servicer or the Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Serviced Trust Mortgage Loan of mezzanine financing or the incurrence by a Mortgagor of subordinate debt and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard) shall require the related mezzanine or subordinate lender to agree to pay a Principal Recovery Fee in connection with any purchase right that arises upon a loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such intercreditor agreement. The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

            (b) Notwithstanding any other provisions of this Section 3.08, either Master Servicer with respect to Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans (without the Special Servicer's or the Controlling Class Representative's consent (and with respect to a Loan Combination, subject to delivering prior notice to the related Non-Trust Noteholder(s)) or the Special Servicer with respect to the Specially Serviced Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as otherwise provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Serviced Mortgage Loan to such easement, right-of-way or other similar agreement provided the applicable Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the Serviced Mortgage Loan, or materially and adversely affect the value of such Mortgaged Property, or cause the Serviced Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

            Section 3.09 Realization Upon Defaulted Mortgage Loans; Required Appraisals.

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), Section 6.11 and Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the applicable Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or other Specially Serviced Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of a Serviced Loan Combination, at the expense of the related Non-Trust Noteholder(s)), have an appraisal performed (upon which such party shall be entitled to rely) with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

            With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Serviced Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Serviced Mortgage Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Serviced Mortgage Loan remains a Required Appraisal Mortgage Loan. Following its receipt of such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the Appraised Value of the related Mortgaged Property based on its review of the Required Appraisal (or letter update or internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate. Promptly following the receipt of, and based on, a Required Appraisal (or update), the Master Servicer shall determine (or, if applicable, re-determine), and report to the applicable Master Servicer and the Trustee, the then-applicable Appraisal Reduction Amount, if any, with respect to the related Required Appraisal Loan, and the other parties hereto shall be entitled to conclusively rely on such determination (or re-determination) by the Master Servicer. The Special Servicer shall deliver a copy of each Required Appraisal (or letter update or internal valuation) to the applicable Master Servicer, the Controlling Class Representative and the Trustee within 10 Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation). Subject to Section 3.03, the applicable Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to such Master Servicer as a Servicing Advance out of its Collection Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii) or, in the case of a Serviced Loan Combination, out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)(vi) and 3.05(e)(vii).

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the applicable Master Servicer's Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either REMIC I or REMIC II under the REMIC Provisions or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Neither Master Servicer (in such capacity) shall obtain title to a Mortgaged Property. Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trust Fund (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)), obtain title to a Serviced Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Serviced Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)), could, in the reasonable judgment of the Special Servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Serviced Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an Environmental Assessment of such Serviced Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative, the applicable Master Servicer and, in the case of a Loan Combination Mortgaged Property, to the related Non-Trust Noteholder(s)), that:

            (i) the Serviced Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Serviced Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Serviced Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Serviced Mortgaged Property and to take such actions with respect to the affected Serviced Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the applicable Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.05(a) or 3.05(e) (or, in the case of a Loan Combination Mortgaged Property, to the extent the funds in the related Loan Combination Custodial Account are insufficient, shall be advanced by the applicable Master Servicer, subject to Section 3.03(c)).

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Serviced Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Serviced Loan Combination is involved, the related Non-Trust Noteholder(s)), if and as applicable, release all or a portion of such Serviced Mortgaged Property from the lien of the related Mortgage; provided that, if such Serviced Mortgage Loan (or such Serviced Loan Combination, if applicable) has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Controlling Class Representative, the applicable Master Servicer and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s) in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property.

            (e) The Special Servicer shall report to the applicable Master Servicer, the Controlling Class Representative, the Trustee and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s) monthly in writing as to any actions taken by the Special Servicer with respect to any Serviced Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Serviced Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, the Special Servicer shall on a timely basis forward to the Master Servicers, all information required to be reported and the Master Servicers shall promptly prepare and file with the Internal Revenue Service on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Serviced Mortgage Loan or Serviced Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Each Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Serviced Mortgage Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Serviced Mortgage Loan or Administered REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative, the applicable Master Servicer and, in the case of any Serviced Loan Combination or any Loan Combination REO Property, the related Non-Trust Noteholder(s) no later than the third Business Day following such Final Recovery Determination.

            (i) Upon reasonable request of either Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

            Section 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Serviced Trust Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer shall promptly notify the Trustee in writing and include a request in the form of Exhibit D-1 attached hereto for the related Mortgage File. Upon receipt of such notice and request the Trustee shall cause the Custodian to release, the related Mortgage File to the applicable Master Servicer and shall deliver to such Master Servicer any requested release or discharge, duly executed. If the related Mortgage has been recorded in the name of MERS or its designee, the applicable Master Servicer or a Sub-Servicer at its direction, shall take all necessary action to reflect the release of such Mortgage on the MERS(R) System, provided that a third party has paid any and all costs associated therewith. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the applicable Master Servicer's Collection Account or the Distribution Account but the parties hereto may condition delivery thereof upon the payment of any such expenses by a third party.

            Upon the payment in full of any Non-Trust Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer shall promptly notify the related Non-Trust Noteholder in writing and shall request delivery to it of the original Mortgage Note.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, either Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Loan), the Custodian, upon request of the applicable Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause the Custodian to release, such Mortgage File (or portion thereof) (and, in the case of a Non-Trust Loan, the applicable Master Servicer shall request (and shall use commercially reasonably efforts to cause) the related Non-Trust Noteholder to release the Mortgage Note for such Mortgage Loan) to such Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the applicable Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.04(a) or
Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the applicable Master Servicer or the Special Servicer, as the case may be.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Serviced Mortgaged Property or Administered REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or any other document or agreement that in the Special Servicer's reasonable judgment is required to be executed in connection with the servicing of any Mortgage Loan or REO Property, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, either Master Servicer, the Special Servicer or, if applicable, the related Non-Trust Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, the related Non-Trust Noteholder(s)) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Serviced Loan Combination, also on behalf of the related Non-Trust Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.11 Servicing Compensation.

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each mortgage loan comprised by the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and each Specially Serviced Mortgage Loan) and each REO Loan in respect of which it is the applicable Master Servicer. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. Each Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related Insurance Proceeds, condemnation proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or
Section 3.05(e), as applicable, and in the case of a Trust Mortgage Loan or a Trust REO Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of either Master Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of either Master Servicer's right to receive the Excess Servicing Strip.

            Notwithstanding anything herein to the contrary, either Master Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in any event, in whole as to the entire portion of the Mortgage Pool serviced by it but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of Wells or KeyCorp in its capacity as a Master Servicer, all or any portion of the Excess Servicing Strip may be reduced by the Trustee through a reduction in the Excess Servicing Strip Rate with respect to one or more Mortgage Loans and REO Loans that were serviced by the resigned or terminated Master Servicer to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation (including compensation necessary to pay primary servicing fees) that accrues at a per annum rate in excess of the sum of (i) 0.01% (one basis point) per annum, and (ii) with respect to any Serviced Mortgage Loan or Serviced REO Loan that is not primary serviced by Wells or KeyCorp, as the case may be, the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan. Wells or KeyCorp, as the case may be, and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and Wells and KeyCorp hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, the Custodian, any Fiscal Agent, the other Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the applicable Master Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of such Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the applicable Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Mortgage Loan or REO Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. Each Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess Servicing Strip (i.e., Wells or KeyCorp, as the case may be, or any such third party) at such time and to the extent such Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of Wells or KeyCorp, as the case may be, hereunder (subject to reduction as provided above and in the next paragraph).

            In the event that Wells or KeyCorp, as the case may be, is terminated or resigns as a Master Servicer, it (and its successors and assigns) will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the Trustee in its sole discretion) to compensate any replacement Master Servicer for assuming the duties of Wells or KeyCorp, as the case may be, under this Agreement.

            In respect of each Broker Strip Loan, the applicable Master Servicer shall, on a monthly basis, by the last day of the month following the month in which the applicable Master Servicer collected any related Broker Strip Interest, remit to the applicable Broker Strip Payee the amount of the Broker Strip Interest so collected.

            (b) Additional master servicing compensation in the form of:

            (i) any and all Default Charges (or portion thereof that is comprised of late payment charges) collected with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26(a);

            (ii) 50% of any and all assumption application fees, assumption fees, modification fees, substitution fees, extension fees, consent fees, release fees, waiver fees, defeasance fees and earn-out fees actually paid by a Mortgagor with respect to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan (provided, however, that if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the applicable Master Servicer shall be entitled to receive 100% of such fees);

            (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgaged Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

            (iv) any and all Prepayment Interest Excesses collected with respect to a Serviced Trust Mortgage Loan, including a Specially Serviced Mortgage Loan (after deduction of the amounts required to be deposited by the applicable Master Servicer in its Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls);

            (v) interest or other income earned on deposits in the Investment Accounts maintained by either Master Servicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

            (vi) other customary charges;

may be retained by the Master Servicers (subject to Section 3.11(e)) and are not required to be deposited in the Collection Accounts; provided that either Master Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan or REO Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the applicable Master Servicer.

            Each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of its Collection Account or, with respect to a Serviced Loan Combination, out of the related Loan Combination Custodial Account, and the Master Servicers shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each Serviced REO Loan. As to each Specially Serviced Mortgage Loan and Serviced REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such Serviced REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Serviced Mortgage Loan or Serviced REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or Serviced REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Subject to the penultimate paragraph of Section 3.11(c), earned but unpaid Special Servicing Fees shall be payable monthly out of related Liquidation Proceeds and then general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Accounts pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

            In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially Serviced Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related Mortgagor, and the Special Servicer shall also be entitled to the Principal Recovery Fee with respect to any Specially Serviced Mortgage Loan or Administered REO Property as to which it receives any Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional Interest and Penalty Interest) and expenses in accordance with
Section 3.02(b) or the definition of "REO Loan," as applicable; and as to each such Specially Serviced Mortgage Loan and Serviced REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to the related payment or proceeds. Notwithstanding the foregoing, no Principal Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: the repurchase or substitution of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement due to a Breach or a Document Defect within (i) the time period (or extension thereof) provided for such repurchase or substitution or (ii) if such repurchase or substitution occurs after such time period (or extension thereof) and the Mortgage Loan Seller was acting in good faith to resolve such Breach or Document Defect, within such further period that will not end beyond the date that is 120 days following the end of the initial time period (which is 90 days) provided for such repurchase or replacement; or the purchase of any Trust Mortgage Loan or related REO Property by the Plurality Subordinate Certificateholder, the Special Servicer or any Person (except an assignee meeting the requirements of Section 3.18(c)) pursuant to Section 3.18, by the related Non-Trust Noteholder pursuant to the related Loan Combination Intercreditor Agreement unless the purchase price with respect thereto includes the Principal Recovery Fee (provided that, if the subject Loan Combination Intercreditor Agreement provides that a Principal Recovery Fee is payable if and to the extent such fee is payable under this Agreement (or words of similar import), then such Principal Recovery Fee shall be payable hereunder if such purchase occurs after the expiration of 90 days from the date the right to purchase arises under such Loan Combination Intercreditor Agreement and if such fee is actually paid), or by a Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to Section 9.01; or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase price with respect thereto includes the Principal Recovery Fee (provided that, if the subject mezzanine intercreditor agreement provides that a Principal Recovery Fee is payable if and to the extent such fee is payable under this Agreement (or words of similar import), then such Principal Recovery Fee shall be payable hereunder if such purchase occurs after the expiration of 90 days from the date the right to purchase arises under such mezzanine intercreditor agreement and if such fee is actually paid, provided, further, that with respect to any future mezzanine debt, to the extent not prohibited by the related loan documents, the applicable Master Servicer or Special Servicer, as applicable, shall require that the related mezzanine intercreditor agreement provide that (if a purchase option is provided to the holder of the future mezzanine debt) in the event of a purchase of a Mortgage Loan by the related mezzanine lender on a date that is more than 90 days following the date that the related option becomes exercisable, such mezzanine lender shall be required to pay a Principal Recovery Fee equal to the amount that the Special Servicer would otherwise be entitled to under this Agreement with respect to a liquidation of such Mortgage Loan (provided, however, that such Principal Recovery Fee shall in all circumstances be payable by the related mezzanine lender and shall not, under any circumstance, by payable out of the Trust)); or the removal of any Mortgage Loan or REO Property from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01; and further no Principal Recovery Fee shall, with respect to any Serviced Mortgage Loan, be payable (i) in connection with a Periodic Payment received in connection with such Serviced Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the related payment, Liquidation Proceeds or Insurance Proceeds.

            Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to a Serviced Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such Serviced Loan Combination on deposit in the related Loan Combination Custodial Account that may be applied to pay such fees in accordance with the related Loan Combination Intercreditor Agreement, pursuant to Section 3.05(e). Insofar as any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee is payable in respect of a Non-Trust Loan, such fee shall be payable solely from collections in respect of such Non-Trust Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            (d) Additional servicing compensation in the form of: (i) all Default Charges (or portion thereof that is comprised of late payment charges) collected with respect to Specially Serviced Mortgage Loans, to the extent provided in clause seventh of Section 3.26(a), and (subject to Section 3.11(b)(ii)) assumption application fees collected with respect to Specially Serviced Mortgage Loans and (ii) one-hundred percent (100%) of any assumption fee, substitution fees or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and (subject to Section 3.11(b)(ii)) 50% of all assumption application fees, assumption fees, substitution fees, modification fees, extension fees, consent fees, release fees, waiver fees and earn-out fees actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan that is a Mortgage Loan for which Special Servicer consent is required shall be retained by the Special Servicer or promptly paid to the Special Servicer by the applicable Master Servicer (subject to Section 3.11(e)) and shall not be required to be deposited in the applicable Collection Account or any Loan Combination Custodial Account, as the case may be; provided that the Special Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Serviced Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Accounts for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) and/or
Section 3.05(e) if and to the extent such expenses are not payable directly out of either Collection Account, the Loan Combination Custodial Accounts or the REO Accounts, as the case may be.

            (e) If either Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property in respect of a Serviced Mortgage Loan, then (notwithstanding anything herein to the contrary) such Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses, to the extent such fees and expenses are collectible under applicable law and such Master Servicer or the Special Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to such Master Servicer or the Special Servicer in accordance with this Section 3.11. Neither of the Master Servicers nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            Section 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Serviced Mortgaged Property as soon as practicable after a related Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Default Charges otherwise payable to the Special Servicer and the Master Servicers, then as an Additional Trust Fund Expense (other than an expense allocable to a Non-Trust Loan, which shall be reimbursable from the related Loan Combination Custodial Account). In addition, after a Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such Serviced Mortgage Loan remains a Specially Serviced Mortgage Loan. Beginning in 2008, the applicable Master Servicer for each Serviced Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan, shall at its expense perform or cause to be performed an inspection of all the Serviced Mortgaged Properties at least once per calendar year unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer. The Special Servicer and each Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the applicable Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which such Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which such Master Servicer or the Special Servicer, as applicable, is aware and considers material. Each Master Servicer shall, within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof in an electronic format to the Trustee (upon request) and to the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)), and the Trustee shall obtain from the applicable Master Servicer and, subject to Section 3.15, make copies of all such inspection reports available for review by any requesting Certificateholder and Certificate Owner during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall obtain from the applicable Master Servicer and deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Serviced Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the applicable Master Servicer prior to such inspection, and provides a copy of such inspection to such Master Servicer; and provided, further, that such Master Servicer and the Special Servicer shall not both inspect a Serviced Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the applicable Master Servicer's inspection obligations pursuant to this paragraph
(a).

            (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and Administered REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee. Without limiting the generality of the foregoing, not later than 12:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in October 2007, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable such Master Servicer to produce, the CMSA files and reports required to be delivered by such Master Servicer to the Trustee as described below, in each case with respect to all Specially Serviced Mortgage Loans and the REO Properties.

            (c) Each Master Servicer shall deliver to the Trustee, no later than 3:00 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in September 2007, the CMSA Loan Periodic Update File with respect to the subject Distribution Date. The Master Servicers' responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the Special Servicer to provide information required by it shall not relieve either Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master Servicers will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicers in October 2007 will be based solely upon information generated from actual collections received by the Master Servicers and from information the Mortgage Loan Sellers deliver or cause to be delivered to the Master Servicers (including but not limited to information prepared by third-party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). If any Mortgage Loan Seller fails to deliver to the applicable Master Servicer the information required by such Master Servicer to prepare its initial CMSA Loan Periodic Update File, such Master Servicer shall notify the Depositor and the Trustee of such failure. On or before 4:00 p.m., New York City time, on each P&I Advance Date beginning in November 2007, each Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report; (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Total Loan Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File;
(viii) a CMSA Loan Setup File (with respect to the initial P&I Advance Date only); (ix) a CMSA Financial File; (x) a CMSA Loan Level Reserve/LOC Report and
(xi) a CMSA Advance Recovery Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the Master Servicers. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicers shall not be required to deliver a CMSA Advance Recovery Report (and no CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable." Each Master Servicer shall make available promptly upon request of the other Master Servicer a report setting forth each Advance then outstanding by such Master Servicer. Master Servicer No. 2 shall incorporate in the foregoing reports any information and reports received (by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the Other Pooling and Servicing Agreement, if such date is at least one Business Day prior to the date when the Master Servicer's report is due above) from the Georgia-Alabama Retail Portfolio Servicer with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan.

            (d) The Special Servicer will deliver to the Master Servicers the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicers shall deliver to the Trustee the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Special Servicer, each Master Servicer and the Trustee. Without limiting the generality of the foregoing, not later than 2:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in October 2007, the Special Servicer shall prepare and deliver or cause to be delivered to the related Master Servicer (on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer) the CMSA Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans and REO Properties. Each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) or by a Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement. The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update Files to be provided by the Master Servicers pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicers to the Trustee pursuant to this
Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), or by a Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement, neither Master Servicer shall have an obligation to provide such information to the Trustee until it has received such information from the Special Servicer or received by a Georgia-Alabama Retail Portfolio Servicer, and neither Master Servicer shall be in default hereunder due to a delay in providing information required by this
Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this
Section 3.12(d) of this Agreement or a Georgia-Alabama Retail Portfolio Servicer's failure to provide any information or report required to be provided to the holder of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan pursuant to the Other Pooling and Servicing Agreement, but neither Master Servicer shall be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this
Section 3.12 or by a Georgia-Alabama Retail Portfolio Servicer.

            Commencing with respect to the calendar quarter ended December 30, 2007, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each Serviced Mortgage Loan that is a non-Specially Serviced Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each Administered REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the applicable Master Servicer within 30 days of its receipt thereof. Each Master Servicer shall deliver all items obtained by it, and all items required to be delivered to it by the Special Servicer pursuant to the immediately preceding sentence to the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)), and the Trustee in an imaged format.

            Each Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Serviced Mortgaged Property and Administered REO Property related to each Serviced Mortgage Loan that it is servicing. Within 60 days after receipt by the applicable Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan and within 30 days after receipt by the applicable Master Servicer from the Special Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an Administered REO Property, of any annual operating statements and rent rolls with respect to any Serviced Mortgaged Property or Administered REO Property, such Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Serviced Mortgaged Property or Administered REO Property. Each Master Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)) the Trustee and the Special Servicer. Within 60 days (or, in the case of items received from the Special Servicer or otherwise with respect to Specially Serviced Mortgage Loans and Administered REO Properties, 30 days) after receipt by the applicable Master Servicer of any quarterly or annual operating statements with respect to any Serviced Mortgaged Property or Administered REO Property, such Master Servicer shall prepare or update and forward to the Trustee, the Special Servicer and the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)) a CMSA NOI Adjustment Worksheet for such Serviced Mortgaged Property or Administered REO Property, together with, if so requested and not previously provided pursuant to this
Section 3.12, the related quarterly or annual operating statements.

            (e) Except with respect to delivery to the Special Servicer or the Controlling Class Representative, which deliveries shall be made in electronic format, if either Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the Trustee's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee.

            (f) Notwithstanding any other provision in this Agreement, the failure or refusal of either Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent such Master Servicer or Special Servicer so fails or refuses because such disclosure, in the reasonable belief of such Master Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust, such Master Servicer or the Special Servicer. Either Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan documents and the Servicing Standard. Either Master Servicer or the Special Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

            (g) Each Master Servicer shall, contemporaneously with any related delivery to the Trustee or the Special Servicer, as applicable, provide any reports that contain information regarding a Loan Combination Mortgaged Property or financial information regarding the related Mortgagor to the related Non-Trust Noteholder(s).

            (h) For the purposes of the production by either Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Serviced Mortgage Loan for any period prior to the related Due Date in October 2007, such Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by such Master Servicer, by the Special Servicer (if other than such Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by either Master Servicer (if other than such Special Servicer or an Affiliate thereof). Absent manifest error of which it has actual knowledge, neither of the Master Servicers nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgage Loan Seller, any other party to this Agreement, a Mortgagor or another third party that is included in any reports, statements, materials or information prepared or provided by either such Master Servicer or the Special Servicer, as the case may be. The Trustee shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicers nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this Section 3.12 shall be in an electronic format reasonably acceptable to both the Trustee and each Master Servicer.

            (i) The preparation and maintenance by each Master Servicer and the Special Servicer of all the reports specified in this Section 3.12 with respect to a Serviced Loan Combination, the corresponding Mortgaged Property and/or any related REO Property, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

            Section 3.13 Annual Statement as to Compliance.

            Each of the Trustee, the Master Servicers and the Special Servicer shall itself deliver (or, in the case of the Trustee, make available) and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver (but if the related Additional Item 1123 Servicer is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2008 (provided that if the Trustee (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) requires the following statement in connection with any filing with the Commission, each of the Trustee, the Master Servicers and the Special Servicer shall deliver, and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver (but if the related Additional Item 1123 Servicer is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before March 15 of the subject year), to the Trustee (to whom delivery shall be in EDGAR-compatible format (e.g., Microsoft Word or Microsoft Excel), the Depositor, each Non-Trust Noteholder (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization), and, in the case of the Special Servicer or an Additional Item 1123 Servicer, to each Master Servicer, a statement of compliance (the "Annual Statement of Compliance") from the Trustee, each Master Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that: (i) a review of the activities of the Trustee, each Master Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Trustee, each Master Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

            In the event that either Master Servicer, the Special Servicer, or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall use its reasonable efforts to cause any Additional Item 1123 Servicer that resigns or is terminated under any applicable servicing agreement to provide, an Annual Statement of Compliance pursuant to this Section 3.13 with respect to the period of time that such Master Servicer, the Special Servicer, or the Trustee was subject to this Agreement or the period of time that the Additional Item 1123 Servicer was subject to such other servicing agreement.

            In the event the Trustee or the Depositor (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) does not receive the Annual Statement of Compliance with respect to any party hereto or, if the Trustee has been notified of the existence thereof, any Additional Item 1123 Servicer contemplated to deliver such report pursuant to the preceding paragraph, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a Servicer Notice to such Person (or, in the case of an Additional Item 1123 Servicer known to the Trustee or the Depositor, as the case may be, to the party hereto that retained or engaged such Additional Item 1123 Servicer), with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. Any party hereto that retains or engages a Servicing Representative (other than a Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes an Additional Item 1123 Servicer shall so notify the Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become an Additional Item 1123 Servicer; and, further, if such Servicing Representative does not deliver an Annual Statement of Compliance with respect to itself by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act), the party hereto that retained or engaged such Servicing Representative shall so notify the Trustee (unless such party is the Trustee) and the Depositor (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) in writing no later than the second Business Day following such March 15th, together with an explanation regarding such failure.

            Section 3.14 Reports on Assessment of Compliance with Servicing Criteria; Registered Public Accounting Firm Attestation Reports.

            Each Servicing Function Participant shall itself deliver (or, in the case of the Trustee, make available), and each party hereto shall cause any Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Sub-Servicing Function Participant is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2008 (provided that if the Trustee (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) requires the following reports in connection with any filing with the Commission, each Servicing Function Participant shall deliver (or, in the case of the Trustee, make available), and each party hereto shall cause any Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Sub-Servicing Function Participant is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before March 15 of the subject year), at its own expense, to the Trustee (to whom delivery shall be in EDGAR-compatible format (e.g., Microsoft Word or Microsoft Excel), the Depositor, each Non-Trust Noteholder (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), and the trustee of each other securitization) the following reports: (i) as required under Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report on an assessment of compliance by it with the Servicing Criteria (an "Annual Assessment Report"), signed by an authorized officer of such Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Servicing Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing Criteria identified by such Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, and (D) a statement that a registered public accounting firm has issued an attestation report on such Servicing Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending December 31st of the preceding calendar year; and (ii) as to each report delivered by a Servicing Function Participant or a Sub-Servicing Function Participant pursuant to the immediately preceding clause (i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual Attestation Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission) a consent from such registered public accounting firm authorizing the filing of the subject Annual Attestation Report with the Commission (an "Accountant's Consent"). Each Annual Attestation Report must be available for general use and may not contain restricted use language. Promptly after receipt of each such report delivered pursuant to the second preceding sentence, the Depositor shall review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such party or any Sub-Servicing Function Participant retained or engaged by it.

            In the event that any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party hereto shall cause any Sub-Servicing Function Participant engaged by it to provide (but if the related Sub-Servicing Function Participant is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), an Annual Assessment Report pursuant to this Section 3.14, coupled with an Annual Attestation Report pursuant to this Section with respect to the period of time that the Servicing Function Participant was subject to this Agreement or the period of time that the Sub-Servicing Function Participant was subject to such other servicing agreement.

            In the event the Trustee or the Depositor (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) does not receive the Annual Assessment Report and/or the Annual Attestation Report with respect to any Servicing Function Participant, or with respect to any Sub-Servicing Function Participant retained or engaged by a party hereto that is known to the Trustee or the Depositor, as the case may be, by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Trustee shall, and the Depositor may, forward a Servicer Notice to such Servicing Function Participant or the party hereto that retained or engaged such Sub-Servicing Function Participant, as the case may be, with a copy of such Servicer Notice to the Depositor (if the Trustee is sending the Servicer Notice) or the Trustee (if the Depositor is sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Section 3.14, as well as Section 3.13 and clause (B) of Section 7.01(a)(v) of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, in the case of the Master Servicers and the Special Servicer, notwithstanding the provisions of Section 11.05, e-mail or fax notice which, in the case of email transmission, shall be forwarded to all of the following e-mail addresses: (1) in the case of the initial Master Servicer No. 1, Bryan_S_Nitcher@KeyBank.com, Tony_A_Nemec@keybank.com and Dan_Olsen@keybank.com; (2) in the case of Master Servicer No. 2, cms.compliance@wellsfargo.com; and (3) in the case of the initial Special Servicer, askmidland@midlandls.com and midlandlegal@midlandls.com, or such other e-mail address(es) as are provided in writing by either Master Servicer or the Special Servicer to the Trustee and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to each Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of clause (B) of Section 7.01(a)(v); and provided, further, that a copy of any Servicer Notice to the Special Servicer shall be forwarded by the means provided in Section 11.05. Any party hereto that retains or engages a Servicing Representative (other than a Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes a Sub-Servicing Function Participant shall so notify the Trustee (unless such party is the Trustee) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become a Sub-Servicing Function Participant; and, further, if such Servicing Representative does not deliver or cause the delivery of an Annual Assessment Report, an Annual Attestation Report and/or, if required to be filed with the Commission, an Accountant's Consent with respect to itself by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act), the party hereto that retained or engaged such Servicing Representative shall promptly so notify the Trustee (unless such party is the Trustee) and the Depositor (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) in writing no later than the second Business Day following such March 15th, together with an explanation of such failure.

            The Master Servicers, the Special Servicer and the Trustee, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, provided that the Master Servicers, the Special Servicer and the Trustee shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the Depositor such cooperation.

            Section 3.15 Access to Certain Information.

            (a) Upon 10 days' prior written notice, each Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Trustee (with respect to the items in clauses (a) through (j) below in the case of the Trustee, to the extent those items are in their possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its Corporate Trust Office), during normal business hours, or send to the requesting party, such party in either case having certified to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicers since the Closing Date pursuant to Section 3.12(c), (c) all Officer's Certificates delivered by the Master Servicers or the Special Servicer since the Closing Date pursuant to
Section 3.13, (d) all accountants' reports delivered to the Master Servicers in respect of itself or the Special Servicer since the Closing Date as described in
Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the applicable Master Servicer in respect of each Serviced Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09,
(f) the most recent Serviced Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the applicable Master Servicer,
(g) any and all modifications, waivers and amendments of the terms of a Serviced Mortgage Loan and the Asset Status Report prepared by the Special Servicer pursuant to Section 3.21(c), (h) the Servicing File relating to each Serviced Mortgage Loan, (i) any and all Officer's Certificates and other evidence delivered by either Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a), (j) all reports filed with the Commission with respect to the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and (k) with respect to the Georgia-Alabama Retail Portfolio Servicing Trust Mortgage Loan, and any reports, statements, documents and other written information delivered under this Agreement to Master Servicing No. 2 for the Trust on behalf of the Trustee, or to the Trustee, as holder of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan. Copies of any and all of the foregoing items will be available from the Trustee, either Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to a Serviced Loan Combination, the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization)) at no cost pursuant to their reasonable requests. The Master Servicers, the Special Servicer and the Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its Internet Website with the use of a password.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization)), in connection with providing access to or copies of any items in accordance with this Agreement, either Master Servicer, the Special Servicer or the Trustee, as applicable, shall require: (a) in the case of Certificate Owners, Certificateholders and the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization)), a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, and which may provide indemnification for such Master Servicers, the Special Servicer and the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that any such Certificate Owner, any such Certificateholder and the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization)) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the Trustee, either Master Servicer or the Special Servicer, as applicable, and which may provide indemnification for the subject Master Servicer, the Special Servicer or the Trustee, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Certificate Owners and Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization)), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee or the Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available on an unrestricted basis and without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Trustee or either Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

            Each of the Master Servicers and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of either Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Trustee, the Master Servicers, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

            (b) The Trustee shall, and the Master Servicers may but are not required to, make available each month to any interested party on their respective Internet Websites (i) the Distribution Date Statement and (ii) this Agreement, the Prospectus and the Prospectus Supplement. In addition, on each Distribution Date, the Trustee shall make available to any interested party via the Trustee's Internet Website the Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File and the CMSA Collateral Summary File, in each case for such Distribution Date, and any other information at the request of the Depositor. The Trustee shall make available on each Distribution Date (i) the Restricted Servicer Reports and (ii) the CMSA Property File to any Privileged Person via Trustee's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Trustee.

            Either Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by such Master Servicer, the reports and files comprising the CMSA Investor Reporting Package.

            (c) In connection with providing access to Trustee's Internet Website or either Master Servicer's Internet Website, the Trustee or either Master Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent either Master Servicer or Trustee, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or either Master Servicer, as applicable)) governing the availability, use and disclosure of such information and providing indemnification to either Master Servicer or Trustee, as applicable, for any liability or damage that may arise therefrom.

            Each Master Servicer and the Trustee may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Trustee or either Master Servicer, as applicable)) governing the availability, use and disclosure of information and providing indemnification to either Master Servicer or the Trustee, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for review by any Persons to whom either Master Servicer or the Trustee, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan (in the case of the Trustee, if it has actual knowledge of such prohibition by the related Mortgage Loan).

            Notwithstanding anything in this Agreement to the contrary, the Master Servicers and the Trustee may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class Representative (and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange
Act), the trustee of each other securitization)) any information not yet included in a Form 8-K Current Report filed with the Commission or otherwise made publicly available with respect to which the Trustee or either Master Servicer has determined that such withholding is appropriate.

            Any transmittal of information by either Master Servicer or the Trustee to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust that issued ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

            (d) If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (e) The Master Servicers and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from either Master Servicer or the Special Servicer under this Agreement. None of the Master Servicers, the Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with the terms of this Agreement. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Internet Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicers and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, either Master Servicer or the Special Servicer, respectively, for which it is not the original source.

            Section 3.16 Title to REO Property; REO Accounts.

            (a) If title to any Serviced Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s). If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more Administered REO Properties pursuant to this Agreement, then (subject to the interests of, if affected, the related Non-Trust Noteholder(s)), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a member-managed limited liability company, with the Special Servicer acting on behalf of the Trust as member-manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s), shall sell any Administered REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such Administered REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such Administered REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the applicable Master Servicer, to the effect that the holding by REMIC I of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of REMIC I or REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance. In the case of the Trust Fund's beneficial interest in any REO Property acquired by the trustee under the Other Pooling and Servicing Agreement, the Special Servicer shall coordinate with the special servicer under the Other Pooling and Servicing Agreement with respect to any REO Extension on behalf of the Trust Fund.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Serviced Mortgaged Property (other than a Loan Combination Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO Property (other than any Loan Combination REO Property). If such REO Acquisition occurs with respect to a Loan Combination Mortgaged Property, then the Special Servicer shall establish an REO Account solely with respect to such property (an "Loan Combination REO Account"), to be held for the benefit of the Certificateholders and the related Non-Trust Noteholder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of any Administered REO Property within 2 Business Days of receipt. Funds in the REO Accounts may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicers of the location of each REO Account, and shall give notice to the related Non-Trust Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such Administered REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the Pool REO Account and deposit into the applicable Collection Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such Master Servicer (which shall deposit such amounts into the applicable Collection Account) the aggregate of all amounts received in respect of the related Administered REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination Date, the Special Servicer shall withdraw from each Loan Combination REO Account and deposit into the related Loan Combination Custodial Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such Master Servicer (which shall deposit such amounts into the related Loan Combination Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related Loan Combination REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any Administered REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such Administered REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the applicable Master Servicer any information with respect to each REO Account as is reasonably requested by such Master Servicer.

            Section 3.17 Management of REO Property.

            (a) Prior to the acquisition by it of title to a Serviced Mortgaged Property, the Special Servicer shall review the operation of such Serviced Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Serviced Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property (other than performing any construction work on such REO Property or selling all or any portion of such REO Property to customers in the ordinary course of a trade or business);

            (ii) Directly Operating such Serviced Mortgaged Property as an Administered REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), such alternative is commercially reasonable) acquire such Serviced Mortgaged Property as Administered REO Property and so lease or operate such Administered REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as Administered REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as Administered REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Serviced Mortgaged Property as Administered REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

            The Special Servicer's decision as to how each Administered REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s)) by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Serviced Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

            (b) If title to any Administered REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such Administered REO Property for the benefit of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by
Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper operation, management, maintenance and disposition of such Administered REO Property, including without limitation:

            (i) all insurance premiums due and payable in respect of such Administered REO Property;

            (ii) all real estate taxes and assessments in respect of such Administered REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such Administered REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such Administered REO Property, the applicable Master Servicer, subject to Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) such Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that such Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (a) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any Administered REO Property:

            (i) enter into, renew or extend any New Lease with respect to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on such Administered REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate such Administered REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance) to the effect that such action would not cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any Administered REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

            (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Administered REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

            Section 3.18 Resolution of Defaulted Mortgage Loans and REO Properties.

            (a) Either Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

            (b) After a Trust Serviced Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Serviced Trust Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Serviced Trust Mortgage Loan contained herein may have on the value of such Serviced Trust Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard; provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The Special Servicer shall notify the Trustee, the applicable Master Servicer, each Rating Agency, the Plurality Subordinate Certificateholder and the Controlling Class Representative promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the applicable Master Servicer, the Plurality Subordinate Certificateholder and the Controlling Class Representative, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Serviced Trust Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the applicable Master Servicer, and shall instead deliver the Determination Information to the Trustee, if such Master Servicer will not be determining whether the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, pursuant to this Section 3.18.

            In determining the fair value of any Serviced Trust Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Serviced Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Serviced Trust Defaulted Mortgage Loan to the Purchase Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the related Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located.

            (c) Subject to the terms set forth in Section 2.03, in the event a Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan, each of the Plurality Subordinate Certificateholder and the Special Servicer (each, together with their respective assignees, an "Option Holder") shall have an assignable option (a "Purchase Option") (with respect to any Trust Mortgage Loan that is part of a Serviced Loan Combination, subject to the related Loan Combination Intercreditor Agreement and Section 3.18(o)) to purchase such Serviced Trust Defaulted Mortgage Loan from the Serviced Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Trust Defaulted Mortgage Loan, or
(ii) the fair value of the Serviced Trust Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination; provided that, if (A) the Purchase Option is being exercised by an Option Holder that is an assignee of the Special Servicer or the Plurality Subordinate Certificateholder that is not an Affiliate of the Special Servicer or the Plurality Subordinate Certificateholder, (B) the assignment of the Purchase Option was to such Option Holder for no material consideration, and
(C) the Purchase Option is exercised by such Option Holder more than 90 days following a determination of the fair value of the subject Serviced Trust Defaulted Mortgage Loan, the Special Servicer shall be entitled to receive a Principal Recovery Fee, which Principal Recovery Fee shall be deducted from the Option Price received. The Special Servicer shall, promptly after a Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan, deliver to the Plurality Subordinate Certificateholder and the Controlling Class Representative a notice substantially in the form of Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Serviced Trust Defaulted Mortgage Loan to any party at any time after the related Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the applicable Master Servicer of such transfer and such notice shall include (i) in the case of the Plurality Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or
(ii) in the case of the Special Servicer, an assignment substantially in the form of Exhibit M-2. Notwithstanding the foregoing, the Plurality Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Plurality Subordinate Certificateholder or any assignee thereof within 60 days of the fair value determination being made with respect to the subject Trust Defaulted Mortgage Loan, then the Special Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the Plurality Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 15 day period immediately following the expiration of such 60-day period. Following the expiration of such 15 day period, the Plurality Subordinate Certificateholder (or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Serviced Trust Defaulted Mortgage Loan will automatically terminate (i) once the related Trust Defaulted Mortgage Loan is no longer a Serviced Trust Defaulted Mortgage Loan; provided, however, that if such Serviced Trust Mortgage Loan subsequently becomes a Serviced Trust Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Serviced Trust Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Trust Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

            (d) [Reserved].

            (e) Upon receipt of notice from the Special Servicer indicating that a Serviced Trust Mortgage Loan has become a Serviced Trust Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the applicable Master Servicer, the Trustee and the Controlling Class Representative, written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Trust Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the Serviced Trust Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (f) If the Special Servicer or the Plurality Subordinate Certificateholder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Serviced Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the applicable Master Servicer (or, if such Master Servicer and the Special Servicer are the same Person, the Trustee) shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b). In such event, the Special Servicer shall promptly deliver to the applicable Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentence) the Determination Information, including information regarding any change in circumstance regarding the Serviced Trust Defaulted Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the applicable Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentences) may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by such Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the applicable Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person. The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the applicable Master Servicer, the Trustee or any such third party pursuant to this paragraph shall be advanced by such Master Servicer (or the Trustee, if applicable) and shall constitute, and be reimbursable as, Servicing Advances. In addition, the applicable Master Servicer (or, if applicable, the Trustee) shall be entitled to receive out of its Collection Account a fee in the amount of $2,500, for the initial confirmation of the Special Servicer's Option Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Serviced Trust Defaulted Mortgage Loan, in accordance with this Section 3.18(f).

            Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Serviced Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the applicable Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, in the manner set forth in
Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Serviced Trust Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Serviced Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the 30 day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option Price is less than the fair value of the Trust Defaulted Mortgage Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, the applicable Master Servicer or the Trustee, as the case may be, and the Special Servicer shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three
(3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Serviced Trust Defaulted Mortgage Loan. Upon notice from such Option Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (g) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the applicable Master Servicer within 10 Business Days of its receipt of such Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for Release from the applicable Master Servicer specifying the date for closing the purchase of the related Serviced Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Serviced Trust Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the applicable Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into its Collection Account within one (1) Business Day following receipt.

            (h) The Special Servicer shall immediately notify the Trustee and the applicable Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (i) Unless and until the Purchase Option with respect to a Serviced Trust Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Serviced Trust Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Serviced Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

            (j) In the event that title to any REO Property is acquired by the Trust in respect of any Serviced Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling Class Representative, the applicable Master Servicer and the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) not less than five days' prior written notice of its intention to sell any Administered REO Property, and in respect of such sale, the Special Servicer shall offer such Administered REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the Administered REO Property at a price less than the Purchase Price; and provided, further, that if the Special Servicer intends to bid on any Administered REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such Administered REO Property and (iii) the Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

            (k) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property or purchase any Serviced Trust Defaulted Mortgage Loan. Any sale of a Serviced Trust Defaulted Mortgage Loan (pursuant to a Purchase Option) or an Administered REO Property shall be without recourse to, or representation or warranty by, the Trustee, any Fiscal Agent, the Depositor, the Special Servicer, the applicable Master Servicer, any Mortgage Loan Seller or the Trust. None of the Special Servicer, the applicable Master Servicer, the Depositor, the Trustee or any Fiscal Agent shall have any liability to the Trust or any Certificateholder with respect to the price at which a Serviced Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (l) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Serviced Trust Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the applicable Master Servicer's Collection Account.

            (m) Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

            (n) The amount paid for a Serviced Trust Defaulted Mortgage Loan or related Administered REO Property purchased under this Agreement shall be deposited into the applicable Master Servicer's Collection Account. Upon receipt of notice from the applicable Master Servicer that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Serviced Trust Defaulted Mortgage Loan or related Administered REO Property ownership of the Serviced Trust Defaulted Mortgage Loan or Administered REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the applicable Master Servicer or the Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Trust Defaulted Mortgage Loan or related Administered REO Property.

            (o) Pursuant to the terms of the Farallon Portfolio Loan Combination Intercreditor Agreement, the Farallon Portfolio Controlling Party (other than if it is an Affiliate of the related Mortgagor) may, within 60 days of the fair value determination being made with respect to the subject Trust Defaulted Mortgage Loan, at its option and subject to the terms of such agreement, purchase the subject Trust Mortgage Loan at the Option Price (provided, however, that the Option Price for the Farallon Portfolio A-Note Trust Loan shall not be less than the Purchase Price in respect of such Farallon Portfolio A-Note Trust Loan for so long as the Farallon Portfolio Junior Loans are not reduced to zero by any related Appraisal Reduction Amount or Realized Loss) prior to the Plurality Subordinate Certificateholder or the Special Servicer, or any assignee of the foregoing, in accordance with the terms and conditions of this Section
3.18. Pursuant to the terms of the Georgia-Alabama Retail Portfolio Intercreditor Agreements, the holders of the Georgia-Alabama Retail Portfolio Junior Loans may, at their option and subject to the terms of such agreement, purchase the Trust Mortgage Loan prior to the Option Holder at the price determined under the Georgia-Alabama Retail Portfolio Intercreditor Agreement. Pursuant to the terms of the Peninsula Beverly Hills Intercreditor Agreement, the holder of the Peninsula Beverly Hills B-Note Non-Trust Loan may, at its option and subject to the terms of such agreement, purchase the Trust Mortgage Loan prior to the Option Holder at the price determined under the Peninsula Beverly Hills Intercreditor Agreement.

            Section 3.19 Additional Obligations of the Master Servicers.

            (a) Each Master Servicer shall deposit in its Collection Account on each P&I Advance Date (prior to any transfer of funds from such Collection Account to the Distribution Account on such date and without any right of reimbursement therefor) with respect to those Trust Mortgage Loans for which it is the Master Servicer that were, in each such case, subject to a voluntary Principal Prepayment during the most recently ended Collection Period (other than Principal Prepayments made on any Specially Serviced Mortgage Loans or made out of Insurance Proceeds or Liquidation Proceeds, other than Casualty/Condemnation Principal Prepayments and other than subsequent to a material default) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of such Trust Mortgage Loans and (ii) the sum of (A) that portion of such Master Servicer's Master Servicing Fees on the portion of the Mortgage Pool for which it is the applicable Master Servicer that represents an accrual at a rate of 0.01% per annum and (B) the total amount of Prepayment Interest Excesses that were collected on the portion of the Mortgage Pool for which it is the Master Servicer during the related Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (x) subsequent to a material default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order or (z) at the request or with the consent of the Special Servicer or the Controlling Class Representative), then, for purposes of determining the payment that such Master Servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "Master Servicing Fee" in clause (A) above shall be construed to include (1) the entire Master Servicing Fees payable to such Master Servicer with respect to the related Collection Period, inclusive of any portion payable to a third-party primary servicer and inclusive of any portion thereof that constitutes the related Excess Servicing Strip and (2) the amount of any investment income earned by such Master Servicer on the related Principal Prepayment while on deposit in its Collection Account.

            Following the payments made by the applicable Master Servicer pursuant to the preceding paragraph (excluding the payments contemplated by the proviso to the sole sentence of the preceding paragraph), such Master Servicer shall apply any remaining Prepayment Interest Excesses to offset any Casualty/Condemnation Interest Shortfall incurred with respect to any Trust Mortgage Loan during the subject Collection Period.

            Except as provided in the preceding paragraphs, no other compensation to the Master Servicers shall be available to cover Prepayment Interest Shortfalls. Each Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a) shall not, in the absence of default under this Section 3.19(a), carry over to any subsequent Collection Period.

            (b) The applicable Master Servicer shall, as to each Serviced Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Serviced Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

            (c) Each Master Servicer shall deliver to each Mortgage Loan Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans (as identified on the Mortgage Loan Schedule) sold by such Mortgage Loan Seller to the Depositor and their respective billing addresses and telephone numbers; provided, however, that neither Master Servicer shall be under an obligation to provide any such information not in its possession.

            (d) The Master Servicers and the Special Servicer shall each be responsible for providing (i) to each Non-Trust Noteholder such notices regarding defaults and events of default with respect to the related Serviced Loan Combination as are required from the holder of the related Trust Mortgage Loan that is part the related Loan Combination under the related Loan Combination Intercreditor Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) The Master Servicers (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of (in the case of either Master Servicer, subject to a maximum of two separate one-year extensions without the consent of the Special Servicer), defer or forgive interest (including Penalty Interest and Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Serviced Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Serviced Mortgage Loan without the consent of the Trustee or any Certificateholder; provided, that the Master Servicers' and the Special Servicer's rights to do so shall be subject to Section 3.08, Section 6.11 and
Section 6.12 (and, in the case of a Serviced Loan Combination, subject to the terms of the related Loan Combination Intercreditor Agreement) and, further, to the following subsections of this Section 3.20; and provided, further, that other than as provided in Sections 3.02(a) (relating to waivers of Default Charges), 3.08, 3.20(d) and 3.20(e), neither Master Servicer shall agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, unless such Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) such Master Servicer will promptly provide the Special Servicer with notice of any Mortgagor request for such modification, waiver, forbearance or amendment, such Master Servicer's written recommendations and analysis, and all information reasonably available to such Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and Section 6.11 and Section 6.12 and (C) if any such consent has not been expressly denied within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall be subject to the limitation to five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after the Special Servicer's receipt from such Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to such Master Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 10 Business Days (or 15 Business Days, if applicable) after such notice), such consent shall be deemed to have been granted).

            (b) All modifications, waivers or amendments of any Serviced Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard. Neither of the Master Servicers nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would result in an Adverse REMIC Event. Either Master Servicer or the Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Serviced Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code, (2) cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, or (3) adversely affect the status of Grantor Trust Y or Grantor Trust Z under the Code as a "grantor trust".

            (c) The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit either Serviced Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder (including, subject to the discussion in the following paragraph, any related Balloon Payment); or

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments; or

            (iii) in the judgment of the Special Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Serviced Mortgage Loan has occurred or, in the Special Servicer's judgment, a material default on the Serviced Mortgage Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders (and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s)), as a collective whole, on a present value basis, than would liquidation.

            In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will either Master Servicer or the Special Servicer (i) extend the maturity date of a Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Serviced Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Serviced Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, and with the consent of the Controlling Class Representative, 10 years) prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the applicable Master Servicer and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (d) Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to either Master Servicer releasing, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall be subject to the limitation to five Business Days specified in the proviso at the end of the first paragraph of Section 6.11), any real property collateral securing an outstanding Serviced Mortgage Loan, except as provided in Section
3.09 or 3.20(e), or except in connection with a permitted defeasance or a pending or threatened immaterial condemnation, or except where a Serviced Mortgage Loan (or, in the case of a Crossed Loan Group, where such entire Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan, (A) either (1) such release will not, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Serviced Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), as security for the Serviced Mortgage Loan and (C) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an Adverse Rating Event (as confirmed in writing to the Trustee by each Rating Agency).

            (e) Notwithstanding anything in this Section 3.20, Section 3.08,
Section 6.11 and Section 6.12 to the contrary, neither Master Servicer shall be required to seek the consent of, or provide prior notice to, the Special Servicer, any Certificateholder or the Controlling Class Representative or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence, shall notify the Controlling Class Representative thereof): (i) waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) waivers of Default Charges, to the extent allowed under Section 3.02; (iii) releases of unimproved parcels of a Mortgaged Property; (iv) grants of easements, rights-of-way or other similar agreements in accordance with Section 3.08(b); (v) approval of routine leasing activities (including any subordination, non-disturbance and attornment agreements) that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property; (vi) approval of annual budgets to operate the Mortgaged Property; (vii) temporary waivers of any requirements in the related Mortgage Loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and
(viii) consenting to changing the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $2,000,000; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to Grantor Trust Y or Grantor Trust Z,
(y) would be consistent with the Servicing Standard.

            (f) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (g) The Special Servicer or, either Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (h) The Master Servicers and Special Servicer shall notify each other, the Trustee, the Controlling Class Representative and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s), in writing, of any modification, waiver or amendment of any term of any Serviced Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, (in the case of the Special Servicer, with a copy to the applicable Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Serviced Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer pursuant to Section 3.15(a) hereof.

            (i) With respect to each Serviced Mortgage Loan (including each Specially Serviced Mortgage Loan) that provides for defeasance and is to be defeased in accordance with its terms pursuant to a mortgagor's exercise of its rights to defease such Serviced Mortgage Loan, each Master Servicer shall, to the extent permitted by the terms of such Serviced Mortgage Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Serviced Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such Serviced Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of such Master Servicer, to designate a single purpose entity (which may be a subsidiary of such Master Servicer and may be established for the purpose of assuming all defeased Serviced Mortgage Loans) to assume the Serviced Mortgage Loan (or defeased portion thereof) and own the Defeasance Collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Serviced Mortgage Loan, to defease a principal amount equal to at least 125% (or such lower percentage as the related Mortgagor is entitled to partially defease a principal amount pursuant to the related Mortgage Loan documents, it being understood that the Master Servicers are not authorized to modify such terms) of the allocated loan amount for the Serviced Mortgaged Property or Properties to be released. If the subject Serviced Mortgage Loan is not a Significant Mortgage Loan and if either the terms of the subject Serviced Mortgage Loan permit the applicable Master Servicer to impose the foregoing requirements or such Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from Fitch and is not required from S&P so long as such Master Servicer delivers to S&P a certification substantially in the form attached hereto as Exhibit K. In such case, the applicable Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Serviced Mortgage Loan. However, if the subject Mortgage Loan is a Significant Mortgage Loan or if the terms of the subject Serviced Mortgage Loan do not permit the applicable Master Servicer to impose such requirements and such Master Servicer does not satisfy such requirements on its own, then such Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative (and, in the case of a Serviced Loan Combination, the related Non-Trust Noteholder(s), as applicable) and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation from each Rating Agency that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan documents and applicable law, the applicable Master Servicer shall not execute a defeasance unless (a) the subject Serviced Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of the absence of an Adverse Rating Event is a specific condition thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or such Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of such Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (b) the Mortgagor is required to provide or such Master Servicer receives from Independent counsel at the Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any Serviced Mortgage Loan the applicable Mortgage Loan Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the applicable Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by such Master Servicer to the applicable Mortgage Loan Seller.

            Subsequent to the second anniversary of the Closing Date, to the extent that the applicable Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Serviced Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, such Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the Defeasance Collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such Defeasance Collateral), then the applicable Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Serviced Mortgage Loan or (ii) if such Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase Defeasance Collateral, such Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase Defeasance Collateral or (B) apply the cash to a prepayment of the Serviced Mortgage Loan, in either case, in accordance with the Servicing Standard.

            For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Serviced Mortgage Loans (or, in the case of a Serviced Loan Combination, the Serviced Loan Combination) and owning and pledging the related Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Serviced Mortgage Loan (or the Serviced Loan Combination, if applicable).

            (j) To the extent that either Master Servicer or the Special Servicer waives any Default Charges in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to such Master Servicer and the Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Default Charges pursuant to Section 3.26 immediately prior to such waiver.

            (k) Notwithstanding anything to the contrary in this Agreement, neither of the Master Servicers nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager with respect to any Mortgaged Property that secures a Significant Mortgage Loan unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in an Adverse Rating Event.

            (l) Notwithstanding anything in this Section 3.20 to the contrary:

            (i) the limitations, conditions and restrictions set forth in this
      Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the related date of substitution); and

            (ii) neither of the Master Servicers nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (m) Neither the Special Servicer nor the Master Servicers shall have any liability to the Trust, the Certificateholders, any Non-Trust Noteholder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section 3.20 is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and/or the subject Master Servicer, and consistent with the Servicing Standard.

            Section 3.21 Transfer of Servicing Between the Master Servicers and the Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan, the applicable Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class Representative (and with respect to a Serviced Loan Combination, the related Non-Trust Noteholder(s)), and if such Master Servicer is not also the Special Servicer, such Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Mortgage Loan, either in such Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to such Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The applicable Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, such Master Servicer shall have such period of time as reasonably necessary to make such delivery.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to such Master Servicer and the Controlling Class Representative (and with respect to a Serviced Loan Combination, the related Non-Trust Noteholder(s)), and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to such Master Servicer (or such other Person as may be directed by such Master Servicer) and upon giving such notice, and returning such Servicing File, to such Master Servicer (or such other Person as may be directed by such Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of such Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) No later than 60 days after a Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, in the case of any Serviced Loan Combination, such other number of days provided in the related Loan Combination Intercreditor Agreement), the Special Servicer shall deliver to each Rating Agency, the Trustee, the applicable Master Servicer, the Controlling Class Representative and, if applicable, the related Loan Combination Controlling Party, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

            (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard;

provided, however, that if a Serviced Loan Combination is involved, the Asset Status Report shall be in respect of the entire Serviced Loan Combination and shall also contain any additional information required to be contained in such Asset Status Report pursuant to the related Loan Combination Agreement.

            With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Serviced Loan Combination (as to which the related Loan Combination Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports)), within 10 Business Days of receiving an Asset Status Report which relates to a recommended action as to which the Controlling Class Representative is entitled to object under Section 6.11, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11, the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, the Rating Agencies, the Trustee and the applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Serviced Loan Combination (as to which the related Loan Combination Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports)), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(c) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. With respect to any Mortgage Loan (excluding any Mortgage Loan that is part of a Serviced Loan Combination (as to which the related Loan Combination Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports)), the Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (and, if applicable, the related Non-Trust Noteholder) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders (and, if applicable, the related Non-Trust Noteholder) pursuant to the Servicing Standard.

            In the event the Controlling Class Representative and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan (excluding any Mortgage Loan that is part of a Serviced Loan Combination (as to which the related Loan Combination Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports)) within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions directed by the Controlling Class Representative unless doing so would result in any of the consequences set forth in the last paragraph of this Section 3.21, in which case the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling Class Representative by the Special Servicer.

            In the case of each of the Serviced Loan Combinations, the review and approval of Asset Status Reports shall be conducted in accordance with the provisions of the related Loan Combination Intercreditor Agreement.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            Notwithstanding the fact that an Asset Status Report has been prepared and/or approved, the Controlling Class Representative (or in the case of any Loan Combination, the related Loan Combination Controlling Party) will remain entitled to advise and object regarding the actions set forth in Section 6.11(a) and any related Asset Status Report shall not be a substitute for the exercise of those rights.

            No direction of objection by or failure to approve by the Controlling Class Representative or the majority of the Certificateholders (or, in the case of a Serviced Loan Combination, the related Loan Combination Controlling Party, if any) in connection with any Asset Status Report shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (x) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (y) expose the applicable Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee, the Custodian or any Fiscal Agent or the officers and the directors of each party to any claim, suit or liability to which they would not otherwise be subject absent such direction or (z) expand the scope of the applicable Master Servicer's, the Trustee's, any Fiscal Agent's or the Special Servicer's responsibilities under this Agreement.

            Section 3.22 Sub-Servicing Agreements.

            (a) Subject to Section 3.22(b) and Section 3.22(f), each Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a) (x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the applicable Master Servicer); (ii) provides that, if the Sub-Servicer constitutes an Additional Item 1123 Servicer, then it will deliver to the applicable parties an Annual Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the Sub-Servicer constitutes a Sub-Servicing Function Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual Assessment Report in respect of the Sub-Servicer and a corresponding Annual Attestation Report (and the consent of the applicable registered public accounting firm to file it with the Commission) as and when contemplated by
Section 3.14; (iii) provides that if the applicable Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon (1) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable Master Servicer or the Special Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement (the Sub-Servicers that are party to such agreements are indicated on Schedule V hereto) (such Sub-Servicers, "Designated Sub-Servicers")) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification);
(iv) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Serviced Loan Combination, the related Non-Trust Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of applicable Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any Fiscal Agent, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, any Non-Trust Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (v) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (vi) does not permit the Sub-Servicer, without the prior consent of the applicable Master Servicer, to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the applicable Master Servicer or the Special Servicer contemplated by
Section 3.08, Section 3.09 and Section 3.20 hereof that requires the prior consent of the applicable Master Servicer or the Special Servicer or conduct any sale of a Mortgage Loan or REO Property contemplated by Section 3.18; and (vii) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by either Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan. The Master Servicers and the Special Servicer shall each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicers and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by a Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of such Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), as applicable, such interest to be allocable between the applicable Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the applicable Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The applicable Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor and, if a Serviced Loan Combination is involved, the related Non-Trust Noteholder(s), in writing promptly of the appointment by it of any Sub-Servicer after the date of this Agreement. The applicable Master Servicer and the Special Servicer shall each notify the Trustee and the Depositor in writing, promptly upon becoming aware thereof, whether any Sub-Servicer constitutes an Additional Item 1123 Servicer (other than with respect to Designated Sub-Servicers as of the Closing Date and whether they constitute an Additional Item 1123 Servicer with respect to the Trust Fund as of the Closing Date) or a Sub-Servicing Function Participant. Notwithstanding the foregoing, the Master Servicers and the Special Servicer may enter into arrangements with Servicing Representatives (in addition to the Designated Sub-Servicers) to perform particular services (e.g., inspections) on a loan-by-loan basis that would not cause such Servicing Representatives to be Additional Item 1123 Servicers. Each of the initial Master Servicers and the initial Special Servicer hereby represents and warrants that, as of the Closing Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons to act as a Servicer with respect to 10% or more of the Mortgage Pool (by balance); provided that neither Master Servicer nor the Special Servicer makes the preceding representation with respect to any Designated Sub-Servicers.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) The Master Servicers and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Non-Trust Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, the subject Serviced Loan Combination, any related Non-Trust Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as either Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicers and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d) In the event of the resignation, removal or other termination of Wells or KeyCorp or any successor Master Servicer to such Person hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the departing Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an event of default (within the meaning of such Sub-Servicing Agreement) has occurred and is continuing (that is not subject to any applicable grace or cure period under the Sub-Servicing Agreement), in each case without paying any sub-servicer termination fee.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicers and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and any Non-Trust Noteholder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible. The foregoing sentence shall not operate to impose on either Master Servicer or the Special Servicer a greater obligation than, as set forth herein, to use reasonable efforts to cause a Designated Sub-Servicer to deliver any Annual Statement of Compliance, any Annual Assessment Report or any Annual Attestation Report.

            In addition, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class Representative, and the rights and obligations of each Master Servicer and the Special Servicer to appoint a Sub-Servicer with respect to a Loan Combination shall be subject to the related Loan Combination Intercreditor Agreement. Furthermore, notwithstanding anything herein to the contrary, until the Trustee files a Form 15 with respect to the Trust in accordance with Section 8.16, neither of the Master Servicers nor the Special Servicer shall retain or engage any Sub-Servicer or other Servicing Representative that, in any case, would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, without the express written consent of the Depositor.

            Section 3.23 Representations and Warranties of the Master Servicers and the Special Servicer.

            (a) Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor, the Special Servicer, the Custodian, any Fiscal Agent and each Non-Trust Noteholder, as of the Closing Date, that:

            (i) In the case of Master Servicer No. 1, it is a corporation duly organized and validly existing under the laws of Ohio, and, in the case of Master Servicer No. 2, it is a national banking association duly organized and validly existing under the laws of the United States, and in each case, it is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on its ability to perform its obligations hereunder.

            (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, will not violate such Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) Such Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) Such Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer.

            (vi) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened, against such Master Servicer that would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer, calculated on a consolidated basis.

            (vii) Each officer, director, or employee of such Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

            (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Master Servicer of or compliance by such Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

            (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor, the Master Servicers, the Custodian, any Fiscal Agent and each Non-Trust Noteholder, as of the Closing Date, that:

            (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (c) The representations and warranties of the Master Servicers and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicers) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

            Section 3.24 Sub-Servicing Agreement Representation and Warranty.

            Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, any Fiscal Agent and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a) and the second paragraph of Section 3.22(d) in all material respects.

            Section 3.25 Designation of Controlling Class Representative

            (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee, the Master Servicers and the Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial Controlling Class Representative shall be Anthracite Capital Inc. and no further notice shall be required for such appointment to be effective.

            (b) Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from either Master Servicer or the Special Servicer, the Trustee shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicers and the Special Servicer shall be entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicers and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Accounts pursuant to Section 3.05(a).

            (c) The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

            (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata among such Holders (or Certificate Owners) according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative or a Loan Combination Controlling Party by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative or the applicable Loan Combination Controlling Party shall immediately notify the Trustee, the Master Servicers and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative or the applicable Loan Combination Controlling Party, as the case may be, had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative or applicable Loan Combination Controlling Party, as the case may be) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative or the applicable Loan Combination Controlling Party. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            Section 3.26 Application of Default Charges.

            (a) Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan (but, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, only to the extent of the Default Charges, if any, remitted to the Trust in accordance with Other Pooling and Servicing Agreement and/or the Georgia-Alabama Retail Portfolio Intercreditor Agreements) shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            first, to pay to any Fiscal Agent, the Trustee, the applicable Master Servicer or the Special Servicer, in that order (except that payments to the Special Servicer and the applicable Master Servicer shall be made concurrently on a pro rata and pari passu basis), any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan, as the case may be;

            second, to reimburse the Trust for any interest on Advances paid to any Fiscal Agent, the Trustee, the applicable Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

            third, to pay any outstanding expense incurred by the Special Servicer in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to Section 3.12;

            fourth, to reimburse the Trust for any expenses reimbursed to the Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to Section 3.12, which expenses were previously paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

            fifth, to pay the appropriate party for any other outstanding expense incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

            sixth, to reimburse the Trust for any other Additional Trust Fund Expense paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which Additional Trust Fund Expense was paid from a source other than Default Charges collected on such Mortgage Loan or REO Loan, as the case may be; and

            seventh, to pay (A) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (B) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional master servicing compensation to the applicable Master Servicer, if such Default Charges (or portion thereof comprised of late payment charges) were collected when the loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay (X) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (Y) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional special servicing compensation to the Special Servicer.

            (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool, and if such Default Charges so applied relate to a Serviced Loan Combination, they shall be transferred from the related Loan Combination Custodial Account to the applicable Collection Account. Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) shall be deemed to offset payments of interest on Advances, costs of property inspections or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such interest on Advances, costs of property inspections or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            (c) The portion of any Default Charges with respect to a Non-Trust Loan under a Serviced Loan Combination that is not applied as provided for above in this Section 3.26, shall be applied pursuant to the related Loan Combination Intercreditor Agreement.

            Section 3.27 Controlling Class Representative Contact with Servicer.

                    No less often than on a monthly basis, each of the Master Servicers and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the applicable Master Servicer of an agreement substantially in the form of Exhibit I-1 (or such other form as may be reasonably acceptable to such Master Servicer or the Special Servicer, as applicable).

            Section 3.28 Certain Matters Regarding the Loan Combinations.

            (a) In the event the Special Servicer, in connection with a modification, waiver or amendment in respect of a Trust Mortgage Loan that is part of a Serviced Loan Combination, modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Mortgage Loan, all payments made in respect of such Mortgage Loan shall be applied as though such modification, waiver or amendment did not occur, with the payment terms of such Mortgage Loan remaining the same as they are on the related Cut-Off Date, and the related Non-Trust Loans that are junior thereto shall bear (to the extent possible) the full economic effect of all waivers, reductions or deferrals of amounts due on such Trust Mortgage Loan attributable to such modification, waiver or amendment, in each case only to the extent permitted by the related Loan Combination Intercreditor Agreement.

            (b) The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each Certificateholder by its acceptance of a Certificate, hereby acknowledge the right of an applicable Non-Trust Noteholder under a Serviced Loan Combination, upon the occurrence of certain specified events under the related Loan Combination Intercreditor Agreement, to purchase the related Trust Mortgage Loan that is a part of the related Loan Combination from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, the related Loan Combination Intercreditor Agreement, and the parties hereto agree to take such actions contemplated by the related Loan Combination Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow a Non-Trust Noteholder to purchase the related Trust Mortgage Loan from the Trust.

            (c) In connection with any purchase of a Trust Mortgage Loan that is part of a Serviced Loan Combination by a related Non-Trust Noteholder pursuant to the related Loan Combination Intercreditor Agreement, the applicable Master Servicer or the Special Servicer shall (i) if it receives the applicable purchase price provided for in the related Loan Combination Intercreditor Agreement and/or any other amounts payable in connection with the purchase, deposit same, or remit same to such Master Servicer for deposit, as applicable, into the applicable Collection Account or the related Loan Combination Custodial Account, as applicable; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the applicable Master Servicer, the Custodian shall:
(i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the subject Trust Mortgage Loan in the appropriate purchaser, without recourse, representations or warranties.

            (d) The parties hereto acknowledge that each Non-Trust Noteholder shall not (1) owe any fiduciary duty to the Trustee, the applicable Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Loan Combination Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that each Non-Trust Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interest of the Certificateholders and shall be deemed to have agreed to take no action against a Non-Trust Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

            (e) The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each Certificateholder by its acceptance of a Certificate, also hereby acknowledge the right of the Non-Trust Noteholder (if the Non-Trust Noteholder is a Controlling Party) with respect to each of the Serviced Loan Combinations to cure certain events of default by the Mortgagor with respect to the related Serviced Loan Combination and to be reimbursed for any amounts advanced in connection with any such cure, in each case pursuant to and subject to the terms, conditions and limitations set forth in the related Loan Combination Intercreditor Agreement. The Trustee, the applicable Master Servicer and the Special Servicer hereby agree, as provided in and subject to the terms, conditions and limitations set forth in the related Loan Combination Intercreditor Agreement, not to treat any such default by the subject Mortgagor that is so cured by a Non-Trust Noteholder as a default for the purposes specified in the related Loan Combination Intercreditor Agreement.

            (f) To the extent not otherwise expressly provided for herein, the Special Servicer shall provide to each Non-Trust Noteholder (other than any Non-Trust Noteholder that is an Affiliate of the related Mortgagor) or its designee, with respect to the related Non-Trust Loan or any related Loan Combination REO Property related to a Serviced Loan Combination, subject to the same conditions and restrictions on the distribution of information as apply with respect to reports, documents and other information with respect to the Trust Mortgage Loans, the same reports, documents and other information that the Special Servicer provides to the Trustee with respect to the related Trust Mortgage Loan or the related Loan Combination REO Property related to a Serviced Loan Combination, and on a concurrent basis. The Trustee and the Special Servicer shall each provide or make available to each Non-Trust Noteholder (other than any Non-Trust Noteholder that is an Affiliate of the related Mortgagor) or its designee, with respect to the related Non-Trust Loan or any related Loan Combination REO Property related to a Serviced Loan Combination, the same reports, documents and other information that the Trustee, the applicable Master Servicer or the Special Servicer, as the case may be, provides to the Controlling Class Representative, in so far as they relate to the related Trust Mortgage Loan or the related Loan Combination REO Property related to a Serviced Loan Combination, and on a concurrent basis. In addition, the Trustee, the applicable Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to a Non-Trust Noteholder or its designee (at such holder's cost) all other documents and information that such holder or its designee may reasonably request with respect to the related Non-Trust Loan or any Loan Combination REO Property related to a Serviced Loan Combination, to the extent such documents and information are in its possession. Notwithstanding the foregoing, none of the Trustee, the Master Servicers or the Special Servicer shall be required to deliver to any Non-Trust Noteholder or its designee any particular report, document or other information pursuant to this
Section 3.28(f) if and to the extent that (but only if and to the extent that) such particular report, document or other information is otherwise delivered to such Non-Trust Noteholder pursuant to any other section of this Agreement.

            (g) The applicable Master Servicer shall make remittances to each Non-Trust Noteholder under a Serviced Loan Combination of payments due to it within the time period set forth in the related Loan Combination Intercreditor Agreement.

            Section 3.29 Matters Relating to Certain Mortgage Loans.

            (a) With respect to the Georgia-Alabama Retail Portfolio Loan Combination and the $224,090 reserve amount that was established by Countrywide in connection with the payment of renewal premiums, such reserve amount shall be retained by Countrywide in the Countrywide Mortgage Loan Purchase Agreement and shall not be additional collateral for the related Trust Mortgage Loan.

            (b) With respect to any Converting Loan, Master Servicer No. 2 shall waive any Prepayment Premium that is payable on or after the related Stated Maturity Date (i.e. the first adjustment date) in connection with any prepayment made by the related Mortgagor on or after such date.

            (c) With respect to the Mortgage Loan known as Chadron Avenue Apartments, Master Servicer No. 2 shall waive any Prepayment Premium that is payable on or after February 8, 2017 in connection with any prepayment made by the related Mortgagor on or after such date. With respect to the Mortgage Loan known as Bear Creek Villas, Master Servicer No. 2 shall waive any Prepayment Premium that is payable on or after May 8, 2017 in connection with any prepayment made by the related Mortgagor on or after such date.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions.

            (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on, among other things, information provided by the Master Servicers and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, as applicable:

            (i) (X) to make distributions of interest to the Holders of the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates, in an amount equal to, and pro rata as among those Classes of Senior Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; (Y) concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group 2 Available Distribution Amount in an amount equal to all Distributable Certificate Interest in respect of the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and (Z) also concurrently, to make distributions of interest to the Holders of the Class X Certificates, from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, in an amount equal to all Distributable Certificate Interest in respect of Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, to the Holders of the Class A-1 Certificates, until the related Class Principal Balance is reduced to zero, third, to the Holders of the Class A-2 Certificates until the related Class Principal Balance is reduced to zero, fourth, to the Holders of the Class A-SB Certificates until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to subclause first of this clause (ii)) is reduced to zero, and fifth, to the Holders of the Class A-3 Certificates until the related Class Principal Balance is reduced to zero, in that order, in an aggregate amount for sub-clauses first through fourth above (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2 Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Principal Distribution Amount for such Distribution Date, then the Holders of the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates shall have a prior right, relative to the Holders of the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1 Available Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates shall have a prior right, relative to the Holders of the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 2 Available Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class AM, Class AM-A, Class AJ, Class AJ-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates has previously been reduced to zero, then distributions of principal will be made to the Holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-1A Certificates pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date (and without regard to Loan Groups or the Principal Distribution Amount for such Distribution Date);

            (iii) after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, to the Holders of the Class A-1 Certificates until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-1 Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, third, to the Holders of the Class A-2 Certificates until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-2 Certificates on such Distribution Date pursuant to the preceding clause (ii)) is reduced to zero, fourth, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to the preceding clause
      (ii) and/or subclause first of this clause (iii)) is reduced to zero, and fifth, to the Holders of the Class A-3 Certificates until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-3 Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero are reduced to zero, in that order, in an aggregate amount for subclauses first through fifth above (not to exceed the aggregate of the Class Principal Balances of those Classes of Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the Loan Group 2 Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class A1-A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

            (iv) after the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group 1 Principal Distribution Amount for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates on such Distribution Date pursuant to clause (ii) above;

            (v) to make distributions to the Holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-1A Certificates in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Senior Certificates and not previously reimbursed;

            (vi) to make distributions of interest to the Holders of the Class AM Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class AM-A Certificates, from the Loan Group 2 Available Distribution Amount in an amount equal to all Distributable Certificate Interest in respect of the Class AM-A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest payable as described above in respect of any such Class of Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (vii) after the Class Principal Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-1A Certificates have been reduced to zero, to make distributions of principal, to the Holders of the Class AM Certificates, until the related Class Principal Balance is reduced to zero (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class AM-A Certificates, in an amount (not to exceed the Class Principal Balance of the Class AM-A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2 Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (vi) is less than the Principal Distribution Amount for such Distribution Date, then the Holders of the Class AM Certificates shall have a prior right, relative to the Holders of the Class AM-A Certificates, to receive their distributions of principal pursuant to this clause (vii) out of the remaining portion of the Loan Group 1 Available Distribution Amount for such Distribution Date and the Holders of the Class AM-A Certificates shall have a prior right, relative to the Holders of the Class AM Certificates to receive their distributions of principal pursuant to this clause (vii) out of the remaining portion of the Loan Group 2 Available Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (viii) to make distributions to the Holders of the Class AM and Class AM-A Certificates, pro rata, in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AM and Class AM-A Certificates and not previously reimbursed;

            (ix) to make distributions of interest to the Holders of the Class AJ Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class AJ-A Certificates, from the Loan Group 2 Available Distribution Amount in an amount equal to all Distributable Certificate Interest in respect of the Class AJ-A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest payable as described above in respect of any such Class of Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (x) after the Class Principal Balances of the Class AM and Class AM-A Certificates have been reduced to zero, to make distributions of principal, to the Holders of the Class AJ Certificates, until the related Class Principal Balance is reduced to zero (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class AJ-A Certificates, in an amount (not to exceed the Class Principal Balance of the Class AJ-A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2 Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (ix) is less than the Principal Distribution Amount for such Distribution Date, then the Holders of the Class AJ Certificates shall have a prior right, relative to the Holders of the Class AJ-A Certificates, to receive their distributions of principal pursuant to this clause (x) out of the remaining portion of the Loan Group 1 Available Distribution Amount for such Distribution Date and the Holders of the Class AJ-A Certificates shall have a prior right, relative to the Holders of the Class AJ Certificates to receive their distributions of principal pursuant to this clause (x) out of the remaining portion of the Loan Group 2 Available Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xi) to make distributions to the Holders of the Class AJ and Class AJ-A Certificates, pro rata, in an amount equal to and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AJ and Class AJ-A Certificates and not previously reimbursed;

            (xii) to make distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiii) after the Class Principal Balances of the Class AJ and Class AJ-A Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xiv) to make distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (xv) to make distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvi) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xvii) to make distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (xviii) to make distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xix) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xx) to make distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xxi) to make distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxii) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxiii) to make distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xxiv) to make distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxv) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxvi) to make distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xxvii) to make distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxviii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxix) to make distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxx) to make distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxi) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxii) to make distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

            (xxxiii) to make distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxiv) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxv) to make distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

            (xxxvi) to make distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxvii) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxxviii) to make distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

            (xxxix) to make distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xl) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xli) to make distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

            (xlii) to make distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xliii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xliv) to make distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

            (xlv) to make distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlvi) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (xlvii) to make distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

            (xlviii) to make distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlix) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (l) to make distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

            (li) to make distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (lii) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (liii) to make distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

            (liv) to make distributions of interest to the Holders of the Class S Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class S Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (lv) after the Class Principal Balance of the Class Q Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class S Certificates, in an amount (not to exceed the Class Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (lvi) to make distributions to the Holders of the Class S Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class S Certificates and not previously reimbursed;

            (lvii) to make distributions of interest to the Holders of the Class T Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class T Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (lviii) after the Class Principal Balance of the Class S Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class T Certificates, in an amount (not to exceed the Class Principal Balance of the Class T Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

            (lix) to make distributions to the Holders of the Class T Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class T Certificates and not previously reimbursed;

            (lx) to make distributions to the Holders of the Class R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(i), over (B) the aggregate distributions made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (lix) above; and

            (lxi) to make distributions to the Holders of the Class R-I Certificates of the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC I Certificates on such Distribution Date pursuant to clauses (i) through (lx) above.

            Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificate shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            (b) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts on deposit therein that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Trust Mortgage Loans and any Trust REO Loans during the related Collection Period (excluding any portion of such Prepayment Premiums and/or Yield Maintenance Charges applied pursuant to Section 4.01(k) to reimburse the Holders of one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated thereto) and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge (or remaining portion thereof), as additional yield, as follows:

            (i) first, to the Holders of the respective Classes of Sequential Pay Certificates (other than any Excluded Class) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date with respect to the Loan Group that includes the prepaid Trust Mortgage Loan or Trust REO Loan, as the case may be (if distributions of principal are being made with respect thereto on such Distribution Date pursuant to
      Section 4.01(a)) up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amount for each such Class of Certificates for such Distribution Date with respect to the subject Prepayment Premium or Yield Maintenance Charge, as the case may be; and

            (ii) second, to the Holders of the Class X Certificates, to the extent of any remaining portion of the subject Yield Maintenance Charge or Prepayment Premium, as the case may be (excluding any portion of such Prepayment Premium and/or Yield Maintenance Charge applied pursuant to
      Section 4.01(k) to reimburse the Holders of one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated thereto).

            On each Distribution Date, the Trustee shall withdraw from the Trust Converting Loan Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the Trust Converting Loan and any successor Trust REO Loan with respect thereto and shall distribute such amounts among the Holders of the Class Y Certificates pro rata in accordance with their respective Percentage Interests of such Class.

            On each Distribution Date, the Trustee shall withdraw from the Trust ARD Loans Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the Trust ARD Loans and any successor Trust REO Loans with respect thereto and shall distribute such amounts among the Holders of the Class Z Certificates pro rata in accordance with their respective Percentage Interests of such Class.

            (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

            (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicers, the Special Servicer or any Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

            (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (f) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date (without giving effect to the proviso in the definition of "Determination Date"), mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

            (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Form W-9 or W-8 (including Form W-8ECI, W-8BEN or W-8IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            (h) All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(j) or 4.01(k) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest. All distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to any particular Class X Component in accordance with the relative Class X Strip Rates, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Component's Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of REMIC II Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest.

            (i) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balance of any Class of Sequential Pay Certificates. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

            (j) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to any Prepayment Premium and/or Yield Maintenance Charge that was received in respect of a Trust Specially Serviced Mortgage Loan during the related Collection Period to the extent that Realized Losses and/or Additional Trust Fund Expenses had been allocated to one or more Classes of Sequential Pay Certificates pursuant to Section 4.04 and had not been previously reimbursed, and the Trustee shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all such Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Available Distribution Amount for such Distribution Date and the amounts on deposit in the Gain-on-Sale Reserve Account. Any such amounts paid from the Distribution Account will not reduce the Class Principal Balance of any Class of Sequential Pay Certificates.

            Section 4.02 Statements to Certificateholders.

            (a) On each Distribution Date, the Trustee shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Trustee, the Master Servicers, the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicers and the Special Servicer. Each Distribution Date Statement shall be in the form set forth on Exhibit B hereto and, in any event, shall set forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the total payments and other collections received by the Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), the Available Distribution Amount for such Distribution Date and the respective portions of such Available Distribution Amount attributable to each Loan Group;

            (vi) (a) the aggregate amount of P&I Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, for such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicers, the Trustee or any Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related Determination Date;

            (vii) the aggregate unpaid principal balance of the Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date;

            (viii) the aggregate Stated Principal Balance of the Mortgage Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of the Trust Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of either Master Servicer or the Special Servicer, in bankruptcy proceedings;

            (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

            (xii) with respect to any Trust Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any Trust Mortgage Loan that was the subject of any material modification, extension or waiver during the related Collection Period, (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

            (xiv) with respect to any Trust Mortgage Loan as to which an uncured and unresolved Breach or Document Defect that materially and adversely affects the value of such Trust Mortgage Loan or the interests of the Certificateholders, is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or Document Defect, as the case may be, and (D) the status of such Breach or Document Defect, as the case may be, including any actions known to the Trustee that are being taken by or on behalf of the applicable Mortgage Loan Seller with respect thereto;

            (xv) with respect to any Trust Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of such Trust Mortgage Loan and the Stated Principal Balance of such Trust Mortgage Loan as of the related date of acquisition;

            (xvi) with respect to any REO Property that was included (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received by the trust with respect to such REO Property during the related Collection Period (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

            (xvii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Trust Mortgage Loan,
      (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related Trust REO Loan in connection with such Final Recovery Determination;

            (xviii) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

            (xix) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

            (xx) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

            (xxi) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date, in each case, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xxii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

            (xxiii) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

            (xxiv) the Class Principal Balance or Original Notional Amount, as applicable, of each Class of Regular Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xxvi) the aggregate amount of interest on P&I Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master Servicers, the Trustee and any Fiscal Agent during the related Collection Period in accordance with Section 4.03(d);

            (xxvii) the aggregate amount of interest on Servicing Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master Servicers, the Special Servicer, the Trustee and any Fiscal Agent during the related Collection Period in accordance with Section 3.03(d);

            (xxviii) the aggregate amount of servicing compensation (separately identifying the amount of each category of compensation) paid to the Master Servicers and the Special Servicer during the related Collection Period;

            (xxix) the loan number for each Trust Required Appraisal Mortgage Loan and any related Appraisal Reduction Amount as of the related Determination Date;

            (xxx) the original and then current credit support levels for each Class of Regular Certificates;

            (xxxi) the original and then current ratings known to the Trustee for each Class of Regular Certificates;

            (xxxii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period;

            (xxxiii) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

            (xxxiv) the amounts, if any, actually distributed with respect to the Class Y Certificates, the Class Z Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, on such Distribution Date;

            (xxxv) a brief description of any uncured Event of Default known to the Trustee (to the extent not previously reported) and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Trustee's reasonable judgment, be included on the Distribution Date Statement without undue difficulty; and

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xvii), (xxviii), (xxxiii) and (xxxv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicers may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            Each Distribution Date Statement shall identify the Distribution Date to which it relates and the Record Date, the Interest Accrual Period, the Determination Date and the Collection Period that correspond to such Distribution Date.

            The Trustee may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Trustee shall make available via its Internet Website the information specified in Section 3.15(b) to the Persons specified therein. Absent manifest error, none of the Master Servicers or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by either Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the Trustee, the Master Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses
(i), (ii), (iii), (iv), (vi), (xix) and (xx) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or either Master Servicer, as applicable, and shall not be liable for any failure to deliver any statement, report or information on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or either Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, either Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may, absent bad faith, conclusively rely on reports provided to it by the Master Servicers, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicers.

            Section 4.03 P&I Advances; Reimbursement of P&I Advances and Servicing Advances.

            (a) On or before 3:00 p.m. (New York City time) on each P&I Advance Date, each Master Servicer shall (i) apply amounts in its Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicers may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in a Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by such Master Servicer by deposit in such Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m. (New York City time) on any P&I Advance Date, the applicable Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of such Master Servicer by facsimile transmission sent to the facsimile number set forth in Section 11.05 (or such alternative number provided by such Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 12:00 p.m., or if the Trustee fails, any Fiscal Agent shall, no later than 1:00 p.m. (New York City time), on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the applicable Master Servicer on such P&I Advance Date, and (ii) with respect to such Master Servicer, the provisions of Sections 7.01 and 7.02 shall apply.

            (b) The aggregate amount of P&I Advances to be made by either Master Servicer, the Trustee or any Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Periodic Payments, net of related Master Servicing Fees (and, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, net of servicing fee accrued at the Georgia-Alabama Retail Portfolio Servicing Fee Rate), in respect of the Trust Mortgage Loans (including, without limitation, Trust Balloon Loans delinquent as to their respective Balloon Payments) and any Trust REO Loans (in the case of each Master Servicer, to the extent it is the applicable Master Servicer) on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that:
(x) if the Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement), or if the final maturity on any Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, by the Georgia-Alabama Retail Portfolio Servicer pursuant to the Other Pooling and Servicing Agreement), and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the applicable Master Servicer, the Trustee or any Fiscal Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, net of servicing fee accrued at the Georgia-Alabama Retail Portfolio Servicing Fee
Rate) in the event of subsequent delinquencies thereon; and (y) if any Trust Mortgage Loan or Trust REO Loan is a Required Appraisal Mortgage Loan as to which it is determined that an Appraisal Reduction Amount exists or, in the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, the Georgia-Alabama Retail Portfolio Servicer has determined that an Appraisal Reduction Amount exists under the Other Pooling and Servicing Agreement, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the applicable Master Servicer, the Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Trust Mortgage Loan or Trust REO Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Trust Mortgage Loan or Trust REO Loan, as the case may be, for the related Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y). In the case of each Trust Mortgage Loan that is part of a Serviced Loan Combination or any successor Trust REO Loan with respect thereto, the reference to "Appraisal Reduction Amount" in clause (y) of the proviso to the preceding sentence means the portion of any Appraisal Reduction Amount with respect to the related Serviced Loan Combination that is allocable, in accordance with the definition of "Appraisal Reduction Amount," to such Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as the case may be.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the applicable Master Servicer or the Special Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that has been made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, any Fiscal Agent and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the applicable Master Servicer's Collection Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the applicable Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by such Master Servicer. As soon as practical after making such determination, the Special Servicer shall report to the applicable Master Servicer, the Trustee and any Fiscal Agent, the Special Servicer's determination that any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to the next following Distribution Date with respect to any Trust Specially Serviced Mortgage Loan or Trust REO Loan is a Nonrecoverable P&I Advance. The applicable Master Servicer, the Trustee and any Fiscal Agent shall act in accordance with such determination and shall be entitled to conclusively rely on such determination. Notwithstanding the foregoing, the applicable Master Servicer shall have the right to make its own subsequent determination that any portion of any such previously made or proposed P&I Advance is a Nonrecoverable P&I Advance. The Trustee and any Fiscal Agent shall be entitled to rely, conclusively, on any determination by the applicable Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee and any Fiscal Agent) shall rely on such Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or any Fiscal Agent determines that it does not have sufficient time to make such determination; provided, however, that if such Master Servicer has failed to make a P&I Advance for reasons other than a determination by such Master Servicer or the Special Servicer that such P&I Advance would be a Nonrecoverable Advance, the Trustee or any Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or any Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Special Servicer, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance, shall be subject to the standards applicable to each Master Servicer hereunder.

            If Master Servicer No. 1 or any Farallon Portfolio Non-Trust Loan Servicer (in connection with any P&I Advance made by the Farallon Portfolio Non-Trust Loan Servicer in respect of any related Non-Trust Loan) determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, such servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made. Once notice of such determination has been delivered by Master Servicer No. 1 or Master Servicer No. 1 receives written notice of such determination by any Farallon Portfolio Non-Trust Loan Servicer, none of the applicable Master Servicer, the Trustee or the Fiscal Agent, the Farallon Portfolio Non-Trust Loan Servicer or any other party to a pooling and servicing agreement governing a securitization for any related Non-Trust Loan shall make any additional P&I Advances with respect to the Farallon Portfolio Loan Combination until Master Servicer No. 1 has consulted with such Farallon Portfolio Non-Trust Loan Servicer and they agree that circumstances with respect to the Farallon Portfolio Loan Combination have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.

            If Master Servicer No. 2 or the Georgia-Alabama Retail Portfolio Servicer (in connection with any back-up P&I Advance made by the Georgia-Alabama Retail Portfolio Servicer) determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, such servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made. Once notice of such determination has been delivered by Master Servicer No. 2 or Master Servicer No. 2 receives written notice of such determination by the Georgia-Alabama Retail Portfolio Servicer, none of Master Servicer No. 2, the Trustee or the Fiscal Agent, the Georgia-Alabama Retail Portfolio Servicer or any other party to the Other Pooling and Servicing Agreement shall make any additional P&I Advances with respect to the Georgia-Alabama Retail Portfolio Loan Combination until Master Servicer No. 2 has consulted with the Georgia-Alabama Retail Portfolio Servicer and they agree that circumstances with respect to the Georgia-Alabama Retail Portfolio Loan Combination have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.

            (d) In connection with the recovery by either Master Servicer, the Trustee or any Fiscal Agent of any P&I Advance out of the applicable Master Servicer's Collection Account pursuant to Section 3.05(a), subject to the following sentence, such Master Servicer shall be entitled to pay itself, the Trustee or any Fiscal Agent, as the case may be, out of any amounts then on deposit in its Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans then on deposit in such Master Servicer's Collection Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Trust Mortgage Loan if the related Periodic Payment is received on or prior to the Due Date of such Trust Mortgage Loan, prior to the expiration of any applicable grace period or prior to the related P&I Advance Date; and provided, further, that, if such P&I Advance was made with respect to a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05(e). Subject to Section 4.03(f), the applicable Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by such Master Servicer on or prior to the related P&I Advance Date.

            (e) In no event shall either Master Servicer, the Trustee or any Fiscal Agent make a P&I Advance with respect to any Non-Trust Loan.

            (f) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Accounts, the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date. If any of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of such Collection Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by any of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on any of such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by any of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the applicable Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the applicable Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard nor, with respect to the Trustee or any Fiscal Agent, constitute a violation of any fiduciary duty to the Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Accounts are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate of the Class Principal Balances of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of, and any Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, sequentially, to the Class T, Class S, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order; then the Class AJ Certificates and Class AJ-A Certificates (on a pro rata and pari passu basis); then the Class AM Certificates and Class AM-A Certificates (on a pro rata and pari passu basis), in each case until the respective Class Principal Balances thereof are reduced to zero; and then, pro rata (based on remaining Class Principal Balances) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-1A Certificates, until the respective Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Sequential Pay Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Sequential Pay Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Sequential Pay Certificates as of the Distribution Date on which the aggregate of the Class Principal Balances of the Sequential Pay Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Mortgage Loan or Trust REO Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the Class Principal Balances of the respective Classes of Sequential Pay Certificates shall be increased, in the reverse order from which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution Date; provided, however, that, in any case, the Class Principal Balance of any Class of Sequential Pay Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses previously allocated thereto (which unreimbursed Realized Losses and Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates on any Distribution Date shall not exceed the excess, if any, of
(1) the aggregate Stated Principal Balance of, and all Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the Class Principal Balances of the respective Classes of the Sequential Pay Certificates outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. If the Class Principal Balance of any Class of Sequential Pay Certificates is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such Class shall be decreased by such amount.

            If the Class Principal Balance of any Class of Sequential Pay Certificates is reduced on any Distribution Date pursuant to the first paragraph of Section 4.04(a), then the REMIC I Principal Balance of its Corresponding REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount.

            To the extent the Class Principal Balance of a Class of Sequential Pay Certificates is increased pursuant to the second paragraph of Section 4.04(a), the REMIC I Principal Balance of its Corresponding REMIC I Regular Interest shall be increased by the exact same amount.

            Section 4.05 Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicers and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses, Additional Trust Fund Expenses and other items to be made pursuant to Section
4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or either Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-3, A-4, A-5, A-6, A-7 and A-8, as applicable; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Sequential Pay Certificates and the Class X Certificates (other than any portion of which is represented by a Definitive Certificate) shall initially be held and transferred through the book-entry facilities of the Depository. The Sequential Pay Certificates and the Class X Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the Residual Certificates, the Class Y Certificates and the Class Z Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates will be issuable in minimum Percentage Interests of 10%. The Class Y Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate. The Class Z Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the Corporate Trust Office of the Trustee) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicers, the Special Servicer and the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee, the Certificate Registrar (if it is no longer the Certificate Registrar) the Master Servicers and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class R-I, Class R-II, Class Y or Class Z Certificates, as Exhibit E-2B; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class R-I, Class R-II, Class Y or Class Z Certificates, an Institutional Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            No beneficial interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit E-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D hereto to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            Conversely, notwithstanding the foregoing, any interest in a Definitive Certificate with respect to any Class of Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to: (a) a Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and
(ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the interests in the Definitive Certificate to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of the subject Definitive Certificate to be transferred; or (b) any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the fifth paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the interests in the Definitive Certificate to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the fifth paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of the interests in the subject Definitive Certificate to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, increase the denomination of the Rule 144A Global Certificate or Regulation S Global Certificate, as applicable, for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions and cancel the related Definitive Certificate.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchasers, the Trustee, any Fiscal Agent, the Master Servicers, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law ("Similar Law") that is substantially similar to Section 406 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. The foregoing sentence notwithstanding, no Transfer of the Class Y, Class Z, Class R-I and R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of the Class Y, Class Z, Class R-I and Class R-II Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, any Sub-Servicer, any Fiscal Agent, any Exemption-Favored Party, or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class R-I and Class R-II Certificates, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive Non-Registered Certificates) and Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
      (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the REMIC Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, Trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Certificate and (2) not to Transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit G-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
            Residual Certificate in violation of the restrictions in this
            Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the Transfer of such Residual Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The REMIC Administrator shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii) and Section 10.01(g)(i).

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust Fund), to the effect that doing so will not (1) cause REMIC I or REMIC II to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) Upon request, the Certificate Registrar shall provide to the Master Servicers, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            Section 5.03 Book-Entry Certificates.

            (a) Each Class of Regular Certificates (other than any portion of which is represented by a Definitive Certificate) shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class S and Class T Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S and Class T Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

            (b) The Trustee, the Master Servicers, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

       Section 6.01 Liability of Depositor, Master Servicers and Special
Servicer.

            The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicers and the Special Servicer herein.

            Section 6.02 Merger, Consolidation or Conversion of Depositor or Master Servicers or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicers and the Special Servicer shall each keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, either Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of either Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, either Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of either Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the subject Master Servicer or the Special Servicer, shall be the successor of the Depositor, the subject Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of either Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in an Adverse Rating Event and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicers, the Special Servicer and Others.

            (a) None of the Depositor, the Master Servicers, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, either Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the Trustee, the Certificateholders or any other Person for the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicers, the Special Servicer and any director, officer, employee or agent of the Depositor, either Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicers, the Special Servicer, and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund out of the Collection Accounts or the Distribution Account, as applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that a Loan Combination and/or a related Non-Trust Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Accounts if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such indemnity is solely attributable thereto.

            (b) None of the Depositor, the Master Servicers or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, either Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the applicable Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Accounts as provided by Section 3.05(a); provided, however, that if a Loan Combination is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Accounts if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor, and provided, further, that in making a determination as to whether any such expenses, costs and liabilities are solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such expenses, costs and liabilities are solely attributable thereto.

            In no event shall either Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

            (c) Each Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund, the Trustee and the Custodian and any Affiliate, shareholder, director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicers and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder reasonably and in good faith and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Trust Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

            The Trustee shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon either Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the applicable Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Trustee shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trustee to indemnification hereunder, whereupon the applicable Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trustee may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Custodian shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Custodian to indemnification hereunder, whereupon the applicable Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Custodian may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicers, the Special Servicer, the Trustee, the Custodian and any Affiliate, director, shareholder, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith, negligence or negligent disregard of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. Each Master Servicer, the Special Servicer, the Custodian or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Trustee agrees to indemnify the Master Servicers, the Special Servicer, the Custodian and the Depositor and any Affiliate, director, shareholder, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Custodian, either Master Servicer, or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Custodian agrees to indemnify the Master Servicers, the Special Servicer, the Trustee, the Depositor and any Affiliate, director, shareholder, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Custodian in the performance of the Custodian's obligations and duties under this Agreement or the negligent disregard by the Custodian of its duties and obligations hereunder. The applicable Master Servicer, the Special Servicer, the Depositor or the Trustee, as applicable, shall immediately notify the Custodian if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Custodian shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Custodian shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Custodian's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            Notwithstanding anything herein to the contrary, no indemnifying party shall be liable under this Section 6.03 for any settlement or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 6.03, effected without its written consent, unless (i) at any time an indemnified party shall have in writing requested the indemnifying party to reimburse such indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this Section 6.03,
(ii) such settlement is entered into more than 30 days after receipt by the indemnifying party of the aforesaid request, (iii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iv) such settlement or compromise or consent does not include an express statement as to, or an express admission of, fault, culpability or negligence on the part of the indemnifying party or an agent thereof.

            Section 6.04 Resignation of Master Servicers and the Special
Servicer.

            The Master Servicers and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of either Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by either Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of either Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires either Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicers and, subject to the rights of the Controlling Class under
Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by either Master Servicer or the Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and
(iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip) to any other Person, or, except as provided in Section 3.22, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of either Master Servicer or the Special Servicer are transferred to a successor thereto, the applicable Master Servicing Fee (except as expressly contemplated by Section 3.11(a)), the Special Servicing Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            Section 6.05 Rights of Depositor and Trustee in Respect of Master Servicers and the Special Servicer.

            The Master Servicers and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicers and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available audited financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of either Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicers and the Special Servicer hereunder; provided, however, that neither Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate either Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by either Master Servicer or the Special Servicer and is not obligated to supervise the performance of either Master Servicer or the Special Servicer under this Agreement or otherwise.

            Section 6.06 Depositor, Master Servicers and Special Servicer to Cooperate with Trustee.

            The Depositor, the Master Servicers and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to either Master Servicer, the identity of any Non-Trust Noteholder that holds a Non-Trust Loan that is part of a Serviced Loan Combination as to which such Master Servicer is the applicable Master Servicer) as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            Section 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master Servicers in order to enable it to perform its duties hereunder.

            Section 6.08 Depositor, Master Servicers and Trustee to Cooperate with Special Servicer.

            The Depositor, the Master Servicers and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            Section 6.09 Designation of Special Servicer by the Controlling
Class.

            The Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicers and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit H-1. If such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of
(1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer (within two Business Days of the terminated Special Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied) to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection Accounts or the applicable REO Account or should have been delivered to the Master Servicers or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            Section 6.10 Either Master Servicer or Special Servicer as Owner of a Certificate.

            Either Master Servicer or an Affiliate of either Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which either Master Servicer or the Special Servicer or an Affiliate of either Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the subject Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in such Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then such Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or the Special Servicer or an Affiliate of such Master Servicer or the Special Servicer, as appropriate, and (c) describes in reasonable detail the action that such Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the subject Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the subject Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if such Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the applicable Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            Section 6.11 The Controlling Class Representative.

            (a) Subject to Section 6.11(b), the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Trust Mortgage Loans and any Administered REO Properties (other than the Loan Combinations that are not Serviced Loan Combinations (and any related Loan Combination REO Property), and, in the case of a Serviced Loan Combination, only to the extent the related Loan Combination Intercreditor Agreement gives the right to approve the following actions to the related Non-Trust Noteholder), and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take (or permit the applicable Master Servicer to take) any of the following actions with respect to the Trust Mortgage Loans and any REO Properties (other than the Loan Combinations) that are not Serviced Loan Combinations (and any related Loan Combination REO Property), and, in the case of a Serviced Loan Combination, only to the extent the related Loan Combination Intercreditor Agreement gives the right to approve the following actions to the related Non-Trust Noteholder) as to which the Controlling Class Representative has objected in writing within 10 Business Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special Servicer to the applicable Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

            (ii) any modification or consent to a modification of a material term of a Serviced Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii) below), including the timing of payments or a modification consisting of the extension of the maturity date of a Serviced Trust Mortgage Loan;

            (iii) any proposed sale of any Serviced Trust Defaulted Mortgage Loan or any Administered REO Property (other than in connection with the termination of the Trust Fund or, in the case of a Serviced Trust Defaulted Mortgage Loan, pursuant to Section 3.18) for less than the Purchase Price of the subject Trust Defaulted Mortgage Loan or related Trust REO Loan, as applicable;

            (iv) any determination to bring an Administered REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an Administered REO Property;

            (v) any release of material real property collateral for any Serviced Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (B) upon satisfaction of that Serviced Trust Mortgage Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that Serviced Trust Mortgage Loan;

            (vi) any acceptance of substitute or additional real property collateral for any Serviced Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class Representative will be required);

            (vii) any waiver of a due-on-sale or due-on-encumbrance clause in any Serviced Trust Mortgage Loan;

            (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Trust Mortgage Loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class Representative will be required);

            (ix) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Serviced Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Serviced Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

            (x) any determination that an insurance-related default in respect of a Serviced Trust Mortgage Loan is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

            (xi) any waiver of insurance required under the related Mortgage Loan documents for a Serviced Trust Mortgage Loan (except as contemplated in clause (x) above);

provided that, with respect to any Trust Mortgage Loan (other than a Trust Specially Serviced Mortgage Loan), the 10 Business Days within which the Controlling Class Representative must object to any such action shall not exceed by more than five Business Days the 10 Business Day period the Special Servicer has to object to the applicable Master Servicer taking such action as set forth in Sections 3.02, 3.08 and 3.20.

            In addition, subject to Section 6.11(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the applicable Master Servicer or the Special Servicer to violate any applicable law, the terms of any Serviced Trust Mortgage Loan or any related intercreditor agreement, any provision of this Agreement, including without limitation such Master Servicer's or the Special Servicer's obligation to act in accordance with the Servicing Standard or the Mortgage Loan documents for any Trust Mortgage Loan, (ii) result in an Adverse REMIC Event with respect to REMIC I or REMIC II or otherwise violate the REMIC Provisions or result in an Adverse Grantor Trust Event or have adverse tax consequences for the Trust Fund, (iii) expose the Depositor, the applicable Master Servicer, the Special Servicer, the Trust Fund, the Trustee, any Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any claim, suit or liability to which they would not otherwise be subject absent such advice, direction or objection or consent withheld, (iv) materially expand the scope of the applicable Master Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the applicable Master Servicer or the Special Servicer to act, or fail to act, in a manner which violates the Servicing Standard. The applicable Master Servicer and the Special Servicer shall disregard any action, direction or objection on the part of the Controlling Class Representative that would have any of the effects described in clauses (i) through (v) of the prior sentence. In addition, if the applicable Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), it may take such action without waiting for a response from the Controlling Class Representative.

            The Special Servicer shall not be obligated to seek approval from the Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Trust Specially Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Specially Serviced Mortgage Loan and (ii) for 60 days following the first such notice, the Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            (c) The Controlling Class Representative will have no duty or liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            Section 6.12 Certain Matters with Respect to the MezzCap Loan Combination

            Pursuant to the terms of the MezzCap Intercreditor Agreement, it is contemplated that the Mortgagor under the MezzCap Trust Mortgage Loan and the MezzCap B-Note Non-Trust Mortgage Loan will remit payments on the related MezzCap Trust Mortgage Loan to the applicable Master Servicer hereunder, and for the MezzCap B-Note Non-Trust Mortgage Loan that has been securitized or if it is securitized in the future, the related Mortgagor will remit payments on the related MezzCap B-Note Non-Trust Mortgage Loan directly to the servicer for such securitization; provided, however, that under certain default or trigger events identified in the MezzCap Intercreditor Agreement, the Mortgagor under the MezzCap B-Note Non-Trust Mortgage Loan (even after the MezzCap B-Note Non-Trust Mortgage Loan has been securitized) will be required to remit payments on such MezzCap B-Note Non-Trust Mortgage Loan directly to the applicable Master Servicer under this Agreement.

            Section 6.13 Certain Matters with Respect to the Farallon Portfolio Loan Combination

            (a) If Master Servicer No. 1 or any Farallon Portfolio Non-Trust Loan Servicer (in connection with any P&I Advance made by the Farallon Portfolio Non-Trust Loan Servicer in respect of any related Non-Trust Loan) determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, such servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made. Once notice of such determination has been delivered by Master Servicer No. 1 or Master Servicer No. 1 receives written notice of such determination by any Farallon Portfolio Non-Trust Loan Servicer, none of the applicable Master Servicer, the Trustee or the Fiscal Agent, the Farallon Portfolio Non-Trust Loan Servicer or any other party to a pooling and servicing agreement governing a securitization for any related Non-Trust Loan shall make any additional P&I Advances with respect to the Farallon Portfolio Loan Combination until Master Servicer No. 1 has consulted with such Farallon Portfolio Non-Trust Loan Servicer and they agree that circumstances with respect to the Farallon Portfolio Loan Combination have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.

            (b) In the event the holder of a Farallon Portfolio Non-Trust Loan is responsible for its proportionate share of any Nonrecoverable Advances (or, pursuant to the Farallon Portfolio Intercreditor Agreement, any other portion of a Nonrecoverable Advance) (and advance interest thereon) or other fee or expense pursuant to the Farallon Portfolio Intercreditor Agreement, and that in the event that the funds received with respect to the Farallon Portfolio Loan Combination are insufficient to cover such amounts, (x) each Farallon Portfolio Non-Trust Loan Servicer will be required to reimburse Master Servicer No. 1, the Special Servicer or Trustee, as applicable, out of general funds in the collection account (or equivalent account) established under a pooling and servicing agreement governing a securitization for any related Non-Trust Loan, and (y) Master Servicer No. 1, Special Servicer or Trustee, as applicable may reimburse itself from the Trust Fund's Collection Account and each Farallon Portfolio Non-Trust Loan Servicer will be required to reimburse the Trust Fund out of general funds in the collection account (or equivalent account) established under a pooling and servicing agreement governing a securitization for any related Non-Trust Loan.

            (c) Each of Master Servicer No. 1 and the Special Servicer shall be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses, incurred in connection with this Agreement and any pooling and servicing agreement governing a securitization for any related Non-Trust Loan that relate solely to its servicing of the Farallon Portfolio Loan Combination, as applicable, and the Farallon Portfolio Non-Trust Loan Servicer will be required to reimburse Master Servicer No. 1, the Special Servicer or Trustee, as applicable, out of general funds in the collection account (or equivalent account) established under the related pooling and servicing agreement governing a securitization for any related Non-Trust Loan.

            (d) Master Servicer No. 1 agrees that it shall remit all payments received (or advanced) with respect to each Farallon Portfolio Non-Trust Loan, net of its Master Servicing Fee and any other applicable fees and reimbursements payable to Master Servicer No. 1, the Special Servicer and the Trustee, to the holder of each Farallon Portfolio Non-Trust Loan not later than 3:00 p.m. (New York City time) two Business Days prior to the related "remittance date" for the securitization containing the related Non-Trust Loan.

            (e) Each of Master Servicer No. 1 and the Special Servicer acknowledges that upon the securitization of any Farallon Portfolio Non-Trust Loan, the trustee under the related pooling and servicing agreement that governs the securitization of such Non-Trust Loan will be the owner of the related Farallon Portfolio Non-Trust Loan and that, pursuant to each such pooling and servicing agreement, each Farallon Portfolio Non-Trust Loan Servicer will be entitled to enforce the rights of the trustee under each such pooling and servicing agreement with respect to the Farallon Portfolio Non-Trust Loans under this Agreement. Under this Agreement, the servicing duties of each of Master Servicer No. 1 and the Special Servicer shall include the duty to service the Farallon Portfolio Non-Trust Loans on behalf of the related trustee under the any other pooling and servicing agreement (on behalf of the related subsequent certificateholders) in accordance with the terms and provisions of this Agreement.

            (f) Master Servicer No. 1 and the Special Servicer each hereby agree that, prior to taking any Farallon Portfolio Loan Major Action it shall consult with, provide required notices and information to, obtain the consent of, receive objection(s) from and/or take advice and/or direction from, the Farallon Portfolio Controlling Party as and to the extent required by the Farallon Portfolio Intercreditor Agreement and any other party permitted to consult on any such Farallon Portfolio Loan Major Action as set forth in the Farallon Portfolio Intercreditor Agreement.

            (g) Notwithstanding anything herein to the contrary, Master Servicer No. 1 or the Special Servicer may ignore and act without regard to any advice, direction or objection from or by the Farallon Portfolio Controlling Party as contemplated by the foregoing provisions, that Master Servicer No. 1 or such Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, will require or cause Master Servicer No. 1 or the Special Servicer or the Trustee to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard or violate the REMIC Provisions or violate any other provisions of the Agreement, the Mortgage Loan documents, or any provisions of the Farallon Portfolio Intercreditor Agreement.

            (h) If there are any conflicts between this Section 6.13 and any of the Mortgage Loan documents relating to the Farallon Portfolio Loan Combination or between this Section 6.13 and the Farallon Portfolio Loan Intercreditor Agreement, then such Mortgage Loan documents or such Farallon Portfolio Loan Intercreditor Agreement shall control.

            Section 6.14 Certain Matters with Respect to the Georgia-Alabama Retail Portfolio Loan Combination

            (a) If Master Servicer No. 2 or the Georgia-Alabama Retail Portfolio Servicer (in connection with any back-up P&I Advance made by the Georgia-Alabama Retail Portfolio Servicer) determines that a proposed P&I Advance, if made, or any outstanding P&I Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, such servicer shall provide the other servicers written notice of such determination within 2 Business Days after such determination was made. Once notice of such determination has been delivered by Master Servicer No. 2 or Master Servicer No. 2 receives written notice of such determination by the Georgia-Alabama Retail Portfolio Servicer, none of Master Servicer No. 2, the Trustee or the Fiscal Agent, the Georgia-Alabama Retail Portfolio Servicer or any other party to the Other Pooling and Servicing Agreement shall make any additional P&I Advances with respect to the Georgia-Alabama Retail Portfolio Loan Combination until Master Servicer No. 2 has consulted with the Georgia-Alabama Retail Portfolio Servicer and they agree that circumstances with respect to the Georgia-Alabama Retail Portfolio Loan Combination have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance.

            (b) In the event Georgia-Alabama Retail Portfolio Servicer is responsible for its proportionate share of any Nonrecoverable Advances (or, pursuant to the Georgia-Alabama Retail Portfolio Intercreditor Agreements, any other portion of a Nonrecoverable Advance) (and advance interest thereon) or other fee or expense pursuant to Georgia-Alabama Retail Portfolio Intercreditor Agreements, and that in the event that the funds received with respect to the Georgia-Alabama Retail Portfolio Loan Combination are insufficient to cover such amounts, (x) the applicable Master Servicer or the Special Servicer will be required to reimburse the Georgia-Alabama Retail Portfolio Servicer or the Other Trustee, as applicable, out of general funds in the Collection Account.

            (c) With respect to the Georgia-Alabama Retail Portfolio Loan Combination and the related Trust Mortgage Loan, the parties to this Agreement shall have no obligation or authority to supervise any party to the Other Pooling and Servicing Agreement (but this statement shall not be construed to relieve any party to this Agreement of any liability it may otherwise have in its capacity as a party to the Other Pooling and Servicing Agreement). With respect to the Georgia-Alabama Portfolio Trust Mortgage Loan, Master Servicer No. 2, on behalf of the Trust, shall have the right, on behalf of the Trust, to consent (or withhold consent) to any modification of such Other Pooling and Servicing Agreement that would affect the timing of remittances, reimbursements and reports to the Trust, as holder of the Georgia-Alabama Portfolio Trust Mortgage Loan.

            (d) If there are any conflicts between this Section 6.14 and any of the Mortgage Loan documents relating to the Georgia-Alabama Retail Portfolio Loan Combination or between this Section 6.14 and the Georgia-Alabama Retail Portfolio Intercreditor Agreements, then such Mortgage Loan documents or such Georgia-Alabama Retail Portfolio Intercreditor Agreements shall control. The parties hereto recognize and acknowledge the respective rights of the holders of the Georgia-Alabama Retail Portfolio Companion Loans under the Georgia-Alabama Retail Portfolio Intercreditor Agreements.

            Section 6.15 Certain Matters with Respect to the Securitization of any Non-Trust Loan.

            In connection with the securitization of any Non-Trust Loan:

            (i) if such Non-Trust Loan is part of a Serviced Loan Combination, the applicable Master Servicer and Special Servicer shall be required to deliver the reports, certifications and other materials delivered by the applicable Master Servicer or the Special Servicer pursuant to Section
      8.16 as the parties to the Other Securitization may require in order to comply with their obligations under the Other Securitization Pooling and Servicing Agreement, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, subject to the terms and conditions of the related intercreditor agreement, including without limitation, that (A) the holder of the related Non-Trust Loan shall pay or cause to be paid any and all reasonable out-of-pocket expenses incurred by the applicable Master Servicer and the Special Servicer in connection with the provision and/or review of such disclosure, opinion of counsel and indemnification agreement; (B) the holder of the related Non-Trust Loan shall have invoked its rights under this sentence by means of a notice delivered to the applicable Master Servicer and the Special Servicer within a reasonable period prior to the date when the relevant securities to be issued in the Other Securitization are first offered publicly; and
      (C) the applicable Master Servicer or the Special Servicer shall not be required to provide any such disclosure, opinion of counsel or indemnification agreement unless the holder of the related Non-Trust Loan (together with such other loans included in such securitization for which the applicable Master Servicer or the Special Servicer is the applicable master servicer, primary servicer or the special servicer, as the case may
      be) constitutes 20% or more of the cut-off date balance of the Other Securitization and shall not be required to address items other than Items under Regulation AB covered by the related Master Servicer Indemnification Agreement or Special Servicer Indemnification Agreement; and

            (ii) each master servicer and special servicer under the Other Pooling and Servicing Agreement shall be a third party beneficiary of this Agreement with respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such master servicer or special servicer, as the case may be, and the provisions regarding coordination of Advances.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by either Master Servicer to deposit into its Collection Account or a Loan Combination Custodial Account any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

            (ii) any failure by either Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account or any other account maintained by the Trustee hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business Day following the date on which the remittance was required to be made, provided that to the extent such Master Servicer does not timely make such remittances, such Master Servicer shall pay the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

            (iii) any failure by the Special Servicer to deposit into the applicable REO Account or to deposit into, or to remit to the applicable Master Servicer for deposit the applicable Collection Account, any amount required to be so deposited or remitted by it under this Agreement provided, however that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one Business Day and in any event on or prior to the related P&I Advance Date; or

            (iv) any failure by either Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 3.03(c); or

            (v) any failure on the part of either Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or the Special Servicer, as the case may be, contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that (A) with respect to any such failure (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day period, such Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day period and has provided the Trustee and any affected Non-Trust Noteholder(s) with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of a failure to deliver to the Trustee and the Depositor the Annual Statement of Compliance, the Annual Assessment Report, the Annual Attestation Report and/or, if required to be filed with the Commission, the Accountant's Consent with respect to such Master Servicer (or any Additional Item 1123 Servicer or Sub-Servicing Function Participant, as applicable, engaged thereby that is not a Designated Sub-Servicer) or the Special Servicer (or any Additional Item 1123 Servicer or Sub-Servicing Function Participant, as applicable, engaged thereby), as applicable, pursuant to Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m. (New York City time) on the second Business Day after the date on which Servicer Notice of the subject failure has been given to such Master Servicer or the Special Servicer, as the case may be, by or on behalf of any other party hereto; in accordance with
      Section 3.13 or Section 3.14, as applicable, or (C) in the case of a failure to notify the Trustee and the Depositor that an Additional Item 1123 Servicer or a Sub-Servicing Function Participant has been retained or engaged by it, which Additional Item 1123 Servicer or Sub-Servicing Function Participant was performing duties with respect to all or any part of the Trust Fund on behalf of such Master Servicer or Special Servicer, as applicable, during an Exchange Act Reporting Year, continues unremedied for 30 days; or

            (vi) any breach on the part of either Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the subject Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, such Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as such Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

            (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, Trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against either Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that such Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as such Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

            (viii) either Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, Trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (ix) either Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (x) Any of Fitch or S&P has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (2) placed one or more Classes of the Certificates on "watch status" (and such "watch status" placement shall not have been withdrawn by Fitch or S&P, as the case may be, within 60 days thereof) and, in the case of either clauses
      (1) or (2), cited servicing concerns with either Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action; or

            (xi) the Master Servicer or the Special Servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as the case may be, and is not reinstated within 60 days after its removal therefrom; or

            (xii) either Master Servicer ceases to be rated at least CMS3 by Fitch or the Special Servicer ceases to be rated at least CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

            (b) If any Event of Default shall occur with respect to either Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and each Non-Trust Loan, other than its rights, if any, as a Certificateholder hereunder or as holder of a Non-Trust Loan; provided that each Master Servicers and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by either Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement Master Servicer; provided, further, that neither Master Servicer may be terminated solely for an Event of Default that affects only a Non-Trust Noteholder; and provided, further, that the Special Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Noteholder. With respect to the Farallon Portfolio Loan Combination, if an Event of Default has occurred (A) with respect to the applicable Master Servicer that affects a Non-Trust Noteholder and any Certificateholder, and the Master Servicer is not otherwise terminated under this Agreement, then the Farallon Portfolio Controlling Party shall be entitled to direct the Trustee to appoint a sub-servicer solely with respect to the Mortgage Loan (or if the Mortgage Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement); and (B) the appointment (or replacement) of a sub-servicer with respect to the Mortgage Loan, as contemplated in clause (A) above, will in any event be subject to Rating Agency Confirmation. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Master Servicer and the Special Servicer agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the terminated Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of such Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5 Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by such Master Servicer to its Collection Account, any Loan Combination Custodial Account, the Distribution Account, a Servicing Account or a Reserve Account (if a Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
(ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, the applicable Collection Account, any Loan Combination Custodial Account, a Servicing Account or a Reserve Account or delivered to the applicable Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. Any costs or expenses in connection with any actions to be taken by either Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) Notwithstanding Section 7.01(b) of this Agreement, if a Master Servicer receives a notice of termination solely due to an Event of Default under Section 7.01(a)(x), (xi) or (xii) and the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after receipt of such notice of termination, then such Master Servicer shall continue to serve as a Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service under this Agreement the Mortgage Loans in respect of which the terminated Master Servicer is the applicable Master Servicer from at least three (3) Persons qualified to act as successor Master Servicer hereunder in accordance with Section 6.02 and
Section 7.02 for which the Trustee has received written confirmation from each Rating Agency for the Rated Certificates that the appointment of such Person would not result in an Adverse Rating Event (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided, however, that (i) at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; (ii) prior to making such solicitation, the Trustee or, upon request of the Trustee, the terminated Master Servicer, shall have consulted with (although it shall not be required to have obtained the approval of) the Controlling Class Representative with respect to the identity and quality of each of the Persons from whom the Trustee is to solicit bids; and (iii) the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the subject Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer with respect to the applicable Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five (45) days after the receipt by the terminated Master Servicer of a notice of termination referred to above in this Section 7.01(c). The Trustee shall solicit bids (i) on the basis of such successor Master Servicer (x) retaining any applicable Sub-Servicers to continue the primary servicing of the applicable Mortgage Loans pursuant to the terms of their respective Sub-Servicing Agreements and (y) entering into a Sub-Servicing Agreement with the terminated Master Servicer under which the terminated Master Servicer would sub-service each of the Mortgage Loans for which it was the applicable Master Servicer and which were not then subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each applicable Mortgage Loan, the excess of the related Master Servicing Fee Rate minus the sum of one basis point and the related Excess Servicing Strip Rate (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each applicable Sub-Servicing Agreement and each applicable Sub-Servicer (other than a Designated Sub-Servicer and its Sub-Servicing Agreement) that it is permitted to terminate in accordance with Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five (45) days after the termination of the terminated Master Servicer. In no event shall the bid procedures under this subsection (c) purport to offer the servicing right of any Designated Sub-Servicer that is not then in default under its Sub-Servicing Agreement.

            Upon the assignment and acceptance of the applicable master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred by the Trustee in connection with obtaining such bid and transferring servicing).

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the applicable Master Servicer received a notice of termination or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as a Master Servicer hereunder in accordance with the provisions of Section 7.02.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time a Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to such Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of a Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make P&I Advances, including the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by either Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (subject to Section 3.11(a) with respect to the Excess Servicing Strip). Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if the Trustee is not approved as a Master Servicer or the Special Servicer, as the case may be, by any of the Rating Agencies, or if either the Controlling Class Representative or the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if a Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), as the successor to the departing Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may (subject to Section 3.11(a) with respect to the Excess Servicing Strip) make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or any Loan Combination Intercreditor Agreement limiting the use of funds received in respect of a Loan Combination to matters related to the related Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            Section 7.03 Notification to Certificateholders.

            (a) Upon any resignation of either Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of either Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to either Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and each Non-Trust Noteholder.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor, the Certificateholders, each Non-Trust Noteholder (if affected thereby) and the Rating Agencies of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii), (iii), (x), (xi) or (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes; and provided, further, that an Event of Default contemplated by clause (B) or clause
(C) of Section 7.01(a)(v) may only be waived with the consent of the Depositor. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII

           CONCERNING THE TRUSTEE, THE CUSTODIAN AND THE FISCAL AGENT

            Section 8.01 Duties of Trustee and Custodian

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee and the Custodian shall be liable only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee and the Custodian.

            (b) The Trustee and the Custodian, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Custodian, as the case may be, that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Custodian, as the case may be, shall take such action as it deems appropriate to have the instrument corrected. None of the Trustee or the Custodian shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, either Master Servicer or the Special Servicer, and accepted by the Trustee or the Custodian, as the case may be, in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee or the Custodian from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee or the Custodian, as the case may be, such party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such parties and conforming to the requirements of this Agreement;

            (ii) None of the Trustee or the Custodian shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers thereof, unless it shall be proved that such party was negligent in ascertaining the pertinent facts if it was required to do so;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Certificate Registrar, Authenticating Agent and REMIC Administrator.

            Section 8.02 Certain Matters Affecting Trustee and Custodian.

            Except as otherwise provided in Section 8.01 and Article X:

            (i) the Trustee and the Custodian may, in the absence of bad faith or negligence on the part of each such party, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, and neither of the Trustee or the Trustee shall be under any obligation to make any investigation of matters arising hereunder or, except as provided in
      Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificateholder, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, none of the Trustee or the Custodian shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) none of the Trustee and the Custodian shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder, and the Trustee may perform any duties hereunder, either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder and provided, further, that, unless and until the Trustee has filed a Form 15 with respect to the Trust in accordance with Section 8.16, the Trustee may not engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function Participant, unless it first (i) obtains the written consent of the Depositor, which consent shall not be unreasonably withheld, and (ii) delivers to the Depositor an indemnity reasonably acceptable to the Depositor to cover any losses, liabilities, claims, damages, costs or expenses incurred by the Depositor by reason of such agent or attorney-in-fact failing to timely deliver an Annual Statement of Compliance, an Annual Assessment Report or an Annual Attestation Report, in each case as contemplated by Section 3.13 and/or Section 3.14, as applicable;

            (vii) none of the Trustee and the Custodian shall be responsible for any act or omission of either Master Servicer, the Special Servicer (unless the Trustee is acting as a Master Servicer or as the Special Servicer) and the Custodian (in the case of the Trustee) or the Depositor; and

            (viii) none of the Trustee or the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            Whenever in the administration of the provisions of this Agreement the Trustee or the Custodian, as the case may be, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee or the Custodian, as the case may be, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee or the Custodian, as applicable and such certificate, in the absence of negligence or bad faith on the part of the Trustee or the Custodian, as the case may be, shall be full warrant to the Trustee or the Custodian for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

            Section 8.03 Trustee, Custodian and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee or the Custodian in Article II and
Section 8.15, the statements attributed to any Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, either Master Servicer or the Special Servicer, as the case may be, and none of the Trustee, the Custodian or any Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15, the Trustee and the Custodian make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document or of MERS or the MERS System. None of the Trustee, the Custodian or any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Collection Account or any other account by or on behalf of the Depositor, either Master Servicer or the Special Servicer. None of the Trustee, the Custodian or any Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, either Master Servicer or the Special Servicer, and accepted by the Trustee or the Custodian, as the case may be, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee, Custodian and Fiscal Agent May Own
Certificates.

            The Trustee, the Custodian or any Fiscal Agent or any agent of the Trustee, the Custodian or any Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            Section 8.05 Fees and Expenses of Trustee and Custodian; Indemnification of and by the Trustee and Custodian.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to the Trustee and the Custodian all earned but unpaid Trust Administration Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee and the Custodian in the exercise and performance of any of the powers and duties specified hereunder and, in the case of the Trustee, the execution of the trusts hereby created. Except as contemplated by Section 3.06, the Trust Administration Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's and the Custodian's sole compensation for such services to be rendered by it.

            (b) The Trustee and the Custodian (whether in their individual capacities or their capacities as Trustee or Custodian, as the case may be) and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee and the Custodian shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Collection Accounts (and, to the extent that any Loan Combination and/or any related REO Property is affected, by the Trust Fund and/or the related Non-Trust Noteholder(s) out of the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of either Master Servicer or the Special Servicer taken on behalf of the Trustee, provided that such expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that none of the Trustee, or the Custodian or any of the other above specified persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Custodian's, as the case may be, obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Custodian made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately addressed herein) or allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            Section 8.06 Eligibility Requirements for Trustee and Custodian.

            The Trustee and the Custodian hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 (or, in the case of the Custodian, of at least $10,000,000) and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Each of the Trustee and the Trustee shall also be an entity with a long term unsecured debt rating of at least "A+" from Fitch and S&P, or an entity that has a fiscal agent with such ratings, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.

            In case at any time the Trustee or the Custodian shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Custodian, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if any of the Trustee or the Custodian shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 (or, in the case of the Custodian, of at least $10,000,000) or, in the case of the Trustee, its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding paragraph, and if the Trustee or the Custodian, as applicable, proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's or the Custodian's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee or the Custodian, as applicable, shall not be required to resign, and may continue in such capacity, for so long as no Adverse Rating Event occurs as a result of the Trustee's or the Custodian's continuing in such capacity. The bank, trust company, corporation or association serving as Trustee or the Custodian may have normal banking and trust relationships with the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of either Master Servicer, the Special Servicer, any sub-servicer, the Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

            Section 8.07 Resignation and Removal of Trustee and Custodian.

            (a) The Trustee and the Custodian may at any time resign and, in the case of the Trustee, be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or custodian, as the case may be, meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Custodian, as the case may be and to the successor trustee, certificate administrator or custodian, as the case may be. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicer and the Certificateholders. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee or the Custodian, as the case may be, shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or a Master Servicer, or if at any time the Trustee or the Custodian, as the case may be, shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Custodian, as the case may be, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Custodian or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee shall fail (other than by reason of the failure of either Master Servicer, the Special Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or
Section 8.16(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form S-3 for purposes of publicly offering commercial mortgage-backed securities, or if the Trustee fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee or the Custodian, as the case may be, and appoint a successor trustee, certificate administrator or custodian, if necessary, acceptable to the Master Servicers and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Custodian so removed and to the successor trustee, certificate administrator or custodian, as applicable. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Custodian and appoint a successor trustee, certificate administrator or custodian, as the case may be, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each Master Servicer, one complete set to the Trustee or Custodian, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed.

            (d) In the event that the Trustee or the Custodian is terminated or removed pursuant to this Section 8.07, all of such party's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, in the case of the Trustee, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee or Custodian, as the case may be).

            (e) Any resignation or removal of the Trustee or the Custodian and appointment of a successor, pursuant to any of the provisions of this Section
8.07 shall not become effective until acceptance of appointment by such successor, as provided in Section 8.08.

            Section 8.08 Successor Trustee and Custodian.

            (a) Any successor trustee, certificate administrator or custodian appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and its predecessor trustee, certificate administrator or custodian, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Custodian, as the case may be, shall become effective and such successor trustee, certificate administrator or custodian, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or custodian herein. The predecessor custodian shall deliver to the successor custodian all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicers, the Special Servicer and the predecessor Trustee and Custodian shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in their successor all such rights, powers, duties and obligations, and to enable the successor to perform its obligations hereunder. Any and all costs and expenses associated with transferring the duties of a Trustee or Custodian that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor, including those associated with transfer of the Mortgage Files and other documents and statements held by a predecessor Custodian, to a successor Custodian, as contemplated by Section 8.08(a) shall be paid by: (i) the predecessor Trustee or Custodian, as the case may be, if such predecessor Trustee or Custodian, as the case may be, has resigned in accordance with
Section 8.07(a), has been removed in accordance with Section 8.07(b), or has been removed with cause in accordance with Section 8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor Trustee or Custodian, as the case may be, has been removed without cause in accordance with
Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee or Custodian, as the case may be, or the subject Certificateholders, as contemplated by the immediately preceding clauses (i) and
(ii), within 90 days after they are incurred (provided that such predecessor Trustee or Custodian, as the case may be, or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            (b) No successor trustee, certificate administrator or custodian, as the case may be, shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee, certificate administrator or custodian, as the case may be, shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

            (c) Upon acceptance of appointment by a successor trustee, certificate administrator or custodian, as the case may be, as provided in this
Section 8.08, such successor shall mail notice of the succession of such trustee, certificate administrator or custodian hereunder to the Depositor, the Certificateholders and each Non-Trust Noteholder.

            Section 8.09 Merger or Consolidation of Trustee or Custodian.

            Any entity into which the Trustee or Custodian may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or Custodian shall be a party, or any entity succeeding to the corporate trust business of the Trustee or Custodian, shall be the successor of the Trustee or Custodian, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and, in the case of a successor Trustee, the Rating Agencies have provided confirmation pursuant to Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as such Master Servicer and the Trustee may consider necessary or desirable. If the applicable Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of such Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 [RESERVED]

            Section 8.12 Appointment of Authenticating Agents.

            (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National Association is removed as Trustee, then it shall be terminated as Authenticating Agent. If the Authenticating Agent (other than LaSalle Bank National Association) resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, each Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, each Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to each Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 8.13 Access to Certain Information.

            The Trustee and the Custodian shall afford to each Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Custodian, as applicable. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee or the Custodian, as applicable, shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

            Section 8.14 Appointment of REMIC Administrators.

            (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle Bank National Association is removed as Trustee, then it shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, each Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, each Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to each Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            Section 8.15 Representations, Warranties and Covenants of the Trustee and the Custodian.

            Each of the Trustee and the Custodian (each such party, with respect to the representations made as to itself, the "Representing Party") hereby represent and warrants to each Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (a) The Representing Party is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (b) The execution and delivery of this Agreement by the Representing Party, and the performance and compliance with the terms of this Agreement by the Representing Party, will not violate the Representing Party's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Representing Party, enforceable against each such Person in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (e) The Representing Party is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Representing Party's good faith reasonable judgment, is likely to affect materially and adversely the ability of any such party to perform its obligations under this Agreement.

            (f) No litigation is pending or, to the best of the Representing Party's knowledge, threatened against the Representing Party that, if determined adversely to the Representing Party, would prohibit the Representing Party from entering into this Agreement or, in such Person's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Representing Party to perform its obligations under this Agreement.

            (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Representing Party, of or compliance by any such party with, this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (h) With respect to any Trust Mortgage Loan that is part of a Serviced Loan Combination, the Trustee is qualified to hold that Trust Mortgage Loan under the related Loan Combination Intercreditor Agreement.

            Section 8.16 Reports to the Commission.

            (a) With respect to any Exchange Act Reporting Year, the Trustee shall:

            (i) as soon as reasonably practicable (and, in any event, within 15 days or such other period as may be provided under the Exchange Act and the rules and regulations promulgated thereunder) after each Distribution Date during such Exchange Act Reporting Year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 10-D Distribution Report with or including, as the case may be, a copy of the applicable Distribution Date Statement, any applicable Trustee Reportable Events (and related information) to be reported for the period covered by the subject Form 10-D Distribution Report and, to the extent that a Responsible Party of the Trustee has been provided written notice thereof, any other Form 10-D Required Information to be reported for the period covered by the subject Form 10-D Distribution Report;

            (ii) during such Exchange Act Reporting Year, at the direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (except in the case where it relates to a Trustee Reportable Event, to the extent a Responsible Officer of the Trustee has been provided with written notice of such information), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Commission; provided that the Depositor shall cooperate with the Trustee to determine the applicable required time period; and provided, further, that, if the Depositor directs the Trustee to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the Trustee in preparing such Form 8-K Current Report and the Trustee will report the subject information in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Commission;

            (iii) within 90 days following the end of such Exchange Act Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits each Annual Statement of Compliance, Annual Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or Section 3.14, with respect to either Master Servicer, the Special Servicer or other applicable Person for such Exchange Act Reporting Year, and which shall further include a certification in the form attached hereto as Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)) and shall include any other Form 10-K Required Information to be reported for such Exchange Act Reporting Year (except in the case where it relates to a Trustee Reportable Event, to the extent a Responsible Officer of the Trustee has been provided written notice thereof); and

            (iv) at the reasonable request of, and in accordance with the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the Depositor and promptly file with the Commission an amendment to any Form 8-K Current Report, Form 10-D Distribution Report or Form 10-K Annual Report previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act Reporting Year;

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII," "Microsoft Excel" (solely in the case of reports from either Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system) a Current Report on Form 8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form 8-K contemplated by this subclause (y) being herein referred to as the "Initial Form 8-K Current Report"); and provided, further, that if all or any required portion of a Form 10-K Annual Report or a Form 10-D Distribution Report cannot be timely filed by the Trustee (other than for a reason contemplated by Rule 12b-25(g) of the Exchange Act), then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor, (ii) the Trustee shall (to the extent appropriate, and at the direction of the Depositor) file a Form 12b-25 (17 C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the Exchange Act, each party hereto shall reasonably cooperate with the Trustee and the Depositor to complete the subject Exchange Act Report and such Exchange Act Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule 12b-25 of the Exchange Act, within the time frames contemplated thereby; and provided, further, that if all or any required portion of any Exchange Act Report cannot be timely filed by the Trustee for the sole reason that the Trustee is unable to file the report in electronic format, then (i) the Trustee (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the Depositor and the Trustee shall comply with either Rule 201 or 202 of Regulation S-T or apply for an adjustment of filing date pursuant to Rule 13b of Regulation S-T. Each of the other parties to this Agreement shall deliver to the Trustee in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII," "Microsoft Excel" (solely in the case of reports from either Master Servicer or the Special Servicer pursuant to
Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.16.

            All Form 8-K Current Reports, Form 10-D Distribution Reports and Form 10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.16(a), are (together with the exhibits thereto) herein referred to as the "Exchange Act Reports." The Exchange Act Reports, exclusive of the Initial Current Reports on Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports." All Subsequent Exchange Act Reports prepared by the Trustee pursuant to this Section 8.16(a) shall be executed by the Depositor promptly upon delivery thereto and subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification included in each Form 10-K Report with respect to the Trust.

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March during any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no" ; provided, however, that if the failure of the Depositor to have filed such required reports arises in connection with the securitization contemplated by this Agreement, the Trustee shall be deemed to have notice of such failure (only with respect to Exchange Act reports prepared or required to be prepared and filed by the Trustee) without being notified by the Depositor; provided, further, that in connection with the delivery of any notice contemplated by this sentence, the Depositor may instruct the Trustee that such notice shall be effective for a period (not to exceed 12 months) from the date of such notice, in which case no further notice from the Depositor shall be required during such specified period. The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

            The Trustee shall have no liability to Certificateholders or the Trust or the Depositor or the Underwriters with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 8.16 related to the timely preparation, arrangement for execution and filing of Subsequent Exchange Act Reports is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under Sections 3.13, 3.14 and 8.16. The Trustee has no duty under this Section 8.16 or otherwise under this Agreement to enforce the performance by the parties of their duties under this
Section 8.16.

            The Trustee shall make available to all Certificateholders and Certificate Owners on its Internet Website each Subsequent Exchange Act Report that is prepared and filed by the Trustee with the Commission with respect to the Trust. The Trustee shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Trustee shall, free of charge, upon request, deliver to any Certificateholder, Certificate Owner or party identified as a prospective Certificateholder or Certificate Owner copies of all Subsequent Exchange Act Reports that are filed with the Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to LaSalle Bank National Association, 135 S. LaSalle St., Chicago, IL 60603, Attn: Global Securities and Trust Services - ML-CFC 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (telephone number: (312) 992-3773) or to such other Person, address and/or phone number as the Trustee may specify by notice to Certificateholders.

            (b) All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification. Each Master Servicer, the Special Servicer, and the Trustee (each, a "Performing Party") shall provide and each party hereto shall cause any Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Sub-Servicing Function Participant is a Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver) a certification (each, a "Performance Certification") to the Person who signs the Sarbanes-Oxley Certification (including, with respect to any securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act, the person who signs a Sarbanes-Oxley Certification for each such trust) (the "Certifying Person"), to the Depositor (and, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange
Act), the trustee of each other securitization except in the case of the Trustee) in the form set forth on Exhibit P-1 hereto (with respect to each Master Servicer), Exhibit P-2 hereto (with respect to the Trustee), or Exhibit P-3 hereto (with respect to the Special Servicer's certification to the Certifying Person of the Depositor), as applicable, on which the Certifying Person and the Depositor may rely. Each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the Depositor (and of the Depositor of any such other securitization trust relating to such securitized Non-Trust Loan) (the Certifying Person and the Depositor, collectively, the "Certification Parties") may rely on a Performance Certification to the same extent as the Depositor. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more Specially Serviced Mortgage Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such Mortgage Loan or any facts material to the position of the Trust (or, in the case of a Serviced Loan Combination, the position of the Trust and the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the position of each other securitization trust)) in any such negotiations if
(A) the Special Servicer determines, in its reasonable judgment in accordance with the Servicing Standard, that stating such information in such report would materially impair the interests of the Trust (or, in the case of a Serviced Loan Combination, the interest of the Trust and the related Non-Trust Noteholder(s) (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the interests of each other securitization trust)) in such negotiations, and (B) the Special Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor and the Certifying Person pursuant to this Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

            (c) At all times during each Exchange Act Reporting Year (and, solely with respect to a Non-Trust Loan that is part of a Serviced Loan Combination, if such Non-Trust Loan is deposited into a commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act, for so long as such securitization is subject to the reporting requirements of the Exchange Act), each of the Trustee, the Master Servicers and the Special Servicer shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee to) monitor for, and (in accordance with the timeframes set forth in this Section 8.16(c)) notify (including with such notice the Exchange Act Reportable Event Notification attached hereto as Exhibit J) the Depositor and the Trustee (and, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization) in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange Act Reportable Events with respect to such Person as set forth in or pursuant to the definition of such term herein. Each of the Master Servicers and Special Servicer shall provide such notice of any Exchange Act Reportable Event to the Trustee and the Depositor (and, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization) in both form and substance in EDGAR-compatible format, (i) no later than 5 calendar days after the Distribution Date with respect to any Exchange Act Reportable Event to be disclosed on Form 10-D (with respect to the Trust or the securitization trust of any securitized Non-Trust Loan that is part of a Serviced Loan Combination),
(ii) no later than March 15 in any year in which the Trustee will file a Form 10-K for the Trust with respect to any Exchange Act Reportable Event to be disclosed on Form 10-K (or any year in which any securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act will file a Form 10-K), and (iii) no later than Noon (New York City time) on the 2nd Business Day after the occurrence of any Exchange Act Reportable Event to be disclosed on Form 8-K (with respect to the Trust or the securitization trust of any securitized Non-Trust Loan that is part of a Serviced Loan Combination). Notwithstanding the foregoing, in connection with any Mortgage Loans that are the subject of a Sub-Servicing Agreement in effect as of the Closing Date between the applicable Master Servicer and a Designated Sub-Servicer, the sole obligation of such Master Servicer to provide monitoring, notice, information or reports as otherwise set forth above shall be to use reasonable efforts to cause the related Designated Sub-Servicer to comply with such similar reporting and delivery obligations as such Designated Sub-Servicer may have under such Sub-Servicing Agreement. In addition, for purposes of the duties set forth above, each of the Trustee, either Master Servicer and the Special Servicer (and any Additional Servicer or Servicing Function Participant) shall be entitled to assume the accuracy and completeness of the Prospectus Supplement as of the Closing Date as to all matters other than the information for which the Trustee, such Master Servicer or the Special Servicer is responsible under the Trustee Indemnification Agreement, the related Master Servicer Indemnification Agreement or the Special Servicer Indemnification Agreement, as the case may be. Upon becoming aware of any Form 8-K Required Information, the Trustee shall promptly notify the Depositor (and for so long as such securitization is subject to the reporting requirements of the Exchange Act, the depositor of each other securitization) that the filing of a Form 8-K Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under
Section 8.16(a)(ii) above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the Trustee shall be entitled to rely on the direction of the Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the Trustee, either Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange Act Reportable Event, and the Trustee shall not be considered to be aware of any Form 8-K Required Information, Form 10-D Required Information or Form 10-K Required Information, unless a Responsible Officer (in the case of the Trustee) or a Servicing Officer (in the case of either Master Servicer or the Special Servicer) thereof has actual knowledge. The Depositor will be responsible for any reasonable additional fees or expenses assessed or incurred by the Trustee in connection with including any additional information required to be included on the applicable Exchange Act Reports that are not included in Form 10-K Required Information, Form 10-D Required Information or Form 8-K Required Information, as applicable.

            Upon reasonable request of the Depositor or the Trustee (and for so long as such securitization is subject to the reporting requirements of the Exchange Act, the depositor or trustee of each other securitization), each other party hereto (including the Trustee, if the Depositor is the requesting party, and the Depositor, if the Trustee is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to) promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Trustee, as applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

            If, during any Exchange Act Reporting Year, a new Master Servicer, Special Servicer or Trustee is appointed, then such new Master Servicer, Special Servicer or Trustee, as the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master Servicer or Special Servicer, the Trustee (and, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization) with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any Exchange Act Reporting Year, either Master Servicer, Special Servicer or Trustee appoints a Servicing Representative (excluding any Designated Sub-Servicer) that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB in respect of the Subject Securitization Transaction, then such Master Servicer, Special Servicer or Trustee, as the case may be, shall cause such Servicing Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Trustee (and, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization) with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the Depositor (or the depositor of any securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) pursuant to Item 6.02 of Form 8-K.

            Each of the Trustee, the Master Servicers and the Special Servicer acknowledges and agrees that the information to be provided by it (or by any Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by this
Section 8.16(c) is intended to be used in connection with the preparation of Exchange Act Reports with respect to the Trust (or a securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act).

            It is hereby acknowledged that the related Mortgagor under each of the Empirian Portfolio Pool Two Trust Mortgage Loan and the Farallon Portfolio Trust Mortgage Loan is a Significant Obligor, and, accordingly, Item 6 of Form 10-D and Item 1112(b) of Form 10-K provide for the inclusion of updated net operating income of the Mortgagor, as required by Item 1112(b) of Regulation AB, on each Form 10-D to be filed by the Trust with respect to a Distribution Date immediately following the date in which each financial statement of the Significant Obligor is required to be delivered to the lender under the related Mortgage Loan documents, or on each Form 10-K filed by the Trust, as applicable. Upon receipt of the updated net operating income information, the applicable Master Servicer shall update the following columns of the CMSA Loan Periodic Update File for the applicable Distribution Date: BB, BP, BT and BU (corresponding fields 54, 68, 72 and 73).

            If the Trustee has not received financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, by the Distribution Date on which the financial statement should be filed, it shall include the following statement with respect to Item 6 on the related Form 10-D or Item 1112(b) on the related Form 10-K: "The information required for this [Item 6][Item 1112(b)] rests with a person or entity which is not affiliated with the registrant. Oral and written requests have been made on behalf of the registrant, to the extent required under the related pooling and servicing agreement, to obtain the information required for this [Item 6][Item 1112(b)], and the registrant has been unable to obtain such information to include on this [Form 10-D][Form 10-K] by the related filing deadline. The information is therefore being omitted herefrom in reliance on Rule 12b-21 under the Securities Exchange Act of 1934, as amended."

            (d) No later than (i) 12:00 noon, New York City time, on the Business Day prior to any filing deadline of a Current Report on Form 8-K (other than an Initial Current Report on Form 8-K) that is to be made with respect to the Trust as contemplated by Section 8.16(a), (ii) March 20 of the applicable calendar year in which the filing of any Annual Report on Form 10-K is to be made with respect to the Trust as contemplated by Section 8.16(a), and (iii) two
(2) Business Days prior to any filing (or, in the case of a Form 10-D Distribution Report, any filing deadline) of a Form 10-D Distribution Report or any other Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.16(a), the Trustee shall deliver a copy of such Exchange Act Report, together with all exhibits thereto (to the extent received by the Trustee), to the Depositor, which delivery shall include an email transmission of such applicable report to david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the Trustee in writing.

            (e) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2007), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act. In addition, the Trustee shall deliver a copy of such Form 15 to the Depositor by e-mail addressed to david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the Trustee in writing.

            (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) any material misstatement in a Performance Certification delivered by such Performing Party on which such Certification Party is entitled to rely, (ii) an actual breach by the applicable Performing Party of its obligations under this
Section 8.16 or (iii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise under this Agreement. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 8.16(f) is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and such Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            (g) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

            (h) The respective parties hereto shall deliver to the Trustee (and, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization), no later than March 15 of any year in which a Form 10-K Annual Report is to be filed, any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual Report. The Trustee hereby notifies the Master Servicers and the Special Servicer that a Form 10-K Annual Report shall be required to be filed with respect to the Trust for 2007.

            (i) [RESERVED]

            (j) Prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section (or prior to April 1 of the first year in which the securitization trust of any securitized Non-Trust Loan that is part of a Serviced Loan Combination has filed a Form 15 in accordance with the related pooling and servicing agreement), if at any time a Servicing Representative retained or engaged by either Master Servicer, the Special Servicer or the Trustee with respect to all or any portion of the Trust Fund fails to deliver, if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in the following clauses (i), (ii) and/or (iii), then such Master Servicer, the Special Servicer or the Trustee, as the case may be, shall deliver a written notice thereof to the Depositor and shall (or, in the case of a Designated Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject Servicing Representative relating to the Subject Securitization Transaction: (i) any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section 3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of Regulation AB, together with any corresponding required Accountant's Consent, as and when provided under Section 3.14. In addition, prior to April 1 of the first year in which the Trustee has filed a Form 15 with the Commission in accordance with this section, if at any time the Depositor (or the depositor of any securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange
Act) delivers a written notice to either Master Servicer, the Special Servicer or the Trustee stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under this Agreement, or (ii) if and to the extent applicable in accordance with Regulation AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then such Master Servicer, the Special Servicer or the Trustee, as the case may be, shall (or, in the case of a Designated Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject Servicing Representative relating to the Subject Securitization Transaction; provided that this subsection (j) shall not apply to the initial Master Servicer No. 2 and the subject matter of this sentence, insofar as it relates to the initial Master Servicer No. 2, shall be covered by the applicable Master Servicer Indemnification Agreement.

            (k) Each Master Servicer, the Special Servicer, and the Trustee shall each indemnify the Depositor (or the depositor of any securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) and its Affiliates for, and hold the Depositor (or the depositor of any securitization trust of a securitized Non-Trust Loan that is part of a Serviced Loan Combination that is subject to the reporting requirements of the Exchange Act) and its Affiliates harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of any Servicing Representative (other than a Designated Sub-Servicer) acting on behalf of the subject Master Servicer, the Special Servicer or the Trustee, as the case may be, to deliver, if and to the extent applicable in accordance with Regulation AB and this Agreement: (i) any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section 3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of Regulation AB, together with (if required to be filed with the Commission) any corresponding required Accountant's Consent, as and when provided under Section 3.14.

            (l) In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.16, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.16 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder or any Non-Trust Loan Noteholder (or, if a Non-Trust Loan that is part of a Serviced Loan Combination is deposited into another commercial mortgage securitization that is subject to the reporting requirements of the Exchange Act (and for so long as such securitization is subject to the reporting requirements of the Exchange Act), the trustee of each other securitization); provided that no such amendment shall diminish the filing requirements under this Section 8.16 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

            (m) With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to this Section 8.16 or Sections 3.13 or 3.14, the Trustee may deliver such notice, notwithstanding any contrary provision in
Section 11.05, by telephone call made to David Rodgers at 212-449-3611, in which event the Trustee shall also deliver the same notice by either facsimile to
(212) 449-7684 or via email to david_rodgers@ml.com or to such other facsimile number, telephone number and/or e-mail address as may be hereafter furnished by the Depositor to the Trustee in writing.

            Section 8.17 Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the Custodian covenants and agrees that it shall maintain each Mortgage File in the State of Illinois, and that it shall not move any Mortgage File outside the State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Custodian, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

            Section 8.18 Appointment of Fiscal Agent.

            (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from Fitch and S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.18(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "AA-" by Fitch and S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an opinion of counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.18, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 8.15(a).

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, a Fiscal Agent (if one has been appointed by the Trustee) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a Fiscal Agent (if one has been appointed by the Trustee) makes an Advance pursuant to this Section 8.18 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

            (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Section 8.05(b)) as if it were the Trustee, except that all fees and expenses of a Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, either Master Servicer or the Special Servicer.

            (d) The obligations of a Fiscal Agent set forth in this Section 8.18 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with Section 8.18(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

            (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of a Fiscal Agent.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicer, any Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make distributions to Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the Distribution Date following the earlier to occur of (A) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder of all Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to
(1) the aggregate Purchase Price of all the Trust Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the applicable Master Servicer, the Special Servicer and the Trustee, minus (3) if the purchaser is a Master Servicer, the aggregate amount of unreimbursed Advances made by such Master Servicer, together with any interest accrued and payable to such Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer in connection with such purchase), (B) the exchange by the Sole Certificate Owner of all the Certificates for all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, the Custodian the Master Servicers, the Special Servicer, any Fiscal Agent and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Each of the Plurality Subordinate Certificateholder (or, as contemplated in the following paragraph, the Controlling Class Representative if one is then so acting), the Master Servicers and the Special Servicer may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii) the Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, either Master Servicer or the Plurality Subordinate Certificateholder shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, (iii) a Master Servicer shall not have the right to effect such a purchase if, within 30 days following a Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate Certificateholder shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof and (iv) if a Master Servicer makes such an election, then the other Master Servicer shall have the option, by giving written notice to the other parties hereto no later than 30 days prior to the anticipated date of purchase, to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund for which it is the applicable Master Servicer. Neither Master Servicer may elect to purchase solely the Mortgage Loans and REO Properties it is servicing hereunder if the other Master Servicer is not similarly purchasing the Mortgage Loans and REO Properties it is servicing. If the Trust Fund is to be terminated in connection with the Plurality Subordinate Certificateholder's, a Master Servicer's or the Special Servicer's purchase of all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, the Plurality Subordinate Certificateholder, the purchasing Master Servicer or the Special Servicer, as applicable, shall deliver to the Master Servicers (or, if a Master Servicer is a purchaser, the non-purchasing Master Servicer) for deposit in their respective Collection Accounts not later than the Determination Date (without giving effect to the proviso in the definition of "Determination Date") relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from its Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Plurality Subordinate Certificateholder, the purchasing Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality Subordinate Certificateholder, such Master Servicer or the Special Servicer, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) to the Plurality Subordinate Certificateholder, such Master Servicer or the Special Servicer (or their respective designees), as applicable.

            Following the date on which the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates is reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding Classes of Regular Certificates (any such Person, the "Sole Certificate Owner"), then the Sole Certificate Owner shall have the right to exchange all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and each Non-Trust Noteholder no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Serviced Loan Combination. In the event that the Sole Certificate Owner elects to exchange all of the Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole Certificate Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the applicable Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicers, the Special Servicer, the Trustee and any Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the applicable Collection Account. In addition, on the P&I Advance Date immediately preceding the final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from its Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to a designee of the Sole Certificate Owner, the Mortgage Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificate Owner as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a Serviced Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.10. Solely for federal income tax purposes, the Sole Certificate Owner shall be deemed to have purchased the assets of REMIC I for an amount equal to the remaining Class Principal Balance of its Certificates, plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates and the Corresponding REMIC I Regular Interests. Any transfer of Trust Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Plurality Subordinate Certificateholder's (or the Controlling Class Representative's), either Master Servicer's or the Special Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date (without giving effect to the proviso in the definition of "Determination Date") in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicers, the Special Servicer and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amounts payable thereto on such final Distribution Date in accordance with Section 4.01.

            Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            Section 9.02 Additional Termination Requirements.

            (a) If the Plurality Subordinate Certificateholder, either Master Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the Trust Fund;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder, as the case may be, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

            Section 9.03 Non-Trust Loans.

            References to "REO Property" and "REO Properties" in Sections 9.01 and 9.02 shall be deemed to include the Trust's rights with respect to any REO Property relating to the A-Note Trust Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, and the REMIC II Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II, respectively. None of the Master Servicers, the Special Servicer, the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I and REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the REMIC I Regular Interests and the REMIC II Regular Certificates shall be the Rated Final Distribution Date.

            (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

            (e) Except as otherwise provided in Section 3.17(a) and subsections
(h) and (i) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.01(h) or 10.01(i)).

            (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and the REMIC Administrator shall file all of the other Tax Returns in respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (g) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

            (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II and as a REMIC under the REMIC Provisions (and the Trustee the Master Servicers and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, either Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, the Master Servicers, the Special Servicer, or the Trustee shall knowingly take (or cause REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i) endanger the status of REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which a Master Servicer or the Special Servicer has advised it in writing that such Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing either REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each Master Servicer or the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither of the Master Servicers nor the Special Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither of the Master Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (i) If any tax is imposed on either of REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or
(v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the Depositor, if such tax arises out of or results from a breach by the Depositor under this Section 10.02, or (vi) the Trust Fund, excluding the portion thereof constituting Grantor Trust Y and Grantor Trust Z, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

            (k) Following the Startup Day, none of the Trustee, the Master Servicers, and the Special Servicer shall accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) None of the Trustee, the Master Servicers, and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and REMIC II pursuant to
Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Collection Accounts, the Distribution Account or an REO Account for gain; or (iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Trust Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Collection Accounts, any Loan Combination Custodial Account, the Distribution Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) Except as permitted by Section 3.17(a), none of the Trustee, either Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            Section 10.02 Grantor Trust Administration.

            (a) The REMIC Administrator shall treat each of Grantor Trust Y and Grantor Trust Z for tax return preparation purposes, as a "grantor trust" under the Code and shall treat (i) the Additional Interest, the Trust Converting Additional Interest Accounts and amounts held from time to time in the Trust Converting Additional Interest Account as separate assets of Grantor Trust Y and
(ii) the ARD Loan Additional Interest, the ARD Loan Additional Interest Account and amounts held from time to time in the ARD Loan Additional Interest Account as assets of Grantor Trust Z, as applicable, and in each case (clauses (i) and (ii) above) not of REMIC I or REMIC II, as permitted by Treasury Regulations
Section 1.860G-2(i)(1). The Class Y Certificates are hereby designated as representing an undivided beneficial interest in the Trust Converting Loan Additional Interest payable on the Trust Converting Loans and proceeds thereof. The Class Z Certificates are hereby designated as representing an undivided beneficial interest in ARD Loan Additional Interest payable on the Trust ARD Loans and proceeds thereof.

            (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to Grantor Trust Y and Grantor Trust Z (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The REMIC Administrator shall prepare, cause the Trustee to sign and the REMIC Administrator shall file when due all of the Tax Returns in respect of Grantor Trust Y and Grantor Trust Z as may be applicable under the Grantor Trust Provisions. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to Grantor Trust Y and Grantor Trust Z as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section
10.02. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes and compliance with the administration and reporting duties under the Grantor Trust Provisions, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d) The REMIC Administrator shall furnish or cause to be furnished to (i) the Holders of the Class Y Certificates and (ii) the Holders of the Class Z Certificates, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust Y or Grantor Trust Z, as the case may be, as may be required under the Code, and shall perform on behalf of Grantor Trust Y and Grantor Trust Z all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of, and to administer, each of Grantor Trust Y and Grantor Trust Z as a "grantor trust" under the Grantor Trust Provisions (and the Depositor, the Trustee, the Master Servicers and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Depositor's, the Trustee's, either Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, the Masters Servicers, the Special Servicer or the Trustee shall knowingly take (or cause either of Grantor Trust Y or Grantor Trust Z to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of either of Grantor Trust Y or Grantor Trust Z as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to either of Grantor Trust Y or Grantor Trust Z or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicers and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of either of Grantor Trust Y or Grantor Trust Z so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Y Certificates or Class Z Certificates, as the case may be.

            (f) If any tax is imposed on either of Grantor Trust Y or Grantor Trust Z, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Section 10.02; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting Grantor Trust Y or Grantor Trust Z, as the case may be, in all other instances.

            (g) As of the Closing Date, neither Grantor Trust Y nor Grantor Trust Z shall be treated as a WHFIT that is a WHMT. The Depositor shall notify the Trustee if any Class Y Certificate or Class Z Certificate is held by a nominee or other "middleman," within the meaning of the WHFIT Regulations in which event the Trustee will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Trustee to do so, and is not in its possession, is provided to the Trustee on a timely basis. The Trustee shall have no obligation to monitor whether a grantor trust has become a WHFIT following the Closing Date, and shall report under the WHFIT Regulations only to the extent it receives written notice of the same. The Trustee shall be entitled to rely on the first sentence of this paragraph and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this paragraph is incorrect.

            The Trustee, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Trustee shall be under no obligation to determine whether any Certificateholder uses the cash or accrual method. The Trustee shall make available (via its website) WHFIT information to certificate holders annually. In addition, the Trustee shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            The Trustee shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Trustee that is not in its possession, (ii) incomplete, inaccurate or untimely information being provided to the Trustee or (iii) the inability of the Trustee, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Trustee may assume there is no secondary market trading of WHFIT interests.

            To the extent required by the WHFIT Regulations, the Trustee shall use reasonable efforts to publish on an appropriate website the CUSIPs for the Certificates that represent ownership of a WHFIT. The CUSIPs so published will represent the Rule 144A CUSIPs. The Trustee shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIPs have been received. Absent the receipt of a CUSIP, the Trustee will use a reasonable identifier number in lieu of a CUSIP. The Trustee shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

            The Trustee shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of (i) the failure of the Depositor to timely inform the Trustee of the designation of the grantor trust as a WHFIT, (ii) the grantor trust becoming a WHFIT after the Closing Date (if compensation is not already provided for this contingency) or (iii) a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the IRS or the Depositor or its counsel, if such change requires, in the Trustee's sole and reasonable good faith discretion, a material increase in the Trustee's reporting obligations in respect of the related grantor trust.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment.

            (a) This Agreement may be amended from time to time by the agreement of the Master Servicers, the Special Servicer, the Trustee, and any Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof,
(iv) to relax or eliminate any requirement hereunder imposed by the Grantor Trust Provisions or the REMIC Provisions if the Grantor Trust Provisions or the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of
Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement, (vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicers, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II or any Grantor Trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or Grantor Trust or to facilitate administration of and reporting duties with respect to each Grantor Trust in accordance with the Grantor Trust Provisions; or (viii) to otherwise modify or delete existing provisions of this Agreement; provided that no such amendment hereof that is covered solely by clause (iii) or (viii) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicers, the Special Servicer, and the Trustee, adversely affect in any material respect the interests of any Certificateholder or Non-Trust Noteholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicers, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in an Adverse Rating Event; and provided, further, that no such amendment hereof that is covered by any of clauses (i) through (viii) above may significantly change the activities of the Trust.

            (b) This Agreement may also be amended from time to time by the agreement of the Master Servicers, the Special Servicer, the Trustee, and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicers, the Special Servicer, and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of
Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, without regard to any Certificates held by the Depositor or any of its Affiliates or agents, (vii) amend defined terms contained in this Agreement as they relate to Sections 2.01(c) and 2.01(d) of this Agreement or any other provision of Article II of this Agreement that affects the document delivery or the repurchase and/or substitution obligations of any Mortgage Loan Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing, (viii) adversely affect, in any material respect, the rights and/or interests of a Non-Trust Noteholder without its consent or
(ix) adversely affect the rights and/or interests of the Depositor without its consent. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Trust Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the subject Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor Trust Y or Grantor Trust Z or cause either of REMIC I or REMIC II to fail to qualify as a REMIC or either of Grantor Trust Y or Grantor Trust Z to fail to qualify as a grantor trust at any time that any Certificates are outstanding and
(ii) such amendment complies with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and each Non-Trust Noteholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each Master Servicer, the Special Servicer, the Trustee and any Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if either Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a), (b) or (c) shall be payable out of the applicable Collection Account or the Distribution Account pursuant to Section 3.05.

            (h) The Trustee shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or
(b) above.

            Section 11.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Master Servicer, if required, at the expense of the Trust Fund or, to the extent that it benefits one or more Non-Trust Noteholders, such Non-Trust Noteholder(s), but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the applicable Collection Account pursuant to Section 3.05(a) or, to the extent that it benefits such Non-Trust Noteholder(s), out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Non-Trust Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder (except as expressly provided for herein) shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law; Waiver of Trial By Jury

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereunder each irrevocably waive, to the extent permitted by applicable law, all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) relating to or arising out of this Agreement.

            Section 11.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when sent by either certified mail (return receipt requested) or by courier service (proof of delivery requested) and also by facsimile transmission to the intended recipient at the address set forth below:

            (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., c/o Global Commercial Real Estate, 4 World Financial Center, 16th Floor, 250 Vesey Street, New York, New York 10080, Attention: David M. Rodgers, with a copy to Director of CMBS Securitizations, and a copy to Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, 12th Floor, 250 Vesey Street, New York, New York 10080, Attention: General Counsel for Global Commercial Real Estate in the Office of the General Counsel;

            (ii) in the case of Master Servicer No. 1, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, Facsimile: (816) 204-2290, Attention: Bryan Nitcher with a copy to KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114,
      Facsimile: (216) 689-5681, Attention: Robert C. Bowes; and with an additional copy to Polsinelli Shalton Flanigan Suelthaus PC, 700 W. 47th Street, Suite 1000, Kansas City, Missouri 64112, Facsimile: (816) 753-1536, Attention: Kraig Kohring;

            (iii) in the case of Master Servicer No. 2, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California 94105, Attention: Commercial Mortgage Servicing, with a copy to Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633 Folsom Street, 7th Floor, San Francisco, California 94111), facsimile number: (415) 975-7819;

            (iv) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Building 82, 7th Floor, Overland Park, Kansas 66210,
      Attention: President, facsimile no. (913) 253-9001, with a copy to Dechert LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Stephanie
      M. Tita, facsimile no. (212) 698-3599; provided that any communication addressed to Midland shall also be transmitted by facsimile transmission to the facsimile numbers indicated above;

            (v) in the case of the Trustee, LaSalle Bank National Association, 135 S. LaSalle St., Chicago, IL 60603, Attn: Global Securities and Trust Services - ML-CFC 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, facsimile number: (312) 904-1085;

            (vi) in the case of the Custodian, LaSalle Bank National Association, 135 S. LaSalle St., Chicago, IL 60603, Attn: Global Securities and Trust Services Group - ML-CFC 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, facsimile number: (312) 904-1085;

            (vii) in the case of the Underwriters,

                  (A) Merrill Lynch, Pierce, Fenner & Smith Incorporated, c/o
            Global Commercial Real Estate, 4 World Financial Center, 16th Floor, 250 Vesey Street, New York, New York 10080, Attention: David M. Rodgers, facsimile No.: 212-449-7684, with a copy Director of CMBS Securitizations, facsimile number: (212) 449-7684, and a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 12th Floor, 250 Vesey Street, New York, New York 10080, Attention: General Counsel for Global Commercial Real Estate in the Office of the General Counsel, 4 World Financial Center, 250 Vesey Street, 12th Floor, New York, New York 10080, facsimile number
            (212) 212-449-0265;

                  (B) Countrywide Securities Corporation, 4500 Park Granada -
            MSCH-143, Calabasas, California 91302, Attention: Marlyn Marincas;

                  (C) Banc of America Securities LLC, 214 North Tryon Street,
            NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Mr. Stephen L. Hogue, Esq., facsimile number (704) 386-1094, with a copy to Paul E. Kurzeja, Esq., 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255;

                  (D) Bear, Stearns & Co. Inc., 383 Madison Ave., New York, NY
            10179, Attention: CMBS Trading Desk, Telecopy No. (917) 849-0223, with a copy to Bear, Stearns & Co. Inc., 383 Madison Ave., New York, NY 10179, Attention: Joseph T. Jurkowski Jr., Esq., Telecopy No.:
            (917) 849-1179; and

                  (E) KeyBanc Capital Markets Inc. 127 Public Square, Cleveland,
            Ohio 44114, Attention: Audrey Saccardi, Re: ML-CFC Commercial Mortgage Trust 2007-7, Commercial Mortgage Pass-Through Certificates, Series 2007-8, facsimile number (216) 689-0976, with a copy to KeyBank National Association, 127 Public Square, Cleveland, Ohio, 44114, Attention: Richard S. Hawrylak, facsimile number (216) 689-5681, and with an additional copy to Polsinelli Shalton Flanigan Suelthaus PC, 700 West 47th Street, Suite 1000, Kansas City, Missouri 64112, Attention: Kraig Kohring, facsimile number: (816) 753-1536;

            (viii) in the case of the Rating Agencies,

                  (A) Fitch, Inc., Commercial Mortgage Backed Securities, One
            State Street Plaza, New York, New York 10004, Attention:
            Surveillance, facsimile number: (212) 635-0294, Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8; and

                  (B) Standard & Poor's Ratings Services, 55 Water Street, New
            York, New York 10041-0003, Attention: CMBS Surveillance Group, facsimile number: (212) 438-2662, Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8; and

            (ix) in the case of the initial Controlling Class Representative, Anthracite Capital, Inc., 40 East 52nd Street, 7th Floor, New York, New York 10022, Attention: Richard Shea and Daniel Sefcik, telecopy number:
      (212) 754-8758.

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

            Section 11.08 Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            Section 11.09 Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each Non-Trust Noteholder and any designee thereof acting on behalf of or exercising the rights of such Non-Trust Noteholder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Loan Combination Intercreditor Agreement. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.10 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.11 Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Trustee, either Master Servicer or the Special Servicer;

            (iv) the repurchase of Trust Mortgage Loans by any of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

            (v) any change in the location of the Distribution Account;

            (vi) any change in lien priority of any Trust Mortgage Loan;

            (vii) the final payment to any Class of Certificateholders;

            (viii) any sale or disposition of any Trust Mortgage Loan or REO Property; and

            (ix) any such other information as reasonably requested by the Rating Agencies.

            (b) Each Master Servicer shall promptly provide notice to each Rating Agency (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of the Collection Account maintained by it.

            (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative (and, with respect to a Serviced Loan Combination, the related Non-Trust Noteholder(s)) with respect to a Trust Specially Serviced Mortgage Loan such information as the Rating Agency or Controlling Class Representative (and, with respect to a Serviced Loan Combination, the related Non-Trust Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d) To the extent applicable, each Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

            (iii) any Officer's Certificate delivered by it to the Trustee pursuant to Section 3.03(e), 4.03(c) or 3.08.

            (e) The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to
Section 7.03(a) or Section 7.03(b).

            (f) Each of the Trustee, the Custodian, the Master Servicers and the Special Servicer shall provide to each Rating Agency such other information with respect to the Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            (g) The applicable Master Servicer shall use reasonable efforts to give each Rating Agency at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the applicable Collection Account allocable to interest on the Trust Mortgage Loans unless (1) such Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize such Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to such Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) such Master Servicer has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or
(3) apply, such Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the applicable Collection Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. Neither Master Servicer shall have any liability for any loss, liability or expense resulting from any notice provided or not provided to any Rating Agency as contemplated by the immediately preceding sentence.

            (h) Notwithstanding any provision herein to the contrary, each Master Servicer, the Special Servicer, and the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

            Section 11.12 Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.


                                       MERRILL LYNCH MORTGAGE
                                          INVESTORS, INC.
                                          Depositor



                                       By:/s/ David M. Rodgers
                                          --------------------
                                          Name: David M. Rodgers
                                          Title: Executive Vice
                                          President, Chief Officer in
                                            Charge of Commercial
                                            Securitization


                                       KEYCORP REAL ESTATE CAPITAL
                                          MARKETS, INC.
                                          Master Servicer No. 1



                                       By: /s/ Bryan Nitcher
                                          ------------------
                                          Name: Bryan Nitcher
                                          Title: Senior Vice President


                                       WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION
                                          Master Servicer No. 2



                                       By: /s/ Kristen J.F. Bornemann
                                          ---------------------------
                                          Name: Kristen J.F. Bornemann
                                          Title: Vice President


                                       MIDLAND LOAN SERVICES, INC.
                                          Special Servicer



                                       By: /s/ Lawrence D. Ashley
                                          -----------------------
                                          Name: Lawrence D. Ashley
                                          Title: Senior Vice President


                                       LASALLE BANK NATIONAL ASSOCIATION
                                          Trustee and Custodian



                                       By: /s/ Michelle G. Duffy
                                          ----------------------
                                          Name: Michelle G. Duffy
                                          Title: Assistant Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 27th day of August, 2007, before me, a notary public in and for said State, personally appeared David M. Rodgers, known to me to be a Executive Vice President, Chief Officer in Charge of Commercial Securitization of MERRILL LYNCH MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 /s/ Irene Tan
                                                 -------------
                                                 Notary Public

STATE OF MISSOURI       )
                        )  ss.:
COUNTY OF JACKSON       )

            On the 28th day of August, 2007, before me, a notary public in and for said State, personally appeared Bryan Nitcher, known to me to be a Senior Vice President of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                              /s/ Patricia Clark
                                              ------------------
                                                 Notary Public

STATE OF CALIFORNIA        )
                           )     ss.:
COUNTY OF SAN FRANCISCO    )

            On August 22, 2007, before me, Wade Howard, Notary Public, personally appeared Kristian J.F. Bornemann, personally known to me (or proved to me no the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon which the person acted, executed the instrument.

                                          WITNESS my hand and official seal.



                                               /s/ Wade H. Howard
                                               ------------------
                                                  Notary Public

STATE OF KANSAS      )
                     ) ss.:
COUNTY OF JOHNSON    )

            On the 23th day of August, 2007, before me, a notary public in and for said State, personally appeared, Lawrence D. Ashley, known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               /s/ Brent Kinder
                                               ----------------

STATE OF ILLINOIS      )
                       ) ss.:
COUNTY OF COOK         )

            On the 23 day of August, 2007, before me, a notary public in and for said State, personally appeared Michelle G. Duffy, known to me to be a AVP of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                               /s/ Diane O'Neal
                                               ----------------
                                                 Notary Public

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

Loan #    Loan Group   Property Name                                      Loan / Property   Originator
-------   ----------   ------------------------------------------------   ---------------   ----------
      1            2   Empirian Multifamily Portfolio Pool 2              Loan              MLML
   1.01            2   Centre Lake III                                    Property          MLML
   1.02            2   Sunset Way                                         Property          MLML
   1.03            2   Jupiter Cove I                                     Property          MLML
   1.04            2   Thymewood I                                        Property          MLML
   1.05            2   Bel Aire                                           Property          MLML
   1.06            2   Redan Village                                      Property          MLML
   1.07            2   Dogwood Glen                                       Property          MLML
   1.08            2   Rivers End                                         Property          MLML
   1.09            2   Astorwood                                          Property          MLML
    1.1            2   Palm Place                                         Property          MLML
   1.11            2   Pine Barrens                                       Property          MLML
   1.12            2   Ridgewood - Indiana                                Property          MLML
   1.13            2   Summit Center                                      Property          MLML
   1.14            2   Parkwood Village                                   Property          MLML
   1.15            2   Valleyfield - Georgia                              Property          MLML
   1.16            2   Clearview                                          Property          MLML
   1.17            2   Apple Ridge                                        Property          MLML
   1.18            2   Northrup Court                                     Property          MLML
   1.19            2   Cedarwood                                          Property          MLML
    1.2            2   Amberwood                                          Property          MLML
   1.21            2   Shadetree                                          Property          MLML
   1.22            2   Heathmoore - Indianapolis                          Property          MLML
   1.23            2   Harvest Grove                                      Property          MLML
   1.24            2   Ridgewood - Ohio                                   Property          MLML
   1.25            2   The Meadows - Ohio                                 Property          MLML
   1.26            2   Amhurst                                            Property          MLML
   1.27            2   Waterbury - Michigan                               Property          MLML
   1.28            2   Pine Meadows I                                     Property          MLML
   1.29            2   Elmtree Park                                       Property          MLML
    1.3            2   Sherbrook                                          Property          MLML
   1.31            2   Heronwood                                          Property          MLML
   1.32            2   Windrush (FL)                                      Property          MLML
   1.33            2   Willowood                                          Property          MLML
   1.34            2   Valleyfield - Pennsylvania                         Property          MLML
   1.35            2   Bridgepoint I                                      Property          MLML
   1.36            2   Willow Lakes                                       Property          MLML
   1.37            2   Shadow Trace                                       Property          MLML
   1.38            2   Berry Pines                                        Property          MLML
   1.39            2   Hillcrest Villas                                   Property          MLML
    1.4            2   Greentree                                          Property          MLML
   1.41            2   Waterbury - Ohio                                   Property          MLML
   1.42            2   Forsythia Court                                    Property          MLML
   1.43            2   Greenglen                                          Property          MLML
   1.44            2   Meadowood - Ohio                                   Property          MLML
   1.45            2   Oakwood Village                                    Property          MLML
   1.46            2   Deerwood                                           Property          MLML
   1.47            2   Spring Gate                                        Property          MLML
   1.48            2   Woodcrest I                                        Property          MLML
   1.49            2   Iris Glen                                          Property          MLML
    1.5            2   Lakeshore I                                        Property          MLML
   1.51            2   Ashgrove                                           Property          MLML
   1.52            2   Stillwater                                         Property          MLML
   1.53            2   Springbrook                                        Property          MLML
   1.54            2   Heathmoore - Evansville                            Property          MLML
   1.55            2   Lindendale                                         Property          MLML
   1.56            2   Concord Square                                     Property          MLML
   1.57            2   Silver Forest                                      Property          MLML
   1.58            2   Charing Cross                                      Property          MLML
   1.59            2   Hatcherway                                         Property          MLML
    1.6            2   Stonehenge                                         Property          MLML
   1.61            2   Waterbury - Georgia                                Property          MLML
   1.62            2   Longwood                                           Property          MLML
   1.63            2   Woodbine                                           Property          MLML
   1.64            2   Mulberry                                           Property          MLML
   1.65            2   Cedargate - Kentucky                               Property          MLML
   1.66            2   Willow Run                                         Property          MLML
   1.67            2   Cedargate - Indiana                                Property          MLML
   1.68            2   Hillside Manor                                     Property          MLML
   1.69            2   Princeton Court                                    Property          MLML
    1.7            2   Northwood                                          Property          MLML
   1.71            2   Slate Run                                          Property          MLML
   1.72            2   Parkville                                          Property          MLML
   1.73            2   Hartwick                                           Property          MLML
      2            2   Farallon Portfolio                                 Loan              MLML
      2            2   Farallon Portfolio                                 Loan              MLML
      2            2   Farallon Portfolio                                 Loan              MLML
  2.001            2   Portside                                           Property          MLML
  2.002            2   Shadow Hills                                       Property          MLML
  2.003            2   CV-Jacksonville                                    Property          MLML
  2.004            2   Western Hills                                      Property          MLML
  2.005            2   Siesta Lago                                        Property          MLML
  2.006            2   Hunter Ridge                                       Property          MLML
  2.007            2   Camelot                                            Property          MLML
  2.008            2   Wikiup                                             Property          MLML
  2.009            2   Harmony Road                                       Property          MLML
   2.01            2   Lamplighter Village                                Property          MLML
  2.011            2   Chalet North                                       Property          MLML
  2.012            2   Country Club Mobile Estates                        Property          MLML
  2.013            2   Shadowood                                          Property          MLML
  2.014            2   Southwind Village                                  Property          MLML
  2.015            2   The Meadows                                        Property          MLML
  2.016            2   Landmark Village                                   Property          MLML
  2.017            2   Crescentwood Village                               Property          MLML
  2.018            2   Stone Mountain                                     Property          MLML
  2.019            2   Casual Estates                                     Property          MLML
   2.02            2   Village North                                      Property          MLML
  2.021            2   Windsor Mobile Estates                             Property          MLML
  2.022            2   Riverdale (Colonial Coach)                         Property          MLML
  2.023            2   Foxhall Village                                    Property          MLML
  2.024            2   New Twin Lakes                                     Property          MLML
  2.025            2   Carnes Crossing                                    Property          MLML
  2.026            2   Saddlebrook                                        Property          MLML
  2.027            2   Thornton Estates                                   Property          MLML
  2.028            2   Mountainside Estates                               Property          MLML
  2.029            2   Castlewood Estates                                 Property          MLML
   2.03            2   Green Spring Valley                                Property          MLML
  2.031            2   Villa West (UT)                                    Property          MLML
  2.032            2   Villa West (CO)                                    Property          MLML
  2.033            2   Torrey Hills                                       Property          MLML
  2.034            2   Springdale Lake                                    Property          MLML
  2.035            2   Brookside Village - TX                             Property          MLML
  2.036            2   Columbia Heights                                   Property          MLML
  2.037            2   Encantada                                          Property          MLML
  2.038            2   Woodlands of Kennesaw                              Property          MLML
  2.039            2   Lakeview Estates                                   Property          MLML
   2.04            2   Oakwood Forest                                     Property          MLML
  2.041            2   Broadmore                                          Property          MLML
  2.042            2   Oak Park Village (FL)                              Property          MLML
  2.043            2   Misty Winds                                        Property          MLML
  2.044            2   Evergreen Village - IA                             Property          MLML
  2.045            2   Ortega Village                                     Property          MLML
  2.046            2   Riverside (UT)                                     Property          MLML
  2.047            2   Easy Living                                        Property          MLML
  2.048            2   Southfork                                          Property          MLML
  2.049            2   Cloverleaf                                         Property          MLML
   2.05            2   Golden Valley                                      Property          MLML
  2.051            2   Riverdale                                          Property          MLML
  2.052            2   Friendly Village - GA                              Property          MLML
  2.053            2   Smoke Creek                                        Property          MLML
  2.054            2   Marion Village                                     Property          MLML
  2.055            2   Valley View - Danboro                              Property          MLML
  2.056            2   Colonial Gardens                                   Property          MLML
  2.057            2   Evergreen Village - UT                             Property          MLML
  2.058            2   Summit Oaks                                        Property          MLML
  2.059            2   Stoneybrook                                        Property          MLML
   2.06            2   Pedaler's Pond                                     Property          MLML
  2.061            2   Burntwood                                          Property          MLML
  2.062            2   Country Club Crossing                              Property          MLML
  2.063            2   Sunset Vista                                       Property          MLML
  2.064            2   Spring Valley Village                              Property          MLML
  2.065            2   South Arlington Estates                            Property          MLML
  2.066            2   Mallard Lake                                       Property          MLML
  2.067            2   Sundown                                            Property          MLML
  2.068            2   Stony Brook North                                  Property          MLML
  2.069            2   Twin Pines                                         Property          MLML
   2.07            2   Inspiration Valley                                 Property          MLML
  2.071            2   Highland Acres                                     Property          MLML
  2.072            2   Oak Ridge                                          Property          MLML
  2.073            2   Washington Mobile Estates                          Property          MLML
  2.074            2   River Oaks                                         Property          MLML
  2.075            2   Siouxland Estates                                  Property          MLML
  2.076            2   Brookside                                          Property          MLML
  2.077            2   Eagle Ridge                                        Property          MLML
  2.078            2   Cedar Knoll                                        Property          MLML
  2.079            2   Marnelle                                           Property          MLML
   2.08            2   Maple Manor                                        Property          MLML
  2.081            2   Arlington Lakeside                                 Property          MLML
  2.082            2   Royal Crest                                        Property          MLML
  2.083            2   Forest Creek                                       Property          MLML
  2.084            2   Four Seasons                                       Property          MLML
  2.085            2   Cottonwood Grove                                   Property          MLML
  2.086            2   Highland                                           Property          MLML
  2.087            2   Valley Verde                                       Property          MLML
  2.088            2   Chalet City                                        Property          MLML
  2.089            2   Southridge Estates                                 Property          MLML
   2.09            2   Ridgewood Estates                                  Property          MLML
  2.091            2   Creekside                                          Property          MLML
  2.092            2   Eastview                                           Property          MLML
  2.093            2   Viking Villa                                       Property          MLML
  2.094            2   Lakewood Estates                                   Property          MLML
  2.095            2   Terrace Heights                                    Property          MLML
  2.096            2   Falcon Farms                                       Property          MLML
  2.097            2   Forest Park                                        Property          MLML
  2.098            2   Quail Run                                          Property          MLML
  2.099            2   Sheridan                                           Property          MLML
    2.1            2   Huguenot Estates                                   Property          MLML
  2.101            2   Countryside (CO)                                   Property          MLML
  2.102            2   Silver Creek                                       Property          MLML
  2.103            2   Havenwood                                          Property          MLML
  2.104            2   Northland                                          Property          MLML
  2.105            2   Ewing Trace                                        Property          MLML
  2.106            2   Overpass Point MHC                                 Property          MLML
  2.107            2   Enchanted Village                                  Property          MLML
  2.108            2   Seascape                                           Property          MLML
  2.109            2   Golden Triangle                                    Property          MLML
   2.11            2   Meadowood                                          Property          MLML
  2.111            2   Meadowbrook                                        Property          MLML
  2.112            2   Tallview Terrace                                   Property          MLML
  2.113            2   Western Mobile Estates                             Property          MLML
  2.114            2   Whitney                                            Property          MLML
  2.115            2   Five Seasons Davenport                             Property          MLML
  2.116            2   Valley View - Honey Brook                          Property          MLML
  2.117            2   Village Park                                       Property          MLML
  2.118            2   Countryside Village (TN)                           Property          MLML
  2.119            2   Mobile Gardens                                     Property          MLML
   2.12            2   Carriage Court East                                Property          MLML
  2.121            2   Mission Estates                                    Property          MLML
  2.122            2   Loveland                                           Property          MLML
  2.123            2   Meadow Glen                                        Property          MLML
  2.124            2   Shiloh Pines                                       Property          MLML
  2.125            2   Rolling Hills                                      Property          MLML
  2.126            2   Deerpointe                                         Property          MLML
  2.127            2   Cypress Shores                                     Property          MLML
  2.128            2   Oasis                                              Property          MLML
  2.129            2   Tanglewood                                         Property          MLML
   2.13            2   Villa                                              Property          MLML
  2.131            2   Castle Acres                                       Property          MLML
  2.132            2   Dynamic                                            Property          MLML
  2.133            2   Big Country                                        Property          MLML
  2.134            2   Carriage Court Central                             Property          MLML
  2.135            2   Northern Hills                                     Property          MLML
  2.136            2   Sunny Acres                                        Property          MLML
  2.137            2   Lakewood - TX                                      Property          MLML
  2.138            2   Westlake                                           Property          MLML
  2.139            2   Mesquite Meadows                                   Property          MLML
   2.14            2   Cedar Terrace                                      Property          MLML
  2.141            2   Frieden Manor                                      Property          MLML
  2.142            2   Country Club Manor                                 Property          MLML
  2.143            2   Suburban Estates                                   Property          MLML
  2.144            2   Deerhurst                                          Property          MLML
  2.145            2   Aledo                                              Property          MLML
  2.146            2   President's Park                                   Property          MLML
  2.147            2   Woodlake                                           Property          MLML
  2.148            2   Silver Leaf                                        Property          MLML
  2.149            2   Dynamic II                                         Property          MLML
   2.15            2   Magnolia Circle                                    Property          MLML
  2.151            2   Twin Oaks                                          Property          MLML
  2.152            2   Washingtonville Manor                              Property          MLML
  2.153            2   Brookside Village -PA                              Property          MLML
  2.154            2   Westview                                           Property          MLML
  2.155            2   Sunset Country                                     Property          MLML
  2.156            2   Westmoor                                           Property          MLML
  2.157            2   The Towneship at Clifton                           Property          MLML
  2.158            2   Eagle Creek                                        Property          MLML
  2.159            2   Mesquite Ridge                                     Property          MLML
   2.16            2   Oak Park Village (TX)                              Property          MLML
  2.161            2   Plantation Estates                                 Property          MLML
  2.162            2   Breazeale                                          Property          MLML
  2.163            2   Shady Hills                                        Property          MLML
  2.164            2   Cimmaron Village                                   Property          MLML
  2.165            2   Birchwood Farms                                    Property          MLML
  2.166            2   Terrell Crossing                                   Property          MLML
  2.167            2   Pleasant Grove (CO)                                Property          MLML
  2.168            2   Willow Creek Estates                               Property          MLML
  2.169            2   Bluebonnet Estates                                 Property          MLML
   2.17            2   Connelly Terrace                                   Property          MLML
  2.171            2   Hampton Acres                                      Property          MLML
  2.172            2   Meridian Sooner                                    Property          MLML
  2.173            2   Mesquite Green                                     Property          MLML
  2.174            2   El Lago                                            Property          MLML
  2.175            2   Moosic Heights                                     Property          MLML
  2.176            2   Golden Rule                                        Property          MLML
  2.177            2   Amber Village                                      Property          MLML
  2.178            2   Riverchase                                         Property          MLML
  2.179            2   Hidden Hills                                       Property          MLML
   2.18            2   The Woodlands                                      Property          MLML
  2.181            2   Blue Valley                                        Property          MLML
  2.182            2   Autumn Forest                                      Property          MLML
  2.183            2   Valley View - Ephrata                              Property          MLML
  2.184            2   Cowboy                                             Property          MLML
  2.185            2   Lakeside - GA                                      Property          MLML
  2.186            2   Sunnyside                                          Property          MLML
  2.187            2   Trailmont                                          Property          MLML
  2.188            2   Timberland                                         Property          MLML
  2.189            2   Denton Falls                                       Property          MLML
   2.19            2   Terrace                                            Property          MLML
  2.191            2   Lakeside - IA                                      Property          MLML
  2.192            2   Siesta Manor                                       Property          MLML
  2.193            2   Sunrise Terrace                                    Property          MLML
  2.194            2   Riverside (KS)                                     Property          MLML
  2.195            2   Chisholm Creek                                     Property          MLML
  2.196            2   Prairie Village                                    Property          MLML
  2.197            2   Willow Terrace                                     Property          MLML
  2.198            2   Countryside (KS)                                   Property          MLML
  2.199            2   Highview                                           Property          MLML
    2.2            2   Green Valley Village                               Property          MLML
  2.201            2   Crestview - OK                                     Property          MLML
  2.202            2   Shady Lane                                         Property          MLML
  2.203            2   Western Park                                       Property          MLML
  2.204            2   Brookshire Village                                 Property          MLML
  2.205            2   Overholser Village                                 Property          MLML
  2.206            2   The Pines                                          Property          MLML
  2.207            2   Jonesboro (Atlanta Meadows)                        Property          MLML
  2.208            2   Park Plaza                                         Property          MLML
  2.209            2   Belaire                                            Property          MLML
   2.21            2   Pine Hills                                         Property          MLML
  2.211            2   Commerce Heights                                   Property          MLML
  2.212            2   Oak Glen                                           Property          MLML
  2.213            2   Creekside Estates                                  Property          MLML
  2.214            2   Kimberly @ Creekside                               Property          MLML
  2.215            2   Harper Woods                                       Property          MLML
  2.216            2   Brittany Place                                     Property          MLML
  2.217            2   Shady Creek                                        Property          MLML
  2.218            2   Connie Jean                                        Property          MLML
  2.219            2   Willow Springs                                     Property          MLML
   2.22            2   Seamist                                            Property          MLML
  2.221            2   Pleasant View Estates                              Property          MLML
  2.222            2   Navajo Lake Estates                                Property          MLML
  2.223            2   Kopper View MHC                                    Property          MLML
  2.224            2   Carsons                                            Property          MLML
  2.225            2   Rose Country Estates                               Property          MLML
  2.226            2   Redwood Village                                    Property          MLML
  2.227            2   Birch Meadows                                      Property          MLML
  2.228            2   Terrace II                                         Property          MLML
  2.229            2   Englewood Village                                  Property          MLML
   2.23            2   Eastern Villa                                      Property          MLML
  2.231            2   El Caudillo                                        Property          MLML
  2.232            2   Chambersburg I & II                                Property          MLML
  2.233            2   Wheel Estates                                      Property          MLML
  2.234            2   Oakwood Lake Village                               Property          MLML
  2.235            2   Valley View - Ephrata II                           Property          MLML
  2.236            2   Oak Grove                                          Property          MLML
  2.237            2   Cedar Creek, KS                                    Property          MLML
  2.238            2   Oakridge / Stonegate                               Property          MLML
  2.239            2   Vogel Manor MHC                                    Property          MLML
   2.24            2   Hidden Oaks                                        Property          MLML
  2.241            2   Plainview                                          Property          MLML
  2.242            2   Rockview Heights                                   Property          MLML
  2.243            2   West Cloud Commons                                 Property          MLML
  2.244            2   Gallant Estates                                    Property          MLML
  2.245            2   Sunset Village                                     Property          MLML
  2.246            2   Countryside (OK)                                   Property          MLML
  2.247            2   Chelsea                                            Property          MLML
  2.248            2   Gregory Courts                                     Property          MLML
  2.249            2   El Lago II                                         Property          MLML
   2.25            2   Glen Acres                                         Property          MLML
  2.251            2   Shadow Mountain                                    Property          MLML
  2.252            2   Pine Haven MHP                                     Property          MLML
  2.253            2   Collingwood MHP                                    Property          MLML
  2.254            2   Mountaintop                                        Property          MLML
  2.255            2   Whispering Hills                                   Property          MLML
  2.256            2   Mulberry Heights                                   Property          MLML
  2.257            2   Zoppe's                                            Property          MLML
  2.258            2   Shawnee Hills                                      Property          MLML
  2.259            2   Pleasant Grove (NC)                                Property          MLML
   2.26            2   Park Avenue Estates                                Property          MLML
  2.261            2   Monroe Valley                                      Property          MLML
  2.262            2   El Dorado                                          Property          MLML
  2.263            2   Crestview - PA                                     Property          MLML
  2.264            2   Sherwood Acres                                     Property          MLML
  2.265            2   Bush Ranch                                         Property          MLML
  2.266            2   Glenview                                           Property          MLML
  2.267            2   Misty Hollow                                       Property          MLML
  2.268            2   Audora                                             Property          MLML
  2.269            2   Green Acres                                        Property          MLML
   2.27            2   Sunset 77                                          Property          MLML
  2.271            2   Hidden Acres                                       Property          MLML
  2.272            2   Park D'Antoine                                     Property          MLML
  2.273            2   Sleepy Hollow                                      Property          MLML
  2.274            2   Sycamore Square                                    Property          MLML
      3            1   Executive Hills Portfolio                          Loan              Key
   3.01            1   8140 Ward Parkway                                  Property          Key
   3.02            1   Building C                                         Property          Key
   3.03            1   Building D                                         Property          Key
   3.04            1   6363 College Boulevard                             Property          Key
   3.05            1   Building 37                                        Property          Key
   3.06            1   Buildings 49 & 49A                                 Property          Key
   3.07            1   Building A                                         Property          Key
   3.08            1   Building 54                                        Property          Key
   3.09            1   El Monte Building                                  Property          Key
      4            1   Peninsula Beverly Hills                            Loan              CRF
      5            1   U-Haul SAC 12 & 13                                 Loan              MLML
   5.01            1   U-Haul Center Hayden Road                          Property          MLML
   5.02            1   U-Haul Ctr Broward                                 Property          MLML
   5.03            1   U-Haul Ctr Covina                                  Property          MLML
   5.04            1   U-Haul Center Old Natl Hwy                         Property          MLML
   5.05            1   U-Haul Center Of Vacaville                         Property          MLML
   5.06            1   U-Haul Of Hyannis                                  Property          MLML
   5.07            1   U-Haul Ct Of Tigard                                Property          MLML
   5.08            1   U-Haul Ctr Of N Richland Hills                     Property          MLML
   5.09            1   U-Haul Ctr Tulane                                  Property          MLML
    5.1            1   U-Haul Gause Blvd                                  Property          MLML
   5.11            1   U-Haul Center Goldenrod                            Property          MLML
   5.12            1   U-Haul Storage Worcester                           Property          MLML
   5.13            1   U-Haul Mechanicsburg                               Property          MLML
   5.14            1   U-Haul Center Grissom Road                         Property          MLML
   5.15            1   U-Haul Lambert Road                                Property          MLML
   5.16            1   U-Haul Ctr Savannah                                Property          MLML
   5.17            1   U-Haul Center I-10 West                            Property          MLML
      6            2   Towers at University Town Center                   Loan              Key
      7            1   The Georgia-Alabama Retail Portfolio               Loan              CRF
   7.01            1   Metro Atlanta Comm Prop 8115                       Property          CRF
   7.02            1   Atlanta Road Center                                Property          CRF
   7.03            1   Stone Mill Center                                  Property          CRF
   7.04            1   Bouldercrest & 285                                 Property          CRF
   7.05            1   South Peachtree Center                             Property          CRF
   7.06            1   Arnold Mill Center                                 Property          CRF
   7.07            1   Skyview Center                                     Property          CRF
   7.08            1   Six Flags Center                                   Property          CRF
   7.09            1   Sylvan Property                                    Property          CRF
    7.1            1   Flat Shoals Convenience Center                     Property          CRF
   7.11            1   South Atlanta Center                               Property          CRF
   7.12            1   Mount Zion & Highway 138                           Property          CRF
   7.13            1   Metro Atlanta Comm Prop 8159                       Property          CRF
   7.14            1   Excell In 11                                       Property          CRF
   7.15            1   Hall Creek Center                                  Property          CRF
   7.16            1   Annistown Center                                   Property          CRF
   7.17            1   Lenora Center                                      Property          CRF
   7.18            1   Burnt Hickory Center                               Property          CRF
   7.19            1   Elbert Center                                      Property          CRF
    7.2            1   Excell In 14                                       Property          CRF
   7.21            1   Irwin Bridge Center                                Property          CRF
   7.22            1   Highway 120 Center                                 Property          CRF
   7.23            1   Wesley Chapel Center                               Property          CRF
   7.24            1   Excell In 16                                       Property          CRF
   7.25            1   Hill Street Center                                 Property          CRF
   7.26            1   Snapfinger Center                                  Property          CRF
   7.27            1   Excell In 05                                       Property          CRF
   7.28            1   Killian Hill Center                                Property          CRF
   7.29            1   Excell Out Town Properties                         Property          CRF
    7.3            1   Excell Out Town Properties                         Property          CRF
   7.31            1   Excell Out Town Properties                         Property          CRF
   7.32            1   Lakeridge Village Center                           Property          CRF
   7.33            1   Locust Grove Center                                Property          CRF
   7.34            1   Big A Center                                       Property          CRF
   7.35            1   Highway 369 Center                                 Property          CRF
   7.36            1   Excell In 07                                       Property          CRF
   7.37            1   Excell In 10                                       Property          CRF
   7.38            1   Excell In 12                                       Property          CRF
   7.39            1   Excell In 15                                       Property          CRF
    7.4            1   Noah's Ark                                         Property          CRF
   7.41            1   Crystal Creek Center                               Property          CRF
   7.42            1   North Georgia Comm Prop 0040                       Property          CRF
   7.43            1   North Georgia Comm Prop 0042                       Property          CRF
   7.44            1   North Georgia Comm Prop 0039                       Property          CRF
   7.45            1   North Georgia Comm Prop 0022                       Property          CRF
   7.46            1   Excell In 03                                       Property          CRF
   7.47            1   Excell In 04                                       Property          CRF
   7.48            1   Mount Vernon                                       Property          CRF
   7.49            1   North Georgia Comm Prop 0029                       Property          CRF
    7.5            1   Excell Out Town Properties                         Property          CRF
   7.51            1   Northwest Georgia Comm Prop 8769                   Property          CRF
   7.52            1   Metro Atlanta Comm Prop 8165                       Property          CRF
   7.53            1   Excell In 09                                       Property          CRF
   7.54            1   Metro Atlanta Comm Prop 8102                       Property          CRF
   7.55            1   Metro Atlanta Comm Prop 0518                       Property          CRF
   7.56            1   Northwest Georgia Comm Prop 8754                   Property          CRF
   7.57            1   Excell In 13                                       Property          CRF
   7.58            1   Excell In 08                                       Property          CRF
   7.59            1   Jefferson Street Center                            Property          CRF
    7.6            1   Northwest Georgia Comm Prop 0058                   Property          CRF
   7.61            1   Northwest Georgia Comm Prop 0051                   Property          CRF
   7.62            1   Northwest Georgia Comm Prop 8785                   Property          CRF
      8            1   Douglas Corporate Center I & II                    Loan              Key
                   2   Gray Apartment Portfolio                           Crossed           CRF
      9            2   Park at Lakeside Apartments                        Loan              CRF
     10            2   Evergreen Pointe Apartments                        Loan              CRF
     11            2   Haverly Park Apartments                            Loan              CRF
     12            2   Skyline Village MHP                                Loan              CRF
     13            1   Hilltop Plaza                                      Loan              CRF
     14            1   Lincoln Town Center                                Loan              Key
     15            1   Pride Drive Business Center                        Loan              CRF
     16            2   The Haven Apartments                               Loan              MLML
     17            1   Hollister Business Park                            Loan              Key
     18            1   DoubleTree Grand Junction                          Loan              CRF
     19            2   Chandler Park Apartments Homes                     Loan              CRF
     20            1   The Lumberyard Shopping Center                     Loan              CRF
     21            2   Summer Crest Apartments                            Loan              CRF
     22            1   Galena Junction                                    Loan              Key
     23            2   Crittenden Way Apartments                          Loan              CRF
     24            1   Capitol Shopping Center                            Loan              MLML
     25            1   Santa Clarita Plaza                                Loan              MLML
     26            1   Acworth Crossing Shopping Center                   Loan              CRF
     27            1   Sparks Mercantile                                  Loan              Key
     28            1   Residence Inn Carlsbad                             Loan              CRF
     29            1   CVS Distribution Facility                          Loan              MLML
     30            1   Pacific Asian Plaza                                Loan              MLML
     31            1   Austell Wal-Mart                                   Loan              CRF
     32            1   Edgewater in Denver                                Loan              CRF
     33            1   South Hills Plaza                                  Loan              CRF
     34            2   Oakleigh Apartments                                Loan              CRF
     35            1   Bridgeway Tech Center I                            Loan              MLML
     36            1   Solita Soho Hotel                                  Loan              MLML
     37            1   Legacy Oaks at Spring Hill                         Loan              CRF
     38            1   HCP Tranche II                                     Loan              CRF
  38.01            1   Denton LTAC                                        Property          CRF
  38.02            1   Southlake - Baylor Family Health Center            Property          CRF
     39            1   Gladstone WI, NC, MO                               Loan              CRF
  39.01            1   Raabe Co                                           Property          CRF
  39.02            1   Elster Electricity                                 Property          CRF
  39.03            1   Workflow Mgmt                                      Property          CRF
     40            1   Perceptive Software Building                       Loan              Key
     41            1   Raymour and Flanigan Showroom                      Loan              Key
     42            2   Stonebridge Apartments                             Loan              CRF
     43            1   Southridge Plaza                                   Loan              CRF
     44            1   Celebration at Six Forks                           Loan              CRF
     45            2   Chadron Avenue Apartments                          Loan              CRF
     46            1   Alexander Village at Brier Creek                   Loan              CRF
     47            1   Hilton Garden Inn - Columbus                       Loan              CRF
     48            1   Portland Harbor Hotel                              Loan              CRF
     49            1   Mapleridge Shopping Center                         Loan              CRF
     50            1   Elston & Webster Building                          Loan              MLML
     51            1   Lancaster Courtyard by Marriott                    Loan              MLML
     52            2   201 Westmoreland Lofts                             Loan              CRF
     53            1   Mody Portfolio                                     Loan              CRF
  53.01            1   16000 Southwest Freeway                            Property          CRF
  53.02            1   1520 W Bay Area Boulevard                          Property          CRF
  53.03            1   4245 South Cooper                                  Property          CRF
  53.04            1   7927 FM 1960                                       Property          CRF
  53.05            1   6808 Hornwood Dr                                   Property          CRF
     54            1   Interlochen Village                                Loan              CRF
     55            2   Plaza Apartments                                   Loan              CRF
     56            2   PKL Multifamily Portfolio                          Loan              CRF
  56.01            2   Heritage Park Apartments                           Property          CRF
  56.02            2   North Road Townhomes                               Property          CRF
  56.03            2   Countryshire Townhomes                             Property          CRF
  56.04            2   Crystal Commons                                    Property          CRF
  56.05            2   Heritage Park Townhomes                            Property          CRF
     57            2   Eagles Landing Apartments                          Loan              CRF
     58            1   Calabasas Self Storage                             Loan              CRF
     59            1   Corsica Square                                     Loan              Key
     60            1   Federal Way Crossings II                           Loan              MLML
     61            1   Casino Self Storage - Moorpark                     Loan              MLML
     62            1   El Pueblito Shopping Center                        Loan              MLML
     63            1   Bennett's Creek Crossing                           Loan              MLML
     64            1   Independence Park Drive MOB I & III                Loan              Key
     65            1   Deer Valley Square                                 Loan              CRF
     66            2   Sterling MHP                                       Loan              CRF
     67            1   Harris Industrial                                  Loan              CRF
     68            2   Edge Lake Apartments                               Loan              CRF
     69            1   Holiday Inn Buffalo Niagra International Airport   Loan              CRF
     70            2   Brooklyn Apartments                                Loan              CRF
     71            1   ShopKo Sandy, UT                                   Loan              Key
     72            1   Oxnard Self Storage                                Loan              Key
     73            1   Bank of Everett Tower                              Loan              CRF
     74            1   ShopKo Boise, ID                                   Loan              Key
     75            2   Airway MHP                                         Loan              CRF
     76            1   198 & 200 Main Street                              Loan              MLML
     77            1   Storage 2000 - Stafford                            Loan              CRF
     78            1   Douglasville Day Center                            Loan              CRF
     79            1   Walgreens - Tarzana                                Loan              CRF
     80            1   Bandera Trails Center                              Loan              CRF
     81            2   Bennington Woods Apartments                        Loan              CRF
     82            1   Panevino Italian Restaurant & Delicatessen         Loan              Key
     83            1   Madison Self Storage Brookhaven                    Loan              CRF
     84            1   Storage 2000 - Spotsylvania                        Loan              CRF
     85            2   Cumberland Green Apartments                        Loan              Key
     86            1   Cotter Voss Building                               Loan              CRF
     87            2   Sevilla Apartments                                 Loan              CRF
     88            2   Pine Court Apartments III                          Loan              CRF
     89            1   Mooresville Town Square                            Loan              CRF
     90            1   Piano Works Building                               Loan              CRF
     91            1   Raleigh Eastgate Shopping Center                   Loan              CRF
     92            2   Kingswood Apartments                               Loan              Key
     93            1   JoAnn's Center                                     Loan              CRF
     94            1   Staybridge Suites - Brownsville                    Loan              CRF
     95            1   Grandview Plaza                                    Loan              CRF
     96            1   Walgreens - Folsom                                 Loan              CRF
     97            1   Luxe at Mayfield Apartments                        Loan              Key
     98            1   Blue Family Holdings                               Loan              Key
     99            2   Timbercreek Apartments                             Loan              Key
    100            1   HK Systems                                         Loan              CRF
    101            1   Pomona Shopping Center                             Loan              CRF
    102            2   1570 Oak Avenue                                    Loan              CRF
    103            2   Regency Apartments - Carson City                   Loan              CRF
    104            1   Sequoia Plaza Simi Valley                          Loan              CRF
    105            2   Turtle Cove Apartments                             Loan              CRF
    106            1   CitiCentre Office Building                         Loan              CRF
    107            1   School Street Retail                               Loan              CRF
    108            1   221 North Brand Boulevard                          Loan              CRF
    109            1   535 N. Wilmot                                      Loan              CRF
    110            2   Emerick Manor Apartments                           Loan              CRF
    111            1   Best Buy                                           Loan              CRF
    112            1   Main Street Retail                                 Loan              CRF
 112.01            1   2802 Main Street Retail                            Property          CRF
 112.02            1   11732 Pico Blvd.                                   Property          CRF
 112.03            1   2522 Main Street Retail                            Property          CRF
    113            1   925 Broadbeck Drive                                Loan              CRF
    114            1   A Alpha Mini Storage                               Loan              Key
    115            2   Hunter's Ridge Apts                                Loan              CRF
    116            1   Fairfield Inn Charlotte                            Loan              CRF
    117            1   PKL Commercial Portfolio                           Loan              CRF
 117.01            1   Crystal Commons Office                             Property          CRF
 117.02            1   1901 Lac Deville Boulevard                         Property          CRF
 117.03            1   2101 Lac Deville Boulevard                         Property          CRF
 117.04            1   789 Linden Avenue                                  Property          CRF
    118            1   AEgis and Madison                                  Loan              Key
    119            1   Whitemarsh Center                                  Loan              CRF
    120            1   Ives Dairy Warehouse                               Loan              CRF
    121            1   Carson Street Retail                               Loan              CRF
    122            1   Kerr Drug - Durham                                 Loan              CRF
    123            1   Moana Lane Retail                                  Loan              CRF
    124            1   Kerr Drug - Hillsborough                           Loan              CRF
    125            1   Walgreens Stephens City                            Loan              MLML
    126            1   CVS West Hempstead                                 Loan              MLML
    127            1   3300 West Sixth Street                             Loan              MLML
    128            1   Anderson Marketplace                               Loan              CRF
    129            1   7201 South Figueroa St. Retail                     Loan              CRF
    130            1   Deer Creek Woods Buildings 4S and 7S               Loan              Key
    131            1   Security Storage - North MacArthur                 Loan              CRF
    132            1   Storage 2000 - Cayce                               Loan              CRF
    133            1   Creekstone Village Shopping Center                 Loan              MLML
    134            1   Canyon Plaza                                       Loan              CRF
    135            1   Shops at Vista del Bosque                          Loan              CRF
    136            1   Turner Plaza                                       Loan              CRF
    137            1   Dorothy St Apts                                    Loan              CRF
    138            1   2247 North Milwaukee                               Loan              CRF
    139            1   Las Vegas Watersports                              Loan              Key
    140            1   Alton Professional Center                          Loan              Key
    141            1   Walgreens - Long Beach                             Loan              CRF
    142            1   1610 Montana Ave Retail                            Loan              CRF
    143            1   Bissonnet Retail Center                            Loan              CRF
    144            1   Auto Zone and Buckner Strip                        Loan              Key
    145            1   Lakepointe Office                                  Loan              CRF
    146            1   Paramount Self Storage                             Loan              Key
    147            1   7401 Bush Lake Road                                Loan              CRF
    148            2   Woodview Apartments                                Loan              Key
    149            1   FedEx Moline                                       Loan              CRF
    150            1   Security Storage - Edmond                          Loan              CRF
    151            2   Orizaba Avenue Apartments                          Loan              CRF
    152            2   1544 Placentia Ave. Apts.                          Loan              CRF
    153            1   McCormick Place                                    Loan              Key
    154            1   The Pointe at Epps Bridge                          Loan              CRF
    155            1   Shops at Airport Freeway                           Loan              CRF
    156            1   Encino Retail                                      Loan              CRF
    157            1   St. Stephens Square Shopping Center                Loan              Key
    158            1   Security Storage -South Penn                       Loan              CRF
    159            2   South Land Park Apts                               Loan              CRF
    160            2   586 Hart St.                                       Loan              CRF
    161            1   7111 & 7119 Indiana Ave.                           Loan              CRF
    162            1   Woodruff Gallery                                   Loan              Key
    163            1   Security Storage - Norman                          Loan              CRF
    164            1   2400 Bissonnet                                     Loan              CRF
    165            2   Blackstone 222                                     Loan              CRF
    166            1   Security Storage - Memorial @ Santa Fe             Loan              CRF
    167            1   Security Storage - North Penn                      Loan              CRF
    168            1   Townsgate Shopping Center                          Loan              CRF
    169            1   Providence Plaza Retail                            Loan              CRF
    170            1   Silverado Ranch Retail                             Loan              CRF
    171            2   Swansonian Apartments                              Loan              CRF
    172            1   Pinnacle Park Plaza                                Loan              CRF
    173            1   1515 Walsh Ave Industrial                          Loan              CRF
    174            1   Riverdale Retail                                   Loan              CRF
    175            1   Sigmon Commons Retail                              Loan              CRF
    176            1   Lowes Ground Lease                                 Loan              CRF
    177            1   Cobblestone Square                                 Loan              CRF
    178            1   Kimmel Shoppes                                     Loan              CRF
    179            1   PetCo - Modesto                                    Loan              CRF
    180            2   Skyridge MHP                                       Loan              CRF
    181            1   Boca Raton Athletic Club Plaza                     Loan              CRF
    182            1   Commerce Park Center                               Loan              CRF
    183            1   Apublix Self Storage                               Loan              CRF
    184            1   Winder Georgia Retail                              Loan              CRF
    185            2   Clifton Mobile Manor                               Loan              CRF
    186            1   Lake Sahara Office Building                        Loan              Key
    187            1   Jewel Plaza                                        Loan              CRF
    188            1   Midtown Phoenix Shopping Center                    Loan              CRF
    189            1   6620 Somerset Blvd Retail                          Loan              CRF
    190            2   El Camba MCH                                       Loan              CRF
    191            1   Action Apartments                                  Loan              CRF
    192            1   Trenton Crossroads                                 Loan              CRF
    193            2   Saticoy Street Apartments                          Loan              CRF
    194            1   420 Lake Cook Rd Office                            Loan              CRF
    195            1   Machesney Park                                     Loan              CRF
    196            1   Keller Parkway Office                              Loan              CRF
    197            2   Marengo Apartments                                 Loan              CRF
    198            2   360 Franklin Ave.                                  Loan              CRF
    199            1   1400 Edgewater Apartments                          Loan              CRF
    200            1   Wilson Plaza Conroe                                Loan              CRF
    201            2   Twin Oaks                                          Loan              CRF
    202            1   Wallace Medical Office                             Loan              CRF
    203            2   Bear Creek Villas                                  Loan              CRF
    204            1   State Farm Building                                Loan              CRF
    205            1   Gateway Office Plaza                               Loan              CRF
    206            1   Crossover Mini Storage                             Loan              CRF
    207            1   Packwood Creek Inline Retail                       Loan              CRF
    208            1   Northbrooke Business Park                          Loan              CRF
    209            2   Red Curb - 1558 & 1643 206th                       Loan              CRF
    210            2   1607 Greenfield Apts                               Loan              CRF
    211            1   2517 Santa Fe Industrial                           Loan              CRF
    212            1   Alamitos Plaza                                     Loan              CRF
    213            2   174 Russell Street                                 Loan              CRF
    214            2   Red Curb - 1527 204th                              Loan              CRF
    215            2   Red Curb - 219th                                   Loan              CRF
    216            2   Batavia Apartments                                 Loan              CRF
    217            2   Red Curb - 1531 204th                              Loan              CRF
    218            2   1605 West Torrance Boulevard                       Loan              CRF

          Property
Loan #    Type                   Street Address                                                 City
-------   --------------------   ------------------------------------------------------------   --------------------
      1   Multifamily            Various                                                        Various
   1.01   Multifamily            15754 Northwest 7th Avenue                                     Miami
   1.02   Multifamily            15385 Southwest 73rd Terrace Circle                            Miami
   1.03   Multifamily            17825-18985 Thelma Avenue                                      Jupiter
   1.04   Multifamily            17940 NW 67th Avenue                                           Hialeah
   1.05   Multifamily            10509 SW 216th Street                                          Cutler Bay
   1.06   Multifamily            3829 Redan Road                                                Decatur
   1.07   Multifamily            2390 Woodglen Drive                                            Indianapolis
   1.08   Multifamily            5520 Collins Road                                              Jacksonville
   1.09   Multifamily            1228 Southeast Astorwood Place                                 Stuart
    1.1   Multifamily            7693 Alicia Lane                                               Sarasota
   1.11   Multifamily            11750 Alden Road                                               Jacksonville
   1.12   Multifamily            2729 Ridgewood Drive                                           Elkhart
   1.13   Multifamily            5161 Jaczko Lane                                               West Palm Beach
   1.14   Multifamily            6804 Parkway Drive                                             Douglasville
   1.15   Multifamily            5421 Covington Highway                                         Decatur
   1.16   Multifamily            715-A Clearview Drive                                          Greenwood
   1.17   Multifamily            480 Lancaster Pike                                             Circleville
   1.18   Multifamily            135 Fern Hollow Road                                           Coraopolis
   1.19   Multifamily            180 Codell Drive                                               Lexington
    1.2   Multifamily            1116 N Tennessee Street                                        Cartersville
   1.21   Multifamily            1769 Shadetree Way                                             Palm Springs
   1.22   Multifamily            5984 Heathmore Drive                                           Indianapolis
   1.23   Multifamily            5239 Harvestwood Lane                                          Gahanna
   1.24   Multifamily            3616 Hogans Run Road                                           Columbus
   1.25   Multifamily            112 Mocking Bird Court                                         Pickerington
   1.26   Multifamily            4151 Amston Drive                                              Dayton
   1.27   Multifamily            108 Waterbury Court                                            Westland
   1.28   Multifamily            15025 Pine Meadows Drive                                       Fort Myers
   1.29   Multifamily            11023 Elmtree Park Drive                                       Indianapolis
    1.3   Multifamily            100 Sherbrook Court                                            Wexford
   1.31   Multifamily            13809 Heronwood Lane SW                                        Fort Myers
   1.32   Multifamily            13971 Windrush Court                                           Fort Myers
   1.33   Multifamily            1056 Mindy Lane                                                Wooster
   1.34   Multifamily            3520 Washington Pike                                           Bridgeville
   1.35   Multifamily            1500 Monument Road                                             Jacksonville
   1.36   Multifamily            2900 Reidville Road                                            Spartanburg
   1.37   Multifamily            105 Trace Terrace                                              Stone Mountain
   1.38   Multifamily            6290 Berryhill Road                                            Milton
   1.39   Multifamily            200 Hospital Drive                                             Crestview
    1.4   Multifamily            121 Covington Avenue                                           Thomasville
   1.41   Multifamily            4140 Mt.Carmel Tobasco Road                                    Cincinnati
   1.42   Multifamily            6001 Barley Avenue                                             Louisville
   1.43   Multifamily            101 Tree Glen Way                                              Dayton
   1.44   Multifamily            1248 Warble Drive                                              Columbus
   1.45   Multifamily            101 Fister Court                                               Augusta
   1.46   Multifamily            611 Mt. Homer Road                                             Eustis
   1.47   Multifamily            1500 Spring Gate Drive                                         Panama City
   1.48   Multifamily            101 Woodcrest Circle                                           Warner Robins
   1.49   Multifamily            101 Iris Glen Drive SE                                         Conyers
    1.5   Multifamily            1100 Lakeshore Drive                                           Ft. Oglethorpe
   1.51   Multifamily            1 Ashgrove Court                                               Franklin
   1.52   Multifamily            6815 Waters Avenue                                             Savannah
   1.53   Multifamily            104 Springbrook Court                                          Anderson
   1.54   Multifamily            2413 South Green River Road                                    Evansville
   1.55   Multifamily            3580 Lindendale Drive                                          Columbus
   1.56   Multifamily            500 North Lexington-Springmill Road                            Mansfield
   1.57   Multifamily            1200 Northeast 30th Avenue                                     Ocala
   1.58   Multifamily            1017 South Main Street                                         Bowling Green
   1.59   Multifamily            127 Havanna Avenue                                             Waycross
    1.6   Multifamily            4151 Amston Drive                                              Dayton
   1.61   Multifamily            1375 College Station Road                                      Athens
   1.62   Multifamily            710 Eureka Springs Drive                                       Lexington
   1.63   Multifamily            2567 Hudson Drive                                              Cuyahoga Falls
   1.64   Multifamily            4070 Leap Road                                                 Hilliard
   1.65   Multifamily            310 Midland Boulevard                                          Shelbyville
   1.66   Multifamily            901 Princeton Road                                             Madisonville
   1.67   Multifamily            110 Cedargate Court                                            Michigan City
   1.68   Multifamily            120 Lonnie Lane                                                Americus
   1.69   Multifamily            103 Princeton Court                                            Evansville
    1.7   Multifamily            10431 SE 49th Court                                            Belleview
   1.71   Multifamily            2306 Granite Drive                                             Lebanon
   1.72   Multifamily            1100 Taywood Drive                                             Englewood
   1.73   Multifamily            20 Hartwick Drive                                              Tipton
      2   Manufactured Housing   Various                                                        Various
      2   Manufactured Housing   Various                                                        Various
      2   Manufactured Housing   Various                                                        Various
  2.001   Manufactured Housing   14001 Beach Boulevard                                          Jacksonville
  2.002   Manufactured Housing   8403 Millinockett Lane                                         Orlando
  2.003   Manufactured Housing   10960 Beach Boulevard                                          Jacksonville
  2.004   Manufactured Housing   13000 SW 5th Court                                             Davie
  2.005   Manufactured Housing   4750 Siesta Lago Drive                                         Kissimmee
  2.006   Manufactured Housing   696 Tara Road                                                  Jonesboro
  2.007   Manufactured Housing   655 North Highway 89                                           North Salt Lake
  2.008   Manufactured Housing   6500 East 88th Avenue                                          Henderson
  2.009   Manufactured Housing   2500 East Harmony Road                                         Fort Collins
   2.01   Manufactured Housing   1661 Powder Springs Road                                       Marietta
  2.011   Manufactured Housing   1800 Alpine Drive                                              Apopka
  2.012   Manufactured Housing   5100 South 1300 East                                           Salt Lake City
  2.013   Manufactured Housing   6359 Bells Ferry Road                                          Acworth
  2.014   Manufactured Housing   302 Fillmore Street                                            Naples
  2.015   Manufactured Housing   14470 East 13th Avenue                                         Aurora
  2.016   Manufactured Housing   225 Club Drive                                                 Fairburn
  2.017   Manufactured Housing   11352 South Crescentwood Drive                                 Sandy
  2.018   Manufactured Housing   100 Castle Club Drive                                          Stone Mountain
  2.019   Manufactured Housing   7330 Lands End Lane                                            Liverpool
   2.02   Manufactured Housing   1240 North Cowan Avenue                                        Lewisville
  2.021   Manufactured Housing   2800 Hampton Park Drive                                        West Valley City
  2.022   Manufactured Housing   8000 Highway 85                                                Riverdale
  2.023   Manufactured Housing   5709 Buffaloe Road                                             Raleigh
  2.024   Manufactured Housing   31 Regina Drive                                                Bloomingburg
  2.025   Manufactured Housing   420 Pittsburg Landing                                          Summerville
  2.026   Manufactured Housing   8401 East Saddlebrook Drive                                    North Charleston
  2.027   Manufactured Housing   3600 East 88th Avenue                                          Thornton
  2.028   Manufactured Housing   17190 Mount Vernon Road                                        Golden
  2.029   Manufactured Housing   100 Plantation Hill Road                                       Mableton
   2.03   Manufactured Housing   1100 Greenvale Road                                            Raleigh
  2.031   Manufactured Housing   8400 South 4000 West                                           West Jordan
  2.032   Manufactured Housing   2700 C Street                                                  Greeley
  2.033   Manufactured Housing   5406 Torrey Road                                               Flint
  2.034   Manufactured Housing   5 Springdale Drive                                             Belton
  2.035   Manufactured Housing   14900 Lasater Road                                             Dallas
  2.036   Manufactured Housing   2515 Cumberland Road                                           Grand Forks
  2.037   Manufactured Housing   1000 Coyote Trail                                              Las Cruces
  2.038   Manufactured Housing   2880 Cobb Parkway North                                        Kennesaw
  2.039   Manufactured Housing   2600 North Hill Field                                          Layton
   2.04   Manufactured Housing   4100 N US Highway 29                                           Greensboro
  2.041   Manufactured Housing   148 Broadmore                                                  Goshen
  2.042   Manufactured Housing   4000 Southwest 47th Street                                     Gainesville
  2.043   Manufactured Housing   5902 Ayers Street                                              Corpus Christi
  2.044   Manufactured Housing   5309 Highway 75 North                                          Sioux City
  2.045   Manufactured Housing   5515 118th Street                                              Jacksonville
  2.046   Manufactured Housing   1232 West Rock River Road                                      West Valley City
  2.047   Manufactured Housing   3323 Iowa Street                                               Lawrence
  2.048   Manufactured Housing   4937 Stuart Road                                               Denton
  2.049   Manufactured Housing   4515 34th Street                                               Moline
   2.05   Manufactured Housing   7631 Dallas Highway                                            Douglasville
  2.051   Manufactured Housing   5100 South 1050 West                                           Riverdale
  2.052   Manufactured Housing   9 Pinetree Road                                                Lawrenceville
  2.053   Manufactured Housing   4255 Smokecreek Parkway                                        Snellville
  2.054   Manufactured Housing   700 35th Street                                                Marion
  2.055   Manufactured Housing   1081 Easton Road                                               Danboro
  2.056   Manufactured Housing   3000 Tuttle Creek Boulevard                                    Manhattan
  2.057   Manufactured Housing   2491 North Highway 89                                          Pleasant View
  2.058   Manufactured Housing   6812 Randol Mill Road                                          Fort Worth
  2.059   Manufactured Housing   435 North 35th Avenue                                          Greeley
   2.06   Manufactured Housing   1960 Pedalers Pond Boulevard                                   Lake Wales
  2.061   Manufactured Housing   3308 South East 89th Street                                    Oklahoma City
  2.062   Manufactured Housing   1101 Hickory Boulevard                                         Altoona
  2.063   Manufactured Housing   8460 West Sunset Hills Drive                                   Magna
  2.064   Manufactured Housing   36 Hopf Drive                                                  Nanuet
  2.065   Manufactured Housing   7400 Twin Parks Drive                                          Arlington
  2.066   Manufactured Housing   4441 Highway 162                                               Pontoon Beach
  2.067   Manufactured Housing   1219 West 450 North                                            Clearfield
  2.068   Manufactured Housing   3000 Stony Brook Drive                                         Raleigh
  2.069   Manufactured Housing   2011 West Wilden Avenue                                        Goshen
   2.07   Manufactured Housing   5250 West 53rd Avenue                                          Arvada
  2.071   Manufactured Housing   1708 Bunker Hill Lane                                          Lewisville
  2.072   Manufactured Housing   1201 County Road 15                                            Elkhart
  2.073   Manufactured Housing   1450 North Washington Boulevard                                Ogden
  2.074   Manufactured Housing   7301 Buttonwood                                                Kansas City
  2.075   Manufactured Housing   1520 Atokad Drive                                              South Sioux City
  2.076   Manufactured Housing   8155 Redwood Road                                              West Jordan
  2.077   Manufactured Housing   617 Holfords Prairie                                           Lewisville
  2.078   Manufactured Housing   5535 Dysart Road                                               Waterloo
  2.079   Manufactured Housing   1512 Highway 54 West                                           Fayetteville
   2.08   Manufactured Housing   18 Williams Street                                             Taylor
  2.081   Manufactured Housing   3211 West Division Street                                      Arlington
  2.082   Manufactured Housing   2025 East Jemez Road                                           Los Alamos
  2.083   Manufactured Housing   855 East Mishawaka Road                                        Elkhart
  2.084   Manufactured Housing   100 Apollo Drive                                               Fayetteville
  2.085   Manufactured Housing   4500 14th Street                                               Plano
  2.086   Manufactured Housing   1875 Osolo Road                                                Elkhart
  2.087   Manufactured Housing   1751 West Hadley                                               Las Cruces
  2.088   Manufactured Housing   301 Alpine Lane                                                Crowley
  2.089   Manufactured Housing   802 E. County Line Road Lot 259                                Des Moines
   2.09   Manufactured Housing   4100 Southeast Adams                                           Topeka
  2.091   Manufactured Housing   2510 Highway 175N                                              Seagoville
  2.092   Manufactured Housing   601 El Camino Road                                             Gillette
  2.093   Manufactured Housing   433 East 980 North                                             Ogden
  2.094   Manufactured Housing   7171 West 60th Street                                          Davenport
  2.095   Manufactured Housing   4001 Peru Road                                                 Dubuque
  2.096   Manufactured Housing   2507 214th Street North                                        Port Byron
  2.097   Manufactured Housing   183 Pitcher Road                                               Queensbury
  2.098   Manufactured Housing   903 South Main Street                                          Hutchins
  2.099   Manufactured Housing   5305 North Sheridan                                            Arvada
    2.1   Manufactured Housing   18-5 Cherry Street                                             Port Jervis
  2.101   Manufactured Housing   2036 1st Avenue                                                Greeley
  2.102   Manufactured Housing   4930 North Dittmer Street                                      Davenport
  2.103   Manufactured Housing   106 Havenwood Drive                                            Pompano Beach
  2.104   Manufactured Housing   11819 North College Avenue                                     Kansas City
  2.105   Manufactured Housing   4201 Windsor Place                                             Des Moines
  2.106   Manufactured Housing   99 East Green Pines Drive                                      Tooele
  2.107   Manufactured Housing   246 Wonderland Drive                                           Alton
  2.108   Manufactured Housing   6301 Old Brownsville Road                                      Corpus Christi
  2.109   Manufactured Housing   301 South Coppell Road                                         Coppell
   2.11   Manufactured Housing   1900 Northwest Lyman Road                                      Topeka
  2.111   Manufactured Housing   33550 East Highway 96                                          Pueblo
  2.112   Manufactured Housing   3290 North Martha Street                                       Sioux City
  2.113   Manufactured Housing   7148 West Arabian Way                                          West Valley City
  2.114   Manufactured Housing   8401 NW 13th Street                                            Gainesville
  2.115   Manufactured Housing   5112 North Fairmount Avenue                                    Davenport
  2.116   Manufactured Housing   1 Mark Lane                                                    Honey Brook
  2.117   Manufactured Housing   724 Creek Ridge Road                                           Greensboro
  2.118   Manufactured Housing   200 Early Road                                                 Columbia
  2.119   Manufactured Housing   6250 North Federal Boulevard                                   Denver
   2.12   Manufactured Housing   3475 Goldenrod Road                                            Orlando
  2.121   Manufactured Housing   12400 Rojas Drive                                              El Paso
  2.122   Manufactured Housing   4105 Garfield Avenue                                           Loveland
  2.123   Manufactured Housing   600 Glen Vista Drive                                           Keller
  2.124   Manufactured Housing   2525 Shiloh Road                                               Tyler
  2.125   Manufactured Housing   1322 South Belt Line Road                                      Dallas
  2.126   Manufactured Housing   9380 103rd Street                                              Jacksonville
  2.127   Manufactured Housing   200 Bass Circle                                                Winter Haven
  2.128   Manufactured Housing   2221 South Prairie Avenue                                      Pueblo
  2.129   Manufactured Housing   100 Sara Lane                                                  Huntsville
   2.13   Manufactured Housing   3096 Camelot Drive                                             Flint
  2.131   Manufactured Housing   1713 West US Highway 50                                        O'Fallon
  2.132   Manufactured Housing   1335 Dynamic Drive                                             DeSoto
  2.133   Manufactured Housing   3400 South Greeley Hwy                                         Cheyenne
  2.134   Manufactured Housing   4820 West Oakridge Road                                        Orlando
  2.135   Manufactured Housing   1901 W. Shady Grove Road                                       Springdale
  2.136   Manufactured Housing   272 Nicole Lane                                                Somerset
  2.137   Manufactured Housing   1023 Lakes Drive                                               Royse City
  2.138   Manufactured Housing   9717 NW 10th Street                                            Oklahoma City
  2.139   Manufactured Housing   14647 Lasater Road                                             Dallas
   2.14   Manufactured Housing   1834 Gretchen Drive SW                                         Cedar Rapids
  2.141   Manufactured Housing   102 Frieden Manor                                              Schuylkill Haven
  2.142   Manufactured Housing   4003 Birch Drive                                               Imperial
  2.143   Manufactured Housing   16 East Maruca Drive                                           Greensburg
  2.144   Manufactured Housing   6500 Privette Road                                             Wendell
  2.145   Manufactured Housing   124 East Yates Circle                                          Aledo
  2.146   Manufactured Housing   158 Fillmore Street                                            Grand Forks
  2.147   Manufactured Housing   5418 Country Club Road                                         Greensboro
  2.148   Manufactured Housing   1550 North Main Street                                         Mansfield
  2.149   Manufactured Housing   1129 East Parkerville Road                                     DeSoto
   2.15   Manufactured Housing   7915 103rd Street                                              Jacksonville
  2.151   Manufactured Housing   1915 West MacArthur Road                                       Wichita
  2.152   Manufactured Housing   1 East Avenue                                                  Washingtonville
  2.153   Manufactured Housing   202 Skyline Drive                                              Berwick
  2.154   Manufactured Housing   3201 West Echeta Road                                          Gillette
  2.155   Manufactured Housing   5000 Red Creek Springs Road                                    Pueblo
  2.156   Manufactured Housing   7901 South Council Road                                        Oklahoma City
  2.157   Manufactured Housing   3232 South Clifton                                             Wichita
  2.158   Manufactured Housing   11300 US Highway 271                                           Tyler
  2.159   Manufactured Housing   14222 Lasater Road                                             Dallas
   2.16   Manufactured Housing   550 Ruby Road                                                  Coppell
  2.161   Manufactured Housing   3461 Bankhead Hwy                                              Douglasville
  2.162   Manufactured Housing   2458 North 9th Street                                          Laramie
  2.163   Manufactured Housing   1508 Dickerson Road                                            Nashville
  2.164   Manufactured Housing   300 East Prosser Road                                          Cheyenne
  2.165   Manufactured Housing   8057 Birchwood Drive                                           Birch Run
  2.166   Manufactured Housing   2390 West Moore Avenue                                         Terrell
  2.167   Manufactured Housing   517 East Trilby Road                                           Fort Collins
  2.168   Manufactured Housing   900 Century Drive                                              Ogden
  2.169   Manufactured Housing   901 East Young Avenue                                          Temple
   2.17   Manufactured Housing   20 Florida Street                                              Connelly
  2.171   Manufactured Housing   1501 South Hampton Road                                        DeSoto
  2.172   Manufactured Housing   5900 SE 48th Street                                            Oklahoma City
  2.173   Manufactured Housing   100 South Belt Line Road                                       Dallas
  2.174   Manufactured Housing   5712 Martin Street                                             Fort Worth
  2.175   Manufactured Housing   118 1st Street                                                 Avoca
  2.176   Manufactured Housing   2001 South MacArthur Boulevard                                 Oklahoma City
  2.177   Manufactured Housing   13965 Skyfrost Lane                                            Dallas
  2.178   Manufactured Housing   4440 Tuttle Creek Boulevard                                    Manhattan
  2.179   Manufactured Housing   One Sequoia Drive                                              Casper
   2.18   Manufactured Housing   4480 S. Meridian                                               Wichita
  2.181   Manufactured Housing   730 Allen Road                                                 Manhattan
  2.182   Manufactured Housing   3700 East Sourwood Drive                                       Browns Summit
  2.183   Manufactured Housing   50 Mollie Drive                                                Ephrata
  2.184   Manufactured Housing   845 Barton Road                                                Pocatello
  2.185   Manufactured Housing   3291 Bankhead Hwy                                              Lithia Springs
  2.186   Manufactured Housing   2901 West Ridge Pike                                           Norristown
  2.187   Manufactured Housing   1341 Dickerson Pike                                            Goodlettsville
  2.188   Manufactured Housing   13501 SE 29th Street                                           Choctaw
  2.189   Manufactured Housing   6601 Grissom Road                                              Denton
   2.19   Manufactured Housing   351 North Forest                                               Casper
  2.191   Manufactured Housing   11325 140th Street                                             Davenport
  2.192   Manufactured Housing   35 San Aymores Court                                           Fenton
  2.193   Manufactured Housing   2305 E. 19th Street North                                      Newton
  2.194   Manufactured Housing   420 North Street                                               Lawrence
  2.195   Manufactured Housing   501 East 63rd Street N                                         Park City
  2.196   Manufactured Housing   1661 West Republic                                             Salina
  2.197   Manufactured Housing   5429 Parker Henderson Road                                     Fort Worth
  2.198   Manufactured Housing   1000 Reservation Road                                          Hays
  2.199   Manufactured Housing   4901 South Douglas Highway                                     Gillette
    2.2   Manufactured Housing   2760 Robertson Road                                            Casper
  2.201   Manufactured Housing   2323 East 6th Avenue                                           Stillwater
  2.202   Manufactured Housing   6791 Highway 2                                                 Commerce City
  2.203   Manufactured Housing   2575 West 6th Street                                           Fayetteville
  2.204   Manufactured Housing   4800 West Four Ridge Road                                      House Springs
  2.205   Manufactured Housing   9355 Sundown Road                                              Oklahoma City
  2.206   Manufactured Housing   9919 Hwy 78                                                    Ladson
  2.207   Manufactured Housing   275 Upper Riverdale Road                                       Riverdale
  2.208   Manufactured Housing   4317 Clemence Street                                           Gillette
  2.209   Manufactured Housing   1550 Yellowstone Avenue                                        Pocatello
   2.21   Manufactured Housing   101 North Michigan                                             Lawrence
  2.211   Manufactured Housing   7701 Brighton Boulevard                                        Commerce City
  2.212   Manufactured Housing   5909 South Wilkerson Road                                      Fayetteville
  2.213   Manufactured Housing   301 Modene Street                                              Seagoville
  2.214   Manufactured Housing   2402 Highway 175N                                              Seagoville
  2.215   Manufactured Housing   2200 Harper Street                                             Lawrence
  2.216   Manufactured Housing   1735 Northwest Lyman Road                                      Topeka
  2.217   Manufactured Housing   15250 Kleberg Road                                             Dallas
  2.218   Manufactured Housing   5570 Connie Jean Road                                          Jacksonville
  2.219   Manufactured Housing   4600 Old Blue Circle                                           Fort Worth
   2.22   Manufactured Housing   702 S Clarkwood Road                                           Corpus Christi
  2.221   Manufactured Housing   6020 Fort Jenkins Lane                                         Bloomsburg
  2.222   Manufactured Housing   501 East 63rd Street North                                     Wichita
  2.223   Manufactured Housing   7122 West Bendixon Drive                                       West Valley City
  2.224   Manufactured Housing   649 North Franklin Street                                      Chambersburg
  2.225   Manufactured Housing   3400 NNE Loop 323                                              Tyler
  2.226   Manufactured Housing   1735 West 3150 South                                           West Valley City
  2.227   Manufactured Housing   214 Jones Road                                                 Saratoga Springs
  2.228   Manufactured Housing   350 North Forest Drive                                         Casper
  2.229   Manufactured Housing   2334 McCann Avenue                                             Cheyenne
   2.23   Manufactured Housing   402 Villa Drive                                                Stillwater
  2.231   Manufactured Housing   4960 South Seneca                                              Wichita
  2.232   Manufactured Housing   5368 Philadelphia Avenue                                       Chambersburg
  2.233   Manufactured Housing   5225 South Orange Blossom Trail                                Orlando
  2.234   Manufactured Housing   29 Oakwood Lane                                                Tunkhannock
  2.235   Manufactured Housing   75 Synder Lane                                                 Ephrata
  2.236   Manufactured Housing   2716 West Delmar Avenue                                        Godfrey
  2.237   Manufactured Housing   745 Cedar Drive                                                Salina
  2.238   Manufactured Housing   800 Eastgate                                                   Stillwater
  2.239   Manufactured Housing   71 Vogel Circle                                                Arnold
   2.24   Manufactured Housing   5306 Rita Kay Lane                                             Fort Worth
  2.241   Manufactured Housing   3650 Harvey Place                                              Casper
  2.242   Manufactured Housing   201 Rockview Lane                                              Arnold
  2.243   Manufactured Housing   1319 West Cloud Street                                         Salina
  2.244   Manufactured Housing   4449 Burlington Road                                           Greensboro
  2.245   Manufactured Housing   1400 Old Sivells Bend Road                                     Gainesville
  2.246   Manufactured Housing   1824 South Chester                                             Stillwater
  2.247   Manufactured Housing   924 North Elmira Street                                        Sayre
  2.248   Manufactured Housing   2 Erica Circle                                                 Honey Brook
  2.249   Manufactured Housing   5701 Martin Street                                             Fort Worth
   2.25   Manufactured Housing   500 East 50th Street South                                     Wichita
  2.251   Manufactured Housing   1601 EFM 1417                                                  Sherman
  2.252   Manufactured Housing   191 Pine Haven Circle                                          Blossvale
  2.253   Manufactured Housing   358 Chambers Road                                              Horseheads
  2.254   Manufactured Housing   37 Mountaintop Lane                                            Narvon
  2.255   Manufactured Housing   905 East 3rd Avenue                                            Coal Valley
  2.256   Manufactured Housing   5429 Wilbarger Street                                          Fort Worth
  2.257   Manufactured Housing   2607 Highway 175N                                              Seagoville
  2.258   Manufactured Housing   4420 SW 61st Street                                            Topeka
  2.259   Manufactured Housing   5000 Hilltop-Needmore Road                                     Fuquay-Varina
   2.26   Manufactured Housing   1400 East Kay Street                                           Haysville
  2.261   Manufactured Housing   15 Old State Road                                              Jonestown
  2.262   Manufactured Housing   5600 Texoma Parkway                                            Sherman
  2.263   Manufactured Housing   Wolcott Hollow Road & Route 220                                Athens
  2.264   Manufactured Housing   1928 East 47th Street South                                    Wichita
  2.265   Manufactured Housing   3847 Quarterhorse Road                                         House Springs
  2.266   Manufactured Housing   1619 North Douglas Boulevard                                   Midwest City
  2.267   Manufactured Housing   910 North Oakview Drive                                        Midwest City
  2.268   Manufactured Housing   4625 South Seneca                                              Wichita
  2.269   Manufactured Housing   4437 Sycamore Grove Road                                       Chambersburg
   2.27   Manufactured Housing   530 North US Highway 77                                        Douglass
  2.271   Manufactured Housing   2111 Richardson Road                                           Arnold
  2.272   Manufactured Housing   779 Route 9                                                    Gansevoort
  2.273   Manufactured Housing   1909 South Anna                                                Wichita
  2.274   Manufactured Housing   1010 West 44th Street South                                    Wichita
      3   Office                 Various                                                        Various
   3.01   Office                 8100 & 8140 Ward Parkway                                       Kansas City
   3.02   Office                 903 East 104th Street                                          Kansas City
   3.03   Office                 10450 Holmes Road                                              Kansas City
   3.04   Office                 6363 College Boulevard                                         Overland Park
   3.05   Office                 7301 College Boulevard                                         Overland Park
   3.06   Office                 4900-4950 College Boulevard                                    Overland Park
   3.07   Office                 10401 Holmes Road                                              Kansas City
   3.08   Office                 5000 College Boulevard                                         Overland Park
   3.09   Office                 10950 El Monte                                                 Overland Park
      4   Hospitality            9882 Santa Monica Boulevard                                    Beverly Hills
      5   Self Storage           Various                                                        Various
   5.01   Self Storage           15455 North 84th Street                                        Scottsdale
   5.02   Self Storage           2800 West Broward Boulevard                                    Fort Lauderdale
   5.03   Self Storage           1040 North Azusa Avenue                                        Covina
   5.04   Self Storage           5390 Old National Highway                                      College Park
   5.05   Self Storage           1240 East Monte Vista Ave                                      Vacaville
   5.06   Self Storage           594 Bearses Way                                                Hyannis
   5.07   Self Storage           11552 Sw Pacific Hwy                                           Tigard
   5.08   Self Storage           8221 Grapevine Hwy                                             North Richland Hills
   5.09   Self Storage           2801 Tulane Avenue                                             New Orleans
    5.1   Self Storage           1685 Gause Boulevard                                           Slidell
   5.11   Self Storage           508 North Goldenrod Road                                       Orlando
   5.12   Self Storage           495 Shrewsbury Street                                          Worcester
   5.13   Self Storage           4725 Old Gettysburg                                            Mechanicsburg
   5.14   Self Storage           5420 Grissom Road                                              San Antonio
   5.15   Self Storage           661 East Lambert Road                                          La Habra
   5.16   Self Storage           8810 Abercorn Expressway                                       Savannah
   5.17   Self Storage           10220 Old Katy Road                                            Houston
      6   Multifamily            6515 Belcrest Road                                             Hyattsville
      7   Retail                 Various                                                        Various
   7.01   Retail                 345 Pharr Road Northeast                                       Atlanta
   7.02   Retail                 1300 Atlanta Road                                              Marietta
   7.03   Retail                 5702 Highway 20                                                Cartersville
   7.04   Retail                 2701 Bouldercrest Road                                         Atlanta
   7.05   Retail                 4930 Peachtree Industrial Boulevard                            Norcross
   7.06   Retail                 514 Arnold Mill Road                                           Woodstock
   7.07   Retail                 2626 Skyview Drive                                             Lithia Springs
   7.08   Retail                 1355 Blairs Bridge Road                                        Austell
   7.09   Retail                 890 Cleveland Road                                             East Point
    7.1   Retail                 4430 Flat Shoals Road                                          Union City
   7.11   Retail                 5231 Highway 85 South                                          College Park
   7.12   Retail                 3441 Mount Zion Road                                           Stockbridge
   7.13   Retail                 3155 Camp Creek Parkway                                        East Point
   7.14   Retail                 6180 Roswell Road                                              Atlanta
   7.15   Retail                 5775 Phil Niekro Boulevard                                     Flowery Branch
   7.16   Retail                 4196 Annistown Road                                            Snellville
   7.17   Retail                 4116 Lenora Church Road                                        Snellville
   7.18   Retail                 4095 Highway 78 (Bankhead)                                     Douglasville
   7.19   Retail                 118 North Oliver Street                                        Elberton
    7.2   Retail                 635 Lindbergh Drive                                            Atlanta
   7.21   Retail                 1085 Irwin Bridge Road                                         Conyers
   7.22   Retail                 257 Buchanan Highway                                           Dallas
   7.23   Retail                 2650 Wesley Chapel Road                                        Decatur
   7.24   Retail                 180 University Avenue                                          Atlanta
   7.25   Retail                 387 Hill Street Southeast                                      Atlanta
   7.26   Retail                 5041 Snapfinger Woods Drive                                    Decatur
   7.27   Retail                 5084 Old National Highway                                      College Park
   7.28   Retail                 2100 Killian Hill Road                                         Snellville
   7.29   Retail                 2931 West Main Street                                          Dothan
    7.3   Retail                 1804 Ross Clark Circle                                         Dothan
   7.31   Retail                 1687 North Columbia Street                                     Milledgeville
   7.32   Retail                 1210 Highway 138                                               Riverdale
   7.33   Retail                 3998 Highway 42                                                Locust Grove
   7.34   Retail                 5040 Highway 5                                                 Douglasville
   7.35   Retail                 3715 Browns Bridge Road                                        Cumming
   7.36   Retail                 1570 Monroe Drive                                              Atlanta
   7.37   Retail                 2370 Delk Road                                                 Marietta
   7.38   Retail                 101 Hamilton E Holmes                                          Atlanta
   7.39   Retail                 405 Cobb Parkway                                               Marietta
    7.4   Retail                 1725 Noah's Ark Road                                           Jonesboro
   7.41   Retail                 8279 Chicago Avenue                                            Douglasville
   7.42   Retail                 104 South Highway 400                                          Cumming
   7.43   Retail                 325 Peachtree Parkway                                          Dawsonville
   7.44   Retail                 1490 Riverstone Parkway                                        Canton
   7.45   Retail                 1005 Canton Highway                                            Ball Ground
   7.46   Retail                 550 Barrett Parkway                                            Kennesaw
   7.47   Retail                 3875 North Druid Hills Road                                    Decatur
   7.48   Retail                 3649 Mt. Vernon Road                                           Gainesville
   7.49   Retail                 6741 Bells Ferry Road                                          Woodstock
    7.5   Retail                 601 East Jackson Street                                        Dublin
   7.51   Retail                 6860 Battlefield Parkway                                       Ringgold
   7.52   Retail                 2145 Powers Ferry Road                                         Marietta
   7.53   Retail                 507 Joseph E Lowery Boulevard                                  Atlanta
   7.54   Retail                 4308 North Peachtree Road                                      Chamblee
   7.55   Retail                 225 Clifton Street Southeast                                   Atlanta
   7.56   Retail                 597 Turner McCall Boulevard                                    Rome
   7.57   Retail                 1161 Ponce De Leon                                             Atlanta
   7.58   Retail                 247 Moreland Avenue                                            Atlanta
   7.59   Retail                 2671 Jefferson Street                                          Austell
    7.6   Retail                 2472 Highway 441 Northeast                                     White
   7.61   Retail                 7865 Adairsville Highway                                       Adairsville
   7.62   Retail                 800 North Main Street                                          Lafayette
      8   Office                 2901 & 2999 Douglas Boulevard                                  Roseville
          Multifamily            Various                                                        Houston
      9   Multifamily            10950 Briar Forest Drive                                       Houston
     10   Multifamily            1307 Wilcrest Drive                                            Houston
     11   Multifamily            4701 & 4804 Haverwood Lane                                     Dallas
     12   Manufactured Housing   7510 Concord Boulevard                                         Inver Grove Heights
     13   Retail                 5100-5222 Wilson Mills Road                                    Richmond Heights
     14   Retail                 355 South Highway 65                                           Lincoln
     15   Industrial             301-511 Pride Drive                                            Hammond
     16   Multifamily            9914 Military Drive West                                       San Antonio
     17   Office                 7402-7412 Hollister Avenue                                     Goleta
     18   Hospitality            743 Horizon Drive                                              Grand Junction
     19   Multifamily            2600 Chandler Drive                                            Bowling Green
     20   Retail                 701-1031 South Coast Highway 101                               Encinitas
     21   Multifamily            75 Crestmont Way                                               Greenville
     22   Retail                 18100-18500 Wedge Parkway                                      Reno
     23   Multifamily            249 Crittenden Way                                             Brighton
     24   Retail                 111 Western Avenue                                             Augusta
     25   Retail                 26811-26896 Bouquet Canyon Road                                Santa Clarita
     26   Retail                 3335 Cobb Parkway NW                                           Acworth
     27   Retail                 2805-3005 North McCarran Boulevard                             Sparks
     28   Hospitality            2000 Faraday Avenue                                            Carlsbad
     29   Industrial             500 Lansdowne Road                                             Fredericksburg
     30   Retail                 5115 Spring Mountain Road                                      Las Vegas
     31   Retail                 1133 East West Connector                                       Austell
     32   Retail                 1711, 1725, 1901, 1911 & 1931 Sheridan Boulevard               Edgewater
     33   Retail                 1410-1432 Azusa Avenue                                         West Covina
     34   Multifamily            11580 Perkins Road                                             Baton Rouge
     35   Office                 7025 Harbour View Boulevard                                    Suffolk
     36   Hospitality            159 Grand Street                                               New York
     37   Multifamily            150 Du Rhu Drive                                               Mobile
     38   Office                 Various                                                        Various
  38.01   Office                 2813 South Mayhill Road                                        Denton
  38.02   Office                 731 East Southlake Boulevard                                   Southlake
     39   Industrial             Various                                                        Various
  39.01   Industrial             N92W14701 Anthony Avenue                                       Menomonee Falls
  39.02   Industrial             208 South Rogers Lane                                          Raleigh
  39.03   Industrial             5656 Campus Parkway                                            Hazelwood
     40   Office                 22701 West 68th Terrace                                        Shawnee
     41   Retail                 2005 Broadhollow Road                                          Farmingdale
     42   Multifamily            6512 Bridge Crossing Drive                                     Indianapolis
     43   Retail                 502 West William Cannon Drive                                  Austin
     44   Retail                 7339 Six Forks Road                                            Raleigh
     45   Multifamily            14030 & 14100 Chadron Avenue                                   Hawthorne
     46   Retail                 2121 Alexander Drive                                           Durham
     47   Hospitality            3232 Olentangy River Road                                      Columbus
     48   Hospitality            468 Fore Street                                                Portland
     49   Retail                 2501-2515 White Bear Avenue                                    Maplewood
     50   Mixed Use              2201-2219 North Elston Avenue                                  Chicago
     51   Hospitality            1931 Hospitality Drive                                         Lancaster
     52   Multifamily            201 North Westmoreland Avenue                                  Los Angeles
     53   Various                Various                                                        Various
  53.01   Retail                 16000 Southwest Freeway                                        Sugar Land
  53.02   Retail                 1520 West Bay Area Boulevard                                   Houston
  53.03   Retail                 4245 South Cooper                                              Arlington
  53.04   Retail                 7927 FM 1960                                                   Houston
  53.05   Industrial             6808 Hornwood Drive                                            Houston
     54   Retail                 5270 Peachtree Parkway                                         Norcross
     55   Multifamily            3780 University Club Boulevard                                 Jacksonville
     56   Multifamily            Various                                                        Various
  56.01   Multifamily            1065-1078 Heritage Park Drive                                  Webster
  56.02   Multifamily            675-709 North Road                                             Scottsville
  56.03   Multifamily            44-83 Windway Circle                                           Ogden
  56.04   Multifamily            10-72 Crystal Commons Drive                                    Gates
  56.05   Multifamily            1030-1057 Heritage Park Drive                                  Webster
     57   Multifamily            11700 Fuqua Street                                             Houston
     58   Self Storage           4200 Shadow Hills Road                                         Calabasas Hills
     59   Retail                 Southwest 152nd Street & Southwest 157th Avenue                Miami
     60   Retail                 SWC South 348 Street & SR 161                                  Federal Way
     61   Self Storage           875 West Los Angeles Avenue                                    Moorpark
     62   Retail                 706 Grayson Highway                                            Lawrenceville
     63   Retail                 3575 Bridge Road                                               Suffolk
     64   Office                 9900 & 9930 Independence Park Drive                            Richmond
     65   Retail                 3416, 3426, 3428, 3436, 3448 and 3450 Deer Valley Road         Antioch
     66   Manufactured Housing   7 Bridge Boulevard                                             Lakeland
     67   Industrial             45,47, & 51 Northwestern Drive and 52 & 56 Kendall Pond Road   Salem and Derry
     68   Multifamily            3010 NASA Road 1                                               Seabrook
     69   Hospitality            4600 Genesee Street                                            Cheektowaga
     70   Multifamily            1001 East Jeffrey Street                                       Baltimore
     71   Retail                 2165 East 9400 South                                           Sandy
     72   Self Storage           2585 West 5th Avenue                                           Oxnard
     73   Office                 2722 Colby Avenue                                              Everett
     74   Retail                 8105 West Fairview Avenue                                      Boise
     75   Manufactured Housing   9001 South Cicero Avenue                                       Oak Lawn
     76   Office                 198 & 200 Main Street                                          Lewiston
     77   Self Storage           521 Garrisonville Road                                         Stafford
     78   Retail                 2750 Chapel Hill Road                                          Douglasville
     79   Retail                 18568 Ventura Boulevard                                        Tarzana
     80   Retail                 11868 Bandera Road                                             San Antonio
     81   Multifamily            200 Spartacus Court                                            Cary
     82   Retail                 246 Via Antonio Avenue                                         Las Vegas
     83   Self Storage           4775 Peachtree Road                                            Chamblee
     84   Self Storage           4720 Business Drive                                            Fredericksburg
     85   Multifamily            26 North Ladow Avenue                                          Millville
     86   Office                 2323 South Voss Road                                           Houston
     87   Multifamily            1501 Holleman Drive                                            College Station
     88   Multifamily            717-725 West Cary Street                                       Richmond
     89   Retail                 279-287 Williamson Rd.                                         Mooresville
     90   Mixed Use              333 and 349 West Commercial Street                             East Rochester
     91   Retail                 4011 Wake Forest Road                                          Raleigh
     92   Multifamily            3400 Joyce Lane                                                Denton
     93   Retail                 7225 & 7255 East Broadway Boulevard                            Tucson
     94   Hospitality            2900 Pablo Kisel Boulevard                                     Brownsville
     95   Retail                 5802-5858 West Camelback Road                                  Glendale
     96   Retail                 1100 Riley Street                                              Folsom
     97   Multifamily            11649 Mayfield Avenue                                          Los Angeles
     98   Mixed Use              654-658 Discovery Drive and 2806 South Memorial Parkway        Huntsville
     99   Multifamily            501 Camelot Drive                                              Spartanburg
    100   Industrial             265 South 5200 West                                            Salt Lake City
    101   Retail                 2218 - 2298 South Garey Avenue                                 Pomona
    102   Multifamily            1570 Oak Avenue                                                Evanston
    103   Multifamily            3401 Airport Road                                              Carson City
    104   Retail                 1960-1980 Sequoia Avenue                                       Simi Valley
    105   Multifamily            1600 North 9th Street                                          Midlothian
    106   Office                 290 Northwest 165th Street                                     Miami
    107   Retail                 398 Highway 51 North                                           Ridgeland
    108   Mixed Use              221 North Brand Boulevard                                      Glendale
    109   Office                 535 North Wilmot Road                                          Tucson
    110   Multifamily            4671-4681 Country Lane                                         Warrensville Heights
    111   Retail                 2101 West 41st Street                                          Sioux Falls
    112   Various                Various                                                        Various
 112.01   Mixed Use              2802 - 08 Main Street                                          Santa Monica
 112.02   Mixed Use              11732 West Pico Boulevard                                      Los Angeles
 112.03   Retail                 2522 Main Street                                               Santa Monica
    113   Mixed Use              925 Broadbeck Drive                                            Thousand Oaks
    114   Self Storage           4757 South Cobb Drive Southeast                                Smyrna
    115   Multifamily            301 Panorama Boulevard                                         Alamogordo
    116   Hospitality            7920 Arrowridge Boulevard                                      Charlotte
    117   Office                 Various                                                        Various
 117.01   Office                 2735-2775 Buffalo Road                                         Gates
 117.02   Office                 1901 Lac DeVille Boulevard                                     Brighton
 117.03   Office                 2101 Lac DeVille Boulevard                                     Brighton
 117.04   Office                 789 Linden Avenue                                              Pittsford
    118   Office                 631 Discovery Drive Northwest and 401 Wynn Drive Northwest     Huntsville
    119   Retail                 111 Jazie Drive & 107 Charlotte Road                           Savannah
    120   Industrial             20198-20268 Northeast 15th Court                               North Miami Beach
    121   Retail                 12221 Carson Street                                            Hawaiian Gardens
    122   Retail                 1812 Holloway Street                                           Durham
    123   Retail                 500 East Moana Lane                                            Reno
    124   Retail                 200 US Highway 70 East                                         Hillsborough
    125   Retail                 701 Fairfax Pike                                               Stephens City
    126   Retail                 814 Hempstead Avenue                                           West Hempstead
    127   Retail                 3300 West Sixth Street                                         Los Angeles
    128   Retail                 5020 Rhonda Road                                               Anderson
    129   Retail                 7201 South Figueroa Street                                     Los Angeles
    130   Retail                 7100 West 135th Street and 13400 Metcalf Avenue                Overland Park
    131   Self Storage           12520 North MacArthur                                          Oklahoma City
    132   Self Storage           540 Knox Abbott Drive                                          Cayce
    133   Retail                 70380 Highway 21                                               Covington
    134   Retail                 1910 Mission Avenue                                            Oceanside
    135   Retail                 9780 Coors Boulevard NW                                        Albuquerque
    136   Retail                 10060-10080 Arrow Route                                        Rancho Cucamonga
    137   Multifamily            11908 Dorothy Street                                           Los Angeles
    138   Retail                 2247 North Milwaukee                                           Chicago
    139   Mixed Use              615 West Lake Mead Parkway                                     Henderson
    140   Office                 6885 & 6865 Alton Parkway                                      Irvine
    141   Land                   600 Long Beach Boulevard                                       Long Beach
    142   Retail                 1610 Montana Avenue                                            Santa Monica
    143   Retail                 9315 Highway 6 South                                           Houston
    144   Retail                 1315 South Buckner Boulevard                                   Dallas
    145   Office                 11614 Bee Caves Road                                           Austin
    146   Self Storage           8160 East Rosecrans Avenue                                     Paramount
    147   Industrial             7401 Bush Lake Road                                            Edina
    148   Multifamily            940 North Providence Road                                      Media
    149   Industrial             4920 41st Street Court                                         Moline
    150   Self Storage           1000 North Santa Fe                                            Edmond
    151   Multifamily            6635 Orizaba Avenue                                            Long Beach
    152   Multifamily            1544 Placentia Avenue                                          Newport Beach
    153   Retail                 23250-23300 Lorain Road                                        North Olmsted
    154   Retail                 1880 Epps Bridge Parkway                                       Athens
    155   Retail                 2605 West Airport Freeway                                      Irving
    156   Retail                 15826 Ventura Boulevard                                        Encino
    157   Retail                 2306 Saint Stephens Road                                       Mobile
    158   Self Storage           9110 South Pennsylvania                                        Oklahoma City
    159   Multifamily            7198 South Land Park Drive                                     Sacramento
    160   Multifamily            586 Hart Street and 614 West 138th Street                      Brooklyn
    161   Office                 7111 & 7119 Indiana Avenue                                     Riverside
    162   Retail                 1178 Woodruff Road                                             Greenville
    163   Self Storage           1606 24th Avenue South West                                    Norman
    164   Retail                 2302-2314 Bissonnet                                            Houston
    165   Multifamily            222 Summit Avenue                                              Seattle
    166   Self Storage           13601 North Santa Fe Avenue                                    Oklahoma City
    167   Self Storage           12118 North Pennsylvania Avenue                                Oklahoma City
    168   Retail                 1438 East Los Angeles Avenue                                   Simi Valley
    169   Retail                 26615 Highway 380 East                                         Aubrey
    170   Retail                 9771 South Eastern Avenue                                      Las Vegas
    171   Multifamily            1017 East Harrison Street                                      Seattle
    172   Retail                 4390 Dallas Fort Worth Turnpike                                Dallas
    173   Industrial             1515 - 1525 Walsh Avenue                                       Santa Clara
    174   Retail                 985 West Riverdale Road                                        Riverdale
    175   Retail                 5225 Sigmon Road                                               Wilmington
    176   Land                   1202 North Berkeley Boulevard                                  Goldsboro
    177   Retail                 1025 East Ray Road                                             Chandler
    178   Retail                 632 Kimmel Road                                                Vincennes
    179   Retail                 2021 Evergreen Avenue                                          Modesto
    180   Manufactured Housing   13216 Northeast 59th Street                                    Vancouver
    181   Retail                 1449 Yamato Road                                               Boca Raton
    182   Industrial             10080 Commerce Park Drive                                      West Chester
    183   Self Storage           5100 South Sooner Road                                         Oklahoma City
    184   Retail                 108 East May Street                                            Winder
    185   Manufactured Housing   375 Oak Avenue                                                 Greenfield
    186   Office                 8687 West Sahara Avenue                                        Las Vegas
    187   Retail                 1030 South Main Street                                         Santa Ana
    188   Retail                 635 East Indian School Road                                    Phoenix
    189   Retail                 6620 Somerset Boulevard                                        Paramount
    190   Manufactured Housing   1841 George Jenkins Boulevard                                  Lakeland
    191   Mixed Use              920 NE 63rd Street                                             Seattle
    192   Retail                 2100 West Trenton Road                                         Edinburg
    193   Multifamily            14615 Saticoy Street                                           Van Nuys
    194   Office                 420 Lake Cook Road                                             Deerfield
    195   Retail                 1570-1578 West Lane Road                                       Machesney Park
    196   Office                 1850 & 1854 Keller Parkway                                     Keller
    197   Multifamily            460 North Marengo Avenue                                       Pasadena
    198   Multifamily            360 Franklin Avenue                                            Brooklyn
    199   Mixed Use              1400 West Edgewater Avenue                                     Chicago
    200   Retail                 3301 West Davis Street                                         Conroe
    201   Multifamily            5263 15th Avenue NE                                            Seattle
    202   Office                 341 Wallace Road                                               Nashville
    203   Multifamily            7930-7976 170th Place Northeast                                Redmond
    204   Retail                 16911 Highway 99                                               Lynwood
    205   Office                 1801 West White Oak Terrace                                    Conroe
    206   Self Storage           1757 Crossover Road                                            Fayetteville
    207   Retail                 4212 South Mooney Boulevard                                    Visalia
    208   Office                 4305 North Rancho Road                                         Las Vegas
    209   Multifamily            1558 West 206th Street                                         Los Angeles
    210   Multifamily            1607 Greenfield Avenue                                         Westwood
    211   Industrial             2517 South Santa Fe Avenue                                     Vista
    212   Retail                 1012 Alamitos Avenue                                           Long Beach
    213   Multifamily            174 Russell Street                                             Brooklyn
    214   Multifamily            1527 204th Street                                              Torrance
    215   Multifamily            1639 West 219th Street                                         Torrance
    216   Multifamily            302 North Batavia Street                                       Orange
    217   Multifamily            1531 204th Street                                              Torrance
    218   Multifamily            1605 West Torrance Boulevard                                   Torrance

                                                         Cut-Off Date   Original      Monthly P&I Debt   Annual P&I Debt
Loan #    County             State     Zip Code          Balance ($)    Balance ($)   Service ($)        Service ($)
-------   ----------------   -------   ---------------   ------------   -----------   ----------------   ---------------
      1   Various            Various   Various            335,000,000   335,000,000       1,972,347.73     23,668,172.76
   1.01   Miami-Dade         FL                  33169     17,200,000    17,200,000
   1.02   Miami-Dade         FL                  33193     17,170,000    17,170,000
   1.03   Palm Beach         FL                  33458     12,800,000    12,800,000
   1.04   Miami-Dade         FL                  33015     11,400,000    11,400,000
   1.05   Miami-Dade         FL                  33190      8,680,000     8,680,000
   1.06   DeKalb             GA                  30032      7,200,000     7,200,000
   1.07   Marion             IN                  46260      6,676,000     6,676,000
   1.08   Duval              FL                  32244      6,410,000     6,410,000
   1.09   Martin             FL                  34994      6,390,000     6,390,000
    1.1   Manatee            FL                  34243      6,240,000     6,240,000
   1.11   Duval              FL                  32246      6,160,000     6,160,000
   1.12   Elkhart            IN                  46517      5,840,000     5,840,000
   1.13   Palm Beach         FL                  33415      5,760,000     5,760,000
   1.14   Douglas            GA                  30135      5,760,000     5,760,000
   1.15   DeKalb             GA                  30035      5,700,000     5,700,000
   1.16   Johnson            IN                  46143      5,700,000     5,700,000
   1.17   Pickaway           OH                  43113      5,600,000     5,600,000
   1.18   Allegheny          PA                  15108      5,480,000     5,480,000
   1.19   Fayette            KY                  40509      5,400,000     5,400,000
    1.2   Bartow             GA                  30120      5,360,000     5,360,000
   1.21   Palm Beach         FL                  33406      5,200,000     5,200,000
   1.22   Marion             IN                  46237      5,200,000     5,200,000
   1.23   Franklin           OH                  43230      5,190,000     5,190,000
   1.24   Franklin           OH                  43221      5,100,000     5,100,000
   1.25   Fairfield          OH                  43147      4,660,000     4,660,000
   1.26   Montgomery         OH                  45424      4,520,000     4,520,000
   1.27   Wayne              MI                  48186      4,400,000     4,400,000
   1.28   Lee                FL                  33908      4,380,000     4,380,000
   1.29   Marion             IN                  46229      4,240,000     4,240,000
    1.3   Allegheny          PA                  15090      4,240,000     4,240,000
   1.31   Lee                FL                  33919      4,190,000     4,190,000
   1.32   Lee                FL                  33903      4,150,000     4,150,000
   1.33   Wayne              OH                  44691      4,050,000     4,050,000
   1.34   Allegheny          PA                  15017      4,000,000     4,000,000
   1.35   Duval              FL                  32225      3,980,000     3,980,000
   1.36   Spartanburg        SC                  29301      3,970,000     3,970,000
   1.37   DeKalb             GA                  30083      3,840,000     3,840,000
   1.38   Santa Rosa         FL                  32570      3,770,000     3,770,000
   1.39   Okaloosa           FL                  32539      3,730,000     3,730,000
    1.4   Thomas             GA                  31792      3,600,000     3,600,000
   1.41   Clermont           OH                  45255      3,560,000     3,560,000
   1.42   Jefferson          KY                  40218      3,470,000     3,470,000
   1.43   Montgomery         OH                  45415      3,410,000     3,410,000
   1.44   Franklin           OH                  43204      3,320,000     3,320,000
   1.45   Richmond           GA                  30909      3,280,000     3,280,000
   1.46   Lake               FL                  32726      3,270,000     3,270,000
   1.47   Bay                FL                  32404      3,269,000     3,269,000
   1.48   Houston            GA                  31093      3,230,000     3,230,000
   1.49   Rockdale           GA                  30013      3,200,000     3,200,000
    1.5   Catoosa            GA                  30742      3,160,000     3,160,000
   1.51   Warren             OH                  45005      3,100,000     3,100,000
   1.52   Chatham            GA                  31406      3,010,000     3,010,000
   1.53   Anderson           SC                  29621      3,000,000     3,000,000
   1.54   Vanderburgh        IN                  47715      2,960,000     2,960,000
   1.55   Franklin           OH                  43204      2,920,000     2,920,000
   1.56   Richland           OH                  44906      2,800,000     2,800,000
   1.57   Marion             FL                  34470      2,745,000     2,745,000
   1.58   Wood               OH                  43402      2,730,000     2,730,000
   1.59   Ware               GA                  31501      2,700,000     2,700,000
    1.6   Montgomery         OH                  45424      2,680,000     2,680,000
   1.61   Clarke             GA                  30605      2,640,000     2,640,000
   1.62   Fayette            KY                  40517      2,620,000     2,620,000
   1.63   Summit             OH                  44221      2,600,000     2,600,000
   1.64   Franklin           OH                  43026      2,550,000     2,550,000
   1.65   Shelby             KY                  40065      2,440,000     2,440,000
   1.66   Hopkins            KY                  42431      2,380,000     2,380,000
   1.67   La Porte           IN                  46360      2,260,000     2,260,000
   1.68   Sumter             GA                  31709      2,240,000     2,240,000
   1.69   Vanderburgh        IN                  47715      2,230,000     2,230,000
    1.7   Marion             FL                  34420      2,160,000     2,160,000
   1.71   Boone              IN                  46052      2,160,000     2,160,000
   1.72   Montgomery         OH                  45322      1,940,000     1,940,000
   1.73   Tipton             IN                  46072      1,630,000     1,630,000
      2   Various            Various   Various            250,000,000   250,000,000       1,379,082.91     16,548,994.92
      2   Various            Various   Various            200,000,000   200,000,000       1,105,218.33     13,262,619.96
      2   Various            Various   Various             50,000,000    50,000,000         273,864.58      3,286,374.96
  2.001   Duval              FL                  32250      6,448,746     6,448,746
  2.002   Orange             FL                  32825      4,623,294     4,623,294
  2.003   Duval              FL                  32246      4,316,090     4,316,090
  2.004   Broward            FL                  33325      3,810,854     3,810,854
  2.005   Osceola            FL                  34746      3,650,904     3,650,904
  2.006   Clayton            GA                  30238      3,541,733     3,541,733
  2.007   Davis              UT                  84054      3,399,556     3,399,556
  2.008   Adams              CO                  80640      3,121,549     3,121,549
  2.009   Larimer            CO                  80528      3,068,232     3,068,232
   2.01   Cobb               GA                  30064      2,895,589     2,895,589
  2.011   Orange             FL                  32703      2,768,645     2,768,645
  2.012   Salt Lake          UT                  84117      2,654,395     2,654,395
  2.013   Cherokee           GA                  30102      2,611,235     2,611,235
  2.014   Collier            FL                  34104      2,552,840     2,552,840
  2.015   Arapahoe           CO                  80011      2,458,902     2,458,902
  2.016   Fayette            GA                  30213      2,342,114     2,342,114
  2.017   Salt Lake          UT                  84070      2,160,584     2,160,584
  2.018   Gwinnett           GA                  30087      2,031,101     2,031,101
  2.019   Onondaga           NY                  13090      1,981,593     1,981,593
   2.02   Denton             TX                  75057      1,967,629     1,967,629
  2.021   Salt Lake          UT                  84119      1,956,204     1,956,204
  2.022   Clayton            GA                  30296      1,938,432     1,938,432
  2.023   Wake               NC                  27616      1,853,380     1,853,380
  2.024   Sullivan           NY                  12721      1,847,033     1,847,033
  2.025   Berkeley           SC                  29483      1,838,147     1,838,147
  2.026   Dorchester         SC                  29420      1,796,255     1,796,255
  2.027   Adams              CO                  80229      1,774,992     1,774,992
  2.028   Jefferson          CO                  80401      1,675,659     1,675,659
  2.029   Cobb               GA                  30126      1,662,964     1,662,964
   2.03   Wake               NC                  27603      1,635,036     1,635,036
  2.031   Salt Lake          UT                  84088      1,600,762     1,600,762
  2.032   Weld               CO                  80631      1,579,181     1,579,181
  2.033   Genesee            MI                  48507      1,575,373     1,575,373
  2.034   Cass               MO                  64012      1,552,523     1,552,523
  2.035   Dallas             TX                  75253      1,509,362     1,509,362
  2.036   Grand Forks        ND                  58201      1,495,398     1,495,398
  2.037   Dona Ana           NM                  88001      1,487,782     1,487,782
  2.038   Cobb               GA                  30152      1,487,782     1,487,782
  2.039   Davis              UT                  84041      1,483,973     1,483,973
   2.04   Guilford           NC                  27405      1,454,776     1,454,776
  2.041   Elkhart            IN                  46528      1,453,507     1,453,507
  2.042   Alachua            FL                  32608      1,447,160     1,447,160
  2.043   Nueces             TX                  78415      1,444,621     1,444,621
  2.044   Woodbury           IA                  51108      1,437,004     1,437,004
  2.045   Duval              FL                  32244      1,410,346     1,410,346
  2.046   Salt Lake          UT                  84119      1,409,076     1,409,076
  2.047   Douglas            KS                  66046      1,376,071     1,376,071
  2.048   Denton             TX                  76207      1,367,185     1,367,185
  2.049   Rock Island        IL                  61265      1,348,143     1,348,143
   2.05   Douglas            GA                  30134      1,345,605     1,345,605
  2.051   Weber              UT                  84405      1,320,216     1,320,216
  2.052   Gwinnett           GA                  30043      1,307,521     1,307,521
  2.053   Gwinnett           GA                  30039      1,307,521     1,307,521
  2.054   Linn               IA                  52302      1,301,174     1,301,174
  2.055   Bucks              PA                  18810      1,301,174     1,301,174
  2.056   Riley              KS                  66502      1,288,480     1,288,480
  2.057   Weber              UT                  84404      1,268,169     1,268,169
  2.058   Tarrant            TX                  76120      1,263,091     1,263,091
  2.059   Weld               CO                  80631      1,247,223     1,247,223
   2.06   Polk               FL                  33859      1,221,200     1,221,200
  2.061   Cleveland          OK                  73135      1,218,661     1,218,661
  2.062   Polk               IA                  50009      1,218,661     1,218,661
  2.063   Salt Lake          UT                  84044      1,217,391     1,217,391
  2.064   Rockland           NY                  10954      1,216,122     1,216,122
  2.065   Tarrant            TX                  76001      1,211,044     1,211,044
  2.066   Madison            IL                  62040      1,211,044     1,211,044
  2.067   Davis              UT                  84015      1,205,966     1,205,966
  2.068   Wake               NC                  27604      1,195,811     1,195,811
  2.069   Elkhart            IN                  46528      1,194,541     1,194,541
   2.07   Jefferson          CO                  80002      1,192,003     1,192,003
  2.071   Denton             TX                  75056      1,190,733     1,190,733
  2.072   Elkhart            IN                  46516      1,188,194     1,188,194
  2.073   Webber             UT                  84404      1,180,578     1,180,578
  2.074   Wyandotte          KS                  66111      1,178,039     1,178,039
  2.075   Dakota             NE                  68776      1,175,500     1,175,500
  2.076   Salt Lake          UT                  84088      1,158,997     1,158,997
  2.077   Denton             TX                  75056      1,136,147     1,136,147
  2.078   Black Hawk         IA                  50701      1,129,800     1,129,800
  2.079   Fayette            GA                  30214      1,129,800     1,129,800
   2.08   Lackawanna         PA                  18517      1,127,261     1,127,261
  2.081   Tarrant            TX                  76012      1,108,220     1,108,220
  2.082   Los Alamos         NM                  87544      1,100,603     1,100,603
  2.083   Elkhart            IN                  46517      1,100,603     1,100,603
  2.084   Fayette            GA                  30214      1,094,256     1,094,256
  2.085   Collin             TX                  75074      1,079,023     1,079,023
  2.086   Elkhart            IN                  46514      1,066,328     1,066,328
  2.087   Dona Ana           NM                  88005      1,054,903     1,054,903
  2.088   Tarrant            TX                  76036      1,053,634     1,053,634
  2.089   Polk               IA                  50320      1,046,017     1,046,017
   2.09   Shawnee            KS                  66609      1,026,976     1,026,976
  2.091   Dallas             TX                  75159      1,025,706     1,025,706
  2.092   Campbell           WY                  82716      1,025,706     1,025,706
  2.093   Weber              UT                  84404      1,005,395     1,005,395
  2.094   Scott              IA                  52804        993,335       993,335
  2.095   Dubuque            IA                  52001        992,066       992,066
  2.096   Rock Island        IL                  61275        985,084       985,084
  2.097   Warren             NY                  12804        977,467       977,467
  2.098   Dallas             TX                  75141        963,504       963,504
  2.099   Jefferson          CO                  80002        960,965       960,965
    2.1   Orange             NY                  12771        959,695       959,695
  2.101   Weld               CO                  80631        944,462       944,462
  2.102   Scott              IA                  52806        928,594       928,594
  2.103   Broward            FL                  33064        911,457       911,457
  2.104   Clay               MO                  64156        903,840       903,840
  2.105   Polk               IA                  50320        896,223       896,223
  2.106   Tooele             UT                  84074        896,223       896,223
  2.107   Madison            IL                  62002        889,559       889,559
  2.108   Nueces             TX                  78417        882,260       882,260
  2.109   Dallas             TX                  75019        877,182       877,182
   2.11   Shawnee            KS                  66608        875,912       875,912
  2.111   Pueblo             CO                  81001        868,296       868,296
  2.112   Woodbury           IA                  51105        867,026       867,026
  2.113   Salt Lake          UT                  84128        865,757       865,757
  2.114   Alachua            FL                  32653        860,679       860,679
  2.115   Scott              IA                  52806        856,871       856,871
  2.116   Chester            PA                  19344        853,063       853,063
  2.117   Guilford           NC                  27406        842,907       842,907
  2.118   Maury              TN                  38401        833,069       833,069
  2.119   Adams              CO                  80221        830,213       830,213
   2.12   Orange             FL                  32822        817,518       817,518
  2.121   El Paso            TX                  79928        816,249       816,249
  2.122   Larimer            CO                  80538        812,440       812,440
  2.123   Tarrant            TX                  76248        807,363       807,363
  2.124   Smith              TX                  75703        801,016       801,016
  2.125   Dallas             TX                  75253        794,668       794,668
  2.126   Duval              FL                  32210        792,129       792,129
  2.127   Polk               FL                  33881        784,513       784,513
  2.128   Pueblo             CO                  81005        783,243       783,243
  2.129   Walker             TX                  77340        764,202       764,202
   2.13   Genesee            MI                  48507        762,932       762,932
  2.131   Saint Clair        IL                  62269        755,316       755,316
  2.132   Dallas             TX                  75115        754,046       754,046
  2.133   Laramie            WY                  82007        751,507       751,507
  2.134   Orange             FL                  32809        746,430       746,430
  2.135   Washington         AR                  72764        741,352       741,352
  2.136   Somerset           PA                  15501        732,466       732,466
  2.137   Rockwall           TX                  75189        724,849       724,849
  2.138   Canadian           OK                  73127        721,041       721,041
  2.139   Dallas             TX                  75253        721,041       721,041
   2.14   Linn               IA                  52404        715,963       715,963
  2.141   Schuylkill         PA                  17972        710,885       710,885
  2.142   Jefferson          MO                  63052        700,730       700,730
  2.143   Westmoreland       PA                  15601        694,383       694,383
  2.144   Wake               NC                  27591        684,227       684,227
  2.145   Parker             TX                  76008        682,958       682,958
  2.146   Grand Forks        ND                  58201        660,108       660,108
  2.147   Guilford           NC                  27405        658,838       658,838
  2.148   Tarrant            TX                  76063        658,838       658,838
  2.149   Dallas             TX                  75115        656,300       656,300
   2.15   Duval              FL                  32210        648,683       648,683
  2.151   Sedgwick           KS                  67217        644,875       644,875
  2.152   Orange             NY                  10992        641,066       641,066
  2.153   Columbia           PA                  17815        634,719       634,719
  2.154   Campbell           WY                  82716        629,641       629,641
  2.155   Peublo             CO                  81005        623,294       623,294
  2.156   Oklahoma           OK                  73169        619,486       619,486
  2.157   Sedgwick           KS                  67216        615,678       615,678
  2.158   Smith              TX                  75708        600,444       600,444
  2.159   Dallas             TX                  75253        599,175       599,175
   2.16   Dallas             TX                  75019        597,905       597,905
  2.161   Douglas            GA                  30134        596,636       596,636
  2.162   Albany             WY                  82072        591,558       591,558
  2.163   Davidson           TN                  37207        583,942       583,942
  2.164   Laramie            WY                  82007        582,672       582,672
  2.165   Saginaw            MI                  48415        578,864       578,864
  2.166   Kaufman            TX                  75160        575,056       575,056
  2.167   Larimer            CO                  80525        568,708       568,708
  2.168   Weber              UT                  84404        568,708       568,708
  2.169   Bell               TX                  76501        564,900       564,900
   2.17   Ulster             NY                  12417        563,631       563,631
  2.171   Dallas             TX                  75115        558,553       558,553
  2.172   Oklahoma           OK                  73135        550,936       550,936
  2.173   Dallas             TX                  75253        545,858       545,858
  2.174   Tarrant            TX                  76119        544,589       544,589
  2.175   Luzerne            PA                  18641        516,661       516,661
  2.176   Oklahoma           OK                  73128        515,392       515,392
  2.177   Dallas             TX                  75253        510,949       510,949
  2.178   Riley              KS                  66502        506,506       506,506
  2.179   Natrona            WY                  82604        498,889       498,889
   2.18   Sedgwick           KS                  67217        497,620       497,620
  2.181   Riley              KS                  66502        493,811       493,811
  2.182   Guilford           NC                  27214        486,195       486,195
  2.183   Lancaster          PA                  17522        484,925       484,925
  2.184   Bannock            ID                  83204        483,656       483,656
  2.185   Douglas            GA                  30122        469,692       469,692
  2.186   Montgomery         PA                  19403        456,998       456,998
  2.187   Davidson           TN                  37072        451,920       451,920
  2.188   Oklahoma           OK                  73020        449,381       449,381
  2.189   Denton             TX                  76208        448,112       448,112
   2.19   Natrona            WY                  82609        444,303       444,303
  2.191   Scott              IA                  52804        444,303       444,303
  2.192   Jefferson          MO                  63026        441,130       441,130
  2.193   Jasper             IA                  50208        439,226       439,226
  2.194   Douglas            KS                  66044        435,417       435,417
  2.195   Sedgwick           KS                  67219        429,070       429,070
  2.196   Saline             KS                  67401        427,801       427,801
  2.197   Tarrant            TX                  76119        426,055       426,055
  2.198   Ellis              KS                  67601        425,262       425,262
  2.199   Campbell           WY                  83718        423,992       423,992
    2.2   Natrona            WY                  82604        423,992       423,992
  2.201   Payne              OK                  74074        408,759       408,759
  2.202   Adams              CO                  80022        397,334       397,334
  2.203   Washington         AR                  72704        392,256       392,256
  2.204   Jefferson          MO                  63051        389,718       389,718
  2.205   Canadian           OK                  73127        387,179       387,179
  2.206   Charleston         SC                  29456        387,179       387,179
  2.207   Clayton            GA                  30274        380,831       380,831
  2.208   Campbell           WY                  82718        378,293       378,293
  2.209   Bannock            ID                  83201        377,023       377,023
   2.21   Douglas            KS                  66044        370,676       370,676
  2.211   Adams              CO                  80022        366,868       366,868
  2.212   Washington         AR                  72704        364,329       364,329
  2.213   Dallas             TX                  75159        355,443       355,443
  2.214   Dallas             TX                  75159        351,634       351,634
  2.215   Douglas            KS                  66046        346,557       346,557
  2.216   Shawnee            KS                  66608        326,246       326,246
  2.217   Dallas             TX                  75253        321,168       321,168
  2.218   Duval              FL                  32222        318,629       318,629
  2.219   Tarrant            TX                  76119        311,330       311,330
   2.22   Nueces             TX                  78406        311,012       311,012
  2.221   Columbia           PA                  18603        300,857       300,857
  2.222   Sedgwick           KS                  67219        298,318       298,318
  2.223   Salt Lake          UT                  84128        297,049       297,049
  2.224   Franklin           PA                  17201        291,971       291,971
  2.225   Smith              TX                  75708        289,432       289,432
  2.226   Salt Lake          UT                  84119        275,468       275,468
  2.227   Saratoga           NY                  12866        274,199       274,199
  2.228   Natrona            WY                  82609        267,851       267,851
  2.229   Laramie            WY                  82001        264,043       264,043
   2.23   Payne              OK                  74074        261,504       261,504
  2.231   Sedgwick           KS                  67217        255,157       255,157
  2.232   Franklin           PA                  17202        242,463       242,463
  2.233   Orange             FL                  32839        239,924       239,924
  2.234   Wyoming            PA                  18657        233,577       233,577
  2.235   Lancaster          PA                  17522        233,577       233,577
  2.236   Madison            IL                  62035        231,038       231,038
  2.237   Saline             KS                  67401        228,499       228,499
  2.238   Payne              OK                  74074        220,882       220,882
  2.239   Jefferson          MO                  63010        220,882       220,882
   2.24   Tarrant            TX                  76119        218,819       218,819
  2.241   Natrona            WY                  82601        218,343       218,343
  2.242   Jefferson          MO                  63010        217,074       217,074
  2.243   Saline             KS                  67401        213,266       213,266
  2.244   Guilford           NC                  27405        211,996       211,996
  2.245   Cooke              TX                  76240        210,727       210,727
  2.246   Payne              OK                  74074        210,727       210,727
  2.247   Bradford           PA                  18840        210,727       210,727
  2.248   Chester            PA                  17202        210,727       210,727
  2.249   Tarrant            TX                  76119        204,221       204,221
   2.25   Sedgwick           KS                  67216        203,110       203,110
  2.251   Grayson            TX                  75090        201,841       201,841
  2.252   Oneida             NY                  13308        201,206       201,206
  2.253   Chemung            NY                  14845        194,065       194,065
  2.254   Lancaster          PA                  17555        190,416       190,416
  2.255   Rock Island        IL                  61240        185,338       185,338
  2.256   Tarrant            TX                  76119        184,386       184,386
  2.257   Dallas             TX                  75159        170,105       170,105
  2.258   Shawnee            KS                  66619        166,296       166,296
  2.259   Wake               NC                  27526        159,949       159,949
   2.26   Sedgwick           KS                  67060        138,369       138,369
  2.261   Lebanon            PA                  17038        135,830       135,830
  2.262   Grayson            TX                  75090        124,405       124,405
  2.263   Bradford           PA                  18840        121,866       121,866
  2.264   Sedgwick           KS                  67216        115,519       115,519
  2.265   Jefferson          MO                  63051        112,980       112,980
  2.266   Oklahoma           OK                  73130        106,633       106,633
  2.267   Oklahoma           OK                  73110         85,052        85,052
  2.268   Sedgwick           KS                  67217         67,280        67,280
  2.269   Franklin           PA                  17201         62,202        62,202
   2.27   Butler             KS                  67039         60,933        60,933
  2.271   Jefferson          MO                  63010         59,029        59,029
  2.272   Saratoga           NY                  12831         58,394        58,394
  2.273   Sedgwick           KS                  67209         52,047        52,047
  2.274   Sedgwick           KS                  67217         24,119        24,119
      3   Various            Various   Various             99,900,000    99,900,000         581,720.65      6,980,647.80
   3.01   Jackson            MO                  64114     25,689,000    25,689,000
   3.02   Jackson            MO                  64131     20,551,000    20,551,000
   3.03   Jackson            MO                  64131     13,558,000    13,558,000
   3.04   Johnson            KS                  66211     12,488,000    12,488,000
   3.05   Johnson            KS                  66210      7,635,000     7,635,000
   3.06   Johnson            KS                  66211      6,351,000     6,351,000
   3.07   Jackson            MO                  64131      5,352,000     5,352,000
   3.08   Johnson            KS                  66211      4,781,000     4,781,000
   3.09   Johnson            KS                  66211      3,495,000     3,495,000
      4   Los Angeles        CA                  90210     79,300,000    79,300,000         417,170.10      5,006,041.20
      5   Various            Various   Various             74,934,080    75,000,000         438,823.78      5,265,885.36
   5.01   Maricopa           AZ                  85260      8,359,646     8,367,000
   5.02   Broward            FL                  33312      6,925,907     6,932,000
   5.03   Los Angeles        CA                  91722      6,869,956     6,876,000
   5.04   Fulton             GA                  30349      5,371,275     5,376,000
   5.05   Solano             CA                  95688      4,986,613     4,991,000
   5.06   Barnstable         MA                   2601      4,800,777     4,805,000
   5.07   Washington         OR                  97223      4,654,905     4,659,000
   5.08   Tarrant            TX                  76180      4,388,140     4,392,000
   5.09   Orleans            LA                  70119      4,196,309     4,200,000
    5.1   Saint Tammany      LA                  70458      3,915,555     3,919,000
   5.11   Orange             FL                  32807      3,427,984     3,431,000
   5.12   Worcester          MA                   1604      3,409,001     3,412,000
   5.13   Cumberland         PA                  17055      3,212,174     3,215,000
   5.14   Bexar              TX                  78238      3,170,211     3,173,000
   5.15   Orange             CA                  90631      3,057,310     3,060,000
   5.16   Chatham            GA                  31406      2,622,693     2,625,000
   5.17   Harris             TX                  77043      1,565,623     1,567,000
      6   Prince George's    MD                  20782     56,835,903    57,000,000         329,745.40      3,956,944.80
      7   Various            Various   Various             39,926,997    40,000,000         265,812.48      3,189,749.76
   7.01   Fulton             GA                  30305        961,717       963,475
   7.02   Cobb               GA                  30060        957,775       959,526
   7.03   Bartow             GA                  30121        934,126       935,834
   7.04   Dekalb             GA                  30316        871,063       872,656
   7.05   Gwinnett           GA                  30071        863,180       864,758
   7.06   Cherokee           GA                  30188        859,238       860,810
   7.07   Douglas            GA                  30122        847,414       848,964
   7.08   Cobb               GA                  30168        843,473       845,015
   7.09   Fulton             GA                  30344        843,473       845,015
    7.1   Fulton             GA                  30291        831,648       833,169
   7.11   Clayton            GA                  30349        831,648       833,169
   7.12   Clayton            GA                  30281        827,707       829,220
   7.13   Fulton             GA                  30344        823,765       825,272
   7.14   Fulton             GA                  30328        800,117       801,580
   7.15   Hall               GA                  30542        800,117       801,580
   7.16   Gwinnett           GA                  30039        788,292       789,734
   7.17   Gwinnett           GA                  30039        788,292       789,734
   7.18   Douglas            GA                  30134        784,351       785,785
   7.19   Elbert             GA                  30635        752,819       754,196
    7.2   Fulton             GA                  30324        744,936       746,298
   7.21   Rockdale           GA                  30012        740,995       742,350
   7.22   Paulding           GA                  30132        729,170       730,504
   7.23   Dekalb             GA                  30034        713,405       714,709
   7.24   Fulton             GA                  30315        697,638       698,914
   7.25   Fulton             GA                  30312        693,697       694,966
   7.26   Dekalb             GA                  30035        693,697       694,966
   7.27   Fulton             GA                  30349        673,990       675,222
   7.28   Gwinnett           GA                  30039        673,990       675,222
   7.29   Houston            AL                  36302        670,048       671,274
    7.3   Houston            AL                  36301        670,048       671,274
   7.31   Baldwin            GA                  31061        666,107       667,325
   7.32   Clayton            GA                  30296        650,341       651,530
   7.33   Henry              GA                  30248        642,458       643,633
   7.34   Douglas            GA                  30135        634,575       635,736
   7.35   Forsyth            GA                  30044        634,575       635,736
   7.36   Fulton             GA                  30324        610,926       612,044
   7.37   Cobb               GA                  30067        603,043       604,146
   7.38   Fulton             GA                  30311        603,043       604,146
   7.39   Cobb               GA                  30060        603,043       604,146
    7.4   Clayton            GA                  30236        595,161       596,249
   7.41   Douglas            GA                  30134        591,219       592,300
   7.42   Dawson             GA                  30534        579,395       580,454
   7.43   Forsyth            GA                  31031        579,395       580,454
   7.44   Cherokee           GA                  30114        571,512       572,557
   7.45   Cherokee           GA                  30107        567,570       568,608
   7.46   Cobb               GA                  30144        555,746       556,762
   7.47   Dekalb             GA                  30033        547,863       548,865
   7.48   Hall               GA                  30506        547,863       548,865
   7.49   Cherokee           GA                  30189        508,448       509,378
    7.5   Laurens            GA                  31021        496,624       497,532
   7.51   Catoosa            GA                  30736        465,092       465,943
   7.52   Cobb               GA                  30067        453,268       454,097
   7.53   Fulton             GA                  30310        449,326       450,148
   7.54   Dekalb             GA                  30341        429,619       430,405
   7.55   Dekalb             GA                  30317        409,912       410,662
   7.56   Floyd              GA                  30161    394145.8346      394866.5
   7.57   Fulton             GA                  30306    382321.4545      383020.5
   7.58   Fulton             GA                  30316    358672.6945      359328.5
   7.59   Cobb               GA                  30168    338965.7272      339585.5
    7.6   Bartow             GA                  30164    287726.4143      288252.5
   7.61   Bartow             GA                  30103    248311.9806        248766
   7.62   Walker             GA                  30728    208897.5469      209279.5
      8   Placer             CA                  95661       36000000      36000000           165523.5           1986282
          Harris             TX                  77042       31500000      31500000          186233.75           2234805
      9   Harris             TX                  77042       23500000      23500000          138936.29        1667235.48
     10   Harris             TX                  77042        8000000       8000000           47297.46         567569.52
     11   Collin             TX                  75287       30000000      30000000          166448.52        1997382.24
     12   Dakota             MN                  55076       25000000      25000000          120517.36        1446208.32
     13   Cuyahoga           OH                  44113       24600000      24600000          143558.92        1722707.04
     14   Placer             CA                  95648       24100000      24100000          112503.49        1350041.88
     15   Tangipahoa         LA                  70401       23500000      23500000          145918.47        1751021.64
     16   Bexar              TX                  78251       23000000      23000000          110739.57        1328874.84
     17   Santa Barbara      CA                  93117       23000000      23000000          109317.08           1311805
     18   Mesa               CO                  81506       22000000      22000000          134885.97        1618631.64
     19   Warren             KY                  42104       22000000      22000000          126329.44        1515953.28
     20   San Diego          CA                  92024       21500000      21500000          127276.82        1527321.84
     21   Greenville         SC                  29615       19805000      19805000           99333.08        1191996.96
     22   Washoe             NV                  89511       19660000      19660000           91943.27        1103319.24
     23   Monroe             NY                  14623       19650000      19650000          113799.76        1365597.12
     24   Kennebec           ME                  04330       19600000      19600000           96710.76        1160529.12
     25   Los Angeles        CA                  91350       19500000      19500000          106129.83        1273557.96
     26   Cobb               GA                  30101       19200000      19200000          113502.33        1362027.96
     27   Washoe             NV                  89431       19045000      19045000           89067.12        1068805.44
     28   San Diego          CA                  92008       19000000      19000000          110758.17        1329098.04
     29   Spotsylvania       VA                  22408       18700000      18700000           97672.44        1172069.28
     30   Clark              NV                  89146       18350000      18350000             102996           1235952
     31   Cobb               GA                  30106       17950000      17950000           97455.34        1169464.08
     32   Jefferson          CO                  80214       17600000      17600000           86335.33        1036023.96
     33   Los Angeles        CA                  91791       17200000      17200000          104675.91        1256110.92
     34   East Baton Rouge   LA                  70810    15471261.14      15500000           92333.26        1107999.12
     35   Suffolk            VA                  23435       15200000      15200000           89949.22        1079390.64
     36   New York           NY                  10013       15000000      15000000            94731.3         1136775.6
     37   Mobile             AL                  36608       15000000      15000000           91977.44        1103729.28
     38   Various            TX        Various               14930000      14930000           74376.28         892515.36
  38.01   Denton             TX                  76208        7560000       7560000
  38.02   Tarrant            TX                  76092        7370000       7370000
     39   Various            Various   Various               14240000      14240000           86385.66        1036627.92
  39.01   Waukesha           WI                  53051        6940000       6940000
  39.02   Wake               NC                  27610        4940000       4940000
  39.03   St. Louis          MO                  63042        2360000       2360000
     40   Johnson            KS                  66226       14200000      14200000           83138.17         997658.04
     41   Suffolk            NY                  11735       13900000      13900000           86127.85         1033534.2
     42   Marion             IN                  46226       13800000      13800000           72371.42         868457.04
     43   Travis             TX                  78745       13800000      13800000           75287.59         903451.08
     44   Wake               NC                  27615       13370000      13370000            78875.1          946501.2
     45   Los Angeles        CA                  90250       13250000      13250000           66568.37         798820.44
     46   Durham             NC                  27601       13150000      13150000           82167.94         986015.28
     47   Franklin           OH                  43202       13000000      13000000           77858.01         934296.12
     48   Cumberland         ME                   4101    12740276.38      12750000           79002.16         948025.92
     49   Ramsey             MN                  55109       12100000      12100000           65407.67         784892.04
     50   Cook               IL                  60614       12000000      12000000           80844.99         970139.88
     51   Lancaster          PA                  17601       12000000      12000000           75493.38         905920.56
     52   Los Angeles        CA                  90004       11700000      11700000            63954.3          767451.6
     53   Various            TX        Various               11500000      11500000           83054.39         996652.68
  53.01   Fort Bend          TX                  77479        4080000       4080000
  53.02   Harris             TX                  77546        2055000       2055000
  53.03   Tarrant            TX                  76015        2025000       2025000
  53.04   Harris             TX                  77070        1695000       1695000
  53.05   Harris             TX                  77074        1645000       1645000
     54   Gwinnett           GA                  30092       11200000      11200000           53327.56         639930.72
     55   Duval              FL                  32277       11120000      11120000           54962.76         659553.12
     56   Monroe             NY        Various               11080000      11080000            64589.5            775074
  56.01   Monroe             NY                  14580        3150000       3150000
  56.02   Monroe             NY                  14546        2260000       2260000
  56.03   Monroe             NY                  14624        1920000       1920000
  56.04   Monroe             NY                  14624        1900000       1900000
  56.05   Monroe             NY                  14580        1850000       1850000
     57   Harris             TX                  77034       11000000      11000000           65569.15          786829.8
     58   Los Angeles        CA                  91301       11000000      11000000           68733.64         824803.68
     59   Dade               FL                  33187       10670000      10670000           49809.63         597715.56
     60   King               WA                  98003       10500000      10500000           65375.91         784510.92
     61   Ventura            CA                  93021       10500000      10500000           67587.12         811045.44
     62   Gwinnett           GA                  30045       10000000      10000000           62871.77         754461.24
     63   Suffolk City       VA                  23435       10000000      10000000           58135.13         697621.56
     64   Henrico            VA                  23233        9900000       9900000           59037.63         708451.56
     65   Contra Costa       CA                  94531        9600000       9600000           45953.33         551439.96
     66   Polk               FL                  33815        9430000       9430000           50013.05          600156.6
     67   Rockingham         NH        03079 and 03038        9250000       9250000           56455.45          677465.4
     68   Harris             TX                  77586        9000000       9000000              42700            512400
     69   Erie               NY                  14225    8962340.236       9000000            56728.4          680740.8
     70   Baltimore City     MD                  21225        8800000       8800000           52224.17         626690.04
     71   Salt Lake          UT                  84093        8800000       8800000           43540.44         522485.28
     72   Ventura            CA                  93030        8425000       8425000           50349.75            604197
     73   Snohomish          WA                  98201        8350000       8350000           49350.72         592208.64
     74   Ada                ID                  83704        8280000       8280000            40967.6          491611.2
     75   Cook               IL                  60453     8235831.58       8250000           50957.75            611493
     76   Androscoggin       ME                   4240        7150000       7150000           44676.87         536122.44
     77   Stafford           VA                  22554        7100000       7100000           41208.43         494501.16
     78   Douglas            GA                  30135        6900000       6900000           30924.46         371093.52
     79   Los Angeles        CA                  91356        6870000       6870000           38895.61         466747.32
     80   Bexar              TX                  78203        6850000       6850000           40236.22         482834.64
     81   Wake               NC                  27511        6800000       6800000           41647.89         499774.68
     82   Clark              NV                  89119     6774318.38       6800000            40246.3          482955.6
     83   Dekalb             GA                  30346        6720000       6720000           38977.36         467728.32
     84   Spotsylvania       VA                  22401        6500000       6500000           37726.03         452712.36
     85   Cumberland         NJ                  08332     6494781.33       6500000           39473.67         473684.04
     86   Harris             TX                  77057     6274979.37       6300000           36365.85          436390.2
     87   Brazos             TX                  77840     6145160.09       6156000           37583.83         451005.96
     88   Henrico            VA                  23220     6095449.32       6100000           38115.93         457391.16
     89   Iredell            NC                  28117     6067230.63       6070000           36389.08         436668.96
     90   Monroe             NY                  14445        6000000       6000000           35703.45          428441.4
     91   Wake               NC                  27609        6000000       6000000           35205.18         422462.16
     92   Denton             TX                  76207        5875000       5875000           36326.36         435916.32
     93   Pima               AZ                  85710        5850000       5850000           33528.31         402339.72
     94   Cameron            TX                  78256        5775000       5775000           37687.16         452245.92
     95   Maricopa           AZ                  85301        5700000       5700000           32974.54         395694.48
     96   Sacramento         CA                  95630        5480000       5480000           26556.69         318680.28
     97   Los Angeles        CA                  90049        5407000       5407000           31006.36         372076.32
     98   Madison            AL                  35806        5400000       5400000           45801.99         549623.88
     99   Spartanburg        SC                  29301        5317000       5317000              32496            389952
    100   Salt Lake          UT                  84104        5300000       5300000           25325.17         303902.04
    101   Los Angeles        CA                  91765        5300000       5300000           32254.79         387057.48
    102   Cook               IL                  60201     5296165.67       5300000           33499.61         401995.32
    103   Carson City        NV                  89706     5186149.61       5190000           32497.75            389973
    104   Ventura            CA                  93063        5180000       5180000           28808.95          345707.4
    105   Ellis              TX                  76065        5000000       5000000           30412.87         364954.44
    106   Miami-Dade         FL                  33169        4865896       4865896           28008.48         336101.76
    107   Madison            MS                  39157        4840000       4840000           29267.65          351211.8
    108   Los Angeles        CA                  91203        4750000       4750000           27298.07         327576.84
    109   Pima               AZ                  85711        4720000       4720000           29895.72         358748.64
    110   Cuyahoga           OH                  44128        4700000       4700000           27577.39         330928.68
    111   Minnehaha          SD                  57105        4650000       4650000           26929.71         323156.52
    112   Los Angeles        CA        Various             4596472.62       4600000           28442.77         341313.24
 112.01   Los Angeles        CA                  90405    2303354.876   2305122.494
 112.02   Los Angeles        CA                  90064    1238693.067   1239643.653
 112.03   Los Angeles        CA                  90405    1054424.677   1055233.853
    113   Ventura            CA                  91320        4305000       4305000            23561.5            282738
    114   Cobb               GA                  30080        4300000       4300000           26252.51         315030.12
    115   Otero              NM                  88310        4290000       4290000           26749.99         320999.88
    116   Mecklenburg        NC                  28273     4242465.38       4250000           25864.69         310376.28
    117   Monroe             NY        Various                4200000       4200000           24483.39         293800.68
 117.01   Monroe             NY                  14625        1600000       1600000
 117.02   Monroe             NY                  14618        1050000       1050000
 117.03   Monroe             NY                  14618         950000        950000
 117.04   Monroe             NY                  14535         600000        600000
    118   Madison            AL                  35805        4100000       4100000           34775.59         417307.08
    119   Chatham            GA                  31410     3996552.36       4000000           23597.64         283171.68
    120   Miami-Dade         FL                  33179        3900000       3900000           23232.24         278786.88
    121   Los Angeles        CA                  90716     3877930.65       3880000           22149.42         265793.04
    122   Durham             NC                  27703        3820000       3820000           22074.56         264894.72
    123   Washoe             NV                  89502     3752569.18       3760000           21704.07         260448.84
    124   Orange             NC                  27278        3720000       3720000           21496.69         257960.28
    125   Frederick          VA                  22655        3500000       3500000           20774.04         249288.48
    126   Nassau             NY                  11552        3400000       3400000           16960.71         203528.52
    127   Los Angeles        CA                  90020        3400000       3400000           21752.59         261031.08
    128   Shasta             CA                  96007        3350000       3350000           16915.64         202987.68
    129   Los Angeles        CA                  90010        3310000       3310000           20283.46         243401.52
    130   Johnson            KS                  66213        3300000       3300000           19132.31         229587.72
    131   Oklahoma           OK                  73142     3164290.76       3170000           19148.65          229783.8
    132   Lexington          SC                  29033        3100000       3100000           18031.72         216380.64
    133   St. Tammany        LA                  70433        3050000       3050000           18539.96         222479.52
    134   San Diego          CA                  92054        3025000       3025000           17431.46         209177.52
    135   Bernalillo         NM                  87102        3000000       3000000            17774.9          213298.8
    136   San Bernardino     CA                  91730        3000000       3000000           17659.95          211919.4
    137   Los Angeles        CA                  90049     2997500.37       3000000           17947.96         215375.52
    138   Cook               IL                  60601      2997340.2       3000000           17488.13         209857.56
    139   Clark              NV                  89015     2991790.89       3000000            17774.9          213298.8
    140   Orange             CA                  92618        2952000       2952000            17566.1          210793.2
    141   Los Angeles        CA                  90802        2920000       2920000           17151.79         205821.48
    142   Los Angeles        CA                  90403        2890000       2890000           17709.73         212516.76
    143   Fort Bend          TX                  77083        2880000       2880000           17399.64         208795.68
    144   Dallas             TX                  75217        2858000       2858000           17356.27         208275.24
    145   Travis             TX                  78738        2850000       2850000           17068.87         204826.44
    146   Los Angeles        CA                  90723     2840564.96       2850000           23865.54         286386.48
    147   Hennepin           MN                  55439        2800000       2800000           16877.53         202530.36
    148   Delaware           PA                  19063     2797460.18       2800000            16162.6          193951.2
    149   Rock Island        IL                  61265        2725000       2725000           16006.38         192076.56
    150   Oklahoma           OK                  73003     2705119.23       2710000           16369.98         196439.76
    151   Los Angeles        CA                  90805        2700000       2700000           12581.25            150975
    152   Orange             CA                  92663     2695309.93       2700000           16589.26         199071.12
    153   Cuyahoga           OH                  44070        2693000       2693000           16389.08         196668.96
    154   Oconee             GA                  30605        2680000       2680000           16658.41         199900.92
    155   Tarrant            TX                  75062        2635000       2635000           15730.46         188765.52
    156   Los Angeles        CA                  91316        2625000       2625000           15895.13         190741.56
    157   Mobile             AL                  36617     2589984.34       2600000           15239.03         182868.36
    158   Cleveland          OK                  73159     2555389.38       2560000           15463.89         185566.68
    159   Sacramento         CA                  95831     2545580.56       2550000           15684.21         188210.52
    160   Kings              NY                  11201     2542874.95       2550000            14962.2          179546.4
    161   Riverside          CA                  92504     2495784.49       2500000           15572.23         186866.76
    162   Greenville         SC                  29607        2475000       2475000           15271.21         183254.52
    163   Oklahoma           OK                  73072     2465551.47       2470000           14920.24         179042.88
    164   Harris             TX                  77005        2400000       2400000           14792.83         177513.96
    165   King               WA                  98102     2392979.58       2400000            13777.9          165334.8
    166   Oklahoma           OK                  73102     2375713.56       2380000           14376.59         172519.08
    167   Oklahoma           OK                  73102     2335785.61       2340000           14134.97         169619.64
    168   Ventura            CA                  93065        2327000       2327000           14342.88         172114.56
    169   Denton             TX                  76227        2300000       2300000           14251.37         171016.44
    170   Clark              NV                  89052        2300000       2300000            11925.5            143106
    171   King               WA                  98102        2300000       2300000            11789.1          141469.2
    172   Dallas             TX                  75211     2265649.18       2270000           13304.84         159658.08
    173   Santa Clara        CA                  95050     2126206.74       2130000           12935.22         155222.64
    174   Weber              UT                  84405        2075000       2075000           10073.26         120879.12
    175   New Hanover        NC                  28403        2058000       2058000           12399.78         148797.36
    176   Wayne              NC                  27534        2050000       2050000           12106.88         145282.56
    177   Maricopa           AZ                  85225        2050000       2050000            11989.3          143871.6
    178   Knox               IN                  47591        2000000       2000000           11862.73         142352.76
    179   Stanislaus         CA                  95350        2000000       2000000            12392.5            148710
    180   Clark              WA                  98660     1994307.79       2000000           11633.37         139600.44
    181   Palm Beach         FL                  33487        1950000       1950000           11553.69         138644.28
    182   Butler             OH                  45069     1885147.46       1890000           11526.65          138319.8
    183   Oklahoma           OK                  73135     1873593.47       1875000           11691.43         140297.16
    184   Barrow             GA                  30680        1860000       1860000           11139.68         133676.16
    185   Monterey           CA                  93927        1850000       1850000             9325.8          111909.6
    186   Clark              NV                  89117     1796714.28       1800000           10803.48         129641.76
    187   Orange             CA                  92701        1750000       1750000           10616.22         127394.64
    188   Maricopa           AZ                  85012        1750000       1750000           10537.18         126446.16
    189   Los Angeles        CA                  90723        1710000       1710000           10819.61         129835.32
    190   Polk               FL                  33815        1700000       1700000            9016.14         108193.68
    191   King               WA                  98115     1695340.31       1700000           10921.97         131063.64
    192   Hidalgo            TX                  78539      1693282.4       1700000           11046.84         132562.08
    193   Los Angeles        CA                  91405        1650000       1650000            7996.08          95952.96
    194   Lake               IL                  60015      1648755.4       1650000           10266.89         123202.68
    195   Winnebago          IL                  61115     1595580.87       1600000            9439.05          113268.6
    196   Tarrant            TX                  76248     1476518.57       1480000            9374.08         112488.96
    197   Los Angeles        CA                  91101        1400000       1400000            7039.57          84474.84
    198   Kings              NY                  11238    1397644.734       1400000             8729.6          104755.2
    199   Cook               IL                  60660     1397369.44       1400000               8286             99432
    200   Montgomery         TX                  77301     1376380.19       1380000            8336.01         100032.12
    201   King               WA                  98105        1300000       1300000            7903.14          94837.68
    202   Davidson           TN                  37211      1296678.2       1300000            7945.23          95342.76
    203   King               WA                  98052     1247793.93       1250000            7623.45           91481.4
    204   Snohomish          WA                  98037     1196904.28       1200000            7302.97          87635.64
    205   Montgomery         TX                  77304     1176763.55       1180000            6983.92          83807.04
    206   Washington         AR                  72701     1121964.07       1125000            7289.71          87476.52
    207   Tulare             CA                  93277        1105000       1105000            6782.13          81385.56
    208   Clark              NV                  89130     1089065.27       1100000            9341.96         112103.52
    209   Los Angeles        CA                  90501     1047902.24       1050000            6027.83          72333.96
    210   Los Angeles        CA                  90025      997407.91       1000000            6072.87          72874.44
    211   San Diego          CA                  92083      996210.69       1000000            6640.03          79680.36
    212   Los Angeles        CA                  90813      898482.42        900000               5606             67272
    213   Kings              NY                  11222         848000        848000            5387.08          64644.96
    214   Los Angeles        CA                  90501    818361.7463        820000            4707.45           56489.4
    215   Los Angeles        CA                  90501      786425.68        788000            4523.74          54284.88
    216   Orange             CA                  92868      698789.58        700000            4310.02          51720.24
    217   Los Angeles        CA                  90501      688621.47        690000            3961.15           47533.8
    218   Los Angeles        CA                  90501      494011.05        495000            2841.69          34100.28

                                                                                                 Net
          Interest   Primary         Master          Trustee and        Sub Servicin   Admin.    Mortgage
Loan #    Rate %     Servicing Fee   Servicing Fee   Paying Agent Fee   Fee Rate       Fee %     Rate %     Accrual Type   Term
-------   --------   -------------   -------------   ----------------   ------------   -------   --------   ------------   ----
      1     5.8315           0.010           0.010            0.00085                  0.02085    5.81065   Actual/360      120
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
    1.1
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
    1.2
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
    1.3
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
    1.4
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
    1.5
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
    1.6
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
    1.7
   1.71
   1.72
   1.73
      2     6.5111           0.010           0.010            0.00085                  0.02085    6.49023   Actual/360     91.2
      2     6.5226           0.010           0.010            0.00085                  0.02085    6.50175   Actual/360       84
      2     6.4650           0.010           0.010            0.00085                  0.02085    6.44415   Actual/360      120
  2.001
  2.002
  2.003
  2.004
  2.005
  2.006
  2.007
  2.008
  2.009
   2.01
  2.011
  2.012
  2.013
  2.014
  2.015
  2.016
  2.017
  2.018
  2.019
   2.02
  2.021
  2.022
  2.023
  2.024
  2.025
  2.026
  2.027
  2.028
  2.029
   2.03
  2.031
  2.032
  2.033
  2.034
  2.035
  2.036
  2.037
  2.038
  2.039
   2.04
  2.041
  2.042
  2.043
  2.044
  2.045
  2.046
  2.047
  2.048
  2.049
   2.05
  2.051
  2.052
  2.053
  2.054
  2.055
  2.056
  2.057
  2.058
  2.059
   2.06
  2.061
  2.062
  2.063
  2.064
  2.065
  2.066
  2.067
  2.068
  2.069
   2.07
  2.071
  2.072
  2.073
  2.074
  2.075
  2.076
  2.077
  2.078
  2.079
   2.08
  2.081
  2.082
  2.083
  2.084
  2.085
  2.086
  2.087
  2.088
  2.089
   2.09
  2.091
  2.092
  2.093
  2.094
  2.095
  2.096
  2.097
  2.098
  2.099
    2.1
  2.101
  2.102
  2.103
  2.104
  2.105
  2.106
  2.107
  2.108
  2.109
   2.11
  2.111
  2.112
  2.113
  2.114
  2.115
  2.116
  2.117
  2.118
  2.119
   2.12
  2.121
  2.122
  2.123
  2.124
  2.125
  2.126
  2.127
  2.128
  2.129
   2.13
  2.131
  2.132
  2.133
  2.134
  2.135
  2.136
  2.137
  2.138
  2.139
   2.14
  2.141
  2.142
  2.143
  2.144
  2.145
  2.146
  2.147
  2.148
  2.149
   2.15
  2.151
  2.152
  2.153
  2.154
  2.155
  2.156
  2.157
  2.158
  2.159
   2.16
  2.161
  2.162
  2.163
  2.164
  2.165
  2.166
  2.167
  2.168
  2.169
   2.17
  2.171
  2.172
  2.173
  2.174
  2.175
  2.176
  2.177
  2.178
  2.179
   2.18
  2.181
  2.182
  2.183
  2.184
  2.185
  2.186
  2.187
  2.188
  2.189
   2.19
  2.191
  2.192
  2.193
  2.194
  2.195
  2.196
  2.197
  2.198
  2.199
    2.2
  2.201
  2.202
  2.203
  2.204
  2.205
  2.206
  2.207
  2.208
  2.209
   2.21
  2.211
  2.212
  2.213
  2.214
  2.215
  2.216
  2.217
  2.218
  2.219
   2.22
  2.221
  2.222
  2.223
  2.224
  2.225
  2.226
  2.227
  2.228
  2.229
   2.23
  2.231
  2.232
  2.233
  2.234
  2.235
  2.236
  2.237
  2.238
  2.239
   2.24
  2.241
  2.242
  2.243
  2.244
  2.245
  2.246
  2.247
  2.248
  2.249
   2.25
  2.251
  2.252
  2.253
  2.254
  2.255
  2.256
  2.257
  2.258
  2.259
   2.26
  2.261
  2.262
  2.263
  2.264
  2.265
  2.266
  2.267
  2.268
  2.269
   2.27
  2.271
  2.272
  2.273
  2.274
      3     5.7300           0.030           0.020            0.00085                  0.05085    5.67915   Actual/360      120
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
   3.08
   3.09
      4     6.2093           0.010           0.010            0.00085                  0.02085    6.18845   Actual/360       84
      5     5.7740           0.010           0.010            0.00085                  0.02085    5.75315   Actual/360      120
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
    5.1
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
      6     5.6700           0.030           0.020            0.00085                  0.05085    5.61915   Actual/360      120
      7     6.7700           0.010           0.010            0.00085                  0.02085    6.74915   Actual/360      120
   7.01
   7.02
   7.03
   7.04
   7.05
   7.06
   7.07
   7.08
   7.09
    7.1
   7.11
   7.12
   7.13
   7.14
   7.15
   7.16
   7.17
   7.18
   7.19
    7.2
   7.21
   7.22
   7.23
   7.24
   7.25
   7.26
   7.27
   7.28
   7.29
    7.3
   7.31
   7.32
   7.33
   7.34
   7.35
   7.36
   7.37
   7.38
   7.39
    7.4
   7.41
   7.42
   7.43
   7.44
   7.45
   7.46
   7.47
   7.48
   7.49
    7.5
   7.51
   7.52
   7.53
   7.54
   7.55
   7.56
   7.57
   7.58
   7.59
    7.6
   7.61
   7.62
      8      5.427            0.03            0.02            0.00085                  0.05085    5.37615   Actual/360       84
              5.87            0.01            0.01            0.00085                  0.02085    5.84915   Actual/360      120
      9       5.87            0.01            0.01            0.00085           0.04   0.06085    5.80915   Actual/360      120
     10       5.87            0.01            0.01            0.00085           0.04   0.06085    5.80915   Actual/360      120
     11       5.11            0.01            0.01            0.00085           0.04   0.06085    5.04915   Actual/360      120
     12       5.69            0.01            0.01            0.00085                  0.02085    5.66915   Actual/360       84
     13       5.75            0.01            0.01            0.00085                  0.02085    5.72915   Actual/360      120
     14       5.51            0.03            0.02            0.00085                  0.05085    5.45915   Actual/360      120
     15       6.33            0.01            0.01            0.00085                  0.02085    6.30915   Actual/360      120
     16      5.683                            0.01            0.00085          0.015   0.02585    5.65715   Actual/360      120
     17       5.61            0.03            0.02            0.00085                  0.05085    5.55915   Actual/360      120
     18       6.21            0.01            0.01            0.00085                  0.02085    6.18915   Actual/360      120
     19       6.06                            0.01            0.00085           0.05   0.06085    5.99915   Actual/360      120
     20      5.882            0.01            0.01            0.00085                  0.02085    5.86115   Actual/360      120
     21       5.92            0.01            0.01            0.00085                  0.02085    5.89915   Actual/360       60
     22       5.52            0.03            0.02            0.00085                  0.05085    5.46915   Actual/360      120
     23       5.68            0.01            0.01            0.00085                  0.02085    5.65915   Actual/360      120
     24      5.824            0.01            0.01            0.00085                  0.02085    5.80315   Actual/360      120
     25      6.424            0.01            0.01            0.00085                  0.02085    6.40315   Actual/360      120
     26       6.31            0.01            0.01            0.00085                  0.02085    6.28915   Actual/360      120
     27       5.52            0.03            0.02            0.00085                  0.05085    5.46915   Actual/360      120
     28       5.74            0.01            0.01            0.00085                  0.02085    5.71915   Actual/360      120
     29      6.165            0.01            0.01            0.00085                  0.02085    6.14415   Actual/360      120
     30      5.867            0.01            0.01            0.00085                  0.02085    5.84615   Actual/360      120
     31       5.59            0.01            0.01            0.00085                  0.02085    5.56915   Actual/360      120
     32       5.79            0.01            0.01            0.00085                  0.02085    5.76915   Actual/360      120
     33       6.14            0.01            0.01            0.00085                  0.02085    6.11915   Actual/360      120
     34       5.94            0.01            0.01            0.00085                  0.02085    5.91915   Actual/360      120
     35      6.319                            0.01            0.00085           0.04   0.05085    6.26815   Actual/360      120
     36      6.492            0.01            0.01            0.00085                  0.02085    6.47115   Actual/360      120
     37      6.211            0.01            0.01            0.00085                  0.02085    6.19015   Actual/360      120
     38       5.88            0.01            0.01            0.00085                  0.02085    5.85915   Actual/360      120
  38.01
  38.02
     39       6.11            0.01            0.01            0.00085                  0.02085    6.08915   Actual/360      120
  39.01
  39.02
  39.03
     40       5.78            0.03            0.02            0.00085                  0.05085    5.72915   Actual/360      120
     41       6.31            0.03            0.02            0.00085                  0.05085    6.25915   Actual/360      120
     42       6.19            0.01            0.01            0.00085                  0.02085    6.16915   Actual/360      120
     43       5.63            0.01            0.01            0.00085                  0.02085    5.60915   Actual/360      120
     44       5.85            0.01            0.01            0.00085                  0.02085    5.82915   Actual/360      120
     45       5.93            0.01            0.01            0.00085                  0.02085    5.90915   Actual/360      120
     46       6.39            0.01            0.01            0.00085                  0.02085    6.36915   Actual/360      120
     47       5.99            0.01            0.01            0.00085                  0.02085    5.96915   Actual/360      120
     48       6.31            0.01            0.01            0.00085                  0.02085    6.28915   Actual/360      120
     49      5.554            0.01            0.01            0.00085                  0.02085    5.53315   Actual/360      120
     50      6.476            0.01            0.01            0.00085                  0.02085    6.45515   Actual/360      120
     51      6.455            0.01            0.01            0.00085                  0.02085    6.43415   Actual/360      120
     52      5.646            0.01            0.01            0.00085                  0.02085    5.62515   Actual/360      120
     53        6.1            0.01            0.01            0.00085                  0.02085    6.07915   Actual/360      120
  53.01
  53.02
  53.03
  53.04
  53.05
     54       5.62            0.01            0.01            0.00085                  0.02085    5.59915   Actual/360      120
     55      5.834            0.01            0.01            0.00085           0.05   0.07085    5.76315   Actual/360       60
     56       5.74            0.01            0.01            0.00085                  0.02085    5.71915   Actual/360      120
  56.01
  56.02
  56.03
  56.04
  56.05
     57      5.946            0.01            0.01            0.00085           0.04   0.06085    5.88515   Actual/360      115
     58       6.39            0.01            0.01            0.00085                  0.02085    6.36915   Actual/360      120
     59       5.51            0.03            0.02            0.00085                  0.05085    5.45915   Actual/360      120
     60      6.356            0.01            0.01            0.00085                  0.02085    6.33515   Actual/360      120
     61      6.676            0.01            0.01            0.00085                  0.02085    6.65515   Actual/360      120
     62      6.449            0.01            0.01            0.00085                  0.02085    6.42815   Actual/360      120
     63      5.715                            0.01            0.00085           0.08   0.09085    5.62415   Actual/360      120
     64       5.95            0.03            0.02            0.00085                  0.05085    5.89915   Actual/360      120
     65       5.65            0.01            0.01            0.00085                  0.02085    5.62915   Actual/360      120
     66       6.26            0.01            0.01            0.00085                  0.02085    6.23915   Actual/360       60
     67      6.167            0.01            0.01            0.00085                  0.02085    6.14615   Actual/360      120
     68        5.6            0.01            0.01            0.00085                  0.02085    5.57915   Actual/360       84
     69       5.77            0.01            0.01            0.00085                  0.02085    5.74915   Actual/360      108
     70      5.905            0.01            0.01            0.00085                  0.02085    5.88415   Actual/360      120
     71       5.84            0.03            0.02            0.00085                  0.05085    5.78915   Actual/360      120
     72       5.97            0.03            0.02            0.00085                  0.05085    5.91915   Actual/360      120
     73      5.867            0.01            0.01            0.00085                  0.02085    5.84615   Actual/360      120
     74       5.84            0.03            0.02            0.00085                  0.05085    5.78915   Actual/360      120
     75       6.28            0.01            0.01            0.00085                  0.02085    6.25915   Actual/360      120
     76       6.39            0.01            0.01            0.00085                  0.02085    6.36915   Actual/360      120
     77        5.7            0.01            0.01            0.00085                  0.02085    5.67915   Actual/360      120
     78       5.29            0.01            0.01            0.00085                  0.02085    5.26915   Actual/360      120
     79       5.94            0.01            0.01            0.00085                  0.02085    5.91915   Actual/360      120
     80       5.81            0.01            0.01            0.00085           0.05   0.07085    5.73915   Actual/360      120
     81        6.2            0.01            0.01            0.00085                  0.02085    6.17915   Actual/360      120
     82       5.88            0.03            0.02            0.00085           0.05   0.10085    5.77915   Actual/360      120
     83      5.694            0.01            0.01            0.00085                  0.02085    5.67315   Actual/360      120
     84        5.7            0.01            0.01            0.00085                  0.02085    5.67915   Actual/360      120
     85       6.12            0.03            0.02            0.00085                  0.05085    6.06915   Actual/360       60
     86       5.65            0.01            0.01            0.00085                  0.02085    5.62915   Actual/360      120
     87       6.17            0.01            0.01            0.00085                  0.02085    6.14915   Actual/360      120
     88       6.39            0.01            0.01            0.00085                  0.02085    6.36915   Actual/360      120
     89      6.432            0.01            0.01            0.00085                  0.02085    6.41115   Actual/360      120
     90       5.93            0.01            0.01            0.00085                  0.02085    5.90915   Actual/360      120
     91        5.8            0.01            0.01            0.00085                  0.02085    5.77915   Actual/360      120
     92       6.29            0.03            0.02            0.00085                  0.05085    6.23915   Actual/360      120
     93      5.585            0.01            0.01            0.00085                  0.02085    5.56415   Actual/360      120
     94       6.81            0.01            0.01            0.00085                  0.02085    6.78915   Actual/360      120
     95       5.67            0.01            0.01            0.00085                  0.02085    5.64915   Actual/360      120
     96       5.72            0.01            0.01            0.00085                  0.02085    5.69915   Actual/360      120
     97       5.59            0.03            0.02            0.00085                  0.05085    5.53915   Actual/360      120
     98       6.08            0.03            0.02            0.00085                  0.05085    6.02915   Actual/360      180
     99       6.18            0.03            0.02            0.00085                  0.05085    6.12915   Actual/360      120
    100       5.64            0.01            0.01            0.00085                  0.02085    5.61915   Actual/360      120
    101       6.14            0.01            0.01            0.00085                  0.02085    6.11915   Actual/360      120
    102        6.5            0.01            0.01            0.00085                  0.02085    6.47915   Actual/360      120
    103       6.41            0.01            0.01            0.00085                  0.02085    6.38915   Actual/360      120
    104       5.79            0.01            0.01            0.00085                  0.02085    5.76915   Actual/360      120
    105      6.135            0.01            0.01            0.00085                  0.02085    6.11415   Actual/360      120
    106      5.735            0.01            0.01            0.00085                  0.02085    5.71415   Actual/360      120
    107       6.08            0.01            0.01            0.00085                  0.02085    6.05915   Actual/360      120
    108      6.067            0.01            0.01            0.00085                  0.02085    6.04615   Actual/360      120
    109       6.52            0.01            0.01            0.00085                  0.02085    6.49915   Actual/360      120
    110        5.8            0.01            0.01            0.00085                  0.02085    5.77915   Actual/360      120
    111       5.68            0.01            0.01            0.00085           0.06   0.08085    5.59915   Actual/360      120
    112       6.29            0.01            0.01            0.00085                  0.02085    6.26915   Actual/360      120
 112.01
 112.02
 112.03
    113       6.46            0.01            0.01            0.00085                  0.02085    6.43915   Actual/360      120
    114       6.17            0.03            0.02            0.00085                  0.05085    6.11915   Actual/360      120
    115       6.37            0.01            0.01            0.00085                  0.02085    6.34915   Actual/360      120
    116       6.14            0.01            0.01            0.00085                  0.02085    6.11915   Actual/360      120
    117       5.74            0.01            0.01            0.00085                  0.02085    5.71915   Actual/360      120
 117.01
 117.02
 117.03
 117.04
    118       6.08            0.03            0.02            0.00085                  0.05085    6.02915   Actual/360      180
    119       5.85            0.01            0.01            0.00085                  0.02085    5.82915   Actual/360      120
    120       5.94            0.01            0.01            0.00085                  0.02085    5.91915   Actual/360       60
    121       6.01            0.01            0.01            0.00085                  0.02085    5.98915   Actual/360      120
    122       5.66            0.01            0.01            0.00085                  0.02085    5.63915   Actual/360      120
    123       5.65            0.01            0.01            0.00085                  0.02085    5.62915   Actual/360      120
    124       5.66            0.01            0.01            0.00085                  0.02085    5.63915   Actual/360      120
    125      6.345            0.01            0.01            0.00085                  0.02085    6.32415   Actual/360      120
    126      5.888            0.01            0.01            0.00085                  0.02085    5.86715   Actual/360      120
    127      6.617            0.01            0.01            0.00085                  0.02085    6.59615   Actual/360      120
    128       5.96            0.01            0.01            0.00085                  0.02085    5.93915   Actual/360      120
    129      6.205            0.01            0.01            0.00085                  0.02085    6.18415   Actual/360      120
    130       5.69            0.03            0.02            0.00085           0.05   0.10085    5.58915   Actual/360      120
    131       6.07            0.01            0.01            0.00085                  0.02085    6.04915   Actual/360      120
    132       5.72            0.01            0.01            0.00085                  0.02085    5.69915   Actual/360      120
    133      6.554            0.01            0.01            0.00085                  0.02085    6.53315   Actual/360      120
    134       6.09            0.01            0.01            0.00085                  0.02085    6.06915   Actual/360      120
    135       5.89            0.01            0.01            0.00085                  0.02085    5.86915   Actual/360      120
    136       5.83            0.01            0.01            0.00085                  0.02085    5.80915   Actual/360      120
    137       5.98            0.01            0.01            0.00085                  0.02085    5.95915   Actual/360      120
    138       5.74            0.01            0.01            0.00085                  0.02085    5.71915   Actual/360      120
    139       5.89            0.03            0.02            0.00085           0.05   0.10085    5.78915   Actual/360      120
    140       5.93            0.03            0.02            0.00085           0.05   0.10085    5.82915   Actual/360      120
    141       5.81            0.01            0.01            0.00085           0.05   0.07085    5.73915   Actual/360      120
    142      6.205            0.01            0.01            0.00085                  0.02085    6.18415   Actual/360      120
    143        6.5            0.01            0.01            0.00085                  0.02085    6.47915   Actual/360      120
    144       6.12            0.03            0.02            0.00085                  0.05085    6.06915   Actual/360      120
    145       5.99            0.01            0.01            0.00085                  0.02085    5.96915   Actual/360      120
    146       5.88            0.03            0.02            0.00085                  0.05085    5.82915   Actual/360      180
    147       6.05            0.01            0.01            0.00085                  0.02085    6.02915   Actual/360      120
    148       5.65            0.03            0.02            0.00085                  0.05085    5.59915   Actual/360      120
    149       5.81            0.01            0.01            0.00085                  0.02085    5.78915   Actual/360      120
    150       6.07            0.01            0.01            0.00085                  0.02085    6.04915   Actual/360      120
    151        5.5            0.01            0.01            0.00085                  0.02085    5.47915   Actual/360      120
    152       6.23            0.01            0.01            0.00085                  0.02085    6.20915   Actual/360      120
    153       6.14            0.03            0.02            0.00085                  0.05085    6.08915   Actual/360      120
    154       6.34            0.01            0.01            0.00085                  0.02085    6.31915   Actual/360      120
    155       5.96            0.01            0.01            0.00085                  0.02085    5.93915   Actual/360      120
    156       6.52            0.01            0.01            0.00085                  0.02085    6.49915   Actual/360      120
    157       5.79            0.03            0.02            0.00085                  0.05085    5.73915   Actual/360      120
    158       6.07            0.01            0.01            0.00085                  0.02085    6.04915   Actual/360      120
    159       6.24            0.01            0.01            0.00085                  0.02085    6.21915   Actual/360      120
    160        5.8            0.01            0.01            0.00085                  0.02085    5.77915   Actual/360      120
    161       6.36            0.01            0.01            0.00085                  0.02085    6.33915   Actual/360      120
    162       6.27            0.03            0.02            0.00085                  0.05085    6.21915   Actual/360      120
    163       6.07            0.01            0.01            0.00085                  0.02085    6.04915   Actual/360      120
    164       6.26            0.01            0.01            0.00085                  0.02085    6.23915   Actual/360      120
    165        5.6            0.01            0.01            0.00085                  0.02085    5.57915   Actual/360      120
    166       6.07            0.01            0.01            0.00085                  0.02085    6.04915   Actual/360      120
    167       6.07            0.01            0.01            0.00085                  0.02085    6.04915   Actual/360      120
    168       6.26            0.01            0.01            0.00085                  0.02085    6.23915   Actual/360      120
    169       6.31            0.01            0.01            0.00085           0.06   0.08085    6.22915   Actual/360      120
    170       6.12            0.01            0.01            0.00085                  0.02085    6.09915   Actual/360      120
    171       6.05            0.01            0.01            0.00085                  0.02085    6.02915   Actual/360      120
    172       5.79            0.01            0.01            0.00085                  0.02085    5.76915   Actual/360      120
    173       6.12            0.01            0.01            0.00085                  0.02085    6.09915   Actual/360      120
    174       5.73            0.01            0.01            0.00085                  0.02085    5.70915   Actual/360      120
    175       6.33            0.01            0.01            0.00085                  0.02085    6.30915   Actual/360      120
    176       5.86            0.01            0.01            0.00085                  0.02085    5.83915   Actual/360      120
    177       5.77            0.01            0.01            0.00085                  0.02085    5.74915   Actual/360      120
    178        5.9            0.01            0.01            0.00085                  0.02085    5.87915   Actual/360      120
    179       6.31            0.01            0.01            0.00085                  0.02085    6.28915   Actual/360      120
    180       5.72            0.01            0.01            0.00085           0.05   0.07085    5.64915   Actual/360      120
    181       5.89            0.01            0.01            0.00085                  0.02085    5.86915   Actual/360      120
    182       6.16            0.01            0.01            0.00085                  0.02085    6.13915   Actual/360      120
    183       6.37            0.01            0.01            0.00085                  0.02085    6.34915   Actual/360      120
    184       5.99            0.01            0.01            0.00085                  0.02085    5.96915   Actual/360      120
    185       5.95            0.01            0.01            0.00085                  0.02085    5.92915   Actual/360       60
    186       6.01            0.03            0.02            0.00085                  0.05085    5.95915   Actual/360      120
    187       6.11            0.01            0.01            0.00085                  0.02085    6.08915   Actual/360      120
    188       6.04            0.01            0.01            0.00085                  0.02085    6.01915   Actual/360      120
    189       6.51            0.01            0.01            0.00085                  0.02085    6.48915   Actual/360      120
    190       6.26            0.01            0.01            0.00085                  0.02085    6.23915   Actual/360       60
    191       5.97            0.01            0.01            0.00085                  0.02085    5.94915   Actual/360      300
    192       6.09            0.01            0.01            0.00085                  0.02085    6.06915   Actual/360      120
    193       5.72            0.01            0.01            0.00085                  0.02085    5.69915   Actual/360      120
    194       6.35            0.01            0.01            0.00085                  0.02085    6.32915   Actual/360      120
    195       5.85            0.01            0.01            0.00085                  0.02085    5.82915   Actual/360      120
    196       6.52            0.01            0.01            0.00085                  0.02085    6.49915   Actual/360      120
    197      5.935            0.01            0.01            0.00085                  0.02085    5.91415   Actual/360      120
    198       6.37            0.01            0.01            0.00085                  0.02085    6.34915   Actual/360      360
    199       5.88            0.01            0.01            0.00085                  0.02085    5.85915   Actual/360      120
    200       6.07            0.01            0.01            0.00085                  0.02085    6.04915   Actual/360      120
    201       6.13            0.01            0.01            0.00085                  0.02085    6.10915   Actual/360      120
    202       6.18            0.01            0.01            0.00085                  0.02085    6.15915   Actual/360      120
    203       6.16            0.01            0.01            0.00085                  0.02085    6.13915   Actual/360      120
    204       6.14            0.01            0.01            0.00085                  0.02085    6.11915   Actual/360      120
    205       5.88            0.01            0.01            0.00085           0.05   0.07085    5.80915   Actual/360      120
    206       6.06            0.01            0.01            0.00085                  0.02085    6.03915   Actual/360      120
    207       6.22            0.01            0.01            0.00085                  0.02085    6.19915   Actual/360      120
    208        6.1            0.01            0.01            0.00085                  0.02085    6.07915   Actual/360      120
    209        5.6            0.01            0.01            0.00085                  0.02085    5.57915   Actual/360      120
    210       6.12            0.01            0.01            0.00085                  0.02085    6.09915   Actual/360      360
    211       6.32            0.01            0.01            0.00085                  0.02085    6.29915   Actual/360      120
    212       6.36            0.01            0.01            0.00085                  0.02085    6.33915   Actual/360      120
    213       6.18            0.01            0.01            0.00085                  0.02085    6.15915   Actual/360      360
    214        5.6            0.01            0.01            0.00085                  0.02085    5.57915   Actual/360      120
    215        5.6            0.01            0.01            0.00085                  0.02085    5.57915   Actual/360      120
    216       6.25            0.01            0.01            0.00085                  0.02085    6.22915   Actual/360      120
    217        5.6            0.01            0.01            0.00085                  0.02085    5.57915   Actual/360      120
    218        5.6            0.01            0.01            0.00085                  0.02085    5.57915   Actual/360      120

          Monthly
          Payment               Maturity/             Amort
Loan #    Date      Rem. Term   ARD Date              Term    Rem. Amort   Title Type   ARD Loan
-------   -------   ---------   -------------------   -----   ----------   ----------   --------
      1         8         118   6/8/2017                360          360   Fee
   1.01                                                                    Fee
   1.02                                                                    Fee
   1.03                                                                    Fee
   1.04                                                                    Fee
   1.05                                                                    Fee
   1.06                                                                    Fee
   1.07                                                                    Fee
   1.08                                                                    Fee
   1.09                                                                    Fee
    1.1                                                                    Fee
   1.11                                                                    Fee
   1.12                                                                    Fee
   1.13                                                                    Fee
   1.14                                                                    Fee
   1.15                                                                    Fee
   1.16                                                                    Fee
   1.17                                                                    Fee
   1.18                                                                    Fee
   1.19                                                                    Fee
    1.2                                                                    Fee
   1.21                                                                    Fee
   1.22                                                                    Fee
   1.23                                                                    Fee
   1.24                                                                    Fee
   1.25                                                                    Fee
   1.26                                                                    Fee
   1.27                                                                    Fee
   1.28                                                                    Fee
   1.29                                                                    Fee
    1.3                                                                    Fee
   1.31                                                                    Fee
   1.32                                                                    Fee
   1.33                                                                    Fee
   1.34                                                                    Fee
   1.35                                                                    Fee
   1.36                                                                    Fee
   1.37                                                                    Fee
   1.38                                                                    Fee
   1.39                                                                    Fee
    1.4                                                                    Fee
   1.41                                                                    Fee
   1.42                                                                    Fee
   1.43                                                                    Fee
   1.44                                                                    Fee
   1.45                                                                    Fee
   1.46                                                                    Fee
   1.47                                                                    Fee
   1.48                                                                    Fee
   1.49                                                                    Fee
    1.5                                                                    Fee
   1.51                                                                    Fee
   1.52                                                                    Fee
   1.53                                                                    Fee
   1.54                                                                    Fee
   1.55                                                                    Fee
   1.56                                                                    Fee
   1.57                                                                    Fee
   1.58                                                                    Fee
   1.59                                                                    Fee
    1.6                                                                    Fee
   1.61                                                                    Fee
   1.62                                                                    Fee
   1.63                                                                    Fee
   1.64                                                                    Fee
   1.65                                                                    Fee
   1.66                                                                    Fee
   1.67                                                                    Fee
   1.68                                                                    Fee
   1.69                                                                    Fee
    1.7                                                                    Fee
   1.71                                                                    Fee
   1.72                                                                    Fee
   1.73                                                                    Fee
      2         1        91.2   8/1/2014 - 8/1/2017       0            0   Fee/Leasehold
      2         1          84   8/1/2014                  0            0   Fee/Leasehold
      2         1         120   8/1/2017                  0            0   Fee/Leasehold
  2.001                                                                    Fee
  2.002                                                                    Fee
  2.003                                                                    Fee
  2.004                                                                    Fee
  2.005                                                                    Fee
  2.006                                                                    Fee
  2.007                                                                    Fee
  2.008                                                                    Fee
  2.009                                                                    Fee
   2.01                                                                    Fee
  2.011                                                                    Fee
  2.012                                                                    Fee
  2.013                                                                    Fee
  2.014                                                                    Fee
  2.015                                                                    Fee
  2.016                                                                    Fee
  2.017                                                                    Fee
  2.018                                                                    Fee
  2.019                                                                    Fee
   2.02                                                                    Fee
  2.021                                                                    Fee
  2.022                                                                    Fee
  2.023                                                                    Fee
  2.024                                                                    Fee
  2.025                                                                    Fee
  2.026                                                                    Fee
  2.027                                                                    Fee
  2.028                                                                    Fee
  2.029                                                                    Fee
   2.03                                                                    Fee
  2.031                                                                    Fee
  2.032                                                                    Fee
  2.033                                                                    Fee
  2.034                                                                    Fee
  2.035                                                                    Fee
  2.036                                                                    Fee
  2.037                                                                    Fee
  2.038                                                                    Fee
  2.039                                                                    Fee
   2.04                                                                    Fee
  2.041                                                                    Fee
  2.042                                                                    Fee
  2.043                                                                    Fee
  2.044                                                                    Fee
  2.045                                                                    Fee
  2.046                                                                    Fee
  2.047                                                                    Fee
  2.048                                                                    Fee
  2.049                                                                    Fee
   2.05                                                                    Fee
  2.051                                                                    Fee
  2.052                                                                    Fee
  2.053                                                                    Fee
  2.054                                                                    Fee
  2.055                                                                    Fee
  2.056                                                                    Fee
  2.057                                                                    Fee
  2.058                                                                    Fee
  2.059                                                                    Fee
   2.06                                                                    Fee
  2.061                                                                    Fee
  2.062                                                                    Fee
  2.063                                                                    Fee
  2.064                                                                    Fee
  2.065                                                                    Fee
  2.066                                                                    Fee
  2.067                                                                    Fee
  2.068                                                                    Fee
  2.069                                                                    Fee
   2.07                                                                    Fee
  2.071                                                                    Fee
  2.072                                                                    Fee
  2.073                                                                    Fee
  2.074                                                                    Fee
  2.075                                                                    Fee
  2.076                                                                    Fee
  2.077                                                                    Fee
  2.078                                                                    Fee
  2.079                                                                    Fee
   2.08                                                                    Fee
  2.081                                                                    Fee
  2.082                                                                    Fee
  2.083                                                                    Fee
  2.084                                                                    Fee
  2.085                                                                    Fee
  2.086                                                                    Fee
  2.087                                                                    Fee
  2.088                                                                    Fee
  2.089                                                                    Fee
   2.09                                                                    Fee
  2.091                                                                    Fee
  2.092                                                                    Fee
  2.093                                                                    Fee
  2.094                                                                    Fee
  2.095                                                                    Fee
  2.096                                                                    Fee
  2.097                                                                    Fee
  2.098                                                                    Fee
  2.099                                                                    Fee
    2.1                                                                    Fee
  2.101                                                                    Fee
  2.102                                                                    Fee
  2.103                                                                    Fee
  2.104                                                                    Fee
  2.105                                                                    Fee
  2.106                                                                    Fee
  2.107                                                                    Fee
  2.108                                                                    Fee
  2.109                                                                    Fee
   2.11                                                                    Fee
  2.111                                                                    Fee
  2.112                                                                    Fee
  2.113                                                                    Fee
  2.114                                                                    Fee
  2.115                                                                    Fee
  2.116                                                                    Fee
  2.117                                                                    Fee
  2.118                                                                    Fee
  2.119                                                                    Fee
   2.12                                                                    Fee
  2.121                                                                    Fee
  2.122                                                                    Fee
  2.123                                                                    Fee
  2.124                                                                    Fee
  2.125                                                                    Fee
  2.126                                                                    Fee
  2.127                                                                    Fee
  2.128                                                                    Fee
  2.129                                                                    Fee
   2.13                                                                    Fee
  2.131                                                                    Fee
  2.132                                                                    Fee
  2.133                                                                    Fee
  2.134                                                                    Fee
  2.135                                                                    Fee
  2.136                                                                    Fee
  2.137                                                                    Fee
  2.138                                                                    Fee
  2.139                                                                    Fee
   2.14                                                                    Fee
  2.141                                                                    Fee
  2.142                                                                    Fee
  2.143                                                                    Fee
  2.144                                                                    Fee
  2.145                                                                    Fee
  2.146                                                                    Fee
  2.147                                                                    Fee
  2.148                                                                    Fee
  2.149                                                                    Fee
   2.15                                                                    Fee
  2.151                                                                    Fee
  2.152                                                                    Fee
  2.153                                                                    Fee
  2.154                                                                    Fee
  2.155                                                                    Fee
  2.156                                                                    Fee
  2.157                                                                    Fee
  2.158                                                                    Fee
  2.159                                                                    Fee
   2.16                                                                    Fee
  2.161                                                                    Fee
  2.162                                                                    Fee
  2.163                                                                    Fee
  2.164                                                                    Fee
  2.165                                                                    Leasehold
  2.166                                                                    Fee
  2.167                                                                    Fee
  2.168                                                                    Fee
  2.169                                                                    Fee
   2.17                                                                    Fee
  2.171                                                                    Fee
  2.172                                                                    Fee
  2.173                                                                    Fee
  2.174                                                                    Fee
  2.175                                                                    Fee
  2.176                                                                    Fee
  2.177                                                                    Fee
  2.178                                                                    Fee
  2.179                                                                    Fee
   2.18                                                                    Fee
  2.181                                                                    Fee
  2.182                                                                    Fee
  2.183                                                                    Fee
  2.184                                                                    Fee
  2.185                                                                    Fee
  2.186                                                                    Fee
  2.187                                                                    Fee
  2.188                                                                    Fee
  2.189                                                                    Fee
   2.19                                                                    Fee
  2.191                                                                    Fee
  2.192                                                                    Fee
  2.193                                                                    Fee
  2.194                                                                    Fee
  2.195                                                                    Fee
  2.196                                                                    Fee
  2.197                                                                    Fee
  2.198                                                                    Fee
  2.199                                                                    Fee
    2.2                                                                    Fee
  2.201                                                                    Fee
  2.202                                                                    Fee
  2.203                                                                    Fee
  2.204                                                                    Fee
  2.205                                                                    Fee
  2.206                                                                    Fee
  2.207                                                                    Fee
  2.208                                                                    Fee
  2.209                                                                    Fee
   2.21                                                                    Fee
  2.211                                                                    Fee
  2.212                                                                    Fee
  2.213                                                                    Fee
  2.214                                                                    Fee
  2.215                                                                    Fee
  2.216                                                                    Fee
  2.217                                                                    Fee
  2.218                                                                    Fee
  2.219                                                                    Fee
   2.22                                                                    Fee
  2.221                                                                    Fee
  2.222                                                                    Fee
  2.223                                                                    Fee
  2.224                                                                    Fee
  2.225                                                                    Fee
  2.226                                                                    Fee
  2.227                                                                    Fee
  2.228                                                                    Fee
  2.229                                                                    Fee
   2.23                                                                    Fee
  2.231                                                                    Fee
  2.232                                                                    Fee
  2.233                                                                    Fee
  2.234                                                                    Fee
  2.235                                                                    Fee
  2.236                                                                    Fee
  2.237                                                                    Fee
  2.238                                                                    Fee
  2.239                                                                    Fee
   2.24                                                                    Fee
  2.241                                                                    Fee
  2.242                                                                    Fee
  2.243                                                                    Fee
  2.244                                                                    Fee
  2.245                                                                    Fee
  2.246                                                                    Fee
  2.247                                                                    Fee
  2.248                                                                    Fee
  2.249                                                                    Fee
   2.25                                                                    Fee
  2.251                                                                    Fee
  2.252                                                                    Fee
  2.253                                                                    Fee
  2.254                                                                    Fee
  2.255                                                                    Fee
  2.256                                                                    Fee
  2.257                                                                    Fee
  2.258                                                                    Fee
  2.259                                                                    Fee
   2.26                                                                    Fee
  2.261                                                                    Fee
  2.262                                                                    Fee
  2.263                                                                    Fee
  2.264                                                                    Fee
  2.265                                                                    Fee
  2.266                                                                    Fee
  2.267                                                                    Fee
  2.268                                                                    Fee
  2.269                                                                    Fee
   2.27                                                                    Fee
  2.271                                                                    Fee
  2.272                                                                    Fee
  2.273                                                                    Fee
  2.274                                                                    Fee
      3         1         119   7/1/2017                360          360   Fee/Leasehold
   3.01                                                                    Fee
   3.02                                                                    Fee
   3.03                                                                    Fee/Leasehold
   3.04                                                                    Fee
   3.05                                                                    Fee
   3.06                                                                    Fee
   3.07                                                                    Fee
   3.08                                                                    Fee
   3.09                                                                    Fee
      4         8          84   8/8/2014                  0            0   Fee
      5         8         119   7/8/2017                360          359   Fee          Yes
   5.01                                                                    Fee
   5.02                                                                    Fee
   5.03                                                                    Fee
   5.04                                                                    Fee
   5.05                                                                    Fee
   5.06                                                                    Fee
   5.07                                                                    Fee
   5.08                                                                    Fee
   5.09                                                                    Fee
    5.1                                                                    Fee
   5.11                                                                    Fee
   5.12                                                                    Fee
   5.13                                                                    Fee
   5.14                                                                    Fee
   5.15                                                                    Fee
   5.16                                                                    Fee
   5.17                                                                    Fee
      6         1         117   5/1/2017                360          357   Fee
      7         8         118   6/8/2017                336          334   Fee
   7.01                                                                    Fee
   7.02                                                                    Fee
   7.03                                                                    Fee
   7.04                                                                    Fee
   7.05                                                                    Fee
   7.06                                                                    Fee
   7.07                                                                    Fee
   7.08                                                                    Fee
   7.09                                                                    Fee
    7.1                                                                    Fee
   7.11                                                                    Fee
   7.12                                                                    Fee
   7.13                                                                    Fee
   7.14                                                                    Fee
   7.15                                                                    Fee
   7.16                                                                    Fee
   7.17                                                                    Fee
   7.18                                                                    Fee
   7.19                                                                    Fee
    7.2                                                                    Fee
   7.21                                                                    Fee
   7.22                                                                    Fee
   7.23                                                                    Fee
   7.24                                                                    Fee
   7.25                                                                    Fee
   7.26                                                                    Fee
   7.27                                                                    Fee
   7.28                                                                    Fee
   7.29                                                                    Fee
    7.3                                                                    Fee
   7.31                                                                    Fee
   7.32                                                                    Fee
   7.33                                                                    Fee
   7.34                                                                    Fee
   7.35                                                                    Fee
   7.36                                                                    Fee
   7.37                                                                    Fee
   7.38                                                                    Fee
   7.39                                                                    Fee
    7.4                                                                    Fee
   7.41                                                                    Fee
   7.42                                                                    Fee
   7.43                                                                    Fee
   7.44                                                                    Fee
   7.45                                                                    Fee
   7.46                                                                    Fee
   7.47                                                                    Fee
   7.48                                                                    Fee
   7.49                                                                    Fee
    7.5                                                                    Fee
   7.51                                                                    Fee
   7.52                                                                    Fee
   7.53                                                                    Fee
   7.54                                                                    Fee
   7.55                                                                    Fee
   7.56                                                                    Fee
   7.57                                                                    Fee
   7.58                                                                    Fee
   7.59                                                                    Fee
    7.6                                                                    Fee
   7.61                                                                    Fee
   7.62                                                                    Fee
      8         1          82                 41791       0            0   Fee
                8         111                 42682     360          360   Fee
      9         8         111                 42682     360          360   Fee
     10         8         111                 42682     360          360   Fee
     11         8         117                 42863     420          420   Fee
     12         8          82                 41798       0            0   Fee
     13         8         119                 42924     360          360   Fee
     14         1         119                 42917       0            0   Fee
     15         8         120                 42955     360          360   Fee
     16         8         120                 42955       0            0   Fee
     17         1         120                 42948       0            0   Fee
     18         8         120                 42955     360          360   Fee
     19         8         118                 42894     420          420   Fee
     20         8         118                 42894     360          360   Fee
     21         8          54                 40947       0            0   Fee
     22         1         119                 42917       0            0   Fee
     23         8         120                 42955     360          360   Fee
     24         5         115                 42799       0            0   Fee
     25         8         120                 42955       0            0   Fee
     26         8         120                 42955     420          420   Fee
     27         1         119                 42917       0            0   Fee
     28         8         120                 42955     360          360   Leasehold
     29         8         119                 42924       0            0   Fee
     30         8         119                 42924     420          420   Fee
     31         8         119   7/8/2017                420          420   Fee
     32         8         117                 42863       0            0   Fee
     33         8         120   8/8/2017                360          360   Fee
     34         8         118   6/8/2017                360          358   Fee
     35         8         120                 42955     420          420   Fee
     36         8         120                 42955     360          360   Fee
     37         8         120                 42955     360          360   Leasehold
     38         8         118                 42894       0            0   Fee
  38.01                                                                    Fee
  38.02                                                                    Fee
     39         8         118                 42894     360          360   Fee
  39.01                                                                    Fee
  39.02                                                                    Fee
  39.03                                                                    Fee
     40         1         117                 42856     360          360   Leasehold
     41         1         120                 42948     360          360   Fee          Yes
     42         8         118                 42894       0            0   Fee
     43         8         115                 42802     420          420   Fee
     44         8         118                 42894     360          360   Fee
     45         8         118   6/8/2017                  0            0   Fee
     46         8         120                 42955     360          360   Fee
     47         8         117                 42863     360          360   Fee
     48         8         119                 42924     360          359   Leasehold
     49         8         116   4/8/2017                420          420   Fee
     50         8         120                 42955     300          300   Fee
     51         8         120                 42955     360          360   Fee
     52         8         118                 42894     420          420   Fee
     53         8         120                 42955     240          240   Fee
  53.01                                                                    Fee
  53.02                                                                    Fee
  53.03                                                                    Fee
  53.04                                                                    Fee
  53.05                                                                    Fee
     54         8         117                 42863       0            0   Fee
     55         8          57                 41037       0            0   Fee
     56         8         119                 42924     360          360   Fee
  56.01                                                                    Fee
  56.02                                                                    Fee
  56.03                                                                    Fee
  56.04                                                                    Fee
  56.05                                                                    Fee
     57         8         111   11/8/2016               360          360   Fee
     58         8         119                 42924     360          360   Fee
     59         1         119                 42917       0            0   Fee
     60         8         120                 42955     360          360   Fee
     61         8         120                 42955     360          360   Fee
     62         8         120                 42955     360          360   Fee
     63         8         120                 42955     360          360   Fee
     64         1         120                 42948     360          360   Fee          Yes
     65         8         117                 42863       0            0   Leasehold
     66         8          58                 41068       0            0   Fee
     67         8         120                 42955     360          360   Fee
     68         8          81                 41767       0            0   Fee
     69         8         105                 42498     300          297   Fee
     70         8         117                 42863     360          360   Fee
     71         1         116                 42826       0            0   Fee
     72         1         119                 42917     360          360   Fee
     73         8         120                 42955     360          360   Fee
     74         1         116                 42826       0            0   Fee
     75         8         118                 42894     360          358   Fee
     76         8         120                 42955     360          360   Fee
     77         8         118                 42894     360          360   Fee
     78         8         117                 42863       0            0   Fee
     79         8         120                 42955     420          420   Fee
     80         8         118                 42894     360          360   Fee
     81         8         119                 42924     360          360   Fee
     82         1         116                 42826     360          356   Fee          Yes
     83         8         118                 42894     360          360   Fee
     84         8         118                 42894     360          360   Fee
     85         1          59                 41091     360          359   Fee
     86         8         116                 42833     360          356   Fee
     87         8         118                 42894     360          358   Fee
     88         8         119                 42924     360          359   Fee
     89         8         119                 42924     420          419   Fee
     90         8         118                 42894     360          360   Fee
     91         8         118                 42894     360          360   Fee
     92         1         120                 42948     360          360   Fee
     93         8         119   7/8/2017                360          360   Fee
     94         8         120                 42955     360          360   Fee
     95         8         117                 42863     360          360   Fee
     96         8         117                 42863       0            0   Fee
     97         1         120                 42948     360          360   Fee
     98         1         180                 44774     180          180   Fee
     99         1         119                 42917     360          360   Fee
    100         8         118                 42894       0            0   Fee
    101         8         119   7/8/2017                360          360   Fee
    102         8         119   7/8/2017                360          359   Fee
    103         8         119   7/8/2017                360          359   Fee
    104         8         118                 42894     420          420   Fee
    105         8         118                 42894     360          360   Fee
    106         8         118                 42894     372          372   Fee
    107         8         119                 42924     360          360   Fee
    108         8         120   8/8/2017                420          420   Fee
    109         8         120                 42955     360          360   Fee
    110         8         116                 42833     360          360   Fee
    111         8         117                 42863     360          360   Fee
    112         8         119   7/8/2017                360          359   Fee
 112.01                                                                    Fee
 112.02                                                                    Fee
 112.03                                                                    Fee
    113         8         119   7/8/2017                  0            0   Fee
    114         1         120                 42948     360          360   Fee
    115         8         119                 42924     360          360   Fee
    116         8         118                 42894     360          358   Fee
    117         8         119                 42924     360          360   Fee
 117.01                                                                    Fee
 117.02                                                                    Fee
 117.03                                                                    Fee
 117.04                                                                    Fee
    118         1         180                 44774     180          180   Fee
    119         8         119   7/8/2017                360          359   Fee
    120         8          58                 41068     360          360   Fee
    121         8         119                 42924     420          419   Fee
    122         8         118   6/8/2017                360          360   Fee
    123         8         118                 42894     360          358   Fee
    124         8         118   6/8/2017                360          360   Fee
    125         8         120                 42955     420          420   Fee
    126         8         120                 42955       0            0   Fee
    127         8         120                 42955     360          360   Fee
    128         8         118   6/8/2017                  0            0   Fee
    129         8         120                 42955     360          360   Fee
    130         1         119                 42917     360          360   Fee
    131         8         118   6/8/2017                360          358   Fee
    132         8         118   6/8/2017                360          360   Fee
    133         8         120                 42955     420          420   Fee
    134         8         120                 42955     420          420   Fee
    135         8         118   6/8/2017                360          360   Fee
    136         8         117   5/8/2017                360          360   Fee
    137         8         119                 42924     360          359   Fee
    138         8         119                 42924     360          359   Fee
    139         1         117                 42856     360          357   Fee          Yes
    140         1         119                 42917     360          360   Leasehold
    141         8         119                 42924     360          360   Fee
    142         8         120                 42955     360          360   Fee
    143         8         120                 42955     420          420   Fee
    144         1         119                 42917     360          360   Fee
    145         8         118   6/8/2017                360          360   Fee
    146         1         179                 44743     180          179   Fee
    147         8         119   7/8/2017                360          360   Fee
    148         1         119                 42917     360          359   Fee
    149         8         119                 42924     360          360   Fee
    150         8         118                 42894     360          358   Fee
    151         8         117                 42863       0            0   Fee
    152         8         118                 42894     360          358   Fee
    153         1         120                 42948     360          360   Fee          Yes
    154         8         120                 42955     360          360   Fee
    155         8         118                 42894     360          360   Fee
    156         8         120                 42955     420          420   Fee
    157         1         116                 42826     360          356   Fee
    158         8         118                 42894     360          358   Fee
    159         8         118                 42894     360          358   Fee
    160         8         117                 42863     360          357   Fee
    161         8         118                 42894     360          358   Fee
    162         1         120                 42948     360          360   Fee
    163         8         118                 42894     360          358   Fee
    164         8         119                 42924     360          360   Fee
    165         8         117   5/8/2017                360          357   Fee
    166         8         118                 42894     360          358   Fee
    167         8         118                 42894     360          358   Fee
    168         8         120   8/8/2017                360          360   Fee
    169         8         120                 42955     360          360   Fee
    170         8         119   7/8/2017                  0            0   Fee
    171         8         119   7/8/2017                  0            0   Fee
    172         8         118                 42894     360          358   Fee
    173         8         118                 42894     360          358   Fee
    174         8         118                 42894       0            0   Fee
    175         8         120                 42955     396          396   Fee
    176         8         119   7/8/2017                360          360   Fee
    177         8         118                 42894     360          360   Fee
    178         8         118                 42894     360          360   Fee
    179         8         120                 42955     360          360   Fee
    180         8         117                 42863     360          357   Fee
    181         8         118   6/8/2017                360          360   Fee
    182         8         117                 42863     360          357   Fee
    183         8         119   7/8/2017                360          359   Fee
    184         8         118                 42894     360          360   Fee
    185         8          58                 41068       0            0   Fee
    186         1         118                 42887     360          358   Fee
    187         8         119                 42924     360          360   Fee
    188         8         118   6/8/2017                360          360   Fee
    189         8         120   8/8/2017                360          360   Fee
    190         8          58   6/8/2012                  0            0   Fee
    191         8         298                 48373     300          298   Fee          Hybrid
    192         8         117   5/8/2017                300          297   Fee
    193         8         118                 42894       0            0   Fee
    194         8         119                 42924     360          359   Fee
    195         8         117                 42863     360          357   Fee
    196         8         117                 42863     360          357   Fee
    197         8         118                 42894       0            0   Fee
    198         8         358                 50199     360          358   Fee          Hybrid
    199         8         118                 42894     360          358   Fee
    200         8         117   5/8/2017                360          357   Fee
    201         8         118                 42894     360          360   Fee
    202         8         117   5/8/2017                360          357   Fee
    203         8         118   6/8/2017                360          358   Fee
    204         8         117   5/8/2017                360          357   Fee
    205         8         117   5/8/2017                360          357   Fee
    206         8         118   6/8/2017                300          298   Fee
    207         8         119                 42924     360          360   Fee
    208         8         117   5/8/2017                180          177   Fee
    209         8         118                 42894     360          358   Fee
    210         8         357                 50168     360          357   Fee          Hybrid
    211         8         117                 42863     300          297   Fee
    212         8         118   6/8/2017                360          358   Fee
    213         8         357                 50168     324          324   Fee          Hybrid
    214         8         118                 42894     360          358   Fee
    215         8         118                 42894     360          358   Fee
    216         8         118   6/8/2017                360          358   Fee
    217         8         118                 42894     360          358   Fee
    218         8         118                 42894     360          358   Fee

          ARD                                                                            Environmental   Cross
Loan #    Step Up                                                                        Insurance       Defaulted
-------   ----------------------------------------------------------------------------   -------------   ---------
      1                                                                                  No
   1.01                                                                                  No
   1.02                                                                                  No
   1.03                                                                                  No
   1.04                                                                                  No
   1.05                                                                                  No
   1.06                                                                                  No
   1.07                                                                                  No
   1.08                                                                                  No
   1.09                                                                                  No
    1.1                                                                                  No
   1.11                                                                                  No
   1.12                                                                                  No
   1.13                                                                                  No
   1.14                                                                                  No
   1.15                                                                                  No
   1.16                                                                                  No
   1.17                                                                                  No
   1.18                                                                                  No
   1.19                                                                                  No
    1.2                                                                                  No
   1.21                                                                                  No
   1.22                                                                                  No
   1.23                                                                                  No
   1.24                                                                                  No
   1.25                                                                                  No
   1.26                                                                                  No
   1.27                                                                                  No
   1.28                                                                                  No
   1.29                                                                                  No
    1.3                                                                                  No
   1.31                                                                                  No
   1.32                                                                                  No
   1.33                                                                                  No
   1.34                                                                                  No
   1.35                                                                                  No
   1.36                                                                                  No
   1.37                                                                                  No
   1.38                                                                                  No
   1.39                                                                                  No
    1.4                                                                                  No
   1.41                                                                                  No
   1.42                                                                                  No
   1.43                                                                                  No
   1.44                                                                                  No
   1.45                                                                                  No
   1.46                                                                                  No
   1.47                                                                                  No
   1.48                                                                                  No
   1.49                                                                                  No
    1.5                                                                                  No
   1.51                                                                                  No
   1.52                                                                                  No
   1.53                                                                                  No
   1.54                                                                                  No
   1.55                                                                                  No
   1.56                                                                                  No
   1.57                                                                                  No
   1.58                                                                                  No
   1.59                                                                                  No
    1.6                                                                                  No
   1.61                                                                                  No
   1.62                                                                                  No
   1.63                                                                                  No
   1.64                                                                                  No
   1.65                                                                                  No
   1.66                                                                                  No
   1.67                                                                                  No
   1.68                                                                                  No
   1.69                                                                                  No
    1.7                                                                                  No
   1.71                                                                                  No
   1.72                                                                                  No
   1.73                                                                                  No
      2                                                                                  No
      2                                                                                  No
      2                                                                                  No                      0
  2.001                                                                                  No
  2.002                                                                                  No
  2.003                                                                                  No
  2.004                                                                                  No
  2.005                                                                                  No
  2.006                                                                                  No
  2.007                                                                                  No
  2.008                                                                                  No
  2.009                                                                                  No
   2.01                                                                                  No
  2.011                                                                                  No
  2.012                                                                                  No
  2.013                                                                                  No
  2.014                                                                                  No
  2.015                                                                                  No
  2.016                                                                                  No
  2.017                                                                                  No
  2.018                                                                                  No
  2.019                                                                                  No
   2.02                                                                                  No
  2.021                                                                                  No
  2.022                                                                                  No
  2.023                                                                                  No
  2.024                                                                                  No
  2.025                                                                                  No
  2.026                                                                                  No
  2.027                                                                                  No
  2.028                                                                                  No
  2.029                                                                                  No
   2.03                                                                                  No
  2.031                                                                                  No
  2.032                                                                                  No
  2.033                                                                                  No
  2.034                                                                                  No
  2.035                                                                                  No
  2.036                                                                                  No
  2.037                                                                                  No
  2.038                                                                                  No
  2.039                                                                                  No
   2.04                                                                                  No
  2.041                                                                                  No
  2.042                                                                                  No
  2.043                                                                                  No
  2.044                                                                                  No
  2.045                                                                                  No
  2.046                                                                                  No
  2.047                                                                                  No
  2.048                                                                                  No
  2.049                                                                                  No
   2.05                                                                                  No
  2.051                                                                                  No
  2.052                                                                                  No
  2.053                                                                                  No
  2.054                                                                                  No
  2.055                                                                                  No
  2.056                                                                                  No
  2.057                                                                                  No
  2.058                                                                                  No
  2.059                                                                                  No
   2.06                                                                                  No
  2.061                                                                                  No
  2.062                                                                                  No
  2.063                                                                                  No
  2.064                                                                                  No
  2.065                                                                                  No
  2.066                                                                                  No
  2.067                                                                                  No
  2.068                                                                                  No
  2.069                                                                                  No
   2.07                                                                                  No
  2.071                                                                                  No
  2.072                                                                                  No
  2.073                                                                                  No
  2.074                                                                                  No
  2.075                                                                                  No
  2.076                                                                                  No
  2.077                                                                                  No
  2.078                                                                                  No
  2.079                                                                                  No
   2.08                                                                                  No
  2.081                                                                                  No
  2.082                                                                                  No
  2.083                                                                                  No
  2.084                                                                                  No
  2.085                                                                                  No
  2.086                                                                                  No
  2.087                                                                                  No
  2.088                                                                                  No
  2.089                                                                                  No
   2.09                                                                                  No
  2.091                                                                                  No
  2.092                                                                                  No
  2.093                                                                                  No
  2.094                                                                                  No
  2.095                                                                                  No
  2.096                                                                                  No
  2.097                                                                                  No
  2.098                                                                                  No
  2.099                                                                                  No
    2.1                                                                                  No
  2.101                                                                                  No
  2.102                                                                                  No
  2.103                                                                                  No
  2.104                                                                                  No
  2.105                                                                                  No
  2.106                                                                                  No
  2.107                                                                                  No
  2.108                                                                                  No
  2.109                                                                                  No
   2.11                                                                                  No
  2.111                                                                                  No
  2.112                                                                                  No
  2.113                                                                                  No
  2.114                                                                                  No
  2.115                                                                                  No
  2.116                                                                                  No
  2.117                                                                                  No
  2.118                                                                                  No
  2.119                                                                                  No
   2.12                                                                                  No
  2.121                                                                                  No
  2.122                                                                                  No
  2.123                                                                                  No
  2.124                                                                                  No
  2.125                                                                                  No
  2.126                                                                                  No
  2.127                                                                                  No
  2.128                                                                                  No
  2.129                                                                                  No
   2.13                                                                                  No
  2.131                                                                                  No
  2.132                                                                                  No
  2.133                                                                                  No
  2.134                                                                                  No
  2.135                                                                                  No
  2.136                                                                                  No
  2.137                                                                                  No
  2.138                                                                                  No
  2.139                                                                                  No
   2.14                                                                                  No
  2.141                                                                                  No
  2.142                                                                                  No
  2.143                                                                                  No
  2.144                                                                                  No
  2.145                                                                                  No
  2.146                                                                                  No
  2.147                                                                                  No
  2.148                                                                                  No
  2.149                                                                                  No
   2.15                                                                                  No
  2.151                                                                                  No
  2.152                                                                                  No
  2.153                                                                                  No
  2.154                                                                                  No
  2.155                                                                                  No
  2.156                                                                                  No
  2.157                                                                                  No
  2.158                                                                                  No
  2.159                                                                                  No
   2.16                                                                                  No
  2.161                                                                                  No
  2.162                                                                                  No
  2.163                                                                                  No
  2.164                                                                                  No
  2.165                                                                                  No
  2.166                                                                                  No
  2.167                                                                                  No
  2.168                                                                                  No
  2.169                                                                                  No
   2.17                                                                                  No
  2.171                                                                                  No
  2.172                                                                                  No
  2.173                                                                                  No
  2.174                                                                                  No
  2.175                                                                                  No
  2.176                                                                                  No
  2.177                                                                                  No
  2.178                                                                                  No
  2.179                                                                                  No
   2.18                                                                                  No
  2.181                                                                                  No
  2.182                                                                                  No
  2.183                                                                                  No
  2.184                                                                                  No
  2.185                                                                                  No
  2.186                                                                                  No
  2.187                                                                                  No
  2.188                                                                                  No
  2.189                                                                                  No
   2.19                                                                                  No
  2.191                                                                                  No
  2.192                                                                                  No
  2.193                                                                                  No
  2.194                                                                                  No
  2.195                                                                                  No
  2.196                                                                                  No
  2.197                                                                                  No
  2.198                                                                                  No
  2.199                                                                                  No
    2.2                                                                                  No
  2.201                                                                                  No
  2.202                                                                                  No
  2.203                                                                                  No
  2.204                                                                                  No
  2.205                                                                                  No
  2.206                                                                                  No
  2.207                                                                                  No
  2.208                                                                                  No
  2.209                                                                                  No
   2.21                                                                                  No
  2.211                                                                                  No
  2.212                                                                                  No
  2.213                                                                                  No
  2.214                                                                                  No
  2.215                                                                                  No
  2.216                                                                                  No
  2.217                                                                                  No
  2.218                                                                                  No
  2.219                                                                                  No
   2.22                                                                                  No
  2.221                                                                                  No
  2.222                                                                                  No
  2.223                                                                                  No
  2.224                                                                                  No
  2.225                                                                                  No
  2.226                                                                                  No
  2.227                                                                                  No
  2.228                                                                                  No
  2.229                                                                                  No
   2.23                                                                                  No
  2.231                                                                                  No
  2.232                                                                                  No
  2.233                                                                                  No
  2.234                                                                                  No
  2.235                                                                                  No
  2.236                                                                                  No
  2.237                                                                                  No
  2.238                                                                                  No
  2.239                                                                                  No
   2.24                                                                                  No
  2.241                                                                                  No
  2.242                                                                                  No
  2.243                                                                                  No
  2.244                                                                                  No
  2.245                                                                                  No
  2.246                                                                                  No
  2.247                                                                                  No
  2.248                                                                                  No
  2.249                                                                                  No
   2.25                                                                                  No
  2.251                                                                                  No
  2.252                                                                                  No
  2.253                                                                                  No
  2.254                                                                                  No
  2.255                                                                                  No
  2.256                                                                                  No
  2.257                                                                                  No
  2.258                                                                                  No
  2.259                                                                                  No
   2.26                                                                                  No
  2.261                                                                                  No
  2.262                                                                                  No
  2.263                                                                                  No
  2.264                                                                                  No
  2.265                                                                                  No
  2.266                                                                                  No
  2.267                                                                                  No
  2.268                                                                                  No
  2.269                                                                                  No
   2.27                                                                                  No
  2.271                                                                                  No
  2.272                                                                                  No
  2.273                                                                                  No
  2.274                                                                                  No
      3                                                                                  No
   3.01                                                                                  No
   3.02                                                                                  No
   3.03                                                                                  No
   3.04                                                                                  No
   3.05                                                                                  No
   3.06                                                                                  No
   3.07                                                                                  No
   3.08                                                                                  No
   3.09                                                                                  No
      4                                                                                  No
      5   Greater of Initial interest rate plus 2% or the Treasury plus 2%               No
   5.01                                                                                  No
   5.02                                                                                  No
   5.03                                                                                  No
   5.04                                                                                  No
   5.05                                                                                  No
   5.06                                                                                  No
   5.07                                                                                  No
   5.08                                                                                  No
   5.09                                                                                  No
    5.1                                                                                  No
   5.11                                                                                  No
   5.12                                                                                  No
   5.13                                                                                  No
   5.14                                                                                  No
   5.15                                                                                  No
   5.16                                                                                  No
   5.17                                                                                  No
      6                                                                                  No
      7                                                                                  No
   7.01                                                                                  No
   7.02                                                                                  No
   7.03                                                                                  No
   7.04                                                                                  No
   7.05                                                                                  No
   7.06                                                                                  No
   7.07                                                                                  No
   7.08                                                                                  No
   7.09                                                                                  No
    7.1                                                                                  No
   7.11                                                                                  No
   7.12                                                                                  No
   7.13                                                                                  No
   7.14                                                                                  No
   7.15                                                                                  No
   7.16                                                                                  No
   7.17                                                                                  No
   7.18                                                                                  No
   7.19                                                                                  No
    7.2                                                                                  No
   7.21                                                                                  No
   7.22                                                                                  No
   7.23                                                                                  No
   7.24                                                                                  No
   7.25                                                                                  No
   7.26                                                                                  No
   7.27                                                                                  No
   7.28                                                                                  No
   7.29                                                                                  No
    7.3                                                                                  No
   7.31                                                                                  No
   7.32                                                                                  No
   7.33                                                                                  No
   7.34                                                                                  No
   7.35                                                                                  No
   7.36                                                                                  No
   7.37                                                                                  No
   7.38                                                                                  No
   7.39                                                                                  No
    7.4                                                                                  No
   7.41                                                                                  No
   7.42                                                                                  No
   7.43                                                                                  No
   7.44                                                                                  No
   7.45                                                                                  No
   7.46                                                                                  No
   7.47                                                                                  No
   7.48                                                                                  No
   7.49                                                                                  No
    7.5                                                                                  No
   7.51                                                                                  No
   7.52                                                                                  No
   7.53                                                                                  No
   7.54                                                                                  No
   7.55                                                                                  No
   7.56                                                                                  No
   7.57                                                                                  No
   7.58                                                                                  No
   7.59                                                                                  No
    7.6                                                                                  No
   7.61                                                                                  No
   7.62                                                                                  No
      8                                                                                  No
                                                                                         No              Yes
      9                                                                                  No              Yes
     10                                                                                  No              Yes
     11                                                                                  No
     12                                                                                  No
     13                                                                                  No
     14                                                                                  No
     15                                                                                  No
     16                                                                                  No
     17                                                                                  No
     18                                                                                  No
     19                                                                                  No
     20                                                                                  No
     21                                                                                  No
     22                                                                                  No
     23                                                                                  No
     24                                                                                  No
     25                                                                                  No
     26                                                                                  No
     27                                                                                  No
     28                                                                                  No
     29                                                                                  No
     30                                                                                  No
     31                                                                                  No
     32                                                                                  No
     33                                                                                  No
     34                                                                                  No
     35                                                                                  No
     36                                                                                  No
     37                                                                                  No
     38                                                                                  No
  38.01                                                                                  No
  38.02                                                                                  No
     39                                                                                  No
  39.01                                                                                  No
  39.02                                                                                  No
  39.03                                                                                  No
     40                                                                                  No
     41   Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.   No
     42                                                                                  No
     43                                                                                  No
     44                                                                                  No
     45                                                                                  No
     46                                                                                  No
     47                                                                                  No
     48                                                                                  No
     49                                                                                  No
     50                                                                                  No
     51                                                                                  No
     52                                                                                  No
     53                                                                                  No
  53.01                                                                                  No
  53.02                                                                                  No
  53.03                                                                                  No
  53.04                                                                                  No
  53.05                                                                                  No
     54                                                                                  No
     55                                                                                  No
     56                                                                                  No
  56.01                                                                                  No
  56.02                                                                                  No
  56.03                                                                                  No
  56.04                                                                                  No
  56.05                                                                                  No
     57                                                                                  No
     58                                                                                  No
     59                                                                                  No
     60                                                                                  No
     61                                                                                  No
     62                                                                                  No
     63                                                                                  No
     64   Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.   No
     65                                                                                  No
     66                                                                                  No
     67                                                                                  No
     68                                                                                  No
     69                                                                                  No
     70                                                                                  No
     71                                                                                  No
     72                                                                                  No
     73                                                                                  No
     74                                                                                  No
     75                                                                                  No
     76                                                                                  No
     77                                                                                  No
     78                                                                                  No
     79                                                                                  No
     80                                                                                  No
     81                                                                                  No
     82   Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.   No
     83                                                                                  No
     84                                                                                  No
     85                                                                                  No
     86                                                                                  No
     87                                                                                  No
     88                                                                                  No
     89                                                                                  No
     90                                                                                  No
     91                                                                                  No
     92                                                                                  No
     93                                                                                  No
     94                                                                                  No
     95                                                                                  No
     96                                                                                  No
     97                                                                                  No
     98                                                                                  No
     99                                                                                  No
    100                                                                                  No
    101                                                                                  No
    102                                                                                  No
    103                                                                                  No
    104                                                                                  No
    105                                                                                  No
    106                                                                                  No
    107                                                                                  No
    108                                                                                  No
    109                                                                                  No
    110                                                                                  No
    111                                                                                  No
    112                                                                                  No
 112.01                                                                                  No
 112.02                                                                                  No
 112.03                                                                                  No
    113                                                                                  No
    114                                                                                  No
    115                                                                                  No
    116                                                                                  No
    117                                                                                  No
 117.01                                                                                  No
 117.02                                                                                  No
 117.03                                                                                  No
 117.04                                                                                  No
    118                                                                                  No
    119                                                                                  No
    120                                                                                  No
    121                                                                                  No
    122                                                                                  No
    123                                                                                  No
    124                                                                                  No
    125                                                                                  No
    126                                                                                  No
    127                                                                                  No
    128                                                                                  No
    129                                                                                  No
    130                                                                                  No
    131                                                                                  No
    132                                                                                  No
    133                                                                                  No
    134                                                                                  No
    135                                                                                  No
    136                                                                                  No
    137                                                                                  No
    138                                                                                  No
    139   Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.   No
    140                                                                                  No
    141                                                                                  No
    142                                                                                  No
    143                                                                                  No
    144                                                                                  No
    145                                                                                  No
    146                                                                                  No
    147                                                                                  No
    148                                                                                  No
    149                                                                                  No
    150                                                                                  No
    151                                                                                  No
    152                                                                                  No
    153   Greater of: (i) Initial Interest Rate plus 2% or (ii) Treasury Rate plus 2%.   No
    154                                                                                  No
    155                                                                                  No
    156                                                                                  No
    157                                                                                  No
    158                                                                                  No
    159                                                                                  No
    160                                                                                  No
    161                                                                                  No
    162                                                                                  No
    163                                                                                  No
    164                                                                                  No
    165                                                                                  No
    166                                                                                  No
    167                                                                                  No
    168                                                                                  No
    169                                                                                  No
    170                                                                                  No
    171                                                                                  No
    172                                                                                  No
    173                                                                                  No
    174                                                                                  No
    175                                                                                  No
    176                                                                                  No
    177                                                                                  No
    178                                                                                  No
    179                                                                                  No
    180                                                                                  No
    181                                                                                  No
    182                                                                                  No
    183                                                                                  No
    184                                                                                  No
    185                                                                                  No
    186                                                                                  No
    187                                                                                  No
    188                                                                                  No
    189                                                                                  No
    190                                                                                  No
    191                                                                                  No
    192                                                                                  No
    193                                                                                  No
    194                                                                                  No
    195                                                                                  No
    196                                                                                  No
    197                                                                                  No
    198                                                                                  No
    199                                                                                  No
    200                                                                                  No
    201                                                                                  No
    202                                                                                  No
    203                                                                                  No
    204                                                                                  No
    205                                                                                  No
    206                                                                                  No
    207                                                                                  No
    208                                                                                  No
    209                                                                                  No
    210                                                                                  No
    211                                                                                  No
    212                                                                                  No
    213                                                                                  No
    214                                                                                  No
    215                                                                                  No
    216                                                                                  No
    217                                                                                  No
    218                                                                                  No

                           Partial                                                               Upfront       Upfront
          Cross            Defeasance   Letter of   Lockbox                           Holdback   Engineering   Capex
Loan #    Collateralized   Allowed      Credit      Type                              Amount     Reserve ($)   Reserve ($)
-------   --------------   ----------   ---------   -------------------------------   --------   -----------   -----------
      1                    Yes                      Hard                                             413,533
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
    1.1
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
    1.2
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
    1.3
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
    1.4
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
    1.5
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
    1.6
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
    1.7
   1.71
   1.72
   1.73
      2                    Yes                      Hard                                             536,646     2,238,167
      2                             0           0
      2                0            0           0
  2.001
  2.002
  2.003
  2.004
  2.005
  2.006
  2.007
  2.008
  2.009
   2.01
  2.011
  2.012
  2.013
  2.014
  2.015
  2.016
  2.017
  2.018
  2.019
   2.02
  2.021
  2.022
  2.023
  2.024
  2.025
  2.026
  2.027
  2.028
  2.029
   2.03
  2.031
  2.032
  2.033
  2.034
  2.035
  2.036
  2.037
  2.038
  2.039
   2.04
  2.041
  2.042
  2.043
  2.044
  2.045
  2.046
  2.047
  2.048
  2.049
   2.05
  2.051
  2.052
  2.053
  2.054
  2.055
  2.056
  2.057
  2.058
  2.059
   2.06
  2.061
  2.062
  2.063
  2.064
  2.065
  2.066
  2.067
  2.068
  2.069
   2.07
  2.071
  2.072
  2.073
  2.074
  2.075
  2.076
  2.077
  2.078
  2.079
   2.08
  2.081
  2.082
  2.083
  2.084
  2.085
  2.086
  2.087
  2.088
  2.089
   2.09
  2.091
  2.092
  2.093
  2.094
  2.095
  2.096
  2.097
  2.098
  2.099
    2.1
  2.101
  2.102
  2.103
  2.104
  2.105
  2.106
  2.107
  2.108
  2.109
   2.11
  2.111
  2.112
  2.113
  2.114
  2.115
  2.116
  2.117
  2.118
  2.119
   2.12
  2.121
  2.122
  2.123
  2.124
  2.125
  2.126
  2.127
  2.128
  2.129
   2.13
  2.131
  2.132
  2.133
  2.134
  2.135
  2.136
  2.137
  2.138
  2.139
   2.14
  2.141
  2.142
  2.143
  2.144
  2.145
  2.146
  2.147
  2.148
  2.149
   2.15
  2.151
  2.152
  2.153
  2.154
  2.155
  2.156
  2.157
  2.158
  2.159
   2.16
  2.161
  2.162
  2.163
  2.164
  2.165
  2.166
  2.167
  2.168
  2.169
   2.17
  2.171
  2.172
  2.173
  2.174
  2.175
  2.176
  2.177
  2.178
  2.179
   2.18
  2.181
  2.182
  2.183
  2.184
  2.185
  2.186
  2.187
  2.188
  2.189
   2.19
  2.191
  2.192
  2.193
  2.194
  2.195
  2.196
  2.197
  2.198
  2.199
    2.2
  2.201
  2.202
  2.203
  2.204
  2.205
  2.206
  2.207
  2.208
  2.209
   2.21
  2.211
  2.212
  2.213
  2.214
  2.215
  2.216
  2.217
  2.218
  2.219
   2.22
  2.221
  2.222
  2.223
  2.224
  2.225
  2.226
  2.227
  2.228
  2.229
   2.23
  2.231
  2.232
  2.233
  2.234
  2.235
  2.236
  2.237
  2.238
  2.239
   2.24
  2.241
  2.242
  2.243
  2.244
  2.245
  2.246
  2.247
  2.248
  2.249
   2.25
  2.251
  2.252
  2.253
  2.254
  2.255
  2.256
  2.257
  2.258
  2.259
   2.26
  2.261
  2.262
  2.263
  2.264
  2.265
  2.266
  2.267
  2.268
  2.269
   2.27
  2.271
  2.272
  2.273
  2.274
      3
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
   3.08
   3.09
      4                                             Hard
      5                    Yes                      Soft                                             438,400        72,110
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
    5.1
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
      6
      7                    Yes                      None at Closing, Springing Hard
   7.01
   7.02
   7.03
   7.04
   7.05
   7.06
   7.07
   7.08
   7.09
    7.1
   7.11
   7.12
   7.13
   7.14
   7.15
   7.16
   7.17
   7.18
   7.19
    7.2
   7.21
   7.22
   7.23
   7.24
   7.25
   7.26
   7.27
   7.28
   7.29
    7.3
   7.31
   7.32
   7.33
   7.34
   7.35
   7.36
   7.37
   7.38
   7.39
    7.4
   7.41
   7.42
   7.43
   7.44
   7.45
   7.46
   7.47
   7.48
   7.49
    7.5
   7.51
   7.52
   7.53
   7.54
   7.55
   7.56
   7.57
   7.58
   7.59
    7.6
   7.61
   7.62
      8
          Yes              Yes                      Soft                                              256194
      9   Yes              Yes                      Soft                                              249944
     10   Yes              Yes                      Soft                                                6250
     11                                             Soft
     12
     13                                             Hard                                                6375
     14                                             None at Closing, Springing Hard
     15                                                                                                31875
     16
     17                                             None at Closing, Springing Soft                                 2331.5
     18                                             Hard
     19
     20
     21                                                                                                             119700
     22                                             None at Closing, Springing Hard
     23                                                                                               145625
     24                                             Hard                               1163370
     25                                                                                               650000
     26
     27                                             None at Closing, Springing Hard
     28                                             Hard
     29                                             Hard
     30
     31                                             Hard
     32                                             Hard
     33
     34
     35                                             None at Closing, Springing Hard
     36                                             Hard                                                4375
     37
     38                    Yes
  38.01
  38.02
     39                    Yes                      Hard                                                2000       3731.98
  39.01
  39.02
  39.03
     40                                             None at Closing, Springing Soft
     41                                             Hard                                                               663
     42
     43                                             Hard                                                            100000
     44                                             Hard
     45
     46                    Yes                      Hard
     47
     48
     49                                             Hard                                                             80000
     50                                                                                                19375
     51
     52                                                                                                             645.83
     53                                             Hard                                             18437.5
  53.01
  53.02
  53.03
  53.04
  53.05
     54                                             None at Closing, Springing Hard                                 225000
     55                                             Soft
     56                                                                                                 1250
  56.01
  56.02
  56.03
  56.04
  56.05
     57                                             Soft
     58
     59                                             None at Closing, Springing Hard                                  748.5
     60
     61                                                                                 500000
     62
     63                                                                                 600000
     64                                             None at Closing, Springing Soft
     65                                                                                                  250           439
     66
     67                                             Hard
     68
     69
     70                                             Soft
     71                                             Soft at Closing, Springing Hard                               14114.04
     72                                                                                                            1104.58
     73                    Yes
     74                                             Soft at Closing, Springing Hard                                  13581
     75
     76
     77
     78
     79                                             Hard
     80                    Yes                      Hard                                               11250
     81
     82                                             None at Closing, Springing Hard                                 256.33
     83
     84
     85                                                                                                               6347
     86
     87                                                                                                            1736000
     88
     89                                             Hard
     90                                             Hard
     91                                 Yes         Hard
     92                                                                                                               4375
     93
     94                                             Hard
     95                                             Hard                                             10937.5
     96
     97
     98
     99                                                                                                            2416.67
    100                                             Hard
    101
    102
    103                                                                                                12500
    104
    105
    106
    107                                                                                                37090
    108                                                                                                             374.71
    109                                             None at Closing, Springing Hard                                 494.71
    110                                                                                               8437.5
    111                                             Hard
    112
 112.01
 112.02
 112.03
    113
    114
    115
    116
    117                    Yes
 117.01
 117.02
 117.03
 117.04
    118
    119
    120
    121
    122                                             Hard
    123                                                                                                              10000
    124                                             Hard
    125                                             Hard                                               28000
    126                                             Hard
    127                                                                                 550000
    128
    129
    130
    131
    132
    133
    134
    135
    136                                                                                                              31500
    137
    138
    139                                             None at Closing, Springing Hard                                 199.59
    140                                                                                                                200
    141
    142
    143
    144                                             None at Closing, Springing Soft                                 195.83
    145
    146
    147
    148                                                                                                               1438
    149
    150
    151
    152
    153                                             None at Closing, Springing Soft
    154
    155
    156
    157                                             None at Closing, Springing Soft                                   1385
    158
    159
    160
    161                                             None at Closing, Springing Hard
    162                                                                                                             447.67
    163
    164
    165
    166
    167
    168
    169
    170                                             Hard
    171
    172
    173
    174
    175
    176
    177
    178
    179
    180
    181
    182                                                                                                50000
    183
    184
    185
    186                                                                                                                238
    187
    188
    189
    190
    191
    192                                                                                                               5800
    193
    194
    195
    196
    197                                                                                                              10000
    198
    199
    200
    201
    202
    203
    204
    205
    206
    207
    208
    209
    210
    211
    212
    213
    214
    215
    216
    217
    218

          Upfront       Upfront       Upfront       Upfront       Monthly       Monthly           Monthly       Monthly
          TI/LC         RE Tax        Ins.          Other         Capex         Capex             TI/LC         TI/LC
Loan #    Reserve ($)   Reserve ($)   Reserve ($)   Reserve ($)   Reserve ($)   Reserve Cap ($)   Reserve ($)   Reserve Cap ($)
-------   -----------   -----------   -----------   -----------   -----------   ---------------   -----------   ---------------
      1                   2,661,941     1,472,067        56,563       148,958
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
    1.1
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
    1.2
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
    1.3
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
    1.4
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
    1.5
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
    1.6
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
    1.7
   1.71
   1.72
   1.73
      2                   6,933,000       684,275     1,370,644       238,167         2,858,250
      2
      2
  2.001
  2.002
  2.003
  2.004
  2.005
  2.006
  2.007
  2.008
  2.009
   2.01
  2.011
  2.012
  2.013
  2.014
  2.015
  2.016
  2.017
  2.018
  2.019
   2.02
  2.021
  2.022
  2.023
  2.024
  2.025
  2.026
  2.027
  2.028
  2.029
   2.03
  2.031
  2.032
  2.033
  2.034
  2.035
  2.036
  2.037
  2.038
  2.039
   2.04
  2.041
  2.042
  2.043
  2.044
  2.045
  2.046
  2.047
  2.048
  2.049
   2.05
  2.051
  2.052
  2.053
  2.054
  2.055
  2.056
  2.057
  2.058
  2.059
   2.06
  2.061
  2.062
  2.063
  2.064
  2.065
  2.066
  2.067
  2.068
  2.069
   2.07
  2.071
  2.072
  2.073
  2.074
  2.075
  2.076
  2.077
  2.078
  2.079
   2.08
  2.081
  2.082
  2.083
  2.084
  2.085
  2.086
  2.087
  2.088
  2.089
   2.09
  2.091
  2.092
  2.093
  2.094
  2.095
  2.096
  2.097
  2.098
  2.099
    2.1
  2.101
  2.102
  2.103
  2.104
  2.105
  2.106
  2.107
  2.108
  2.109
   2.11
  2.111
  2.112
  2.113
  2.114
  2.115
  2.116
  2.117
  2.118
  2.119
   2.12
  2.121
  2.122
  2.123
  2.124
  2.125
  2.126
  2.127
  2.128
  2.129
   2.13
  2.131
  2.132
  2.133
  2.134
  2.135
  2.136
  2.137
  2.138
  2.139
   2.14
  2.141
  2.142
  2.143
  2.144
  2.145
  2.146
  2.147
  2.148
  2.149
   2.15
  2.151
  2.152
  2.153
  2.154
  2.155
  2.156
  2.157
  2.158
  2.159
   2.16
  2.161
  2.162
  2.163
  2.164
  2.165
  2.166
  2.167
  2.168
  2.169
   2.17
  2.171
  2.172
  2.173
  2.174
  2.175
  2.176
  2.177
  2.178
  2.179
   2.18
  2.181
  2.182
  2.183
  2.184
  2.185
  2.186
  2.187
  2.188
  2.189
   2.19
  2.191
  2.192
  2.193
  2.194
  2.195
  2.196
  2.197
  2.198
  2.199
    2.2
  2.201
  2.202
  2.203
  2.204
  2.205
  2.206
  2.207
  2.208
  2.209
   2.21
  2.211
  2.212
  2.213
  2.214
  2.215
  2.216
  2.217
  2.218
  2.219
   2.22
  2.221
  2.222
  2.223
  2.224
  2.225
  2.226
  2.227
  2.228
  2.229
   2.23
  2.231
  2.232
  2.233
  2.234
  2.235
  2.236
  2.237
  2.238
  2.239
   2.24
  2.241
  2.242
  2.243
  2.244
  2.245
  2.246
  2.247
  2.248
  2.249
   2.25
  2.251
  2.252
  2.253
  2.254
  2.255
  2.256
  2.257
  2.258
  2.259
   2.26
  2.261
  2.262
  2.263
  2.264
  2.265
  2.266
  2.267
  2.268
  2.269
   2.27
  2.271
  2.272
  2.273
  2.274
      3        64,166       710,424                       2,400                                        64,166         2,600,000
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
   3.08
   3.09
      4                     456,455       265,608                     176,628
      5                     511,000        38,804     1,005,300
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
    5.1
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
      6                                                  25,000
      7                                   224,090     1,406,694
   7.01
   7.02
   7.03
   7.04
   7.05
   7.06
   7.07
   7.08
   7.09
    7.1
   7.11
   7.12
   7.13
   7.14
   7.15
   7.16
   7.17
   7.18
   7.19
    7.2
   7.21
   7.22
   7.23
   7.24
   7.25
   7.26
   7.27
   7.28
   7.29
    7.3
   7.31
   7.32
   7.33
   7.34
   7.35
   7.36
   7.37
   7.38
   7.39
    7.4
   7.41
   7.42
   7.43
   7.44
   7.45
   7.46
   7.47
   7.48
   7.49
    7.5
   7.51
   7.52
   7.53
   7.54
   7.55
   7.56
   7.57
   7.58
   7.59
    7.6
   7.61
   7.62
      8
                             565000                                   16437.5
      9                    417456.5                                  12333.33
     10                    147543.5                                   4104.17
     11                   234666.68
     12                    34989.69          9754       1500000       1633.33
     13                                   22777.5       1000000       2191.29           52590.9
     14
     15                    133113.6      44518.69                        5922
     16                                                   60000
     17       7640.25      59072.53       9141.56         20000        2331.5             55956       7640.25            183366
     18                    90532.33                                  15284.45            450000
     19                   118796.32       8911.58                     5333.33
     20                       44295         13525
     21                       19805       4570.17
     22                                                               2141.08                         4242.25
     23                      229275       11674.5                        9000
     24        440103                    20500.24                        2624                            9536            343282
     25        250000     109318.78                       32744          1907                                            250000
     26                   148402.83         13802        138628       1486.09           35666.1       3958.33            142500
     27
     28                       48890                                     20100
     29
     30                    13439.75                    21605.35           971                           23333            233330
     31
     32                                                               1822.21           43733.1
     33                       77160         25736       5780000          1507             36157          5022            120528
     34                       65896      214639.3                     6166.67
     35                                                                                                  7683            276604
     36                    32345.21       5007.03                       10716
     37                   124105.99         52262        350000          2300
     38                       90000
  38.01
  38.02
     39                                                                1865.9             44782
  39.01
  39.02
  39.03
     40                                                     100
     41                    17117.12                                       663             31824
     42                   150067.17                                   3283.33            118200
     43        676796      43320.19                       65000       1808.25            150000
     44                    62983.41                      182000        1556.5                          6218.5
     45                       33400      49613.08                     3666.67             44000
     46                       69662        639.58        400000           975
     47                                   7135.59        467800       8291.67
     48                       62020       23566.5         16666         18465
     49        608233                     1827.48
     50                                   3100.56                        1746                            8731            307327
     51                                                                  7795            250000
     52                       29750       6662.25       1000000        645.83             25000
     53                      133133         15757       1065000       1065.44
  53.01
  53.02
  53.03
  53.04
  53.05
     54        100000         78927                                   1112.08                         4473.72            261054
     55                       21878       12832.3                     4683.33            168600
     56                    185008.7      33513.69                        2667             64008
  56.01
  56.02
  56.03
  56.04
  56.05
     57                      165000                                   5333.33
     58                                                                   731
     59       5068.92
     60                                   9160.47     708859.55           404             14533          2000            120000
     61                    65643.08       1354.06        500000           766
     62                       21856          2640                                                        1767             63600
     63                    10249.23       7013.13        708350           650
     64                                                  677250
     65                       11861       1470.35                         439             15800          1463             52667
     66                    11214.18       2794.67
     67                    33779.79                                      2500             90000       1774.42             63879
     68                    57620.68      21873.26                        4680            112320
     69                      119157         13782                       20354
     70                    88191.67                     3628.68       6416.67
     71                                                    9375                        14114.04
     72                    23133.17       8004.15                     1104.58
     73                       44790          6354
     74                                                    9175       1131.75             13581
     75                    42154.35        631.58                     1116.67             20000
     76                    56714.12       1025.94         50000           980                            1106
     77                    18005.02       6512.88                       864.8           31132.5
     78        125000      20027.25        1674.5         27933        316.25             11385                          125000
     79
     80         50000      14934.68       2384.42                       369.4             13300          1250             90000
     81                    58373.21       2115.83                     2791.67
     82                    10009.74        1754.9                      256.33              9228
     83                    19923.04       9561.04       1575000        902.09          21650.16
     84                    28853.77       6259.88                         915             32940
     85                    61644.07                                      6347
     86        100000      26315.91       3912.66                      977.33                                            100000
     87                       42938         29700                        4125
     88                     4572.85       3815.32        106000       1116.67
     89                    11454.96        3366.8        313906        195.73             11744          1468             52848
     90
     91                    21843.13                    287026.2        657.17                         2956.67
     92                    91785.35      34190.87
     93                       38268
     94                       89902      22636.67                        7253
     95        500000      14459.17          2952        200000          1085                         3544.29            127594
     96
     97                     9844.89       1376.81        352000        164.42
     98                    33021.23                       71000
     99                    41125.61                                   2416.67             87000
    100
    101                       37200          2776                         512             30720
    102                    87551.34      16196.95
    103                     18943.8       1446.84                        1625
    104                     23909.2       6408.48        680000        303.63             10930       1052.57           31892.4
    105                    65952.06       5846.97                        2000
    106        150000      61563.25      78380.78        239014         769.6                         3732.56            225000
    107                       33000                                   1341.14                         3100.67
    108       2498.08      54678.19        2789.6        125000                                       2498.08
    109     103430.01      30276.41         492.8                      494.71                         3430.01
    110                    33352.59         29130                     2770.83
    111                                                                600.42             28820        2001.5             96072
    112                     18502.8      11102.22
 112.01
 112.02
 112.03
    113                    15900.52        1680.5                      148.43                         1129.92
    114                    29188.17        4109.7
    115                    17242.02       3056.54                     1833.33             88000
    116                    17703.17         18672        300040       4933.67            177612
    117        3181.9      93985.58       5475.59                      748.68             44921        3181.9            190914
 117.01
 117.02
 117.03
 117.04
    118                     20513.3
    119                     6987.03          7405                      288.58             17315        961.88           57712.8
    120                     25491.6      10465.24        200000        779.58                         1549.17             37180
    121                     9440.64        3142.5                         125              4500           500             18000
    122
    123        215000       6861.68       2476.74                                         10000                          215000
    124
    125                                       525
    126                                                                   152
    127                    31878.54                      550000           116              4184           900             55000
    128                       18880        624.16                      131.25              7875         437.5             26250
    129                    23247.28       2346.48                         300             18000          1000             60000
    130       1666.67       2066.61       6209.52         15860                                       1667.67             40000
    131                       17857       1691.84
    132                    15812.86       4127.75                      650.42             23415
    133                      2298.7        1028.8                                                         996             47804
    134                    19618.35       1512.88      17403.75         89.25              5355         297.5             17850
    135                     1510.13        775.86         20000         76.81                          902.75             30000
    136                     3487.02       2479.96                         212
    137
    138                    55738.76       1965.09                       187.5                           937.5
    139                     2757.65        4311.3                      199.59              7185
    140                                      1785      23952.25           200              7200                           48000
    141
    142                    26566.61          1077                         100              6000           500             30000
    143                    11323.08       3357.09                       81.91                          409.54
    144         30000      14579.38       1242.68                      195.83                                             30000
    145                    33749.94        4994.2                      269.83                         1349.25             32500
    146
    147                    22285.82        3593.7                         641             15384          1854             45000
    148                     7631.13       2595.34           500          1438
    149                     39455.6                                    686.88             20000
    150                    13864.41       1651.28
    151
    152                        8454       1226.86                      520.83
    153
    154                                                                176.81            4243.5       1178.75             28290
    155                    16916.69       1526.25                      148.13            8887.8        493.75             29625
    156                    19245.25       1794.84                      121.75                          487.08             25000
    157          2506       10277.7      14251.39                        1385                            2506             90216
    158                     12882.8       1425.84
    159
    160                     3456.88       1516.69
    161                     9756.39        7666.5
    162       2083.33      21176.31       2785.13                      447.67             16116       2083.33             75000
    163                    17809.75       1544.22
    164                     18776.1        1270.5                         187                          872.67             40000
    165
    166                     10206.7        1363.5
    167                    11060.98       1344.68
    168                                                                150.46                          468.25             35000
    169                    35988.03        888.98                      189.88                          949.38             40000
    170                     3907.02        528.92        166216         74.58              4475        496.25             29775
    171
    172                    40028.31          3190                       60.42                          302.08
    173
    174
    175                        8745       2886.24      28856.25        132.75                          885.17
    176
    177                        9835        1182.6                       102.5                          662.67
    178         60000         19222        670.84                         120              7200                           60000
    179                    15638.36
    180                    11168.61       1658.16
    181                       33568          3812                      122.92                          505.42             18195
    182                    16677.15        920.16
    183                     4932.96        583.33                      407.83
    184                    11228.52           196                      131.25                          821.92           49315.2
    185                     5733.09        133.33
    186          1897       5372.47       1886.33        100000           238                            1897             45528
    187                       16287           515
    188                     4720.08           619
    189                    19643.19           610         12960
    190                    11137.04       1264.68
    191
    192         60000      12456.65        830.84
    193                    13501.65           722
    194
    195                    22087.53        810.16                      104.17              5000           600             30000
    196                    15778.75       4191.36
    197        215000       6861.68       2476.74
    198                        1455       5062.86         22000
    199
    200                     4164.18           812                       99.33              3576        744.08             44645
    201
    202                        8440           119         50000        166.67             10000       1041.67
    203
    204                     2915.79        327.16         68640         61.45            3687.5        410.42             24625
    205                        4289       5506.56                       95.92                           511.5             15000
    206                        1928          1142
    207                    24099.24          1848
    208                     4164.84        435.33      54687.83        124.83                          462.92
    209
    210                     4568.64        571.16                      166.67
    211                     3013.92        376.84
    212                     3426.45        826.02                       66.25
    213                      830.86        737.34
    214
    215
    216                      697.68           756
    217
    218

          Monthly       Monthly       Monthly
          RE Tax        Ins.          Other         Grace     Grace
Loan #    Reserve ($)   Reserve ($)   Reserve ($)   to Late   to Default
-------   -----------   -----------   -----------   -------   -----------------------------------
      1       380,277       163,563                       0                                     0
   1.01
   1.02
   1.03
   1.04
   1.05
   1.06
   1.07
   1.08
   1.09
    1.1
   1.11
   1.12
   1.13
   1.14
   1.15
   1.16
   1.17
   1.18
   1.19
    1.2
   1.21
   1.22
   1.23
   1.24
   1.25
   1.26
   1.27
   1.28
   1.29
    1.3
   1.31
   1.32
   1.33
   1.34
   1.35
   1.36
   1.37
   1.38
   1.39
    1.4
   1.41
   1.42
   1.43
   1.44
   1.45
   1.46
   1.47
   1.48
   1.49
    1.5
   1.51
   1.52
   1.53
   1.54
   1.55
   1.56
   1.57
   1.58
   1.59
    1.6
   1.61
   1.62
   1.63
   1.64
   1.65
   1.66
   1.67
   1.68
   1.69
    1.7
   1.71
   1.72
   1.73
      2     1,218,340                                     0                                     0
      2                                                   0                                     0
      2                                                   0                                     0
  2.001
  2.002
  2.003
  2.004
  2.005
  2.006
  2.007
  2.008
  2.009
   2.01
  2.011
  2.012
  2.013
  2.014
  2.015
  2.016
  2.017
  2.018
  2.019
   2.02
  2.021
  2.022
  2.023
  2.024
  2.025
  2.026
  2.027
  2.028
  2.029
   2.03
  2.031
  2.032
  2.033
  2.034
  2.035
  2.036
  2.037
  2.038
  2.039
   2.04
  2.041
  2.042
  2.043
  2.044
  2.045
  2.046
  2.047
  2.048
  2.049
   2.05
  2.051
  2.052
  2.053
  2.054
  2.055
  2.056
  2.057
  2.058
  2.059
   2.06
  2.061
  2.062
  2.063
  2.064
  2.065
  2.066
  2.067
  2.068
  2.069
   2.07
  2.071
  2.072
  2.073
  2.074
  2.075
  2.076
  2.077
  2.078
  2.079
   2.08
  2.081
  2.082
  2.083
  2.084
  2.085
  2.086
  2.087
  2.088
  2.089
   2.09
  2.091
  2.092
  2.093
  2.094
  2.095
  2.096
  2.097
  2.098
  2.099
    2.1
  2.101
  2.102
  2.103
  2.104
  2.105
  2.106
  2.107
  2.108
  2.109
   2.11
  2.111
  2.112
  2.113
  2.114
  2.115
  2.116
  2.117
  2.118
  2.119
   2.12
  2.121
  2.122
  2.123
  2.124
  2.125
  2.126
  2.127
  2.128
  2.129
   2.13
  2.131
  2.132
  2.133
  2.134
  2.135
  2.136
  2.137
  2.138
  2.139
   2.14
  2.141
  2.142
  2.143
  2.144
  2.145
  2.146
  2.147
  2.148
  2.149
   2.15
  2.151
  2.152
  2.153
  2.154
  2.155
  2.156
  2.157
  2.158
  2.159
   2.16
  2.161
  2.162
  2.163
  2.164
  2.165
  2.166
  2.167
  2.168
  2.169
   2.17
  2.171
  2.172
  2.173
  2.174
  2.175
  2.176
  2.177
  2.178
  2.179
   2.18
  2.181
  2.182
  2.183
  2.184
  2.185
  2.186
  2.187
  2.188
  2.189
   2.19
  2.191
  2.192
  2.193
  2.194
  2.195
  2.196
  2.197
  2.198
  2.199
    2.2
  2.201
  2.202
  2.203
  2.204
  2.205
  2.206
  2.207
  2.208
  2.209
   2.21
  2.211
  2.212
  2.213
  2.214
  2.215
  2.216
  2.217
  2.218
  2.219
   2.22
  2.221
  2.222
  2.223
  2.224
  2.225
  2.226
  2.227
  2.228
  2.229
   2.23
  2.231
  2.232
  2.233
  2.234
  2.235
  2.236
  2.237
  2.238
  2.239
   2.24
  2.241
  2.242
  2.243
  2.244
  2.245
  2.246
  2.247
  2.248
  2.249
   2.25
  2.251
  2.252
  2.253
  2.254
  2.255
  2.256
  2.257
  2.258
  2.259
   2.26
  2.261
  2.262
  2.263
  2.264
  2.265
  2.266
  2.267
  2.268
  2.269
   2.27
  2.271
  2.272
  2.273
  2.274
      3       169,951                                     5                                     5
   3.01
   3.02
   3.03
   3.04
   3.05
   3.06
   3.07
   3.08
   3.09
      4        65,208        20,808                       0                                     0
      5                                                   0                                     0
   5.01
   5.02
   5.03
   5.04
   5.05
   5.06
   5.07
   5.08
   5.09
    5.1
   5.11
   5.12
   5.13
   5.14
   5.15
   5.16
   5.17
      6                                                   5                                     5
      7                                                   0                                     0
   7.01
   7.02
   7.03
   7.04
   7.05
   7.06
   7.07
   7.08
   7.09
    7.1
   7.11
   7.12
   7.13
   7.14
   7.15
   7.16
   7.17
   7.18
   7.19
    7.2
   7.21
   7.22
   7.23
   7.24
   7.25
   7.26
   7.27
   7.28
   7.29
    7.3
   7.31
   7.32
   7.33
   7.34
   7.35
   7.36
   7.37
   7.38
   7.39
    7.4
   7.41
   7.42
   7.43
   7.44
   7.45
   7.46
   7.47
   7.48
   7.49
    7.5
   7.51
   7.52
   7.53
   7.54
   7.55
   7.56
   7.57
   7.58
   7.59
    7.6
   7.61
   7.62
      8                                                   0                                     0
              56037.1      29264.57                       0                                     0
      9       41514.2       21957.7                       0                                     0
     10       14522.9       7306.87                       0                                     0
     11      58666.67       8073.39                       0                                     0
     12      11663.23        812.83                       0                                     0
     13      44141.06       3796.25                       0                                     0
     14                                                   0                                     2
     15       14790.4       5152.34                       0                                     0
     16                                                   0   5 (once during any 12 month period)
     17      19690.84       3047.19                       7                                     7
     18      22633.08                                     0                                     0
     19      14849.54       4455.79                       0                                     0
     20         14765          2255                       0                                     0
     21         19805       4570.17                       0                                     0
     22                                                   0                                     2
     23       38212.4       5837.25                       0                                     0
     24      22594.11       2562.53                       3                                     3
     25      21863.76                                     0                                     0
     26      13491.17       2300.33                       0                                     0
     27                                                   0                                     2
     28          9778                                     0                                     0
     29                                                   0                                     0
     30      13439.75                                     0                                     0
     31                                                   0                                     0
     32      16336.86       1986.69                       0                                     0
     33         15432          3217                       0                                     0
     34         10982      20367.85                       0                                     0
     35      14164.15        536.29                       0                                     0
     36      16172.61       5007.03                       0                                     0
     37      11282.36       4355.17                       0                                     0
     38         15000                                     0                                    10
  38.01
  38.02
     39                                                   0                                     0
  39.01
  39.02
  39.03
     40                                                  10                                    10
     41      17117.12                                     5                                     5
     42      16674.13                                     0                                     0
     43       21660.1          2115                       0                                     0
     44      10497.23       1989.08                       0                                     0
     45          6680       4510.28                       0                                     0
     46       8707.75        639.58                       0                                     0
     47       2749.53       2378.53                       0                                     0
     48         12404       3927.75          4167         0                                     0
     49       41156.5       1827.48                       0                                     0
     50       6881.86       3100.56                       0                                     0
     51                                                   0                                     0
     52          5950       1665.56                       0                                     0
     53       16641.6       1969.62                       0                                     0
  53.01
  53.02
  53.03
  53.04
  53.05
     54         13155       1543.08                       0                                     0
     55         10939       12832.3                       0                                     0
     56       22414.7       2792.81                       0                                     0
  56.01
  56.02
  56.03
  56.04
  56.05
     57      16287.51       9495.36                       0                                     0
     58                                                   0                                     0
     59                                                   0                                     2
     60       3002.26       3053.49                       0                                     0
     61       9377.58       1354.06                       0                                     0
     62          5464           440                       0                                     0
     63       5124.61       1001.88                       0                                     0
     64                                                   5                                     5
     65          2965        735.18                       0                                     0
     66      11214.18       1397.33                       0                                     0
     67      11259.93       2077.83                       0                                     0
     68      14405.17      10936.63                       0                                     0
     69         20969        3445.5                       0                                     0
     70       8819.17       5219.92                       0                                     0
     71                                                   5                                     5
     72       5783.29        727.65                       5                                     5
     73          7837          3177                       0                                     0
     74                                                   5                                     5
     75      14051.45        631.58                       0                                     0
     76      11342.82       1025.94                       0                                     0
     77       1636.82        592.08                       5                                     0
     78       4005.45        837.25                       0                                     0
     79                                                   0                                     0
     80       7467.34       1192.21                       0                                     0
     81       8339.03       2115.83                       0                                     0
     82       5004.87        877.45                       5                                     5
     83       4980.76       1195.13                       0                                     0
     84       2623.07        569.08                       0                                     0
     85      20548.02                                     5                                     5
     86       8771.96       1304.22                       0                                     0
     87          8588          3300                       0                                     0
     88       2286.42       1907.66                       0                                     0
     89        954.58        673.36                       5                                     0
     90         35625       2555.65                       0                                     0
     91       3640.52        833.58                       0                                     0
     92                     3108.26                       5                                     5
     93          9567                                    10                                     0
     94         12843          4528                       0                                     0
     95       7229.58          1476                       0                                     0
     96                                                   0                                     0
     97       1968.98        458.94                       5                                     5
     98       4127.65       1702.75                       5                                     5
     99       5875.09       2129.31                       5                                     5
    100                                                   0                                     0
    101          9300          1388                       0                                     0
    102      14591.89       2313.85                       0                                     0
    103       3788.76        723.42                       0                                     0
    104        3415.6       1068.08                       0                                     0
    105      10992.01       1948.99                       0                                     0
    106       8794.75       7125.53                       0                                     0
    107          5500                                     0                                     0
    108       7811.17         348.7                       0                                     0
    109      10092.14        419.83                       0                                     0
    110      11117.53        2427.5                       0                                     0
    111                                                   0                                     0
    112       3700.56       1233.58                       0                                     0
 112.01
 112.02
 112.03
    113       3975.13        840.25                      10                                    10
    114                                                   5                                     5
    115       2873.67       1528.27                       0                                     0
    116       2529.02        1867.2                       0                                     0
    117      11122.43        782.23                       0                                     0
 117.01
 117.02
 117.03
 117.04
    118       2564.16        782.16                       5                                     5
    119       2329.01         740.5                       0                                     0
    120       3186.45       5232.62                       0                                     0
    121       1573.44         628.5                       0                                     0
    122                                                   0                                     0
    123       1715.42        825.58                       0                                     0
    124                                                   0                                     0
    125                       262.5                       0                                     0
    126                                                   0                                     0
    127                                                   0                                     0
    128          3776        312.08                       0                                     0
    129       3321.04        391.08                       0                                     0
    130        688.87        887.08                       5                                     5
    131          2551        845.92                       0                                     0
    132       2258.98        375.25                       5                                     0
    133        287.34        1028.8                       0                                     0
    134       3923.67        378.22                       0                                     0
    135       1510.13        387.93                       0                                     0
    136       1743.51        619.99                       0                                     0
    137                                                   0                                     0
    138       8840.87        655.03                       0                                     0
    139        919.21       2155.65                       5                                     5
    140                       297.5                       5                                     5
    141                                                   0                                     0
    142       3795.23         179.5                       0                                     0
    143       1258.12       1119.03                       0                                     0
    144        2429.9        621.34                       5                                     5
    145       4821.42        499.42                       0                                     0
    146                                                   5                                     5
    147       7428.61         326.7                       0                                     0
    148       3815.57        865.11                       5                                     5
    149       7891.12                                     0                                     0
    150       1980.63        825.64                       0                                     0
    151                                                   0                                     0
    152          2818        613.43                       0                                     0
    153                                                   5                                     5
    154                                                   0                                     0
    155       2416.67        305.25                       0                                     0
    156       3849.05        897.42                       0                                     0
    157       2569.43       1583.49                       5                                     5
    158        1840.4        712.92                       0                                     0
    159                                                   0                                     0
    160        864.22        216.67                       0                                     0
    161       3252.13       1277.75                       0                                     0
    162       2647.04        278.51                       5                                     5
    163       2544.25        772.11                       0                                     0
    164       3755.22        635.25                       0                                     0
    165                                                   0                                     0
    166        1458.1        681.75                       0                                     0
    167       1580.14        672.33                       0                                     0
    168       1717.08        426.17                       0                                     0
    169       3998.67        444.49                       0                                     0
    170        651.17        264.46                       0                                     0
    171                                                   0                                     0
    172       5718.33        265.83                       0                                     0
    173                                                   0                                     0
    174                                                   0                                     0
    175         874.5       1443.12                       0                                     0
    176                                                   0                                     0
    177       2458.75         591.3                       0                                     0
    178       2402.75        335.42                       0                                     0
    179       2606.42                                     0                                     0
    180       5584.31        829.08                       0                                     0
    181          4196          1906                       0                                     0
    182       3335.43        460.08                       0                                     0
    183       1644.32        583.33                       0                                     0
    184       1871.42           196                       0                                     0
    185       1911.03        133.33                       0                                     0
    186       1790.83        314.39                      10                                     5
    187        2714.5         257.5                       0                                     0
    188       1180.02         309.5                       0                                     0
    189       2806.17           308                       0                                     0
    190       2784.26        632.34                       0                                     0
    191                                                   0                                     0
    192       2491.33        415.42                       0                                     0
    193       2700.33           361                       0                                     0
    194                                                   0                                     0
    195       2454.17        405.08                       0                                     0
    196       3155.75        523.92                      10                                     0
    197       1715.42        825.58                       0                                     0
    198           485        562.54                       0                                     0
    199                                                   0                                     0
    200        694.03           406                       0                                     0
    201                                                   0                                     0
    202          2110           119                       0                                     0
    203                                                   0                                     0
    204        971.92        163.58                       0                                     0
    205         857.8        458.88                       0                                     0
    206           482           571                       0                                     0
    207       4016.54           249                       0                                     0
    208       1041.21        217.67                       0                                     0
    209                                                   0                                     0
    210       1142.16        285.58                       0                                     0
    211       1004.64        188.42                       0                                     0
    212       1142.15        413.01                       0                                     0
    213        415.43        368.67                       0                                     0
    214                                                   0                                     0
    215                                                   0                                     0
    216        232.56            84                       0                                     0
    217                                                   0                                     0
    218                                                   0                                     0

                                   SCHEDULE II

 LIST OF MORTGAGE LOANS WITH SECURED CREDITOR ENVIRONMENTAL INSURANCE POLICIES

      Loan Number                               Property Name
-------------------------------- -----------------------------------------------
         None                                       None.

                                  SCHEDULE III

                                   [RESERVED]

                                   SCHEDULE IV

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

               Principal
Distribution  Balance ($)
------------- ---------------
09/2007        $72,676,000.00
10/2007        $72,676,000.00
11/2007        $72,676,000.00
12/2007        $72,676,000.00
01/2008        $72,676,000.00
02/2008        $72,676,000.00
03/2008        $72,676,000.00
04/2008        $72,676,000.00
05/2008        $72,676,000.00
06/2008        $72,676,000.00
07/2008        $72,676,000.00
08/2008        $72,676,000.00
09/2008        $72,676,000.00
10/2008        $72,676,000.00
11/2008        $72,676,000.00
12/2008        $72,676,000.00
01/2009        $72,676,000.00
02/2009        $72,676,000.00
03/2009        $72,676,000.00
04/2009        $72,676,000.00
05/2009        $72,676,000.00
06/2009        $72,676,000.00
07/2009        $72,676,000.00
08/2009        $72,676,000.00
09/2009        $72,676,000.00
10/2009        $72,676,000.00
11/2009        $72,676,000.00
12/2009        $72,676,000.00
01/2010        $72,676,000.00
02/2010        $72,676,000.00
03/2010        $72,676,000.00
04/2010        $72,676,000.00
05/2010        $72,676,000.00
06/2010        $72,676,000.00
07/2010        $72,676,000.00
08/2010        $72,676,000.00
09/2010        $72,676,000.00
10/2010        $72,676,000.00
11/2010        $72,676,000.00
12/2010        $72,676,000.00
01/2011        $72,676,000.00
02/2011        $72,676,000.00
03/2011        $72,676,000.00
04/2011        $72,676,000.00
05/2011        $72,676,000.00
06/2011        $72,676,000.00
07/2011        $72,676,000.00
08/2011        $72,676,000.00
09/2011        $72,676,000.00
10/2011        $72,676,000.00
11/2011        $72,676,000.00
12/2011        $72,676,000.00
01/2012        $72,676,000.00
02/2012        $72,676,000.00
03/2012        $72,676,000.00
04/2012        $72,676,000.00
05/2012        $72,676,000.00
06/2012        $72,675,933.37
07/2012        $71,754,276.01
08/2012        $70,781,118.59
09/2012        $69,726,101.84
10/2012        $68,500,212.09
11/2012        $67,433,343.47
12/2012        $66,195,924.40
01/2013        $65,117,082.07
02/2013        $64,032,634.17
03/2013        $62,449,239.80
04/2013        $61,350,926.53
05/2013        $60,082,918.60
06/2013        $58,972,308.38
07/2013        $57,692,338.16
08/2013        $56,569,304.58
09/2013        $55,440,435.14
10/2013        $54,142,702.63
11/2013        $53,001,222.12
12/2013        $51,691,221.74
01/2014        $50,537,000.50
02/2014        $49,376,780.88
03/2014        $47,724,590.89
04/2014        $46,549,752.54
05/2014        $45,207,302.14
06/2014        $44,019,398.17
07/2014        $42,664,220.13
08/2014        $41,463,119.69
09/2014        $40,255,736.49
10/2014        $38,881,626.93
11/2014        $37,660,825.41
12/2014        $36,273,662.70
01/2015        $35,039,304.88
02/2015        $33,798,531.01
03/2015        $32,073,203.12
04/2015        $30,817,009.45
05/2015        $29,395,417.73
06/2015        $28,125,303.81
07/2015        $26,690,170.66
08/2015        $25,405,993.34
09/2015        $24,115,140.27
10/2015        $22,659,832.35
11/2015        $21,354,702.60
12/2015        $19,885,506.52
01/2016        $18,565,953.27
02/2016        $17,239,539.85
03/2016        $15,593,048.08
04/2016        $14,251,177.67
05/2016        $12,746,244.26
06/2016        $11,410,601.68
07/2016        $9,913,548.09
08/2016        $8,563,167.11
09/2016        $7,205,760.03
10/2016        $5,687,534.12
11/2016        $4,315,164.60
12/2016        $2,782,383.35
01/2017        $1,394,897.38
02/2017        $    191.71
03/2017 and
thereafter     $      0.00

                                   SCHEDULE V

     SUB-SERVICERS AS TO WHICH SUB-SERVICING AGREEMENTS ARE IN EFFECT ON THE
                                  CLOSING DATE

Subservicer                                   Property Name
--------------------------------------------  ----------------------------------
CBRE Melody of Texas, LP (LJ Melody Company)  Park at Lakeside Apartments
                                              Evergreen Pointe Apartments
                                              Haverly Park Apartments
                                              Plaza Apartments
                                              Eagles Landing Apartments
                                              The Haven Apartments
                                              Bridgeway Tech Center I
Collateral Real Estate Capital, LLC           Oakleigh Apartments
Holliday Fenoglio Fowler, L.P.                Bandera Trails Center
                                              Skyridge MHP
                                              Gateway Office Plaza
Laureate Capital LLC                          Bennett's Creek Crossing
Northmarq Capital Inc.                        Best Buy
                                              Walgreens - Long Beach
                                              Providence Plaza Retail
Red Mortgage Capital, Inc.                    Chandler Park Apartments Homes

                                 SCHEDULE VI

                       LIST OF MORTGAGE LOANS REQUIRING

                       OPERATIONS AND MAINTENANCE PLANS

  Mortgage Loan Seller                          Loan Name
-------------------------------- ----------------------------------------
       Countrywide                     Park at Lakeside Apartments
       Countrywide                         Hilltop Plaza Retail
       Countrywide                       Chandler Park Apartments
       Countrywide                           Summercrest Apts
       Countrywide                         Oakleigh Apartments
       Countrywide                       Celebration at Six Forks
       Countrywide                      Chadron Avenue Apartments
       Countrywide                      Mapleridge Shopping Center
       Countrywide                           6808 Hornwood Dr
       Countrywide                           Plaza Apartments
       Countrywide                         Edge Lake Apartments
       Countrywide                         Brooklyn Apartments
       Countrywide                          Sevilla Apartments
       Countrywide                   Raleigh Eastgate Shopping Center
       Countrywide                           Grandview Plaza
       Countrywide                           1570 Oak Avenue
       Countrywide                      221 N. Brand Blvd. Retail
       Countrywide                       Emerick Manor Apartments
       Countrywide                         Main Streeet Retail
       Countrywide                       2522 Main Street Retail
       Countrywide                       2802 Main Street Retail
       Countrywide                           11732 Pico Blvd.
       Countrywide                       1610 Montana Ave Retail
       Countrywide                        11908 Dorothy St Apts
       Countrywide                         2247 North Milwaukee
       Countrywide                          7401 Bush Lake Rd.
       Countrywide                      Orizaba Avenue Apartments
       Countrywide                            Encino Retail
       Countrywide                            Blackstone 222
       Countrywide                            2400 Bissonnet
       Countrywide                      Townsgate Shopping Center
       Countrywide                             El Camba MHP
       Countrywide                       420 Lake Cook Rd Office
       Countrywide                          360 Franklin Ave.
         KeyBank                           Blue Family Holdings
         KeyBank                            AEgis and Madison
         KeyBank                       Cumberland Green Apartments
         KeyBank                        Executive Hills Portfolio
         KeyBank                                Auto Zone
         KeyBank                          Timbercreek Apartments
         KeyBank                           Woodview Apartments

                                  SCHEDULE VII

                      LIST OF MERRILL TRUST MORTGAGE LOANS
                WITH LATE PAYMENT CHARGES DUE PRIOR TO EXPIRATION
                       OF THEIR PAYMENT DATE GRACE PERIODS

                                      None.

                                   EXHIBIT A-1

                             FORM OF CLASS A-l, A-2,
                         A-SB, A-3 AND A-1A CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
                    CLASS [A-l] [A-2] [A-SB] [A-3] AND [A-1A]
           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-8

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [______% per annum]   Initial Certificate Principal Balance
[Variable]                               of this Certificate as of the Closing
                                         Date: $_______________

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement: August 1, 2007                Class [A-l] [A-2] [A-SB] [A-3] [A-1A]
                                         Certificates as of the Closing Date:
                                         $_______________

Closing Date: August 28, 2007            Aggregate unpaid principal balance of
First Distribution Date: September 14,   the Mortgage Pool as of the Cut-off
2007                                     Date, after deducting payments of
                                         principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         [$2,435,364,704]


Master Servicers: KeyCorp Real Estate    Trustee and Custodian: LaSalle Bank
Capital Markets, Inc. and Wells Fargo    National Association
Bank, National Association

Special Servicer: Midland Loan
Services, Inc.

Certificate No.: [A-1] [A-2] [A-SB]      CUSIP No.: ______
[A-3] [A-1A]-___

                                         ISIN No.:

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][__________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee and custodian (in such capacities, the "Trustee" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day after the related Determination Date of any given month (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-l, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E and Class F Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer, the Custodian and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicers, the Special Servicer, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary (i) to maintain the status of each of REMIC I and REMIC II as a REMIC and (ii) to maintain the status, and facilitate the administration of, each Grantor Trust as a "grantor trust" under federal income tax law, in the case each of clause (i) and (ii) of this sentence without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-SB] [A-3] [A-1A] Certificates referred to in the within-mentioned Agreement.

Dated:      August 28, 2007

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Authenticating Agent


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________ for the account of_______________________________________________.

            Distributions made by check (such check to be made payable to_____ _______________) and all applicable statements and notices should be mailed to __________________________________________________________
            ___________________________________________________________________.


            This information is provided by _____________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT A-2

                                   [RESERVED]

                                   EXHIBIT A-3

                          FORM OF CLASS X CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-8

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable              Initial Certificate Notional Amount of
                                         this Certificate as of the Closing
                                         Date: $_______________

Date of Pooling and Servicing            Original Class X Notional Amount of
Agreement: August 1, 2007                all the Class X Certificates as of the
                                         Closing Date: $_______________

Closing Date: August 28, 2007            Aggregate unpaid principal balance of
First Distribution Date: September 14,   the Mortgage Pool as of the Cut-off
2007                                     Date, after deducting payments of
                                         principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         [$2,435,364,704]

Master Servicers: KeyCorp Real Estate    Trustee and Custodian: LaSalle Bank
Capital Markets, Inc. and Wells Fargo    National Association
Bank, National Association

Special Servicer: Midland Loan
Services, Inc.

Certificate No.: X -___                  CUSIP No.: __________

                                         ISIN No.:

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee and custodian (in such capacities, the "Trustee" and "Custodian", respectively, which terms include any successor entities under the Agreement), which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day after the related Determination Date of any given month (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicers, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, the Master Servicers, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-l, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E and Class F Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer, the Custodian and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicers, the Special Servicer, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary (i) to maintain the status of each of REMIC I and REMIC II as a REMIC and (ii) to maintain the status, and facilitate the administration of, each Grantor Trust as a "grantor trust" under federal income tax law, in the case each of clause (i) and (ii) of this sentence without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:      August 28, 2007

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Authenticating Agent


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________ for the account of_______________________________________________.

            Distributions made by check (such check to be made payable to_____ _______________) and all applicable statements and notices should be mailed to __________________________________________________________
            ___________________________________________________________________.


            This information is provided by _____________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT A-4

         FORM OF CLASS AM, AJ, AM-A, AJ-A, B, C, D, E AND F CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
      CLASS [AM] [AJ] [AM-A] [AJ-A] [B] [C] [D] [E] [F] COMMERCIAL MORTGAGE
                     PASS-THROUGH CERTIFICATE, SERIES 2007-8

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [______% per annum]   Initial Certificate Principal Balance
[Variable]                               of this Certificate as of the Closing
                                         Date: $_______________

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement: August 1, 2007                Class [AM] [AJ] [AM-A] [AJ-A] [B] [C]
                                         [D] [E] [F] Certificates as of the
                                         Closing Date: $_______________

Closing Date: August 28, 2007            Aggregate unpaid principal balance of
First Distribution Date: September 14,   the Mortgage Pool as of the Cut-off
2007                                     Date, after deducting payments of
                                         principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         [$2,435,364,704]

Master Servicers: KeyCorp Real Estate    Trustee and Custodian: LaSalle Bank
Capital Markets, Inc. and Wells Fargo    National Association
Bank, National Association

Special Servicer: Midland Loan
Services, Inc.

Certificate No.: [AM] [AJ] [AM-A]        CUSIP No.: ______
[AJ-A] [B] [C] [D] [E] [F] -___

                                         ISIN No.:

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee and custodian (in such capacities, the "Trustee" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day after the related Determination Date of any given month (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-l, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E and Class F Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer, the Custodian and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicers, the Special Servicer, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary (i) to maintain the status of each of REMIC I and REMIC II as a REMIC and (ii) to maintain the status, and facilitate the administration of, each Grantor Trust as a "grantor trust" under federal income tax law, in the case each of clause (i) and (ii) of this sentence without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [AM] [AJ] [AM-A] [AJ-A] [B] [C] [D] [E] [F] Certificates referred to in the within-mentioned Agreement.

Dated:      August 28, 2007

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Authenticating Agent


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________ for the account of_______________________________________________.

            Distributions made by check (such check to be made payable to_____ _______________) and all applicable statements and notices should be mailed to __________________________________________________________
            ___________________________________________________________________.


            This information is provided by _____________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT A-5

                      FORM OF CLASS G, H, J, K CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
   CLASS [G] [H] [J] [K] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES
                                     2007-8

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [______% per annum]   Initial Certificate Principal Balance
[Variable]                               of this Certificate as of the Closing
                                         Date: $_______________

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement: August 1, 2007                Class [G] [H] [J] [K] Certificates as
                                         of the Closing Date: $_______________

Closing Date: August 28, 2007            Aggregate unpaid principal balance of
First Distribution Date: September 14,   the Mortgage Pool as of the Cut-off
2007                                     Date, after deducting payments of
                                         principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         [$2,435,364,704]

Master Servicers: KeyCorp Real Estate    Trustee and Custodian: LaSalle Bank
Capital Markets, Inc. and Wells Fargo    National Association
Bank, National Association

Special Servicer: Midland Loan
Services, Inc.

Certificate No.: [G] [H] [J] [K]-___     CUSIP No.: ______

                                         ISIN No.:

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee and custodian (in such capacities, the "Trustee" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day after the related Determination Date of any given month (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Custodian or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

            If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer.

            Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee, or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law ("Similar Law") that is substantially similar to Section 406 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 and Prohibited Transaction Exemption 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Custodian, the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicer, any Fiscal Agent, any SubServicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-l, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E and Class F Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer, the Custodian and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicers, the Special Servicer, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary (i) to maintain the status of each of REMIC I and REMIC II as a REMIC and (ii) to maintain the status, and facilitate the administration of, each Grantor Trust as a "grantor trust" under federal income tax law, in the case each of clause (i) and (ii) of this sentence without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [G] [H] [J] [K] Certificates referred to in the within-mentioned Agreement.

Dated:      August 28, 2007

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Authenticating Agent


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________ for the account of_______________________________________________.

            Distributions made by check (such check to be made payable to_____ _______________) and all applicable statements and notices should be mailed to __________________________________________________________
            ___________________________________________________________________.


            This information is provided by _____________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT A-6

                FORM OF CLASS L, M, N, P, Q, S AND T CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
       CLASS [L] [M] [N] [P] [Q] [S] [T] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2007-8

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [______% per annum]   Initial Certificate Principal Balance
[Variable]                               of this Certificate as of the Closing
                                         Date: $_______________

Date of Pooling and Servicing            Class Principal Balance of all the
Agreement: August 1, 2007                Class [L] [M] [N] [P] [Q] [S] [T]
                                         Certificates as of the Closing Date:
                                         $______________

Closing Date: August 28, 2007            Aggregate unpaid principal balance of
First Distribution Date: September 14,   the Mortgage Pool as of the Cut-off
2007                                     Date, after deducting payments of
                                         principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         [$2,435,364,704]

Master Servicers: KeyCorp Real Estate    Trustee and Custodian: LaSalle Bank
Capital Markets, Inc. and Wells Fargo    National Association
Bank, National Association

Special Servicer: Midland Loan
Services, Inc.

Certificate No.: [L] [M] [N] [P] [Q]     CUSIP No.: ______
[S] [T]-___

                                         ISIN No.:

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.][________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee and custodian (in such capacities, the "Trustee" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day after the related Determination Date of any given month (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Custodian or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

            If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer.

            Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Trustee (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Trustee of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Trustee of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Master Servicers, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law ("Similar Law") that is substantially similar to Section 406 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 and Prohibited Transaction Exemption 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Custodian, the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicer, any Sub-Servicer, any Fiscal Agent, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee or the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-l, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E and Class F Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer, the Custodian and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicers, the Special Servicer, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II , and (ii) to maintain the status, and facilitate the administration of, each Grantor Trust as a "grantor trust" under federal income tax law, in the case each of clause (i) and (ii) of this sentence without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [L] [M] [N] [P] [Q] [S] [T] Certificates referred to in the within-mentioned Agreement.

Dated:      August 28, 2007

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Authenticating Agent


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________ for the account of_______________________________________________.

            Distributions made by check (such check to be made payable to_____ _______________) and all applicable statements and notices should be mailed to __________________________________________________________
            ___________________________________________________________________.


            This information is provided by _____________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT A-7

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
 CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-8

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement: August 1, 2007                Certificate in the related Class: ____%

Closing Date: August 28, 2007            Aggregate unpaid principal balance of
First Distribution Date: September 14,   the Mortgage Pool as of the Cut-off
2007                                     Date, after deducting payments of
                                         principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         [$2,435,364,704]

Master Servicers: KeyCorp Real Estate    Trustee and Custodian: LaSalle Bank
Capital Markets, Inc. and Wells Fargo    National Association
Bank, National Association

Special Servicer: Midland Loan
Services, Inc.

Certificate No.: [R-I] [R-II]-___

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate, The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), CWCapital Asset Management LLC, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee and custodian (in such capacities, the "Trustee" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day after the related Determination Date of any given month (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers, the Special Servicer, the Trustee, or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject Transfer, true and correct.

            None of the Depositor, the Trustee, or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law that is substantially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and
(b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC I or REMIC II to
(A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Disqualified Non-United States Tax Person" is, with respect to any Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such Residual Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for United States federal income tax purposes.

            A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners (directly or indirectly, other than through a U.S. corporation) are (or are permitted to be under the applicable partnership agreement) Disqualified Non-United States Tax Persons.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701 (a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-l, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E and Class F Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer, the Custodian and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicers, the Special Servicer, the Custodian, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary (i) to maintain the status of each of REMIC I and REMIC II as a REMIC and (ii) to maintain the status, and facilitate the administration of, each Grantor Trust as a "grantor trust" under federal income tax law, in the case each of clause (i) and (ii) of this sentence without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein), for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-140l of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated:      August 28, 2007

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Authenticating Agent


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________ for the account of_______________________________________________.

            Distributions made by check (such check to be made payable to_____ _______________) and all applicable statements and notices should be mailed to __________________________________________________________
            ___________________________________________________________________.


            This information is provided by _____________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT A-8

                       FORM OF CLASS Y AND Z CERTIFICATES

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
    CLASS [Y] [Z]COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-8

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing            Percentage Interest evidenced by this
Agreement: August 1, 2007                Certificate in Class [Y] [Z]: ___%

Closing Date: August 28, 2007            Aggregate unpaid principal balance of
First Distribution Date: September 14,   the Mortgage Pool as of the Cut-off
2007                                     Date, after deducting payments of
                                         principal due on or before such date
                                         (the "Initial Pool Balance"):
                                         [$2,435,364,704]

Master Servicers: KeyCorp Real Estate    Trustee and Custodian: LaSalle Bank
Capital Markets, Inc. and Wells Fargo    National Association
Bank, National Association

Special Servicer: Midland Loan
Services, Inc.

Certificate No.: [Y] [Z]-___

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., KEYCORP REAL ESTATE CAPITAL MARKETS, INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class [Y] [Z] Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (each, a "Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee and custodian (in such capacities, the "Trustee" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the fourth Business Day after the related Determination Date of any given month (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Trustee to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject Transfer, true and correct.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law ("Similar Law") that is substantially similar to Section 406 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-l, Class A-2, Class A-SB, Class A-3, Class AM, Class AJ, Class A-1A, Class AM-A, Class AJ-A, Class B, Class C, Class D, Class E and Class F Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Y, Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer, the Custodian and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicers, the Special Servicer, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary (i) to maintain the status of each of REMIC I and REMIC II as a REMIC and (ii) to maintain the status, and facilitate the administration of, each Grantor Trust as a "grantor trust" under federal income tax law, in the case each of clause (i) and (ii) of this sentence without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [Y] [Z] Certificates referred to in the within-mentioned Agreement.

Dated:      August 28, 2007

                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Authenticating Agent


                                       By:
                                          --------------------------------------
                                          Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
            (please print or typewrite name and address including postal zip code of assignee)


the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
            ____________________________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
Dated:



                                       _________________________________________
                                       Signature by or on behalf of Assignor



                                       _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_____________________ for the account of_______________________________________________.

            Distributions made by check (such check to be made payable to_____ _______________) and all applicable statements and notices should be mailed to __________________________________________________________
            ___________________________________________________________________.


            This information is provided by _____________________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
135 S. LaSalle Street Suite 1625                      Prior Payment:        N/A
Chicago, IL 60603                                     Next Payment:   12-Oct-07
USA                                                   Record Date:    31-Aug-07

Administrator:                                        Analyst:
Richard LaVigne 312.992.3773                          Patrick Gong 714.259.6253
richard.lavigne@abnamro.com                           patrick.gong@abnamro.com
                                 ABN AMRO Acct:
                       Reporting Package Table of Contents

--------------------------------------------------------------------------------

Issue Id:                                                            MLCFC078

Monthly Data File Name:                                 MLCFC078_200709_3.ZIP
--------------------------------------------------------------------------------


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                                                                   -------
Statements to Certificateholders                                   Page 2
Cash Reconciliation Summary                                        Page 3
Bond Interest Reconciliation                                       Page 4
Bond Interest Reconciliation                                       Page 5
Bond Principal Reconciliation                                      Page 6
Shortfall Summary Report                                           Page 7
Asset-Backed Facts ~ 15 Month Loan Status Summary                  Page 8
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary             Page 9
Mortgage Loan Characteristics                                      Page 10
Delinquent Loan Detail                                             Page 11
Loan Level Detail                                                  Page 12
Realized Loss Detail                                               Page 13
Collateral Realized Loss                                           Page 14
Appraisal Reduction Detail                                         Page 15
Material Breaches Detail                                           Page 16
Historical Collateral Prepayment                                   Page 17
Specially Serviced (Part I) - Loan Detail                          Page 18
Specially Serviced (Part II) - Servicer Comments                   Page 19
Summary of Loan Maturity Extensions                                Page 20
Rating Information                                                 Page 21
Other Related Information                                          Page 22

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Closing Date:                                                        28-Aug-2007
First Payment Date:
Rated Final Payment Date:
Determination Date:

--------------------------------------------------------------------------------
                            Trust Collection Period
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Parties to The Transaction
--------------------------------------------------------------------------------
               Depositor: Merrill Lynch Mortgage Investors, Inc.
          Master Servicer: KeyCorp Real Estate Capital Markets, Inc./
                     Wells Fargo Bank, National Association
                  Rating Agency: Fitch, Inc./Standard & Poor's
                  Special Servicer: Midland Loan Services, Inc.
      Underwriter: Banc of America Securities LLC/Bear Stearns & Co. Inc./
       Countrywide Securities Corporation/KeyBanc Capital Markets, Inc./
               Merrill Lynch, Pierce, Fenner & Smith Incorporated

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                                                www.ctslink.com
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

------------------------------------------------------------------------------------------------------------------------------------
              Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest    Pass-Through
Class      Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance   Payment (2)  Adjustment       Rate
CUSIP                                                                                                                  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total P&I Payment
                                                                             =======================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                           Cash Reconciliation Summary

--------------------------------------------------------------------------------
                                Interest Summary
--------------------------------------------------------------------------------
Current Scheduled Interest                                        0.00
Less Deferred Interest                                            0.00
Less PPIS Reducing Scheduled Int                                  0.00
Plus Gross Advance Interest                                       0.00
Less ASER Interest Adv Reduction                                  0.00
Less Other Interest Not Advanced                                  0.00
Less Other Adjustment                                             0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------
Unscheduled Interest:
--------------------------------------------------------------------------------
Prepayment Penalties                                              0.00
Yield Maintenance Penalties                                       0.00
Other Interest Proceeds                                           0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                         0.00
Less Fee Strips Paid by Servicer                                  0.00
--------------------------------------------------------------------------------
Less Fees & Expenses Paid By/To Servicer
--------------------------------------------------------------------------------
Special Servicing Fees                                            0.00
Workout Fees                                                      0.00
Liquidation Fees                                                  0.00
Interest Due Serv on Advances                                     0.00
Non Recoverable Advances                                          0.00
Misc. Fees & Expenses                                             0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                 0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                          0.00
--------------------------------------------------------------------------------
Less Fees & Expenses Paid By/To Trust
--------------------------------------------------------------------------------
Trustee Fee                                                       0.00
Fee Strips                                                        0.00
Misc. Fees                                                        0.00
Interest Reserve Withholding                                      0.00
Plus Interest Reserve Deposit                                     0.00
--------------------------------------------------------------------------------
Total                                                             0.00
--------------------------------------------------------------------------------
Total Interest Due Certs                                          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Principal Summary
--------------------------------------------------------------------------------
Scheduled Principal:
--------------------
Current Scheduled Principal                                       0.00
Advanced Scheduled Principal                                      0.00
--------------------------------------------------------------------------------
Scheduled Principal                                               0.00
--------------------------------------------------------------------------------
Unscheduled Principal:
----------------------
Curtailments                                                      0.00
Prepayments in Full                                               0.00
Liquidation Proceeds                                              0.00
Repurchase Proceeds                                               0.00
Other Principal Proceeds                                          0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                       0.00
--------------------------------------------------------------------------------
Remittance Principal                                              0.00
--------------------------------------------------------------------------------
Remittance P&I Due Trust                                          0.00
--------------------------------------------------------------------------------
Remittance P&I Due Certs                                          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Pool Balance Summary
--------------------------------------------------------------------------------
                                                      Balance     Count
--------------------------------------------------------------------------------
Beginning Pool                                        0.00        0
Scheduled Principal                                   0.00        0
Unscheduled Principal                                 0.00        0
Deferred Interest                                     0.00        0
Liquidations                                          0.00        0
Repurchases                                           0.00        0
--------------------------------------------------------------------------------
Ending Pool                                           0.00        0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Non-P&I Servicing Advance Summary
--------------------------------------------------------------------------------
                                                                  Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                 0.00
Plus Current Period                                               0.00
Less Recovered                                                    0.00
Less Non Recovered                                                0.00
Ending Outstanding                                                0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Servicing Fee Summary
--------------------------------------------------------------------------------
Current Servicing Fees                                            0.00
Plus Fees Advanced for PPIS                                       0.00
Less Reduction for PPIS                                           0.00
Plus Delinquent Servicing Fees                                    0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Cumulative Prepayment Consideration Received
--------------------------------------------------------------------------------
Prepayment Premiums                                               0.00
Yield Maintenance                                                 0.00
Other Interest                                                    0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                  PPIS Summary
--------------------------------------------------------------------------------
Gross PPIS                                                        0.00
Reduced by PPIE                                                   0.00
Reduced by Shortfalls in Fees                                     0.00
Reduced by Other Amounts                                          0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled                                           0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                       0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                              0.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   Advance Summary (Advance Made by Servicer)
--------------------------------------------------------------------------------
                                                 Principal    Interest
--------------------------------------------------------------------------------
Prior Outstanding                                     0.00        0.00
Plus Current Period                                   0.00        0.00
Less Recovered                                        0.00        0.00
Less Non Recovered                                    0.00        0.00
Ending Outstanding                                    0.00        0.00
--------------------------------------------------------------------------------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                       Bond Interest Reconciliation Detail

-----------------------------------------------------------------------------------
           Accrual                   Pass-      Accrued       Total        Total
        --------------    Opening   Through   Certificate    Interest     Interest
Class   Method    Days    Balance    Rate      Interest     Additions    Deductions
-----------------------------------------------------------------------------------







-----------------------------------------------------------------------------------
                                    Current       Remaining
        Distributable   Interest    Period       Outstanding      Credit Support
         Certificate    Payment    Shortfall      Interest     ---------------------
Class     Interest       Amount     Recovery     Shortfalls    Original   Current(1)
------------------------------------------------------------------------------------








(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                       Bond Interest Reconciliation Detail

---------------------------------------------------------------------------------------------------------
                                                               Additions
                               --------------------------------------------------------------------------
           Prior     Current       Prior           Interest                                    Other
         Interest   Interest     Interest         Accrual on     Prepayment      Yield        Interest
Class    Due Date   Due Date   Shortfall Due   Prior Shortfall    Premiums    Maintenance    Proceeds(1)
---------------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------
                      Deductions
        --------------------------------------
                       Deferred &    Interest    Distributable   Interest
          Allocable     Accretion      Loss       Certificate    Payment
Class       PPIS         Interest     Expense      Interest       Amount
-------------------------------------------------------------------------






(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable Interest.

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
                         Bond Principal Reconciliation

-----------------------------------------------------------------------------------------------------
                                                                              Accreted Principal
                                                    Int                  ----------------------------
         Beginning      Basic         Extra      Shortfall      Pool         Extra         Pledged
           Class      Principal     Principal    Res Fund       Loss       Principal     Certificate
Class     Balance    Payment Amt   Payment Amt    Release    Allocation   Payment Amt   Def Interest
-----------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------
                                                                                              0.00
-----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                  Interest
                                                  Accrued
            Prior    Cumulative                   on Pool     Rated         Credit Support
           Losses       Pool         Ending        Losses     Final     ---------------------
Class    Reimbursed     Loss      Class Balance  Cls A - M   Maturity   Original   Current(4)
---------------------------------------------------------------------------------------------






---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
                          Interest Adjustments Summary

--------------------------------------------------------------------------------
Shortfall Allocated to the Bonds:
---------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds                   0.00
Special Servicing Fees                                                  0.00
Workout Fees                                                            0.00
Liquidation Fees                                                        0.00
Legal Fees                                                              0.00
Misc. Fees & Expenses Paid by/to Servicer                               0.00
Interest Paid to Servicer on Outstanding Advances                       0.00
ASER Interest Advance Reduction                                         0.00
Interest Not Advanced (Current Period)                                  0.00
Recoup of Prior Advances by Servicer                                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced                      0.00
Misc. Fees & Expenses Paid by Trust                                     0.00
Shortfall Due to Rate Modification                                      0.00
Other Interest Loss                                                     0.00
                                                            ----------------
Total Shortfall Allocated to the Bonds                                  0.00
                                                            ================
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Excess Allocated to the Bonds:
------------------------------
Other Interest Proceeds Due the Bonds                                   0.00
Prepayment Interest Excess Due the Bonds                                0.00
Interest Income                                                         0.00
Yield Maintenance Penalties Due the Bonds                               0.00
Prepayment Penalties Due the Bonds                                      0.00
Recovered ASER Interest Due the Bonds                                   0.00
Recovered Interest Due the Bonds                                        0.00
ARD Excess Interest                                                     0.00
                                                            ----------------
Total Excess Allocated to the Bonds                                     0.00
                                                            ================
--------------------------------------------------------------------------------


              Aggregate Interest Adjustment Allocated to the Bonds
--------------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                     0.00

Less Total Shortfall Allocated to the Bonds                             0.00
                                                            ----------------
Total Interest Adjustment to the Bonds                                  0.00
                                                            ================
--------------------------------------------------------------------------------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
          Asset-Backed Facts ~ 15 Month Historical Loan Status Summary

----------------------------------------------------------------------------------------------------------
                        Delinquency Aging Categories
              --------------------------------------------------------------------------------------------
                Delinq 1 Month    Delinq 2 Month    Delinq 3+ Month      Foreclosure           REO
Distribution
    Date         #     Balance     #     Balance     #      Balance     #     Balance     #     Balance
----------------------------------------------------------------------------------------------------------








--------------------------------------------------------------------------
                               Special Event Categories (1)
              ------------------------------------------------------------
                   Modification     Specially Serviced       Bankruptcy
Distribution
    Date           #     Balance     #         Balance     #     Balance
--------------------------------------------------------------------------









(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
          Asset-Backed Facts ~ 15 Month Historical Payoff/Loss Summary

--------------------------------------------------------------------------------------------------------------------
                   Ending Pool (1)            Payoffs (2)              Penalties           Appraisal Reduct. (2)
Distribution
    Date        #             Balance    #             Balance    #             Amount     #             Balance
--------------------------------------------------------------------------------------------------------------------








----------------------------------------------------------------   --------------------------------------------
                   Liquidations (2)       Realized Losses (2)         Remaining Term       Curr Weighted Avg.
Distribution
    Date        #             Balance    #             Amount         Life                 Coupon       Remit
----------------------------------------------------------------   --------------------------------------------









                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
                          Mortgage Loan Characteristics


                       Distribution of Principal Balances

                                                                     Weighted Average
      Current Scheduled          # of    Scheduled    % of      ------------------------
           Balances              Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------  ---------
Average Scheduled Balance                        0
Maximum Scheduled Balance
Minimum Scheduled Balance


                Distribution of Remaining Term (Fully Amortizing)

                                                                     Weighted Average
       Fully Amortizing          # of    Scheduled    % of      ------------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------  ---------


                     Distribution of Mortgage Interest Rates

                                                                     Weighted Average
       Current Mortgage          # of    Scheduled   % of       ------------------------
        Interest Rate            Loans   Balance     Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------  ---------
Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate


                    Distribution of Remaining Term (Balloon)

                                                                     Weighted Average
           Balloon               # of    Scheduled    % of      ------------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   PFY DSCR
------------------------------   -----   ---------   -------    ----   ------  ---------



------------------------------   -----   ---------   -------    ----   ------  ---------
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------  ---------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
 Disclosure     Thru   Current P&I       P&I        Protection       Loan Status        Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances          Code (1)      Transfer Date      Date          Date      Date
-------------   ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----















Total

(1) :Legend:

           A. In Grace Period

           B. Late Payment but < 1 month delinq

           1. Delinq. 1 month

           2. Delinq. 2 months

           3. Delinquent 3 + months

           4. Performing Matured Balloon

           5. Non Performing Matured Balloon

           7. Foreclosure

           9. REO

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                                Loan Level Detail

                                                   Operating                Ending
Disclosure           Property   Maturity    PFY    Statement     Geo.      Principal   Note
Control #    Group     Type       Date     DSCR      Date      Location     Balance    Rate
----------   -----   --------   --------   ----    ---------   --------    ---------   ----

----------   -----   --------   --------   -----   ---------   --------    ---------   ----

                                                      Loan
Disclosure   Scheduled   Prepayment    Prepayment    Status
Control #       P&I        Amount         Date       Code(1)
----------   ---------   ----------    ----------    -------

----------   ---------   ----------    ----------    -------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.


(1)   Legend:

           A. In Grace Period

           B. Late Payment but < one month delinq

           1. Delinquent 1 month

           2. Delinquent 2 months

           3. Delinquent 3+ months

           4. Performing Matured Balloon

           5. Non Performing Matured Ballon

           7. Foreclosure

           9. REO

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                              Realized Loss Detail

                                                                              Gross                                 Net
                                                                            Proceeds                             Proceeds
                                                       Beginning            as a % of   Aggregate       Net       as a %
                     Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched.   Liquidation  Liquidation  of Sched.  Realized
      Period         Control #     Date       Value     Balance   Proceeds   Balance   Expenses *    Proceeds     Balance     Loss
-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------

-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------









-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------
Current Total
Cumulative
-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                  Bond/Collateral Realized Loss Reconciliation


                                                                                                                  Interest
                              Beginning                                                                          (Shortages)/
                            Balance of the       Aggregate     Prior Realized        Amounts Covered by        Excesses applied
Prospectus                     Loan at         Realized Loss   Loss Applied to    Overcollateralization          to Realized
    ID        Period         Liquidation         on Loans       Certificates         and other Credit               Losses
                                                                      A                      B                        C
====================================================================================================================================
Cumulative

















                                               Additional                                                          (Recoveries)/
                     Modification             (Recoveries)/                                   Recoveries of        Realized Loss
Prospectus      Adjustments/Appraisal     Expenses applied to      Current Realized Loss      Realized Losses        Applied to
    ID           Reduction Adjustment       Realized Losses      Applied to Certificates*     paid as Cash     Certificate Interest
                          D                        E
====================================================================================================================================
Cumulative
















*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                 Prior Realized Loss Applied to Certificates

          B Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

          D Adjustments that are based on principal haircut or future interest foregone due to modification

          E Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                           Appraisal Reduction Detail


                                                                                 Remaining Term
 Disclosure    Appraisal  Scheduled    AR    Current P&I        Note  Maturity  ----------------  Property  Geographic
  Control #    Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life               Type     Location
-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  ----------

-------------  ---------  ---------  ------  -----------  ----  ----  --------  ------  --------  --------  ----------






                      Appraisal
 Disclosure          -----------
  Control #    DSCR  Value  Date
-------------  ----  -----  ----

-------------  ----  -----  ----

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
              Material Breaches and Material Document Defect Detail


--------------------------------------------------     --------------------------------------------------------
                    Ending           Material
Disclosure         Principal          Breach                Material Breach and Material Document Defect
Control #           Balance            Date                                  Description
--------------------------------------------------     --------------------------------------------------------










--------------------------------------------------     --------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07


                                 ABN AMRO Acct:
                  Historical Collateral Level Prepayment Report


--------------------------  ----------------------------------------------------------------- ------------------
Disclosure       Payoff           Initial                        Payoff          Penalty        Prepayment
Control #        Period           Balance          Type          Amount           Amount           Date

--------------------------  ----------------------------------------------------------------- ------------------














--------------------------  ----------------------------------------------------------------- ------------------


--------------------------  --------------------------------------------
Disclosure       Maturity           Property            Geographic
Control #          Date               Type               Location

--------------------------  --------------------------------------------












--------------------------  --------------------------------------------
                                                       ---------------------------------
                                      Current
                                      Cumulative
                                                       ---------------------------------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
           Specially Serviced (Part I) ~ Loan Detail (End of Period)

----------  ---------  --------  ------------------  -------------------------------  ------------------  ---------------
                         Loan          Balance                       Remaining Term
Disclosure  Servicing   Status   ------------------  Note  Maturity  ---------------  Property    Geo.               NOI
 Control #  Xfer Date  Code (1)  Scheduled   Actual  Rate    Date    Life               Type    Location  NOI  DSCR  Date
----------  ---------  --------  ---------   ------  ----  --------  ---------------  --------  --------  ---  ----  ----












-------------------------------  ------------------  -------------------------------  ------------------  ---------------

(1) Legend:

            A. P&I Adv - in Grace Period

            B. P&I Adv - < one month delinq

            1. P&I Adv - delinquent 1 month

            2. P&I Adv - delinquent 2 months

            3. P&I Adv - delinquent 3+ months

            4. Mat. Balloon/Assumed P&I

            5. Non Performing Mat. Balloon

            7. Foreclosure

            9. REO

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
  Specially Serviced Loan Detail (Part II) ~ Servicer Comments (End of Period)

-----------------------   ------------------------------------------------------
Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------














-----------------------   ------------------------------------------------------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
                           Maturity Extension Summary

--------------------------------------------------------------------------------

Loans which have had their Maturity Dates extended
      Number of Loans:                                                     0
      Stated Principal Balance outstanding:                             0.00
      Weighted Average Extension Period:                                   0

Loans in the process of having their Maturity Dates extended
      Number of Loans:                                                     0
      Stated Principal Balance outstanding:                             0.00
      Weighted Average Extension Period:                                   0

Loans in the process of having their Maturity Dates further extended
      Number of Loans:                                                     0
      Cutoff Principal Balance                                          0.00
      Weighted Average Extension Period:                                   0

Loans paid-off that did experience Maturity Date extensions
      Number of Loans:                                                     0
      Cutoff Principal Balance                                          0.00
      Weighted Average Extension Period:                                   0

Loans paid-off that did not experience Maturity Date extensions
      Number of Loans:                                                     0
      Cutoff Principal Balance                                          0.00

--------------------------------------------------------------------------------

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
                               Rating Information

------------------  -------------------------------------  -------------------------------------
                             Original Ratings                    Rating Change/Change Date(1)

Class       CUSIP      Fitch        Moody's       S&P         Fitch        Moody's       S&P
--------  --------  -----------  ------------  ----------  -----------  ------------  ----------











------------------  -------------------------------------  -------------------------------------


NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                    ML-CFC Commercial Mortgage Trust 2007-8
                  Commercial Mortgage Pass-Through Certificates
                                  Series 2007-8
[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date: 14-Sep-07
                                                      Payment Date:   14-Sep-07
                                                      Prior Payment:        N/A
                                                      Next Payment:   12-Oct-07
                                                      Record Date:    31-Aug-07

                                 ABN AMRO Acct:
                                     Legend

--------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.






--------------------------------------------------------------------------------

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                        [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York  10080
Attention: David M. Rodgers

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York  10080
Attention: David M. Rodgers

Countrywide Commercial Real Estate Finance, Inc.
4500 Park Granada CH-143
Calabasas, California  91302
Attention: Marlyn Marincas

KeyBank National Association
Key Tower, 127 Public Square
Cleveland, Ohio  44114
Attention: Clay M. Sublett

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105
Attention: Robert C. Bowes

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California  94105
Attention: Commercial Mortgage Servicing

Midland Loan Services, Inc.
10851 Mastin, Building 82, 7th Floor
Overland Park, Kansas 66210
Attention: President

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8

Ladies and Gentlemen:

            LaSalle Bank National Association, as Custodian, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii) of the definition of "Mortgage File", and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii), (iv)(B), (iv)(C), (vi) and
(viii) through (xii) of the definition of "Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct.

            None of the Custodian, the Trustee, either Master Servicer or the Special Servicer is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                       Respectfully,


                                       LASALLE BANK NATIONAL ASSOCIATION, as
                                          Custodian


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc. as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

             The Mortgage File should be delivered to the following:

                                       _________________________________________
                                       _________________________________________
                                       _________________________________________
                                       Attn:
                                       Phone:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____1.     Mortgage Loan paid in full.

            The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to its Collection Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____2.     Other. (Describe)

            __________________________________________________________________

            __________________________________________________________________

            __________________________________________________________________

            __________________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       [KEYCORP REAL ESTATE CAPITAL MARKETS,
                                          INC.]
                                          [WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION],
                                          as Master Servicer


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

            The Mortgage File should be delivered to the following:

                                       _________________________________________
                                       _________________________________________
                                       _________________________________________
                                       Attn:
                                       Phone:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____1.     Mortgage Loan is being foreclosed.

_____2.     Other. (Describe)

            __________________________________________________________________

            __________________________________________________________________

            __________________________________________________________________

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       MIDLAND LOAN SERVICES, INC.
                                          as Special Servicer


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                               ___________________________, 200_

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603

Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 28, 2007 (the "Closing Date") of
            $______________] [representing a____________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferor)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                               ___________________________, 200_

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Class ____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 28, 2007 (the "Closing Date") of $____________________] [representing a________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                       -----------------------------------------
                                       (Nominee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows to _________________________ (the "Transferor") and _________________________, as
Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $__________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ______ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
                     Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ______ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

            ______ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

----------------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ______ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ______ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

            ______ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

            ______ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ______ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

            ______ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

            ______   Other. (Please supply a brief description of the entity
                     and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1)________
                     ___________________________________________________________
                     ___________________________________________________________
                     ___________________________________________________________
                     __________________________________________________________.

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

             _____   _____  Will the Transferee be purchasing the Transferred
              Yes     No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to _________________________ (the "Transferor") and _________________________, as
Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ______ The Transferee owned and/or invested on a discretionary basis $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate
                     $________________________ in securities (other than the
                     excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

             _____   _____  Will the Transferee be purchasing the Transferred
              Yes     No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

            8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       -----------------------------------------
                                       [Transferee] [Adviser]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:


                                       IF AN ADVISER:


                                       -----------------------------------------
                                       (Transferee)


                                       Date:
                                            ------------------------------------

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                               ___________________________, 200_

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 28, 2007 (the "Closing Date")of $________________________ ]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________________ (the "Transferor") to ___________________________
______________________________ (the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is
(i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing Agreement or as Exhibit E-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS 1N ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and
(e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

            7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             Nominee Acknowledgement

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                       -----------------------------------------
                                       (Nominee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                              ___________________________, 200__

______________________________
______________________________
______________________________
______________________________
(Name and Address of Transferor)

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 28, 2007 (the "Closing Date") of $__________________]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the Transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") through our respective
Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

            2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received
(A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

            3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and
(f) all related matters, that it has requested.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to _________________________ (the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $__________________(2) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

            ______ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
                     Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ______ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

            ______ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

-----------------------------
(2) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ______ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

            ______ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

            ______ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

            ______ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ______ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

            ______ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

            ______ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(l) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex l.)

            3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

             _____   _____  Will the Transferee be purchasing the Transferred
              Yes     No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to _________________________ (the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

            ______ The Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate
                     $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

             _____   _____  Will the Transferee be purchasing the Transferred
              Yes     No    Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

            8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                       -----------------------------------------
                                       (Transferee or Adviser)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:


                                       IF AN ADVISER:

                                       Print Name of Transferee

                                       -----------------------------------------

                                       Date:
                                            ------------------------------------

                                  EXHIBIT E-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 28, 2007 (the "Closing Date") of $__________________]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

            For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501 (a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

            The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

                                       Very truly yours,


                                       (Transferee)




                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                              ___________________________, 200__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ___________ (the "Transferor") to ____________________ (the "Transferee") of the
Class ____ Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 28, 2007 (the "Closing Date") of $___________] [evidencing a ___% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (the "Master Servicers"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association, as trustee and custodian (the "Trustee" and "Custodian"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

            ______ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

            ______ Except with respect to the Residual Certificates, the Class Y Certificates or the Class Z Certificates, the Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
                     Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

            ______ The Transferred Certificates are Investment Grade Certificates and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 and Prohibited Transaction Exemption 2000-55; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
                     (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, the Custodian, any Fiscal Agent, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) such Plan agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                               ___________________________, 200_

(Name and Address of Transferor)

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Certificates")


Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ___________ (the "Transferor") to ______________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of August 28, 2007 (the "Closing Date") of $___________]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (the "Master Servicers"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association, as trustee and custodian (the "Trustee" and "Custodian"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

            ______ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

            ______ Except with respect to the Residual Certificates, the Class Y Certificates or the Class Z Certificates, the Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
                     Section 4975 of the Code, by reason of Sections I and Ill of Prohibited Transaction Class Exemption 95-60.

            ______ The Transferred Certificates are Investment Grade Certificates and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 and Prohibited Transaction Exemption 2000-55; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
                     (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Custodian, the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, any Fiscal Agent, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(a)(6)(A) AND 860E(e)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(c)(4)

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2007, between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian.


STATE OF                      )
                              )     SS.:
COUNTY OF                     )


            The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

            1. _________________________ (the "Purchaser"),is acquiring Class
[R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

            2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class [R-I] [R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code. The Purchaser is a Permitted Transferee.

            3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class [R-I] [R-II] Certificates to a Disqualified Organization.

            4. The Purchaser will not transfer the Class [R-I] [R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

            5. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

            6. The Purchaser consents to the designation of the REMIC Administrator as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

            7. No purpose of the acquisition of the Class [R-I] [R-II] Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

            8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

            i. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due.

            ii. The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

            iii. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            iv. The Purchaser will not cause the income from the Class [R-I] [R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            [CHECK THE STATEMENT THAT APPLIES]

      [ ]   v.    In accordance with Treasury Regulations Section 1.860E-1,
                  the Purchaser:

                  a) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment Company as defined in Section 851(a) of the Code; a Real Estate Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

                  b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

                  c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

            OR

      [ ]   vi.   The Purchaser is a United States Tax Person and the
                  consideration paid to the Purchaser for accepting the Class
                  [R-I] [R-II] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter.

      [ ]   9.    If the Transferor does not require the safe harbor under
                  Treasury regulations section 1.860E-1 to apply: [CHECK THE
                  STATEMENT THAT APPLIES]

      [ ]   i.    The Purchaser is a "United States person" as defined in
                  Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is ________________). The Purchaser is not classified as a partnership under the Code (or, if so classified, is not a Disqualified Partnership).

            OR

      [ ]   ii.   The Purchaser is not a Disqualified Non-United States Tax
                  Person.

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _________ day of
______________________.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

            Personally appeared before me, known or proved to me to be the same person who executed the foregoing instrument and to be a ___________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                       Subscribed and sworn before me this
                                       __________ day of ____________________,
                                       20__.


                                       -----------------------------------------
                                       Notary Public

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Certificates"), Class [R-I] [R-II]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________ (the "Transferor") to ______________ (the "Transferee") of the
above-captioned Certificates evidencing a % Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), between Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferor)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Fitch, Inc.
One State Street Plaza
New York, New York  10004
Standard & Poor's Ratings Services
   a Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of August 1, 2007 relating to ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated [name of proposed special servicer] to serve as the Special Servicer under the Agreement.

            The designation of [name of proposed special servicer] as Special Servicer will become final if certain conditions are met and on the date you will deliver to LaSalle Bank National Association, the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                       Very truly yours,


                                       LASALLE BANK NATIONAL ASSOCIATION


                                       By:
                                          --------------------------------------
                                          Name
                                          Title:

Fitch, Inc.                              Standard & Poor's Ratings Services


By:                                    By:
   ---------------------------------      --------------------------------------
   Name:                                  Name:
   Title:                                 Title:

Date:                                    Date:
     -------------------------------          ----------------------------------

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8

Ladies & Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of August 1, 2007 relating to ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23(b) of the Agreement as if it were the Special Servicer hereunder.

                                       [Name of Proposed Special Servicer]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                               ___________________________, 200_

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street
Kansas City, Missouri  64105

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California  94105

Midland Loan Services, Inc.
10851 Mastin, Building 82, 7th Floor
Overland Park, Kansas 66210

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor

New York, New York  10080

      Re: ML-CFC Commercial Mortgage Trust 2007-8 Commercial Mortgage Pass-Through Certificates, Series 2007-8

            In accordance with the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (the "Master Servicers"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association, as trustee and custodian (the "Trustee" and "Custodian"), with respect to the ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

            1. The Investor is a [holder] [beneficial owner] of [$_________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ___ Certificates.

            2. The Investor is requesting access to the following information (the "Information") solely for use in evaluating the Investor's investment in the Certificates:

            ______ The information available on the Master Servicers' internet websites pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ______ The information available on the Trustee's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

            ______ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

            3. In consideration of either Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of either Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

            4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

            5. The Investor hereby acknowledges and agrees that:

                  (a) Neither of the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

                  (b) Neither of the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

                  (c) Any transmittal of any report, document or other information to the Investor by either Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                              By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Merrill Lynch Mortgage Investors, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-8, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

                  (d) When delivering any report, document or other information pursuant to this request, either Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

            6. The Investor agrees to indemnify and hold harmless the Master Servicers, the Special Servicer, the Depositor, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that either Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

            Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [CERTIFICATEHOLDER] [BENEFICIAL OWNER
                                          OF A CERTIFICATE]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Telephone No.:

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                              ___________________________, 200__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services--ML-CFC Commercial Mortgage Pass-Through Certificates, Series 2007-8

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street
Kansas City, Missouri  64105

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California  94105

Midland Loan Services, Inc.
10851 Mastin, Building 82, 7th Floor
Overland Park, Kansas 66210

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York  10080

      Re: ML-CFC Commercial Mortgage Trust 2007-8 Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Certificates")

            In accordance with the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers (the "Master Servicers"), Midland Loan Services, Inc., as special servicer (the "Special Servicer") and LaSalle Bank National Association, as trustee and custodian (the "Trustee" and "Custodian"), with respect to the ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

            1. The Investor is contemplating an investment in the Class ___ Certificates.

            2. The Investor is requesting access to the following information (the "Information") solely for use in evaluating such possible investment in the
Certificates:

            ______ The information available on the Master Servicers' internet websites pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ______ The information available on the Trustee's internet website pursuant to Section 3.15 and 4.02 of the Pooling and Servicing Agreement.

            ______ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

            3. In consideration of either Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information in connection with the Investor's possible investment in the Certificates), and such Information will not, without the prior written consent of either Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or either Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

            4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

            5. The Investor hereby acknowledges and agrees that:

                  (a) Neither of the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

                  (b) Neither of the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

                  (c) Any transmittal of any report, document or other information to the Investor by either Master Servicer or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                              By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Merrill Lynch Mortgage Investors, Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-8, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

                  (d) When delivering any report, document or other information pursuant to this request, either Master Servicer or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

            6. The Investor agrees to indemnify and hold harmless the Master Servicers, the Special Servicer, the Depositor, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that either Master Servicer, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

            Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

            IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [PROSPECTIVE PURCHASER]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Telephone No.:

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                    EXHIBIT J

               FORM OF EXCHANGE ACT REPORTABLE EVENT NOTIFICATION

VIA FAX:          (212) 449-7684
VIA EMAIL:        david_rodgers@ml.com
VIA TELEPHONE:    212-449-3611*
VIA OVERNIGHT MAIL:
[* If notice is given by telephone, similar notice should also be given by fax or e-mail.]

Merrill Lynch Mortgage Investors, Inc., as Depositor
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York  10080

Attention: David Rodgers or Director, CMBS Securitization

      Re:   Exchange Act Reportable Event Disclosure

Ladies and Gentlemen:

            In accordance with Section 8.16 of the Pooling and Servicing Agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as master servicers, Midland Loan Services, Inc., as special servicer and LaSalle Bank National Association, as trustee and custodian, the undersigned, as [____________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of Exchange Act Reportable Event:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

List of any Attachments hereto to be included in the Exchange Act Reportable Event Disclosure:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________


            Any inquiries related to this notification should be directed to [__________], phone number: [__________]; email address: [__________].


                                       [NAME OF PARTY],
                                          as [role]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT K

                      FORM OF S&P DEFEASANCE CERTIFICATION

 For loans having a principal balance of less than (a) $20,000,000, and (b) 5%
    of outstanding pool balance, and which loan is not one of the 10 largest loans in the respective pool

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York  10041
      Attn: Commercial Mortgage Surveillance

From: [KeyCorp Real Estate Capital Markets, Inc.] [Wells Fargo Bank, National
      Association] in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association as master servicers, Midland Loan Services, Inc., as special servicer and LaSalle Bank National Association, as trustee and custodian.

Date: ___________, 20___

      Re: ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 -- Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as______.

            Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

            We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

            1. The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:

            ______ a full defeasance of the entire outstanding principal balance ($____________) of the Mortgage Loan; or


            ______ a partial defeasance of a portion ($___________) of the Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($____________);

            2. The defeasance was consummated on ___________, 20___.

            3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan documents and in accordance with the Servicing Standard.

            4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, (iv) interest-only direct debt obligations of the Resolution Funding Corporation or (v) securities that constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-1) that are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in S&P's Public Finance Criteria 2000, as amended to the date of the defeasance, and are rated `AAA' by S&P. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and
(iii) are not subject to prepayment, call or early redemption.

            5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Mortgagor, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan documents, or (v) has delivered a letter from S&P confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

            6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, (i) it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Distribution Date Statement received by the Master Servicer (the "Current Report") or (ii) it has caused one or more principals or owners of Defeasance Obligor reasonably acceptable to the Trust and S&P to execute and deliver to the Trust a guaranty of limited recourse obligations in form and substance reasonably acceptable to Lender and S&P.

            7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

            8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's Collection Account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

            9. The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

            10. The Master Servicer received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

            11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations, and (vi) do not permit waiver of such representations and covenants.

            12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance (i) was less than $20,000,000, (ii) was less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report, or (iii) the Mortgage Loan is not one of the ten (10) largest loans in the Mortgage Pool.

            13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

            14. The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

            IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                       [KEYCORP REAL ESTATE CAPITAL MARKETS,
                                          INC.] [WELLS FARGO BANK, NATIONAL
                                          ASSOCIATION],
                                          as Master Servicer


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT L

                                                                                                        RELEVANT
                                       SERVICING CRITERIA                                          SERVICING CRITERIA
-------------------------------------------------------------------------------------------------  ---------------------
     Reference                                         Criteria
-------------------  ----------------------------------------------------------------------------

                                           General Servicing Considerations

1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance or other         Trustee
                     triggers and events of default in accordance with the transaction              Master Servicers
                     agreements.                                                                    Special Servicer

1122(d)(1)(ii)       If any material servicing activities are outsourced to third parties,              Trustee
                     policies and procedures are instituted to monitor the third party's            Master Servicers
                     performance and compliance with such servicing activities.                     Special Servicer

1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up                 N/A
                     servicer for the mortgage loans are maintained.

1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the party      Master Servicers
                     participating in the servicing function throughout the reporting period in     Special Servicer
                     the amount of coverage required by and otherwise in accordance with the           Custodian
                     terms of the transaction agreements.

                                          Cash Collection and Administration

1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate custodial            Trustee
                     bank accounts and related bank clearing accounts no more than two business     Master Servicers
                     days following receipt, or such other number of days specified in the          Special Servicer
                     transaction agreements.

1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to an              Trustee
                     investor are made only by authorized personnel.                                Master Servicers
                                                                                                    Special Servicer

1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows or               Trustee
                     distributions, and any interest or other fees charged for such advances,       Master Servicers
                     are made, reviewed and approved as specified in the transaction agreements.    Special Servicer

1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve accounts or         Trustee
                     accounts established as a form of overcollateralization, are separately        Master Servicers
                     maintained (e.g., with respect to commingling of cash) as set forth in the     Special Servicer
                     transaction agreements.

1122(d)(2)(v)        Each custodial account is maintained at a federally insured depositor              Trustee
                     institution as set forth in the transaction agreements.  For purposes of       Master Servicers
                     this criterion, "federally insured depository institution" with respect to     Special Servicer
                     a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange
                     Act.

1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized access.              Trustee
                                                                                                    Master Servicers
                                                                                                    Special Servicer

1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all asset-backed               Trustee
                     securities related bank accounts, including custodial accounts and related     Master Servicers
                     bank clearing accounts.  These reconciliations are (A) mathematically          Special Servicer
                     accurate; (B) prepared within 30 calendar days after the bank statement cut-off date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                          Investor Remittances and Reporting

1122(d)(3)(i)        Reports to investors, including those to be filed with the Commission, are         Trustee
                     maintained in accordance with the transaction agreements and applicable
                     Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the Trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.

1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance with             Trustee
                     timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)      Disbursements made to an investor are posted within two business days to           Trustee
                     the servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree with cancelled        Trustee
                     checks, or other form of payment, or custodial bank statements.

                                              Pool Asset Administration

1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as required by the          Trustee
                     transaction agreements or related mortgage loan documents.                     Master Servicers
                                                                                                    Special Servicer
                                                                                                       Custodian

1122(d)(4)(ii)       Mortgage loans and related documents are safeguarded as required by the            Trustee
                     transaction agreements.                                                        Master Servicers
                                                                                                    Special Servicer
                                                                                                       Custodian

1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are made,               Trustee
                     reviewed and approved in accordance with any conditions or requirements in     Master Servicers
                     the transaction agreements.                                                    Special Servicer
                                                                                                       Custodian

1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in accordance with     Master Servicers
                     the related mortgage loan documents are posted to the servicer's obligor       Special Servicer
                     records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)        The reporting servicer's records regarding the mortgage loans agree with       Master Servicers
                     the reporting servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's mortgage loans     Master Servicers
                     (e.g., loan modifications or re-agings) are made, reviewed and approved by     Special Servicer
                     authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans, modifications    Special Servicer
                     and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)     Records documenting collection efforts are maintained during the period a      Master Servicers
                     mortgage loan is delinquent in accordance with the transaction agreements.     Special Servicer
                     Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans with       Master Servicers
                     variable rates are computed based on the related mortgage loan documents.

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow               Master Servicers
                     accounts):  (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance payments)      Master Servicers
                     are made on or before the related penalty or expiration dates, as indicated
                     on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be made on        Master Servicers
                     behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two business      Master Servicers
                     days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are recognized and       Master Servicers
                     recorded in accordance with the transaction agreements.

1122(d)(4)(xv)       Any external enhancement or other support, identified in Item 1114(a)(1)             N/A
                     through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                                                          [Date]

[Purchase Option Holder]

      Re: ML-CFC Commercial Mortgage Trust 2007-8 Commercial Mortgage Pass-Through Certificates, Series 2007-8

Ladies and Gentlemen:

            You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to Section
3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 2007, by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _____, a copy of which is attached hereto, is effective. Pursuant to Section 3.18 of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [______'s] acquisition of Mortgage Loan number ___ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

            [Describe closing mechanics. Describe documents or instruments required to be prepared by Purchase Option Holder in connection with assignment and release of the related Mortgage Loan.]

            Upon payment of the Option Price, Mortgage Loan number ___ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [_______] or at [your] [__________'s] direction.

            Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [______] the ownership of Mortgage Loan number ______, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [______] for review as soon as is practicable.

            [Provide Special Servicer contact information.]

            Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                       Sincerely,



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


Purchase Option Holder's Acknowledgment

By:
   -----------------------------------
   Name:
   Title:
   Date:

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

            THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [_______] by and between Midland Loan Services, Inc. ("Assignor") and [________________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian, with respect to the ML-CFC Commercial Mortgage Trust 2007-8, Series 2007-8 (the "Series 2007-8 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

            Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

            1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[________] that is included in the Series 2007-8 Securitization and is secured by the Mortgaged Property commonly known as [_______________________] (the "Loan"). The Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

            2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

            3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

            NOW THEREFORE, the parties agree as follows:

            For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

            This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

            IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

            ASSIGNOR:                  MIDLAND LOAN SERVICES, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


            ASSIGNEE:                  [ASSIGNEE]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


            ASSIGNEE CONTACT INFORMATION:


            Address:
                    -------------------------
            ---------------------------------
            ---------------------------------
            Telephone No.:
                          -------------------
            Facsimile:
                      -----------------------

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

            THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [_________] by and between Plurality Subordinate Certificateholder(s) ("Assignor") and [________________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of August 1, 2007 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian, with respect to the ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through Certificates, Series 2007-8 (the "Series 2007-8 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

            Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

            1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2007-8 Securitization and is secured by the Mortgaged Property commonly known as [________________________] (the "Loan"). The
                  Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by Midland Loan Services, Inc. in its capacity as Special Servicer.

            2. Assignor (i) is the Plurality Subordinate Certificateholder under the Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a Purchase Option with respect to the Loan,
                  (iii) pursuant to Section 3.18 of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

            3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

            NOW THEREFORE, the parties agree as follows:

            For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

            This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

            IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

            ASSIGNOR:                  PLURALITY SUBORDINATE CERTICATEHOLDER


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


            ASSIGNEE:                  [ASSIGNEE]




                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


            ASSIGNEE CONTACT INFORMATION:


            Address:
                    -------------------------
            ---------------------------------
            ---------------------------------
            Telephone No.:
                          -------------------
            Facsimile:
                      -----------------------

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR

      Re: ML-CFC Commercial Mortgage Trust 2007-8 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-8

            I, [identify the certifying individual], certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), dated as August 1, 2007 (the "Pooling and Servicing Agreement"), and relating to the Trust:

            1. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K of the Trust (the "Exchange Act Periodic Reports");

            2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

            4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, each Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

            In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties:
KeyCorp Real Estate Capital Markets, Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland Loan Services, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and Custodian.

Date:
     ------------------------------------

Merrill Lynch Mortgage Investors, Inc.

-----------------------------------------
[name of certifying individual]
[title of certifying individual]

                                   EXHIBIT P-1

  FORM OF CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER TO THE DEPOSITOR

      Re: ML-CFC Commercial Mortgage Trust 2007-8 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-8

            I, [identify the certifying individual], a [title] of [Master Servicer] (the "Master Servicer"), on behalf of [Master Servicer], certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement") and relating to the Trust and the captioned commercial mortgage-pass through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

            1. I (or persons under my supervision) have reviewed the servicing reports (the "Servicing Reports") relating to the trust fund delivered by the Master Servicer to the Trustee covering the fiscal year 20__;

            2. Based on my knowledge, (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement and
(b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the Prospectus Supplement (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the lights of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the Master Servicer to prepare the Servicing Reports, provided, however, the Master Servicer shall provide any information of which the Master Servicer has knowledge, to the extent such information updates the Mortgage Information and is required to be provided by the Master Servicer pursuant to the Pooling and Servicing Agreement), the servicing information in the Servicing Reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge and assuming the accuracy of the statement required to be made in the corresponding certificate of the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement, all servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange Commission pursuant to the Pooling and Servicing Agreement is included in the Servicing Reports;

            4. I am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in accordance with Item 1123 of Regulation AB under the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in such compliance statement delivered by the Master Servicer under the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies.

            5. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Master Servicer (in accordance with Item 1122 of Regulation AB) in accordance with the Pooling and Servicing Agreement discloses, with respect to the Master Servicer, all material instances of noncompliance with the Relevant Servicing Criteria.

            In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Master Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the Servicing Reports referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses (1) through
(5) that is in turn dependent (i) upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or (ii) upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

Date:
     ---------------------------------


By:
   -----------------------------------
   [Name]
   [Title]
   [MASTER SERVICER]

                                   EXHIBIT P-2

      FORM OF CERTIFICATION TO BE PROVIDED BY THE TRUSTEE TO THE DEPOSITOR

      Re: ML-CFC Commercial Mortgage Trust 2007-8 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-8

            I, [identify the certifying individual], a [title] of [Trustee], certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as August 1, 2007 (the "Pooling and Servicing Agreement") and related to the Trust and the captioned commercial mortgage pass-through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year 20[__] (the "Annual Form 10-K Report"), and all reports on Form 10-D required to be filed in respect of periods covered by the annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

            2. Based on my knowledge, and (with respect to information provided by either Master Servicer or the Special Servicer, as the case may be) assuming the accuracy of the statements made in the corresponding certifications of the Master Servicers and the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement, (i) the information relating to LaSalle Bank National Association ("LaSalle") or the Trustee, (ii) the information relating to distributions on, or calculations performed by the Trustee with respect to, the Certificates (including such information contained in the distribution reports filed with the Exchange Act Periodic Reports) and (iii) any other information prepared by LaSalle, in each case as contained in the Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Form 10-K Report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided (i) to the Trustee by the Master Servicers and the Special Servicer under the Pooling and Servicing Agreement and
(ii) by the Trustee under the Pooling and Servicing Agreement, in each case for inclusion in the Exchange Act Periodic Reports is included in such reports; and

            4. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Trustee in accordance with the Pooling and Servicing Agreement discloses, with respect to the Trustee, all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.

Date:
     ---------------------------------


--------------------------------------
[Name]
[Title]
[TRUSTEE]

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

      Re: ML-CFC Commercial Mortgage Trust 2007-8 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-8

            I, [identify the certifying individual], a [title] of [Special Servicer] (the "Special Servicer"), on behalf of [Special Servicer], certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of August 1, 2007 (the "Pooling and Servicing Agreement") and relating to the Trust and the captioned commercial mortgage-pass through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

            1. I (or persons under my supervision) have reviewed the servicing reports (the "Servicing Reports") relating to the trust fund, required to be delivered by the Special Servicer, if any, to the Master Servicers and the Trustee under the Pooling and Servicing Agreement covering the fiscal year 20__;

            2. Based on my knowledge, the servicing information in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

            3. Based on my knowledge, the servicing information required to be provided to the Master Servicers and the Trustee by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Trustee with the Securities and Exchange Commission pursuant to the Pooling and Servicing Agreement is included in the Servicing Reports;

            4. I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement(s) required (in accordance with Item 1123 of Regulation AB) under the Pooling and Servicing Agreement with respect to the Special Servicer and, except as disclosed in such compliance statement delivered by the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies.

            5. The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Special Servicer (in accordance with Item 1122 of Regulation AB) in accordance with the Pooling and Servicing Agreement discloses, with respect to the Special Servicer, all material instances of noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.

Date:
     -------------------------------------


------------------------------------------
[Name]
[Title]
[SPECIAL SERVICER]

                                    EXHIBIT Q

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                   Panevino Italian Restaurant & Delicatessen

                      Deer Creek Woods Buildings 4S and 7S

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